As filed with the U.S. Securities and Exchange Commission on July 2, 2026

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CYCURION, INC.

Delaware	7371	86-3720717
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1640 Boro Place, Suite 420C

McLean, VA 22102

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

L. Kevin Kelly

Chief Executive Officer

Cycurion, Inc.

1640 Boro Place, Suite 420C

McLean, VA 22102

(703) 854-1652

(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Keith Billotti

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

(212) 574-1200

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 2, 2026

CYCURION, INC.

Resale Offering of

Up to 25,000,000 Shares of Common Stock Issued or Issuable under the Equity Purchase Agreement

and

888,888 Shares of Common Stock Issuable Upon Conversion of Series I Convertible Preferred Stock

This prospectus relates to the offer and resale from time to time by the selling stockholders identified in this prospectus (collectively, the “Selling Stockholders”) of up to 25,888,888 shares of our common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) up to 25,000,000 shares of Common Stock that have been or may be issued to Yield Point NY LLC (“Yield Point”) pursuant to that certain Equity Purchase Agreement, dated April 7, 2025 (the “Equity Purchase Agreement”), and (ii) up to 888,888 shares of Common Stock issuable upon conversion of 888,888 shares of Series I Convertible Preferred Stock, par value $0.0001 per share (the “Series I Convertible Preferred Stock”).

The shares of Common Stock issued or issuable to Yield Point pursuant to the Equity Purchase Agreement have been or may be issued in private placements exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We are registering the resale of such shares pursuant to the provisions of the Equity Purchase Agreement.

On May 21, 2026, the Company entered into a merger agreement (the “Secuvant Merger Agreement”) with Cycurion Merger Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), and Secuvant, LLC (“Secuvant”). Pursuant to the Secuvant Merger Agreement, Merger Sub merged with and into Secuvant in a reverse merger transaction, with Secuvant surviving as a wholly owned subsidiary of the Company (the “Secuvant Merger”). On June 3, 2026, the Secuvant Merger was consummated and all of Secuvant’s equity interests were cancelled and converted into the right to receive the merger consideration specified in the Secuvant Merger Agreement, including up to 888,888 shares of Series I Convertible Preferred Stock, which are convertible into an aggregate of up to 888,888 shares of Common Stock.

We may receive proceeds from the sale of shares of Common Stock to Yield Point pursuant to the Equity Purchase Agreement. However, we will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus.

Under the Equity Purchase Agreement, we have the right to present Yield Point with a put notice (each, a “Put Notice”) directing Yield Point to purchase shares of our Common Stock in an amount per Put Notice (“Put Stock”) determined pursuant to the limitations in the Equity Purchase Agreement, at a per-share price equal to 90% of the lowest daily volume-weighted average price (“VWAP”) during the three consecutive trading days following the Put Notice date. We currently have reserved 50,000,000 shares of our authorized and unissued shares of Common Stock solely for the purpose of effecting purchases of the shares under the Equity Purchase Agreement (“Reserve Shares”). In connection with the Equity Purchase Agreement, we have the right, but not the obligation, to direct Yield Point to purchase up to $60 million in shares of our Common Stock upon satisfaction of certain terms and conditions contained in the Equity Purchase Agreement, including, without limitation, an effective registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of Put Stock. This prospectus registers for resale up to 25,000,000 shares of Common Stock issued or issuable to Yield Point pursuant to the Equity Purchase Agreement. We may receive proceeds from sales of Common Stock to Yield Point pursuant to the Equity Purchase Agreement. We will not receive proceeds from resales of shares by the Selling Stockholders pursuant to this prospectus. Since the inception of the Equity Purchase Agreement, we have sold an aggregate of 5,741,111 shares of Common Stock for aggregate gross proceeds of approximately $10.3 million. After giving effect to such sales, approximately $49.7 million of the $60 million Maximum Commitment Amount (as defined below) remains available under the Equity Purchase Agreement, subject to the terms and conditions thereof.

We are registering the resale of these securities to satisfy certain registration rights and registration obligations we have granted to Yield Point and the other Selling Stockholders. The Selling Stockholders may offer, sell, or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We may receive proceeds from sales of Common Stock to Yield Point pursuant to the Equity Purchase Agreement. We will not receive proceeds from resales of shares by the Selling Stockholders pursuant to this prospectus. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock offered pursuant to this prospectus. See the section entitled “Plan of Distribution” of this prospectus for additional information.

Yield Point is a Selling Stockholder under this prospectus and is identified in the section entitled “Selling Stockholders.”

Our shares of Common Stock are listed on The Nasdaq Global Market and warrants are listed on The Nasdaq Capital Market under the symbols “CYCU” and “CYCUW”, respectively. On July 1, 2026, the closing sale price of our Common Stock was $0.55.

Yield Point is being identified in this prospectus as a Selling Stockholder and may be deemed to be an underwriter, or, if required by applicable SEC guidance, is an underwriter, with respect to the shares offered pursuant to the Equity Purchase Agreement.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future SEC filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2026

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the U.S. Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.cycurion.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Cycurion” and “our business” refer to Cycurion, Inc. and “this offering” refers to the offering contemplated in this prospectus.

Neither we nor the Selling Stockholders authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Selling Stockholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC relating to the resale from time to time by the Selling Stockholders, including Yield Point, of securities described in this prospectus. We may receive proceeds from sales of our Common Stock to Yield Point pursuant to the Equity Purchase Agreement, but we will not receive proceeds from the resale of such shares by Yield Point.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

The Selling Stockholders and its permitted transferees may use this registration statement to sell securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders and its permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

References to “Selling Stockholders” refers to the selling stockholders identified herein in the section titled “Selling Stockholders” beginning on page 47 of this prospectus, who may sell securities from time to time as described in this prospectus.

Unless expressly indicated or the context otherwise requires, references in this prospectus to the “Company,” the “Registrant,” “we,” “us,” and “our” refer to the Company (and the business of Cycurion which became the business of the Company after giving effect to the Business Combination (defined below)).

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information included in this prospectus, before making an investment decision.

Company Overview

We were originally incorporated as KAE Holdings, Inc., under the laws of the State of Delaware in 2017, with the purpose of acquiring and holding operating entities in the cybersecurity industry. On July 14, 2020, we changed our corporate name from KAE Holdings, Inc. to Cyber Secure Solutions, Inc., and, on February 24, 2021, to Cycurion, Inc.

We have five first-tier wholly-owned subsidiaries, Cycurion Sub, Inc. (formerly Cycurion, Inc., until February 14, 2025), Cycurion Crypto Inc., a Delaware corporation formed in July 2025 (“Cycurion Crypto”), Secuvant, LLC, a Utah limited liability company formed in November 2014, Cycurion Merger Sub-Halo, Inc., a Delaware corporation formed in April 2026 and Cycurion Merger Sub-havenX, Inc., a Delaware corporation formed in April 2026, and three indirectly wholly-owned second-tier subsidiaries: (i) Axxum Technologies LLC (“Axxum”), a Virginia limited liability company formed in December 2006, (ii) Cloudburst Security LLC (“Cloudburst”), a Virginia limited liability company formed in January 2007, and (iii) Cycurion Innovation, Inc., a Delaware corporation formed in September 2021, in connection with our acquisition of assets from Sabres Security Ltd. (“Sabres”), a leading Israeli-based cyber security provider.

Business

We provide innovative custom solutions for our clients by adapting our knowledge base and government-level experience to create dynamic solutions to best serve our client’s IT and cybersecurity needs. We assess, secure and advise your organization by leveraging our government proven, cutting edge techniques, custom tools and extensively knowledgeable personnel to revolutionize the client’s cybersecurity posture.

We are committed to surpassing expectations and delivering incomparable value to our clients and partners. We achieve this goal by providing network communications and information technology security services and solutions that are custom-tailored to your environment, as well as your level of need. We are built on a foundation of experts in network communications and information technology who possess unrivaled security expertise and experience. We are committed to hiring the most knowledgeable professionals in order to expand and reinforce our team of experts, leveraging world-class talent to improve and expand upon our already vast understanding of this environment. We pride ourselves on having the capability and resources to successfully implement a management strategy that delivers the solutions you need to stay within budget and on schedule.

We deliver high-quality, cybersecurity solutions to federal government civilian, defense and judicial agencies in addition to commercial clients across a variety of industries. We, through our operating subsidiaries and strategic partnerships, have numerous prime and subcontracts with key government agencies. Our growth engine is driven by organic business solutions and strategic acquisitions of cybersecurity services and technology providers. We leverage our highly skilled workforce to access, secure and advise our clients to improve their cybersecurity posture. Our ability to identify and implement customized solutions is core to driving continued growth.

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Our Subcontractor Relationships

SLG Innovation, Inc.

The SLG Innovation, Inc. (“SLG”) team has an average of over 25 years of experience in the development, planning, implementation, and management of information systems. SLG’s leadership team offers years of combined success in answering the needs of government agencies and healthcare organizations across the country.

The SLG team has worked nationally, as it has served over 25 Department of Health and Human Services agencies, all 50 state governments, and over 250 local governments. Since SLG’s inception, it has primarily focused on customers in the middle of the country. The team of professionals has successfully delivered information technology, project management, and subject matter services to key health and human service projects, including, but not limited to, state Medicaid programs in Illinois, Indiana, Nebraska, and Tennessee, the Indiana Division of Aging, Illinois Early Intervention, the University of Illinois Division of Specialized Care for Children, the Multiple Myeloma Research Foundation, and many more.

Services

Consulting and Advisory Services

Our consulting services perform a detailed review of our customers’ IT security to identify and address vulnerabilities. Using advanced tools and research techniques, we enhance our customers’ cybersecurity program to meet regulatory compliance, data confidentiality and privacy standards, and train our customers’ personnel accordingly.

Our advisory services supplement our consulting services with a cost-effective alternative to a full-time chief information officer. Our customers gain access to our pool of experienced chief information officers, who are backed by our resources. They deliver tailored advice and training to keep our customers’ organization ahead in the ever-changing cybersecurity landscape.

Our consulting and advisory services include: (i) security control assessments; (ii) security architecture and engineering; (iii) risk management and compliance audits; (iv) staff augmentation; (v) cybersecurity awareness and training; (vi) cloud security; (vii) virtual CISO support; and (viii) digital modernization.

Managed IT Services

Our managed IT services can optimize an organization’s IT infrastructure, reduce costs and improve operational efficiency, and it offers comprehensive IT management and support for organizations of all sizes.

Managed IT services is a services model in which a managed service provider (“MSP”) remotely manages the day-to-day IT offerings for a client under a service level agreement (“SLA”). This includes remote monitoring and management of servers, disaster recovery, infrastructure as a service (“IaaS”), platform as a service (“PaaS”), and software as a service (“SaaS”). In short, managed IT services provides businesses with IT support and maintenance on an ongoing basis.

IT services are typically provided on a break-fix basis, meaning that the client only calls the provider when there is a problem with its IT infrastructure. Managed IT services, on the other hand, are provided on an ongoing basis under an SLA. This means that the MSP is responsible for the day-to-day maintenance of the client’s IT infrastructure and is always monitoring and managing the system to ensure it is running smoothly.

For example, a company that provides cloud services to businesses would offer managed platform services, remote monitoring and management of servers and security services. The MSP would handle the day-to-day maintenance of the client’s IT infrastructure and offers disaster recovery services in the event of a data breach or other catastrophe.

Our managed IT services include: (i) project and license management; (ii) network infrastructure; (iii) systems engineering and administration; (iv) voice and data infrastructure engineering and management; (iv) application development; (v) IT help desk support; and (vi) staff augmentation.

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Managed Security Services

We are a professional and trusted provider of managed security services. We have designed comprehensive security management solution to help organizations protect their digital assets against various cyber threats. Our managed security services (“MSS”) include 24/7 monitoring, threat detection, incident response and remediation. Our Security Operations Center (SOC) as a service offers organizations with a team of security professionals dedicated to monitoring and managing their security infrastructure.

MSS are a crucial component of a robust security program. Managed security service providers (“MSSPs”) specialize in protecting businesses from cyber threats and deliver a range of security services including, but not limited to, intrusion detection, vulnerability assessments and network security services.

MSSPs offer organizations access to a dedicated team of security professionals who use the latest security architectures and technologies to monitor their clients’ networks and systems, identify potential threats and respond promptly to security incidents. This is especially important for small to mid-sized businesses that may not have the in-house resources to maintain a robust security posture on their own.

MSS plays a critical role in safeguarding businesses from cyber threats in today’s digital landscape, making them an essential partner for organizations across industries. MSSPs work with clients ranging from small businesses to large enterprises and are often partnered with internet service providers to provide comprehensive security solutions.

MSS can also help organizations meet compliance requirements and reduce the risk of data breaches, which can be costly in terms of lost data, damaged reputation, and regulatory penalties. Additionally, MSSPs can provide SaaS solutions, allowing businesses to access security tools and services on-demand without having to invest in expensive hardware and software.

Our MSS include: (i) managed detection and response; (ii) external attack surface management; (iii) threat hunting and threat intelligence; (iv) end point detection and response; (v) firewall management; (vi) threat and vulnerability management; (vii) vulnerability and penetration testing; (viii) 24/7/365 security monitoring; and (ix) digital forensic and incident response.

Our Background

On February 14, 2025, we completed the business combination and transactions (the “Business Combination”) as set forth in an Agreement and Plan of Merger, dated November 21, 2022, as amended on April 26, 2024, December 31, 2024 and February 13, 2025 (the “Merger Agreement”), by and among Western Acquisition Ventures Corp. (“Western”), Western Acquisition Merger Inc., a Delaware corporation and a wholly-owned subsidiary of Western (“Western Merger Sub”), and Cycurion Sub, Inc., a Delaware corporation formerly known as Cycurion, Inc. (“Cycurion Sub”). As contemplated by the Merger Agreement, Western Merger Sub merged with and into Cycurion Sub with Cycurion Sub as surviving the merger as a wholly-owned subsidiary of Western. In addition, in connection with the consummation of the Business Combination, Western was renamed “Cycurion, Inc.”

Summary of Risk Factors

Investing in our securities involves a high degree of risk. You should review carefully all of the information contained in this prospectus before making an investment in our securities. The following list summarizes some, but not all, of these risks. Please read the information in the section titled “Risk Factors” for a more thorough description of these and other risks.

Risks Related to this Offering

●	Issuances of our Common Stock to Yield Point has caused and will continue to cause substantial dilution to our existing stockholders and will cause the price of our Common Stock to decline.

●	The sale of a substantial number of Put Stock in the public market could adversely affect the prevailing market price of our shares.

●	We may not have access to the full amount available under the Equity Purchase Agreement.

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●	Yield Point will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.

●	We are an emerging growth company and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of Common Stock less attractive to investors.

Risks Related to Our Business Generally

●	We derive a substantial portion of our revenue from a limited number of contracts and clients, and the loss of any significant contract or client relationship could materially reduce our revenue and profitability.

●	Our contracts with state and local government agencies are subject to funding risks, including dependence on federal funding that flows through those agencies, which creates uncertainty in our revenue.

Risks Related to Securities Markets and Investments in Our Common Stock

●	There can be no assurance that our securities will continue to be listed on Nasdaq in the future.

●	If we fail to comply with the continued minimum closing bid requirements of the Nasdaq Global Market or other requirements for continued listing, our Common Stock may be delisted and the price of our Common Stock and our ability to access the capital markets could be negatively impacted.

Risks Related to Operating as a Public Company

●	Our historical management team has limited experience managing a public company, and we may incur significantly increased costs as a result of operating as a public company.

Risks Related to the Secuvant Merger

●	The market price of our Common Stock after the Secuvant Merger may be affected by factors different from those currently affecting the price of our Common Stock.

●	The Secuvant Merger may adversely affect the relationships of the Company or Secuvant with their respective customers and suppliers, whether or not the Secuvant Merger is completed.

●	The combined company may not realize all of the anticipated benefits of the Secuvant Merger.

Recent and Other Developments

As previously disclosed in prior SEC filings, the Company completed and/or announced the following corporate developments, strategic transactions, financing activities and operational initiatives:

During the period April 1, 2026 through July 2, 2026, the Company raised approximately $3.3 million through sales of its Common Stock under the Equity Purchase Agreement with Yield Point NY LLC, pursuant to which the Company issued an aggregate 4,630,000 shares of Common Stock.

On April 21, 2026, the Company provided an update on the revised non-binding memorandum of understanding with Kustom for the acquisition of Kustom’s legacy video solutions segment. The transaction is expected to contribute approximately $5.1 million in annual revenue and an estimated $8.0 million backlog comprised of established contracts and recurring subscription revenue.

On May 7, 2026, the Company announced it has executed a binding agreement to acquire Halo Privacy, Inc., an industry-leading secure communications company, and fully integrate its elite digital investigations and attribution arm, havenX, Inc. The Company expects to close the transaction within 45 days. This acquisition builds on Cycurion’s disciplined growth strategy by delivering innovative new products and capabilities that directly address its clients’ evolving needs for security, privacy, proactive threat defense and operational efficiency.

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On May 21, 2026, the Company entered into that certain merger agreement with Merger Sub and Secuvant. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Secuvant Merger Agreement. Pursuant to the Secuvant Merger Agreement, Merger Sub will merge with and into Secuvant in a reverse merger transaction, with Secuvant surviving the Merger as a wholly owned subsidiary of the Company. The aggregate consideration for the Secuvant Merger is approximately $2,875,000, comprised of both cash and equity component. On June 3, 2026, the Secuvant Merger was consummated and all of Secuvant’s equity interests were cancelled and converted into the right to receive the Merger Consideration (as defined in the Secuvant Merger Agreement).

On May 22, 2026, the Company’s Common Stock began trading below $1.00 per share. July 7, 2026 will mark the 30th consecutive business day during which the closing bid price of the Company’s Common Stock remains below $1.00 per share. As a result, the Company expects to receive a notice from Nasdaq regarding non-compliance with the minimum bid price requirement, if and when such notice is issued. The Company has determined not to proceed with any reverse stock split prior to any hearing before the Nasdaq Hearings Panel and will evaluate the timing and necessity of implementing the reverse stock split following the outcome of such hearing and related proceedings.

On June 1, 2026, the Company entered into a series of exchange and restructuring agreements with certain existing noteholders, including IQ Financial, Inc. (“IQ Financial”), Obsidian Associates, LLC (“Obsidian”), and M2B Funding Corp. (“M2B”), pursuant to which the Company restructured outstanding indebtedness through the issuance of new convertible promissory notes and, in certain cases, shares of Series H Convertible Preferred Stock.

On June 1, 2026, the Company entered into an Exchange and Restructuring Agreement with IQ Financial. Under this agreement, approximately $517,604.40 of outstanding obligations, consisting of principal and accrued interest, was exchanged for a new convertible promissory note. The prior obligations were cancelled and satisfied in full upon consummation of the exchange, and IQ Financial represented that it is an accredited investor acquiring the securities for investment purposes.

On June 1, 2026, the Company entered into an Exchange Agreement with M2B. Pursuant to this agreement, the Company exchanged outstanding promissory notes for a new convertible promissory note, in the principal amount of $1,326,748.31 and issued 952.7 shares of Series H Convertible Preferred Stock with an aggregate stated value of approximately $952,695.73 in satisfaction of default-related amounts. The new note is convertible into Common Stock at a conversion price of $1.05 per share, and the preferred stock is convertible at $1.45 per share. The agreement similarly includes a leak-out restriction limiting resale to five percent of average daily trading volume. Upon closing, the prior notes were deemed cancelled and satisfied in full.

On June 1, 2026, the Company entered into an Exchange and Restructuring Agreement with Obsidian. Pursuant to that agreement, approximately $1,083,003.41 of principal and accrued non-default interest owed under certain existing notes was exchanged for a new convertible promissory note issued by the Company. In addition, default interest, penalties, and other default-related charges totaling approximately $947,250 were exchanged for 947.25 shares of the Company’s Series H Convertible Preferred Stock, with each share having a stated value of $1,000. The preferred stock is convertible into shares of the Company’s Common Stock at a conversion price of $1.45 per share, while the newly issued note is convertible at $1.05 per share. Upon issuance of these securities, the underlying obligations were deemed cancelled and satisfied in full. The agreement also includes a leak-out provision limiting resale of shares to no more than five percent of the Company’s average daily trading volume.

On June 1, 2026, Ana L. Garcia was appointed as the Chief Financial Officer. Mr. Alvin McCoy III resigned as our Chief Financial Officer, effective May 31, 2026.

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Merger Agreement with Secuvant

On May 21, 2026, the Company entered into the Secuvant Merger Agreement with Cycurion Merger Sub and Secuvant. Pursuant to the Secuvant Merger Agreement, Merger Sub will merge with and into Secuvant in a reverse merger transaction, with Secuvant surviving the Merger as a wholly owned subsidiary of the Company. On June 3, 2026, the Secuvant Merger was consummated and all of Secuvant’s equity interests were cancelled and converted into the right to receive the Merger Consideration (as defined in the Secuvant Merger Agreement). The surviving entity will succeed to all of Secuvant’s assets, liabilities, rights and obligations by operation of law and continue its business as a subsidiary of the Company.

In addition to the cash consideration, the Company will issue 888,888 shares of Series I Convertible Preferred Stock, representing $2.0 million in value.

For more information, please see the section entitled “Merger with Secuvant.”

Equity Line of Credit

Pursuant to the Equity Purchase Agreement, we may issue shares of Common Stock to Yield Point from time to time, subject to the terms and conditions of the Equity Purchase Agreement. This prospectus registers the resale of up to 25,000,000 shares of Common Stock issued or issuable to Yield Point under the Equity Purchase Agreement. We currently have 50,000,000 Reserve Shares of our authorized and unissued shares of Common Stock solely for the purpose of effecting purchases of the shares under the Equity Purchase Agreement. Under the Equity Purchase Agreement, we have the right to present Yield Point with a Put Notice directing Yield Point to purchase shares of Common Stock in an amount per Put Notice determined pursuant to the limitations in the Equity Purchase Agreement, at a per-share price equal to 90% of the lowest VWAP during the three consecutive trading days following the Put Notice date.

For more information, please see the section entitled “The ELOC Transaction.”

Emerging Growth Company

We are an “emerging growth company,” as defined in the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “SOX Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result of these exemptions, there may be a less active trading market for our securities, and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earliest of: (1) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, as defined in the Exchange Act, or (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined under the Securities Act. Smaller reporting companies may take advantage of certain reduced SEC disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates was not less than $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeded $700 million as of the prior June 30.

Corporate Information

Our principal executive office is located at 1640 Boro Place, Suite 420C, McLean, Virginia 22102, and our telephone number is (703) 854-1652. Our website address is www.cycurion.com. Axxum’s website address is www.axxumtech.com. Cloudburst’s website address is www.cloudburstsecurity.com. Secuvant’s website is www.secuvant.com. The SEC maintains an internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at www.sec.gov. Information on or accessed through any of these websites is not incorporated into and not part of this prospectus.

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OFFERING SUMMARY

Resale of Common Stock	Cycurion, Inc.

Shares of Common Stock Offered by the Selling Stockholders	Up to 25,888,888 shares of Common Stock, consisting of (i) up to 25,000,000 shares of Common Stock issued or issuable to Yield Point NY LLC pursuant to the Equity Purchase Agreement and (ii) up to 888,888 shares of Common Stock issuable upon conversion of 888,888 shares of Series I Convertible Preferred Stock.

Shares of common stock outstanding as of the date of this prospectus	11,472,588 shares

Terms of the Offering	The Selling Stockholders will determine when and how they will dispose of the shares of Common Stock registered under this prospectus for resale.

Use of Proceeds	We may receive proceeds from the sale of shares of Common Stock to Yield Point pursuant to the Equity Purchase Agreement. The amount of any such proceeds will depend on the number of shares sold by us to Yield Point and the applicable purchase price under the Equity Purchase Agreement. The shares being offered by Yield Point and the other Selling Stockholders pursuant to this prospectus are being registered for resale. We will not receive any proceeds from the resale of shares by Yield Point or any other Selling Stockholder. We have agreed to bear the expenses of registering the shares covered by this prospectus. The Selling Stockholders will bear all underwriting discounts, commissions and similar expenses incurred in connection with the sale of their shares.

Risk Factors	Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus.

Nasdaq Symbols	Our shares of Common Stock are listed on The Nasdaq Global Market and warrants are listed on The Nasdaq Capital Market under the symbols “CYCU” and “CYCUW”, respectively.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, strategy, plans, intentions, or expectations or anticipated future results and other statements that are not historical facts. These statements are based on the current beliefs and assumptions of our management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding our business that may change at any time, and, therefore, our actual results may differ materially from those that we expected. The factors that may affect our results include, among others: the impact of political and economic conditions on the demand for our services; the impact of a data or security breach; the impact of competition or alternatives to our services on our business pricing and other actions by competitors; our ability to address technological development and change in order to keep pace with our industry and the industries of our clients; the impact of terrorism, natural disasters or similar events on our business; the effect of legislative and regulatory actions in the United States and internationally; the impact of operational failure due to the unavailability or failure of third-party services on which we rely; the effect of intellectual property infringement; the implementation and effects of our restructuring plan; and other factors discussed in this prospectus under the sections entitled “Risk Factors”, “Legal Proceedings”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and otherwise identified or discussed in this prospectus. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus.

The forward-looking statements made by us in this prospectus speak only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus, except as otherwise required by law. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

These statements include, but are not limited to, the following:

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;
●	the ability to maintain the listing of our securities on The Nasdaq Stock Market, and the potential liquidity and trading of our securities;
●	the risk of disruption to our current plans and operations;
●	the ability to recognize the anticipated benefits of our business and the recently closed de-SPAC transaction, which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;
●	costs related to our business;
●	changes in applicable laws or regulations;
●	our ability to meet its future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash;
●	our ability to achieve and sustain profitability of our existing lines of business and through our wholly owned subsidiaries;
●	our ability to raise sufficient capital to continue to acquire cybersecurity companies;
●	our ability to attract and retain qualified cybersecurity talent;
●	our ability to successfully execute acquisitions, integrate the acquired businesses, and create synergies as a global cybersecurity consolidator;
●	our ability to efficiently acquire customers and maintain high client retention rates;

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our ability to attract and retain qualified key technology or management personnel and to expand our management team;

●	our ability to stay in compliance with laws and regulations currently applicable to, or which may become applicable to our business both in the United States and internationally;
●	our ability to maintain existing license agreements;
●	our estimates regarding expenses, future revenue, capital requirements, and need for additional financing;
●	our ability to achieve and maintain profitability in the future;
●	our ability to successfully integrate Secuvant’s operations, personnel, technologies and products into our existing business;
●	our ability to realize the anticipated strategic, operational and financial benefits of the Secuvant acquisition within the expected timeframe, or at all;
●	our ability to maintain and expand customer relationships associated with Secuvant and the Panoptic cybersecurity platform;
●	our ability to achieve anticipated recurring revenue growth, EBITDA contributions and cross-selling opportunities resulting from the Secuvant acquisition;
●	risks associated with unforeseen liabilities, expenses, indemnification obligations or other costs related to the Secuvant acquisition;
●	our financial performance; and
●	other factors disclosed under the section entitled “Risk Factors” in this prospectus.
●	The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by the Company from time to time with the SEC. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

Issuances of our Common Stock to Yield Point has caused and will continue to cause substantial dilution to our existing stockholders and will cause the price of our Common Stock to decline.

We are registering for resale up to 25,000,000 shares of Common Stock that may be issued to Yield Point from time to time under the Equity Purchase Agreement.

The number of shares that we ultimately sell to Yield Point under this prospectus depends on the number of shares we elect to sell to Yield Point under the Equity Purchase Agreement. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance and sale of shares under the Equity Purchase Agreement may cause the trading price of our Common Stock to decline.

We may ultimately issue and sell to Yield Point all, some or none of the shares of Common Stock available under the Equity Purchase Agreement that we are registering. Yield Point may sell all, some or none of our shares that it holds or comes to hold pursuant to sales under the Equity Purchase Agreement. The issuance and sale of shares by us to Yield Point pursuant to the Equity Purchase Agreement will result in dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock by Yield Point in this offering, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

The sale of a substantial number of Put Stock in the public market could adversely affect the prevailing market price of our shares.

We are registering for resale an aggregate of up to 25,000,000 shares of Put Stock. Sales of a substantial number of our shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares. We cannot predict if and when Yield Point may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares or other equity or debt securities convertible into shares. Any such issuance could result in substantial dilution to our existing stockholders and could cause our share price to decline.

We may not have access to the full amount available under the Equity Purchase Agreement.

Under the Equity Purchase Agreement, we will have the right to direct Yield Point to purchase shares of our Common Stock from time to time by presenting Yield Point with put notices directing Yield Point to purchase amounts of our Common Stock per Put Notice (defined below), as limited pursuant to the terms of the Equity Purchase Agreement, at a per share price equal to 90% of the lowest VWAPs during the three consecutive trade days following the Put Notice date. See the section entitled “The ELOC Transaction” below.

Although the Equity Purchase Agreement provides that we may sell up to $60 million of our Common Stock to Yield Point, depending on the market prices of our Common Stock, we may not be able to nor desire to sell all of the shares contemplated by the Equity Purchase Agreement. In addition, if the number of shares registered hereby is insufficient to cover all of the shares we elect to sell to Yield Point under the Equity Purchase Agreement, we will be required to file one or more additional registration statements to register such additional shares. This prospectus relates only to the resale of 25,000,000 shares of Common Stock.

The extent to which we rely on Yield Point as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. Even if we sell a significant amount of shares under the Equity Purchase Agreement to Yield Point, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

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Yield Point will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.

The purchase price of Common Stock sold to Yield Point under the Equity Purchase Agreement is derived from the market price of our Common Stock. The shares to be sold Yield Point pursuant to the Equity Purchase Agreement will be purchased at a discounted price as described above. As a result of this pricing structure, Yield Point may sell the shares it receives immediately after receipt of the shares, which could cause the price of our Common Stock to decrease further.

It is not possible to predict the actual number of shares we will sell to Yield Point under the Equity Purchase Agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Equity Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to Yield Point at any time throughout the term of the Equity Purchase Agreement. The actual number of shares of Common Stock that we sell to Yield Point may depend upon a number of factors, including the market price of the Common Stock during the sales period. Because the price per share of each share sold to Yield Point will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the actual gross proceeds to be raised in connection with those sales.

The securities being offered in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such securities, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly.

As of July 2, 2026, there were 11,472,588 shares of Common Stock outstanding, of which 10,940,103 shares of Common Stock were held by non-affiliates of the Company and unrestricted by any contractual lock-up provisions (our “public float”). The shares of Common Stock being offered for resale in this prospectus represent a substantial percentage of our public float.

The sale of all the securities registered for resale hereunder held by the Selling Stockholders, or the perception that these sales could occur, could depress the market price of our Common Stock. Even if our trading price were to trade significantly lower, the Selling Stockholders may still have an incentive to sell Common Stock because they may still experience a positive rate of return on the securities they purchased at lower prices.

Investors who buy shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. Investors also may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of sales in future transactions at lower prices.

We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our shares of Common Stock less attractive to investors.

We are an emerging growth company, as defined under the Securities Act. For as long as we continue to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of: (1) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (4) the last day of the fiscal year in which we are deemed to be a large accelerated filer, as defined in the Exchange Act or (5) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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In addition, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

We cannot predict if investors will find our shares of Common Stock less attractive because we rely on these exemptions. If some investors find our shares of Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and our market price may drop and be more volatile.

Risks Related to Our Business Generally

We derive a substantial portion of our revenue from a limited number of contracts and clients, and the loss of any significant contract or client relationship could materially reduce our revenue and profitability.

A significant portion of our revenue is concentrated among a small number of contracts and clients, primarily state and local government agencies including higher education institutions, law enforcement agencies, and municipal transportation authorities. If any significant client were to terminate, reduce the scope of, or fail to renew their contracts with us, or if we were unable to replace expiring contracts with new engagements of comparable scope and value, our revenue could decline significantly. The conclusion of certain key government contracts contributed to a decline in revenue during fiscal year 2025. Our reliance on a concentrated client base means that adverse developments affecting even a single major client—such as a change in that client’s leadership, budget priorities, procurement policies, or political environment—could have a disproportionate impact on our financial results.

Our contracts with state and local government agencies are subject to funding risks, including dependence on federal funding that flows through those agencies, which creates uncertainty in our revenue.

While the majority of our contracts are with state and local government entities, many of these clients fund their IT and cybersecurity programs in whole or in part with grants, appropriations, or pass-through funding from the federal government. Federal funding for state and local cybersecurity and IT modernization programs is subject to annual congressional appropriations, continuing resolutions, government shutdowns, executive orders, and shifting policy priorities. Reductions or delays in federal funding—whether resulting from budget cuts, sequestration, the activities of cost-reduction initiatives such as the Department of Government Efficiency (“DOGE”), or changes in the political environment—can cause our state and local government clients to delay procurements, reduce contract scope, or cancel projects entirely. We have experienced, and may continue to experience, delays in contract awards and revenue recognition attributable to disruptions in federal funding flows.

Additionally, state and local governments face their own budgetary pressures, including rising pension obligations, infrastructure costs, and competing spending priorities. Many operate under balanced-budget requirements and may lack the flexibility to sustain IT and cybersecurity spending during periods of fiscal stress. Budget compromises that may be needed for future fiscal years may continue to be extraordinarily difficult given the complicated grassroots political environment, a closely divided Congress, an increasing federal deficit and debt load, and a challenged economy.

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Recent and ongoing federal and state government cost-reduction initiatives may reduce demand for our services and disrupt our contracting pipeline.

The current federal administration has undertaken significant cost-reduction initiatives, including through DOGE, that have resulted in broad-based cuts to federal contracts, grants, and agency budgets. These initiatives have directly impacted federal cybersecurity and IT spending, including the termination of contracts at the Cybersecurity and Infrastructure Security Agency, reductions in Federal Risk and Authorization Management Program staffing, and disruptions to interagency cybersecurity coordination. Although our contracts are primarily with state and local governments rather than directly with federal agencies, these federal cost-reduction efforts have had, and may continue to have, cascading effects on our business because many of our state and local clients rely on federal pass-through funding. Federal grant programs that historically supported state and local cybersecurity investments have been reduced or placed under review, creating uncertainty for our clients and slowing their procurement timelines.

Additionally, approximately half of U.S. states have created or proposed their own state-level efficiency initiatives modeled on the federal DOGE program. These state-level cost-reduction efforts could directly impact our existing contracts and our ability to win new engagements at the state and local level. We have experienced, and expect we may continue to experience, delays in our contracting backlog attributable to these budget disruptions, and we can provide no assurance that these delayed contracts will ultimately convert to revenue. There is also the risk that government clients at any level may choose to perform cybersecurity and IT services in-house rather than contracting with outside providers like us, which would further reduce demand for our services.

The competitive landscape for cybersecurity and IT services is intense, and if we do not continue to innovate we may not remain competitive and our revenue and operating results could suffer.

The market for cybersecurity and IT services provided to government clients is highly competitive and fragmented. We compete with large, well-established defense and IT contractors, each of which has significantly greater financial, technical, and marketing resources, broader name recognition, and larger installed bases of government contracts and clearances. We also compete with specialized cybersecurity firms, cloud service providers, managed security service providers, and smaller niche contractors. Many of our competitors can offer broader service portfolios, more favorable pricing, and greater capacity to absorb the costs of competitive bidding and contract protests.

The cybersecurity landscape is constantly changing with increasing scale, frequency, and organization of attacks, requiring constant improvement and timely innovation. We face the risk that our service offerings may not adequately target our clients’ most-needed solutions, may not be cost-effective, or may not be easy to adopt and use. If our competitors introduce new technologies or services that make our product and service offerings less attractive, or if we are unable to anticipate and respond to changes in the threat landscape and client requirements in a timely manner, our competitive position, revenue, and operating results could be materially adversely affected.

The government contracting process is lengthy, complex, and subject to protest and delay, which makes our revenue difficult to predict.

The process for obtaining new government contracts and task orders is frequently protracted, involving competitive solicitations, multi-step evaluations, and best-value determinations. Contract award decisions may be delayed by funding uncertainties, changes in agency leadership or priorities, or procurement policy changes. Protests by unsuccessful bidders can delay the start of work by months or result in re-competition of the contract entirely. We may spend considerable cost and management time preparing bids and proposals for contracts that we do not win.

Government contracts are also frequently structured as indefinite delivery/indefinite quantity (“IDIQ”) contracts, General Services Administration Schedule (“GSA”) contracts, or blanket purchase agreements, under which the government is not obligated to order any minimum amount of services. We believe our position as a prime contractor under GSA Schedule contracts and other IDIQ contracts is important to our ability to sell our services, but these vehicles require us to compete for each individual task order rather than having a predictable stream of activity. As a result, our contracted backlog may not be a reliable indicator of future revenue. We also experience seasonality in our revenue, as government procurement cycles tend to accelerate near the end of fiscal years, which can cause quarter-to-quarter fluctuations.

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Our government contracts are subject to audit, investigation, modification, and termination by the government, which could result in adverse findings, reduced revenue, or other penalties.

Government contracts are subject to oversight, including audits by government auditors and investigators. Government agencies have the unilateral right to modify, curtail, or terminate our contracts, either for convenience or for cause. If a contract is terminated for convenience, we generally can recover only costs incurred and a reasonable profit on work already performed, but may not recover anticipated profits on unperformed work. If a contract is terminated for cause, we may be required to pay the government for the cost of re-procuring the services, and a termination for cause could harm our reputation and ability to win future contracts.

As a government contractor, we are subject to various laws and regulations governing the formation, administration, and performance of government contracts, including the Federal Acquisition Regulation and its state and local equivalents. Violations of these requirements, including the False Claims Act, could result in civil or criminal penalties, treble damages, contract suspension or debarment, or other remedies that would materially harm our business and reputation. The Department of Justice’s Civil Cyber-Fraud Initiative has increased the risk that government contractors may face False Claims Act liability related to cybersecurity compliance, which is particularly relevant given that cybersecurity compliance is itself a core component of our service offerings.

Our business strategy may impose limitations in our ability to accurately forecast future revenue and operating results.

Our operating results are dependent on a variety of factors, including purchasing patterns of our clients, competitive pricing, debt servicing, and general economic trends. Our revenue and operating results may fluctuate if our sales targets are not met, new service offerings receive poor client response, or client acquisition costs increase due to competition. In addition, our acquisition strategy may impose additional risks to the predictability of our operating results, as revenue streams may be volatile due to the uncertainty in identifying attractive acquisition candidates and our ability to consummate new acquisitions.

Risks Related to Securities Markets and Investments in Our Common Stock

There can be no assurance that our securities will continue to be listed on Nasdaq in the future.

Our Common Stock is listed on The Nasdaq Global Market and our warrants are listed on The Nasdaq Capital Market. We have received, and may continue to receive, deficiency notices from Nasdaq related to our failure to timely file periodic reports with the SEC and to meet minimum bid price, market value of listed securities, and market value of publicly held shares requirements. Although we are working to regain compliance with all applicable Nasdaq listing rules, there is no guarantee that we will be able to do so within the required time periods or at all.

If our Common Stock were to be delisted from Nasdaq and become quoted on the over-the-counter market, and if the trading price were below $5.00 per share at the time of delisting, trading in our Common Stock would be subject to certain rules promulgated under the Exchange Act that require additional disclosure by broker-dealers in connection with trades involving “penny stocks” and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. These additional requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our Common Stock . Delisting could also impair our reputation with government clients and partners, who may view our continued listing status as an indicator of financial stability and corporate governance quality, and could trigger defaults or other adverse consequences under our financing agreements.

If we fail to comply with the continued minimum closing bid requirements of the Nasdaq Global Market or other requirements for continued listing, our Common Stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our Common Stock is listed for trading on the Nasdaq Global Market. We must satisfy Nasdaq continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for 30 consecutive business days. If a company’s Common Stock trades for 30 consecutive business days below the $1.00 minimum closing bid price requirement, Nasdaq will send a deficiency notice to it, advising that it has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements. Thereafter, if such a company does not regain compliance with the bid price requirement, a second 180-day compliance period may be available.

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Despite the implementation of a reverse stock split in October 2025, and the regained compliance with the Bid Price Rule, there is a risk that our shares of Common Stock may trade below $1.00 in the future and we could be delisted from Nasdaq, which would adversely impact liquidity of our shares of Common Stock, potentially result in even lower bid prices for our shares of Common Stock, and make it more difficult for us to obtain financing through the sale of our shares of Common Stock. The last date that our Common Stock traded above $1.00 was May 22, 2026.

Following reverse stock splits, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that reverse stock splits will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

A “short squeeze” due to a sudden increase in demand for shares of our Common Stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, and may lead to, extreme price volatility in the price of our Common Stock.

Investors may purchase shares of our Common Stock to hedge existing exposure or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our Common Stock for delivery to lenders of our Common Stock. Those repurchases may, in turn, dramatically increase the price of shares of our Common Stock until additional shares of our Common Stock are available for trading or borrowing. This is often referred to as a “short squeeze.” With the recent substantial increase in volume of our shares being traded and trading price, the proportion of our Common Stock that may be traded in the future by short sellers may increase the likelihood that our Common Stock will be the target of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our Common Stock that may be unrelated or disproportionate to our financial performance or prospects and, once investors purchase the shares of our Common Stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our Common Stock may rapidly decline. Investors that purchase shares of our Common Stock during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our Common Stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Our Common Stock price may be volatile and as a result you could lose all or part of your investment.

Since our Common Stock began trading on Nasdaq following our de-SPAC transaction with Western, our stock price has experienced substantial volatility and significant decline. Our stock price may continue to fluctuate significantly in response to a variety of factors, many of which are beyond our control, including: the inability to maintain the listing of our securities on Nasdaq; the inability to recognize the anticipated benefits of the de-SPAC transaction; decline in demand for, or the sale of a substantial number of, our shares of Common Stock; risks relating to the uncertainty of our projected financial information and downward revisions in analysts’ estimates; technological innovations by competitors; changes in applicable laws or regulations; general economic trends; and broad market and industry factors unrelated or disproportionate to our operating performance. The thin trading volume in our shares may exacerbate price volatility and limit investors’ ability to buy or sell shares at desired prices.

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Volatility in the price of our Common Stock may subject us to securities litigation, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. We may in the future be the target of similar litigation or activism. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources regardless of the outcome. Additionally, such securities litigation and stockholder activism could adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel.

Potential future sales pursuant to registration rights and under Rule 144 may depress the market price for our shares of Common Stock.

We have granted a number of our stockholders registration rights with respect to their shares of Common Stock. Such future sales by our existing stockholders pursuant to any registration statement, as well as sales by stockholders eligible to sell under Rule 144 under the Securities Act, may have a depressive effect on the market price of our shares. A significant number of our currently outstanding shares held by existing stockholders, including officers, directors, and principal stockholders, are currently or will become eligible for resale, and the possible sale of these shares could further depress the price of our shares in the applicable trading marketplace.

Future offerings of debt or preferred equity securities could adversely affect the market price of our Common Stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings would receive distributions of our available assets prior to the holders of our Common Stock. Any preferred stock we may issue could have a preference on liquidating distributions or distribution payments that could limit our ability to make distributions to Common Stockholders. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict the amount, timing or nature of our future offerings, and our stockholders bear the risk that future offerings may reduce the market price of our Common Stock.

You may experience immediate and substantial dilution as a result of an offering by us and any future offering and may experience additional dilution in the future.

In the future, your percentage ownership in our company may be diluted because of equity issuances for warrant exercises, conversion of promissory notes, acquisitions, strategic investments, capital market transactions, or otherwise, including equity compensation awards that we grant to our directors, officers and employees. The issuance and resale of additional shares of Common Stock or other securities in any future registration statement may cause substantial dilution of your ownership interest in our securities.

The future issuance of any such additional shares of Common Stock may create downward pressure on the trading price of our Common Stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our Common Stock are currently traded at such time.

Risks Related to Operating as a Public Company

Our historical management team has limited experience managing a public company, and we may incur significantly increased costs as a result of operating as a public company.

Our historical management team members have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. As a public company, we are subject to significant obligations relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage such obligations, which could divert attention from the day-to-day management of our business.

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We incur significant costs related to legal, accounting, listing, hiring of external consultants and advisors, and other expenses of being a public company. We are subject to the reporting requirements of the Exchange Act and must comply with the applicable requirements of the Sarbanes-Oxley Act, the Dodd-Frank Act, and SEC and Nasdaq rules, including the establishment and maintenance of effective disclosure and financial controls. We expect that compliance with these requirements will continue to increase our legal and financial compliance costs. Additionally, operating as a public company makes it more expensive to obtain director and officer liability insurance, which could also make it more difficult to attract and retain qualified people to serve on our Board of Directors or as executive officers.

We qualify as an “emerging growth company” and a “smaller reporting company,” and if we take advantage of certain exemptions from disclosure requirements, it could make our securities less attractive to investors.

We qualify as an “emerging growth company” as defined in the Securities Act, as modified by the JOBS Act, and are eligible to take advantage of certain exemptions from various reporting requirements, including the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act, say-on-pay voting requirements, and reduced executive compensation disclosure obligations. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow many of the same exemptions. We have elected not to opt out of the extended transition period for complying with new or revised accounting standards. Investors may find our Common Stock less attractive because we rely on these exemptions, which may result in a less active trading market and more volatile stock price.

Risks Related to the Secuvant Merger

The market price of our Common Stock after the Secuvant Merger may be affected by factors different from those currently affecting the price of our Common Stock.

Secuvant’s business differs from that of the Company, and accordingly the results of operations and market price of the Company Common Stock after the Secuvant Merger may be affected by factors different from those currently affecting the results of operations and market price of the Company’s Common Stock. The market price for the Company’s Common Stock after the Secuvant Merger may be affected by, among other factors, actual or anticipated fluctuations in the quarterly and annual results of the Company and those of other public companies in its industry; market conditions in the cybersecurity industry; changes in government regulation; the failure of securities analysts to publish research about the Company following completion of the Secuvant Merger, or shortfalls in its operating results from levels forecast by securities analysts; announcements concerning the Company or its competitors; and the general state of the securities market.

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The Secuvant Merger may adversely affect the relationships of the Company or Secuvant with their respective customers and suppliers, whether or not the Secuvant Merger is completed.

In connection with the Secuvant Merger, existing or prospective customers or suppliers of Secuvant or the Company may delay, defer or cease purchasing services from or providing goods or services to Secuvant or the Company, delay or defer other decisions concerning Secuvant or the Company, or refuse to extend credit to Secuvant or the Company, raise disputes under their business arrangements with Secuvant or the Company or assert purported consent or change of control rights, or otherwise seek to change or renegotiate the terms on which they do business with Secuvant or the Company. Any such delays, disputes or changes to terms could seriously harm the business of Secuvant or the Company, as well as the market price of their respective shares regardless of whether or not the Secuvant Merger is completed.

The combined company may not realize all of the anticipated benefits of the Secuvant Merger.

There is a risk that some or all of the expected benefits of the Secuvant Merger may fail to materialize or may not occur within the time periods anticipated. The realization of such benefits may be affected by a number of factors, many of which are beyond the control of the Company, including, but not limited to, the strength or weakness of the economy and competitive factors in the areas where the Company and Secuvant do business, the effects of competition in the markets in which the Company or Secuvant operate, and the impact of changes in the laws and regulations regulating marine transportation or affecting domestic or foreign operations. The challenge of coordinating previously separate businesses makes evaluating the business and future financial prospects of the combined company following the Secuvant Merger difficult. the Company and Secuvant have operated and, until completion of the Secuvant Merger, will continue to operate, independently. The past financial performance of each of the Company and Secuvant may not be indicative of their future financial performance. Realization of the anticipated benefits in the Secuvant Merger will depend, in part, on the combined company’s ability to successfully integrate the Company’s and Secuvant’s businesses. The combined company will be required to devote significant management attention and resources to integrating the two companies’ business practices. The diversion of management’s attention and any delays or difficulties encountered in connection with the Secuvant Merger and the coordination of the two companies’ operations could have an adverse effect on the business, financial results, financial condition or the share price of the combined company following the Secuvant Merger. The coordination process may also result in additional and unforeseen expenses.

Failure to realize all anticipated benefits of the Secuvant Merger may impact the financial performance of the combined company, the price of the Company Common Stock and the ability of the Company to pay dividends on its Common Stock.

Following completion of the Secuvant Merger, the combined company may require significant ongoing capital expenditures. Although the Company and Secuvant anticipate that the combined company will be able to fund these expenditures through the use of the combined company’s cash and cash equivalents, cash generated from operations, letters of credit and subsequent debt, equity or hybrid offerings, there can be no assurances that the combined company will be able to obtain financing on acceptable terms or at all.

Resales of Company Common Stock following the Secuvant Merger may cause the market value of the Company Common Stock to decline.

Pursuant to the terms of the Secuvant Merger Agreement, the Company will issue 888,888 shares of Series I Convertible Preferred Stock when and as provided in the Secuvant Merger Agreement. The Series I Preferred Stock is convertible into shares of the Company’s Common Stock. As a result, upon conversion, a significant number of additional shares of Common Stock may become issued and outstanding. The issuance of these shares, as well as the potential conversion of the Series I Preferred Stock into Common Stock and the subsequent sale of such shares, could have the effect of depressing the market value of the Company’s Common Stock. The increase in the number of outstanding shares of Common Stock may lead to sales of such shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market value of, the Company’s Common Stock.

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The market value of the Company’s Common Stock may decline as a result of the Secuvant Merger.

The market value of the Company’s Common Stock may decline as a result of the Secuvant Merger if, among other things, the combined company is unable to achieve expected growth in earnings, if transaction costs related to the Secuvant Merger are greater than anticipated, or if the anticipated benefits of the Secuvant Merger are not realized as quickly as, or to the extent, expected. The market value of the Company’s Common Stock may also decline if the effect of the Secuvant Merger on the combined company’s financial condition, results of operations or cash flows is not consistent with the expectations of financial or industry analysts. In addition, the Secuvant Merger includes the issuance of Series I Convertible Preferred Stock, which is convertible into shares of the Company’s Common Stock subject to applicable terms and conditions. The conversion of such preferred stock into Common Stock may result in substantial dilution to existing shareholders and could adversely affect the market price of the Company’s Common Stock. The perception that such conversions and subsequent sales may occur could also negatively impact the market value of the Company’s Common Stock.

The Company may issue additional Common Stock or other equity securities following completion of the Secuvant Merger without shareholder approval, which would dilute existing ownership interests and may depress the market price of the Company’s Common Stock. The Company may issue additional Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, repayment of indebtedness, equity or hybrid financings, acquisition consideration, or other strategic transactions, without shareholder approval in certain circumstances.

The issuance of additional Common Stock or other equity securities, including upon conversion of outstanding preferred stock, may result in:

●	a decrease in existing shareholders’ proportionate ownership interest;
●	a decrease in the amount per share of cash available for dividends payable on its Common Stock;
●	diminished relative voting strength of each ordinary share previously outstanding; and
●	a decline in the market price of its Common Stock.

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USE OF PROCEEDS

We may receive proceeds from the sale of shares of Common Stock to Yield Point pursuant to the Equity Purchase Agreement. The amount of any such proceeds will depend on the number of shares sold by us to Yield Point and the applicable purchase price under the Equity Purchase Agreement. The shares being offered by Yield Point and the other Selling Stockholders pursuant to this prospectus are being registered for resale. We will not receive any proceeds from the resale of shares by Yield Point or any other Selling Stockholder. We have agreed to bear the expenses of registering the shares covered by this prospectus. The Selling Stockholders will bear all underwriting discounts, commissions and similar expenses incurred in connection with the sale of their shares.

We have agreed to pay all costs, expenses and fees relating to the registration of the securities covered by this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the securities. The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

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MERGER WITH SECUVANT

Merger Agreement

On May 21, 2026 (the “Execution Date”), Cycurion entered into that certain merger agreement with Merger Sub and Secuvant. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Secuvant Merger Agreement.

Pursuant to the Secuvant Merger Agreement, Merger Sub will merge with and into Secuvant in a reverse merger transaction, with Secuvant surviving the merger as a wholly owned subsidiary of the Company. On June 3, 2026, the Merger was consummated and all of Secuvant’s equity interests were cancelled and converted into the right to receive the Merger Consideration (as defined below). The surviving entity will succeed to all of the Secuvant’s assets, liabilities, rights, and obligations by operation of law and continue its business as a subsidiary of the Company.

Merger Consideration

The aggregate consideration for the Secuvant Merger is approximately $2,875,000, comprised of both cash and equity components (the “Merger Consideration”).

Cash Consideration

The Company will pay $875,000 in cash in structured installments: (i) $350,000 at the closing of the Secuvant Merger (the “Closing”); (ii) $300,000 60 days following Closing; and (iii) $225,000 120 days following Closing.

The cash portion is subject to a working capital adjustment, which may increase or decrease the final amount payable based on Secuvant’s closing working capital relative to a negotiated target. This adjustment is settled solely in cash.

Equity Consideration

In addition to cash, the Company will issue 888,888 shares of Series I Convertible Preferred Stock, representing $2.0 million in value.

The shares are issued in five tranches over time rather than in full at Closing, with each tranche subject to vesting conditions tied to specified stock price and trading volume thresholds. Vesting may accelerate upon the occurrence of certain events, such as a change of control or the achievement of defined stock price performance metrics. Any shares that do not vest by January 15, 2034 will be forfeited. This structure is designed to align Secuvant equityholders’ incentives with the long-term performance and market success of the Company.

Earn-Out

In addition to base consideration, Secuvant equityholders are entitled to contingent earn-out payments over a three-year period from 2026 to 2028.

Guaranteed Earn-Out The guaranteed earn-out consists of fixed payments of $100,000 per year, payable in cash regardless of Secuvant’s post- Closing performance. Each annual payment is due within 60 days following the end of the applicable year. These payments are generally not subject to offset, clawback or forfeiture, except in limited circumstances such as fraud or similar misconduct.

Performance-Based Earn-Out In addition to the guaranteed payments, Secuvant equityholders are eligible to receive performance-based earn-out payments tied to Secuvant’s financial performance following Closing. These payments are based on gross profit derived from qualifying revenue streams, primarily related to new Panoptic product revenues. Payments are only triggered once specified annual thresholds are exceeded (e.g., $200,000 for 2026, $1,000,000 for 2027 and $2,000,000 for 2028). Above these thresholds, sellers are entitled to a percentage of the excess performance, equal to 70% for 2026, 78% for 2027 and 87% for 2028. Eligibility for these payments is also subject to achieving minimum gross margin levels 55% for 2026, 65% for 2027 and 65% for 2028.

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Payment Structure Any performance-based earn-out payments that are earned will be made in a combination of cash and equity, with 50% paid in cash and the remaining 50% paid in shares of the Company’s Common Stock. This blended structure further aligns the interests of the sellers with the long-term value of the Company.

Termination

The Secuvant Merger Agreement contains customary termination provisions, including the right of each party to terminate the Secuvant Merger Agreement under certain specified circumstances. These circumstances include, among others, (i) by mutual written consent of the parties, (ii) by either party if the Closing has not occurred on or prior to the date that is six (6) months following the Execution Date, (iii) by either party if any Governmental Authority has issued a final, non-appealable order enjoining or otherwise prohibiting the consummation of the Secuvant Merger, or (iv) by either party in the event of a material breach by another party of its representations, warranties, or covenants contained in the Secuvant Merger Agreement that is not cured within a specified period following written notice thereof. Following any termination of the Secuvant Merger Agreement, certain provisions will survive in accordance with their terms, including provisions relating to confidentiality, expenses and other customary surviving obligations.

There can be no assurance that the Secuvant Merger will be completed on the terms described herein or at all.

Registration Rights Agreement

On June 3, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Secuvant and the former equityholders of Secuvant (the “Holders”) in connection with the consummation of the transactions contemplated by that certain Merger Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of shares of Common Stock issuable upon conversion of shares of the Company’s preferred stock held by the Holders and to use commercially reasonable efforts to cause such registration statement to be declared effective within specified timeframes.

The Company further agreed to keep such registration statement continuously effective until the earlier of the date on which all such securities have been sold or the date on which such securities may be sold pursuant to Rule 144 without restriction. The Registration Rights Agreement also contains customary provisions relating to indemnification, cooperation in connection with resales, and limitations on naming Holders as underwriters without their consent.

Lock-Up Agreement

On June 3, 2026, the Company also entered into lock-up agreements (the “Lock-Up Agreements”) with the Holders. Pursuant to the Lock-Up Agreements, the Holders agreed that, during the period beginning on the closing date of the Merger and ending six months thereafter, they will not, directly or indirectly, transfer, sell, pledge or otherwise dispose of any preferred stock received in the Merger or any shares of Common Stock issuable upon conversion thereof, subject to limited exceptions, including certain transfers to affiliates, by operation of law, or in connection with a change of control transaction.

The Lock-Up Agreements further provide that any permitted transferee must agree to be bound by the same restrictions and that the Company may impose stop-transfer instructions and legends to enforce such restrictions. Following expiration of the lock-up period, any transfers of such securities remain subject to the limitations contained in the Leak-Out Agreements (as defined below). In addition, the Lock-Up Agreements include a price-based acceleration provision, pursuant to which all transfer restrictions will terminate automatically if the Company’s Common Stock trades at or above a specified price threshold for a defined period, subject to compliance with applicable securities laws.

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Leak-Out Agreement

On June 3, 2026, the Company further entered into leak-out agreements (the “Leak-Out Agreements”) with the Holders. The Leak-Out Agreements provide that, following the expiration of the lock-up period, the Holders may transfer their securities only during a specified period of five fiscal quarters and subject to contractual limitations designed to promote an orderly market. In particular, the Leak-Out Agreements limit the amount of securities that may be sold by each Holder in any calendar quarter to twenty percent of the securities originally issued to such Holder, with any unused capacity carried forward to subsequent quarters. The Leak-Out Agreements require that all transfers be effected in compliance with applicable securities laws, including Rule 144, and in an orderly market manner, and permit the Company to impose stop-transfer instructions to enforce compliance. The Leak-Out Agreements also include a price-based acceleration provision similar to that contained in the Lock-Up Agreements, pursuant to which all contractual transfer restrictions terminate if the Company’s Common Stock trades above a specified price threshold for a defined period.

Escrow Agreement

On June 3, 2026, the Company entered into an escrow agreement (the “Escrow Agreement”) with Zions Bancorporation, National Association, as escrow agent (the “Escrow Agent”), and Ryan Layton, solely in his capacity as the authorized representative of the Company Equityholders (the “Authorized Representative”), in connection with the consummation of the transactions contemplated by the Merger Agreement. Pursuant to the Escrow Agreement, the Company is required to deposit an amount equal to ten percent (10%) of the Base Merger Consideration (as defined in the Secuvant Merger Agreement) (the “Escrow Amount”) into one or more escrow accounts to secure indemnification obligations of the Company Equityholders under the Merger Agreement.

The Escrow Agreement provides that the Escrow Amount consists of both cash and equity components, which are to be deposited and held by the Escrow Agent and released only in accordance with specified written instructions and the terms of the Merger Agreement. The Escrow Agent acts in a ministerial capacity and may rely on instructions from the Company and the Authorized Representative without independent verification. The escrowed funds and securities may be used to satisfy indemnification claims and will otherwise be released to the Company Equityholders upon expiration of the escrow period, subject to any pending claims.

The Escrow Agreement also includes detailed provisions governing disbursement mechanics, including staged funding tied to Merger Consideration payments, procedures for withholding amounts in respect of indemnification claims, and allocation of proceeds among the Company Equityholders in accordance with agreed distribution percentages. The Escrow Agent is entitled to customary protections, including limitations of liability, indemnification by the parties, and the right to rely on written instructions. The Escrow Agreement terminates upon the expiration of the escrow period and the distribution of all escrow property, subject to retention of amounts necessary to resolve pending claims.

Employment Agreement

On June 3, 2026, the Company entered into an employment arrangement with Danny White pursuant to an offer letter (the “Employment Agreement”), under which Mr. White will serve as the Company’s Chief Product Officer and report directly to the Chief Executive Officer.

Pursuant to the Employment Agreement, Mr. White will receive an initial annual base salary of $185,000, payable in accordance with the Company’s standard payroll practices, and will be eligible to earn an annual performance-based bonus based on individual and Company performance, with payment timing subject to the completion of audited financial statements. The Employment Agreement also provides for a one-time sign-on bonus of $30,000, payable in installments and subject to repayment under certain circumstances if employment terminates within twelve months.

In addition, the Employment Agreement contemplates an equity compensation package to be provided under a separate agreement, consisting of an initial grant of restricted stock units with a total target value of $250,000, including an early vesting tranche and additional vesting over a three-year period, subject to approval by the Company’s board of directors. The Employment Agreement further provides that Mr. White will be eligible to participate in the Company’s employee benefit plans and executive policies, including health and welfare benefits and an unlimited paid time off policy, subject to Company policies and applicable law.

Mr. White’s employment is at-will, meaning that either the Company or Mr. White may terminate the employment relationship at any time, subject to applicable law and Company policies.

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Advisory Agreement

On June 3, 2026, the Company entered into an advisory services agreement (the “Advisory Agreement”) with Ryan Layton (the “Advisor”), the former Chief Executive Officer of Secuvant, in connection with the consummation of the transactions contemplated by the Merger Agreement. The Advisory Agreement became effective upon the Closing of the Merger and is expressly contingent upon the consummation of such Closing.

Pursuant to the Advisory Agreement, the Advisor has agreed to provide non-exclusive, part-time advisory services to the Company on a best-efforts basis, as reasonably requested by the Company’s Chief Executive Officer from time to time. The scope of such services includes, among other things, supporting customer and partner relationships, facilitating transition and integration efforts following the merger, providing institutional knowledge relating to Secuvant’s business and operations, and assisting with continuity of key commercial and operational functions.

The Advisory Agreement has an initial term of six (6) months from the effective date and may be extended for an additional six (6) month period upon mutual agreement of the parties. Following the first ninety (90) days after the effective date, either party may terminate the agreement upon thirty (30) days’ prior written notice, and either party may terminate immediately in the event of an uncured material breach.

In consideration for the services, the Company has agreed to pay the Advisor a monthly cash retainer of $3,000, payable in advance, and to reimburse reasonable, pre-approved out-of-pocket expenses. The Advisor is not entitled to any additional compensation or employee benefits under the agreement and will serve as an independent contractor.

The Advisory Agreement also contains customary provisions relating to confidentiality, ownership of work product, and non-solicitation of employees for a specified period following the term. In addition, the agreement includes customary limitations of liability and provides that it is governed by Delaware law.

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THE ELOC TRANSACTION

Equity Line of Credit

Equity Purchase Agreement

On April 7, 2025 (the “ELOC Execution Date”), we entered into the Equity Purchase Agreement with Yield Point. Under the Equity Purchase Agreement, we have the right, but not the obligation, to direct Yield Point to purchase up to $60 million (the “Maximum Commitment Amount”) in shares of our Common Stock upon satisfaction of certain terms and conditions contained in the Equity Purchase Agreement, including, without limitation, an effective registration statement filed with the SEC registering the resale of the shares of Put Stock (defined below) and the shares of Commitment Stock (defined below) and additional shares to be sold to Yield Point from time to time under the Equity Purchase Agreement. The term of the Equity Purchase Agreement began on the ELOC Execution Date and ends on the earlier of (i) the date on which Yield Point shall have purchased shares of Common Stock issued, or that we shall be entitled to issue, per any applicable Put Notice in accordance with the terms and conditions of the Equity Purchase Agreement (the “Put Stock”) equal to the Maximum Commitment Amount, (ii) the date that is twelve (12) months from the date the registration statement is declared effective, (iii) written notice of termination by us to Yield Point (which shall not occur at any time that Yield Point holds any of the shares of Put Stock), or (iv) written notice of termination by Yield Point to us pursuant to (the “Commitment Period”).

During the Commitment Period, we may direct Yield Point to purchase shares of Put Stock by delivering a notice (a “Put Notice”) to Yield Point. We shall, in our sole discretion, select the number of shares of Put Stock requested in each Put Notice. However, such amount may not exceed the Maximum Put Amount (as defined in the Equity Purchase Agreement). The purchase price to be paid by Yield Point for the shares of Put Stock will be ninety percent (90%) of the lowest trade of the Common Stock on the Principal Market during the Valuation Period (as defined in the Equity Purchase Agreement).

In consideration for Yield Point’s execution and delivery of, and performance under the Equity Purchase Agreement, on the ELOC Execution Date, we, in our discretion, either were to (i) pay to Yield Point in cash $1,800,000 (“Commitment Cash”) or (ii) issue the Pre-Funded Warrant to Yield Point in a form acceptable to Yield Point in its sole discretion and having an exercise price per share of $0.0001, for Yield Point’s purchase of shares of Common Stock (the “Commitment Stock”) having a value of $1,800,000 based on closing price of the Common Stock on April 6, 2025. We chose to issue the Pre-Funded Warrant. All of the shares of Commitment Stock were fully earned as of the ELOC Execution Date, and the issuance of the shares of Commitment Stock is not contingent upon any other event or condition, including, without limitation, the effectiveness of the Initial Registration Statement (defined below) or our submission of a Put Notice to Yield Point and irrespective of any termination of the Equity Purchase Agreement.

On May 7, 2025, we filed a registration statement on Form S-1 (333-287052), as amended, which was declared effective on May 14, 2025, relating to the resale of an aggregate of 37,833,333 shares of Common Stock (or 1,261,111 shares of Common Stock to reflect the October 2025 reverse stock split), consisting of (i) 33,333,333 shares (or 1,111,111 shares to reflect the Reverse Stock Split), or $15 million in shares of Common Stock, pursuant to the Equity Purchase Agreement, which number of shares has been calculated based on the closing price of our shares of Common Stock on May 6, 2025 of $0.45 per share; and (ii) 4,500,000 shares of Commitment Stock (or 150,000 shares of Commitment Stock to reflect the October 2025 reverse stock split).

On November 11, 2026, we filed a registration statement on Form S-1 (333-291819), as amended, which was declared effective on December 5, 2025, relating to the resale of an aggregate of 7,000,000 shares of Common Stock pursuant to the Equity Purchase Agreement at a per share price of $3.48 per share of Common Stock on December 1, 2025.

This registration statement relates to the resale of an aggregate of 25,000,000 shares of Common Stock pursuant to the Equity Purchase Agreement at a per share price of $0.55 per share of Common Stock on July 1, 2026. Since the inception of the Equity Purchase Agreement, we have sold an aggregate of 5,741,111 shares of Common Stock for aggregate gross proceeds of approximately $10.3 million. After giving effect to such sales, approximately $49.7 million of the $60 million Maximum Commitment Amount remains available under the Equity Purchase Agreement, subject to the terms and conditions thereof. The remaining balance of the shares of Common Stock issuable pursuant to the Equity Purchase Agreement may be registered under one or more separate registration statements to be filed in the future.

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MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

Market Price of Our Common Stock

Our shares of Common Stock are listed on The Nasdaq Global Market and warrants are listed on The Nasdaq Capital Market under the symbols “CYCU” and “CYCUW”, respectively.

On July 1, 2026, the closing sale price of our Common Stock was $0.55 per share.

As of July 2, 2026, there were approximately 51 holders of record of our Common Stock.

Dividend Policy

On November 25, 2025, the Company and iQSTEL, Inc. announced that each company plans to distribute $500,000 worth of its own shares as a one-time, pro-rata dividend to its own respective shareholders and security holders, while preserving the full $1,000,000 in cross-ownership shares. On December 5, 2025, the Company announced that it plans to distribute a special dividend valued at $500,000 in the form of its shares of Common Stock shares to all of its shareholders of record as of December 15, 2025 on a pro-rata basis. On December 11, 2025, the Company announced an updated dividend distribution ratio of 0.0180 per share of Common Stock to its shareholders and security holders. The dividend was paid on December 30, 2025.

We do not anticipate paying any cash dividends in the foreseeable future. If we incur indebtedness in the future to fund our future growth, the terms of such indebtedness may further constrict our ability to pay dividends.

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BUSINESS

Company Overview

We were originally incorporated as KAE Holdings, Inc., under the laws of the State of Delaware in 2017, with the purpose of acquiring and holding operating entities in the cybersecurity industry. On July 14, 2020, we changed our name from KAE Holdings, Inc. to Cyber Secure Solutions, Inc., and, on February 24, 2021, to Cycurion, Inc.

We have five first-tier wholly-owned subsidiaries, Cycurion Sub, Inc. (formerly Cycurion, Inc., until February 14, 2025), Cycurion Crypto Inc., a Delaware corporation formed in July 2025 (“Cycurion Crypto”), Secuvant, LLC, a Utah limited liability company formed in November 2014, Cycurion Merger Sub-Halo, Inc., a Delaware corporation formed in April 2026 and Cycurion Merger Sub-havenX, Inc., a Delaware corporation formed in April 2026, and three indirectly wholly-owned second-tier subsidiaries: (i) Axxum Technologies LLC (“Axxum”), a Virginia limited liability company formed in December 2006, (ii) Cloudburst Security LLC (“Cloudburst”), a Virginia limited liability company formed in January 2007, and (iii) Cycurion Innovation, Inc., a Delaware corporation formed in September 2021, in connection with our acquisition of assets from Sabres Security Ltd. (“Sabres”), a leading Israeli-based cyber security provider.

We deliver high-quality, cybersecurity solutions to federal government civilian, defense, and judiciary agencies in addition to commercial clients across a variety of industries. We, through our operating subsidiaries and strategic partnerships, have numerous prime and subcontracts with key government agencies. Our growth engine is driven by organic business solutions and strategic acquisitions of cyber/ infrastructure service providers.

Our Business

We provide innovative custom solutions for our clients by adapting our knowledge base and government-level experience to create dynamic solutions to best serve our client’s IT and cybersecurity needs. We assess, secure and advise your organization by leveraging our government proven, cutting edge techniques, custom tools and extensively knowledgeable personnel to revolutionize the client’s cybersecurity posture.

We are committed to surpassing expectations and delivering incomparable value to our clients and partners. We achieve this goal by providing network communications and information technology security services and solutions that are custom-tailored to your environment, as well as your level of need. We are built on a foundation of experts in network communications and information technology who possess unrivaled security expertise and experience. We are committed to hiring the most knowledgeable professionals in order to expand and reinforce our team of experts, leveraging world-class talent to improve and expand upon our already vast understanding of this environment. We pride ourselves on having the capability and resources to successfully implement a management strategy that delivers the solutions you need to stay within budget and on schedule.

We deliver high-quality, cybersecurity solutions to federal government civilian, defense and judicial agencies in addition to commercial clients across a variety of industries. We, through our operating subsidiaries and strategic partnerships, have numerous prime and subcontracts with key government agencies. Our growth engine is driven by organic business solutions and strategic acquisitions of cybersecurity services and technology providers. We leverage our highly skilled workforce to access, secure and advise our clients to improve their cybersecurity posture. Our ability to identify and implement customized solutions is core to driving continued growth.

Our Services

Consulting and Advisory Services

Our consulting services perform a detailed review of our customers’ IT security to identify and address vulnerabilities. Using advanced tools and research techniques, we enhance our customers’ cybersecurity program to meet regulatory compliance, data confidentiality and privacy standards, and train our customers’ personnel accordingly.

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Our advisory services supplement our consulting services with a cost-effective alternative to a full-time chief information officer. Our customers gain access to our pool of experienced chief information officers, who are backed by our resources. They deliver tailored advice and training to keep our customers’ organization ahead in the ever-changing cybersecurity landscape.

Our consulting and advisory services include: (i) security control assessments; (ii) security architecture and engineering; (iii) risk management and compliance audits; (iv) staff augmentation; (v) cybersecurity awareness and training; (vi) cloud security; (vii) virtual CISO support; and (viii) digital modernization.

Managed IT Services

Our managed IT services can optimize an organization’s IT infrastructure, reduce costs and improve operational efficiency, and it offers comprehensive IT management and support for organizations of all sizes.

Managed IT services is a services model in which a MSP remotely manages the day-to-day IT offerings for a client under a SLA. This includes remote monitoring and management of servers, disaster recovery, IaaS, PaaS, and SaaS. In short, managed IT services provides businesses with IT support and maintenance on an ongoing basis.

IT services are typically provided on a break-fix basis, meaning that the client only calls the provider when there is a problem with IT infrastructure. Managed IT services, on the other hand, are provided on an ongoing basis under an SLA. This means that the MSP is responsible for the day-to-day maintenance of the client’s IT infrastructure and is always monitoring and managing the system to ensure it is running smoothly.

For example, a company that provides cloud services to businesses would offer managed platform services, remote monitoring and management of servers and security services. The MSP would handle the day-to-day maintenance of the client’s IT infrastructure and offers disaster recovery services in the event of a data breach or other catastrophe.

Our managed IT services include: (i) project and license management; (ii) network infrastructure; (iii) systems engineering and administration; (iv) voice and data infrastructure engineering and management; (iv) application development; (v) IT help desk support; and (vi) staff augmentation.

Managed Security Services

We are a professional and trusted provider of managed security services. We have designed comprehensive security management solution to help organizations protect their digital assets against various cyber threats. Our MSS include 24/7 monitoring, threat detection, incident response and remediation. Our Security Operations Center (SOC) as a service offers organizations with a team of security professionals dedicated to monitoring and managing their security infrastructure.

MSS are a crucial component of a robust security program. Managed security service providers (“MSSPs”) specialize in protecting businesses from cyber threats and deliver a range of security services including, but not limited to, intrusion detection, vulnerability assessments and network security services.

MSSPs offer organizations access to a dedicated team of security professionals who use the latest security architectures and technologies to monitor their clients’ networks and systems, identify potential threats and respond promptly to security incidents. This is especially important for small to mid-sized businesses that may not have the in-house resources to maintain a robust security posture on their own.

MSS plays a critical role in safeguarding businesses from cyber threats in today’s digital landscape, making them an essential partner for organizations across industries. MSSPs work with clients ranging from small businesses to large enterprises and are often partnered with internet service providers to provide comprehensive security solutions.

MSS can also help organizations meet compliance requirements and reduce the risk of data breaches, which can be costly in terms of lost data, damaged reputation, and regulatory penalties. Additionally, MSSPs can provide SaaS solutions, allowing businesses to access security tools and services on-demand without having to invest in expensive hardware and software.

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Our MSS include: (i) managed detection and response; (ii) external attack surface management; (iii) threat hunting and threat intelligence; (iv) end point detection and response; (v) firewall management; (vi) threat and vulnerability management; (vii) vulnerability and penetration testing; (viii) 24/7/365 security monitoring; and (ix) digital forensic and incident response.

Our Industries

Government

Government entities face a number of compliance and certification challenges. With constantly changing legislation, meeting government mandate and expectations in the IT environment is often a challenge. We leverage our historical knowledge and extensive experience on the federal level to continue to fulfill all of IT needs across the government organization.

Bad actors attack government agencies by targeted cyber threats, personnel exploitation and creative manipulation to gain access to critical systems and infrastructure through unperceived vulnerabilities. Public platforms, such as social media, surface, deep and dark web, present substantial risks through knowledge gaps in personnel training, presenting high risk and substantial possibility of security failure. We have been defending and optimizing these environments at the federal level for over a decade and, as a result, have created a robust and predictive methodology to defend and optimize government organizational and security gaps in order to mitigate these threats and vulnerabilities before they are compromised. We provide the knowledge, experience and analytical understanding of this environment to evolve our services to meet current and future needs across the IT spectrum.

Our extensive knowledge and real-world experience with government agencies allow us to understand the operational, security and overall IT needs and challenges that such agencies must overcome to achieve their mandate. We leverage our experience in this space allowing us to provide best-practice solutions throughout the IT environment.

Small and Medium Businesses

We offer IT solutions for small and medium businesses through different management plans by offering IT services and solutions with the same resources, concentrations and knowledge-based analytical methodology that are used for our enterprise and government clients. We provide roadmaps to successful integration, streamlining the businesses’ operation for maximum effectiveness by developing comprehensive IT solutions to navigate the modern cyber environment. We leverage our expertise and experience from our work in the federal environment, custom tailoring these solutions to your business, no matter the size, while focusing on our customers’ business needs and budget.

Healthcare

We understand that healthcare organizations must manage a vast array of rapidly evolving complexities. Our company will lead healthcare organizations through the demands of HIPAA / HITECH security and privacy compliance requirements. We offer healthcare IT services to augment and refine an organization through auditing and assessment of the organization, staff, applications, compliance, risk, vulnerability and infrastructure in order to improve the entity’s ability to better serve the healthcare needs of the organization’s clients.

We understand the key drivers of the healthcare market, and continually create focused, innovative and repeatable solutions. We provide technology services to improve service delivery with a focus on system integration, process reengineering, cloud/web/mobile development, solutions for coordinated community care and case management applications. We have extensive experience providing management consulting from strategic planning, IT assessment, project management, application rationalization, enterprise architecture, organizational change management and training.

Enterprise Business

Enterprise level organizations face a litany of challenges when curating and implementing a successful IT environment. Challenges generally evolve from multiple points, such as finding experienced and deeply knowledgeable IT staff that is prepared for all security eventualities, to creating a comprehensive, functional, and compliant interface tends to create a high cost, knowledge deficient, and overwhelmed staff that often lacks in providing a positive return on investment, and at times a cost-prohibitive scenario.

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As digitization of operations becomes a necessity in the current environment, we plan to help our customers hire the right personnel and implement proper protocols in a time- and cost-efficient manner. We will take the responsibility from initial analysis to full spectrum implementation of our services, duly optimizing our customers’ organization and digital environment for the future.

We offer an evolutionary solution for this knowledge gap by providing deeply knowledgeable experts and highly trained analysts directly to our customers’ organization as a service. Our contract analysts provide more than just their individual expertise to solve specific challenges, but also will leverage Cycurion’s entire repository of collective knowledge, techniques and methodologies to our customers’ organization, at a cost below that of hiring an IT department, while providing highly efficient, multi-disciplined and deeply knowledgeable expert solutions to our customers.

Higher Education

We offer cybersecurity services and solutions for universities and higher education and protect our customers’ systems, information and students from cyber threats and attacks. Our end-to-end managed cybersecurity solutions include: (i) IT and cybersecurity audit, consulting and advisory services; (ii) SOC network services; (iii) virtual chief information security officers; and (iv) cyber awareness and threat intelligence training services. We have over 150 years of experience on our management team and have served over 275,000 students.

Cycurion ARx Platform

The Cycurion ARx platform is a turnkey web application protection and managed security solution that combines the essential cybersecurity layers in a comprehensive, customizable platform. This platform offers: (i) Geo Gate Protection; (ii) DoS Protection (defined below); (iii) WAF (defined below) and APIs (defined below) Protection; (iv) Endpoint Protection; and (v) Bot Hunter Protection.

●	Geo Gate Protection. This reverse proxy server makes geographic restrictions easy, thus reducing unwanted traffic.
●	DoS Protection. This denial-of-service (“DoS”) protection mitigates the threat from malicious actors attempting to flood the entry point of an application.
●	WAF and API Protection. Web Application Firewall (“WAF”) protection inspects requests in real-time and filters out harmful traffic, while application programming interfaces (“API”) protection is a defense mechanism involving a two-step process of authenticating the data sender and inspecting the data to ensure no malicious data injections have occurred.
●	Endpoint Protection. This countermeasure ensures that devices follow compliance and security policies, preventing intrusion from particular vectors.
●	Bot Hunter Protection. Our proprietary algorithm provides detection and protection against non-human activity. This can prevent low-level threats like unwanted scraping, and high-level threats like attempted system breaches.

Our Subsidiaries

Cycurion Sub, Inc.

We own our operating subsidiaries through Cycurion Sub., Inc., a Delaware corporation that, until the closing date of the de-SPAC, was known as “Cycurion, Inc.” We continue to conduct our business through the three below-described entities, which are now indirectly wholly-owned second-tier subsidiaries by virtue of the recent closing of the de-SPAC transaction.

Cycurion Crypto Inc.

Our direct wholly-owned subsidiary, Cycurion Crypto, a Delaware corporation, was formed in July 2025 as part of our strategic initiative to position the Company within the expanding digital asset ecosystem and will manage a crypto treasury.

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Secuvant, LLC

Organized in Utah on November 16, 2014, Secuvant is an independent IT security firm providing enterprise-grade cybersecurity services, risk management, and managed solutions to mid-market organizations. We acquired Secuvant in June 2026. They are the creator of the groundbreaking Panoptic platform which will significantly expand our product portfolio and enhance our ability to deliver higher-margin depth of products that we deliver to our clients.

Axxum Technologies LLC

Organized in the Commonwealth of Virginia on December 29, 2006, Axxum is a cybersecurity provider with successful assignments within the multiple sub-agencies of the Department of Homeland Security. We acquired Axxum in November 2017. Following the acquisition, we continued Axxum’s core operations of providing contractor services to its existing federal government customer base while leveraging our existing processes and tools to expand its commercial footprint.

Cloudburst Security LLC

Cloudburst is a cybersecurity provider with successful assignments within highly sensitive government agencies and other commercial organizations. We acquired Cloudburst in April 2019. Following the acquisition, we continued Cloudburst’s core operations of providing mission-critical and highly sensitive government agencies and other commercial organizations with high-quality, innovative cybersecurity services. Cloudburst focuses on providing tailored solutions that leverage the industry’s best minds and technologies to predict, protect, detect, respond, and sustain our clients from the latest evolving cyber threats.

Cycurion Innovation, Inc.

Cycurion Innovation, Inc. was formed in connection with our acquisition of assets from Sabres, a leading Israeli-based cybersecurity provider. It operates our Cycurion Security Platform’s line of products allows our customers to improve their cyber posture with its MDP SaaS platform. This platform efficiently bundles and easily implements the external protection of a WAF and the internal protection of Bot Mitigation. Bot Mitigation is the reduction of risk to applications, APIs, and backend services from malicious bot traffic that fuels common automated attacks, such as DoS campaigns and vulnerability probing. The costs of single-layer security can be measured in terms of money, time, and risk, as well as the damage wrought by a data breach, which millions of businesses experience each year. Through this interaction of the WAF and Bot Mitigation, the MDP is able to reinforce these layers of security and generate new security layers in real time in response to emerging threats. This process is directed by our Cycurion Security Platform’s proprietary, cloud-based AI algorithm. Crucially, the artificial intelligence (“AI”) underpinning the MDP platform is constantly evolving to counter new threats. Through a crowdsourcing process, the cloud-based MDP learns from every threat to any protected application and uses that newly acquired knowledge to protect all MDP clients better.

Cycurion Merger Sub-Halo, Inc.

Cycurion Merger Sub-Halo, Inc. is a Delaware corporation and a wholly owned subsidiary of the Company formed for the purpose of completing the acquisition of Halo Privacy, Inc.

Cycurion Merger SubhavenX, Inc.

Cycurion Merger Sub-havenX, Inc. is a Delaware corporation and a wholly owned subsidiary of the Company formed for the purpose of effecting the acquisition and integration of havenX, Inc.

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Our Subcontractor Relationship

SLG Innovation, Inc.

The SLG team has an average of over 25 years of experience in the development, planning, implementation, and management of information systems. SLG’s leadership team offers years of combined success in answering the needs of government agencies and healthcare organizations across the country.

The SLG team has worked nationally, as it has served over 25 Department of Health and Human Services agencies, all 50 state governments, and over 250 local governments. Since SLG’s inception, it has primarily focused on customers in the middle of the country. The team of professionals has successfully delivered information technology, project management, and subject matter services to key health and human service projects, including, but not limited to, state Medicaid programs in Illinois, Indiana, Nebraska, and Tennessee, the Indiana Division of Aging, Illinois Early Intervention, the University of Illinois Division of Specialized Care for Children, the Multiple Myeloma Research Foundation, and many more.

We established a subcontractor — prime contractor relationship with SLG in the fall of 2019, where we serviced several government agencies and commercial customers, State of New Mexico, Cognizant, KPMG, and the University of Illinois in support of SLG. Axxum Technologies and SLG Innovation that relationship in 2020. A subcontractor offers its specialized services to a prime contractor. Unlike prime contractors, who focus on the managerial side of the government contract, subcontractors tend to dedicate their efforts to lending subject matter expertise and delivery of service to the project. Technically strong subcontractors, along with a strong subcontractor plan are essential to boost the success of a project.

As a result of the strong technical skills and experience of the cyber teams at Cycurion and its subsidiaries, SLG Innovation entered into a Master Services Agreement (“MSA”) with Axxum Technologies to provide services to SLG customers. The MSA is task order driven and the number of task orders is modified periodically depending on actual customer requirements for IT and cybersecurity services. Over the last three years, Axxum Technologies has assisted SLG Innovation in growing its revenue and customer base. As a result, SLG Innovation now represents a majority of Cycurion revenues.

Our Acquisitions

RCR Acquisition Agreement

RCR Technology Corporation (“RCR”) performs certain services for SLG in its role as an SLG subcontractor and, in that context, became a creditor of SLG. In connection with the transactions contemplated by the term sheet with SLG (the “SLG Term Sheet”), on April 25, 2023, Cycurion Sub and RCR also entered into a term sheet (the “RCR Term Sheet”) for a distinct, but related transaction. The RCR Term Sheet contemplates a transaction, pursuant to which RCR will sell to Cycurion all of the accounts receivable of SLG in favor of RCR (but for those accounts that are less than 90 days old as of the date of consummation of the contemplated transaction). The consummation of the transactions contemplated by the RCR Term Sheet is contingent upon the consummation of the transactions contemplated by the SLG Term Sheet. We consummated the transactions contemplated by the RCR Term Sheet on September 25, 2025. Cycurion issued 248,006 shares of Common Stock to RCR as a result of the consummation of the transaction contemplated by the RCR Term Sheet pursuant to the Securities Purchase Agreement, dated September 25, 2025.

The foregoing brief summary description of certain terms and provisions of the RCR Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the RCR Term Sheet, a copy of which is filed as an exhibit to this registration statement as Exhibit 10.13 and the full text of the RCR Term Sheet amendments, a copy of each of which are filed as an exhibit to this registration statement as Exhibit 10.13a, 10.13b, 10.13c and 10.13d. Readers are encouraged to read those Exhibits in full for a more comprehensive understanding of the transaction contemplated by the RCR Term Sheet.

Acquisition of Technology

On September 30, 2021, we acquired certain technology assets of Sabres, a leading Israeli-based cybersecurity provider. As part of the asset purchase agreement, we acquired Multi-Dimensional Protection (“MDP”), WAF and Bot Mitigation SaaS platforms, and their associated intellectual property.

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Our Cycurion Security Platform’s (formerly Sabres’) line of products allows our customers to improve their cyber posture with its MDP SaaS platform. This platform efficiently bundles and easily implements the external protection of a WAF and the internal protection of Bot Mitigation. Bot Mitigation is the reduction of risk to applications, APIs, and backend services from malicious bot traffic that fuels common automated attacks, such as DoS campaigns and vulnerability probing. The costs of single-layer security can be measured in terms of money, time, and risk, as well as the damage wrought by a data breach, which millions of businesses experience each year. Through this interaction of the WAF and Bot Mitigation, the MDP is able to reinforce these layers of security and generate new security layers in real time in response to emerging threats. This process is directed by our Cycurion Security Platform’s (formerly Sabres’) proprietary, cloud-based AI algorithm. We do not have AI processing in the production version of the software. That version is in the testing and evaluation phase. Crucially, the AI underpinning the MDP platform is constantly evolving to counter new threats. Through a crowdsourcing process, the cloud-based MDP learns from every threat to any protected application and uses that newly acquired knowledge to protect all MDP clients better.

Our Cycurion Security Platform’s (formerly Sabres’) line of products provides solutions for substantially all web application security needs. These products provide solutions, whether a client is in need of a web application firewall to comply with regulations and ensure it has a first line of defense against the hazards that the internet can present or is in need of enterprise-level products that empower SOC teams and security management. Our Cycurion Security Platform’s constantly survey a client’s data to detect security issues in need of attention, send automatic updates, and provide the client with a complete database of rules and threats.

We have integrated the technology assets that we acquired from Sabres (which now constitutes our Cycurion Security Platform) into our Managed Security Services Practice. We believe that the platform will enhance our service offerings and assist with the expansion of our commercial business. Our dedicated support team will manage the Sabres platform, provide real time reporting, response to security incidents, and will manage all data privacy needs from a single security information and event management SaaS platform dashboard.

Acquisition of Secuvant, LLC

On May 21, 2026, the Company entered into the Secuvant Merger Agreement with Merger Sub and Secuvant. Pursuant to the Secuvant Merger Agreement, Merger Sub will merge with and into Secuvant in a reverse merger transaction, with Secuvant surviving the Merger as a wholly owned subsidiary of the Company. On June 3, 2026, the Secuvant Merger was consummated and all of Secuvant’s equity interests were cancelled and converted into the right to receive the Merger Consideration (as defined in the Secuvant Merger Agreement). The surviving entity will succeed to all of Secuvant’s assets, liabilities, rights, and obligations by operation of law and continue its business as a subsidiary of the Company. Secuvant is an independent IT security firm providing enterprise-grade cybersecurity services, risk management, and managed solutions to mid-market organizations. They are the creator of the groundbreaking Panoptic platform which will significantly expand our product portfolio and enhance our ability to deliver higher-margin depth of products that we deliver to our clients.

Halo Privacy Transaction

On May 7, 2026, the Company executed a binding agreement to acquire Halo Privacy, Inc., an industry-leading secure communications company, and fully integrate its elite digital investigations and attribution arm, havenX, Inc. The Company expects to close the transaction within 45 days. This acquisition builds on our disciplined growth strategy by delivering innovative new products and capabilities that directly address its clients’ evolving needs for security, privacy, proactive threat defense and operational efficiency.

Competitors

The IT and cybersecurity solutions market is fragmented, competitive and always evolving. We compete with a range of established and emerging cybersecurity software and services vendors, as well as organizations that choose to build their own solutions in-house. With new technologies and market entrants, we expect the competitive environment to remain intense going forward.

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Our competitors include:

●	vulnerability management and assessment vendors;
●	diversified security software and services vendors;
●	endpoint security vendors with vulnerability assessment capabilities;
●	public cloud vendors and other companies that offer solutions for cloud security; and
●	providers of point solutions that compete with some of the features present in our solutions.

The key competitive factors in our markets include:

●	ability to prepare for, detect and mitigate cybersecurity threats;
●	ability to respond to customer needs quickly;
●	ability for products to facilitate customer needs;
●	total cost and ease-of-use of our products;
●	brand awareness and reputation; and
●	ability to attract and retain employees.

We believe that the principal competitive factors affecting the market for cybersecurity solutions include product functionality, depth of platform offerings, flexibility of delivery models, ease of deployment and use, integration capabilities such as open APIs and scalability, uptime and performance. Some of our competitors are more established and have greater name recognition, longer operating histories, more established customer relationships, larger marketing budgets and significantly greater resources than we do.

Properties

We do not own any properties. Our principal executive office is located at 1640 Boro Place, Suite 420C, McLean, Virginia 22102. Our executive office is shared with our subsidiaries.

Due to the nature of our business and the professional services we offer, a majority of our employees work on client sites or remotely. Our offices do not require any state or regulatory permits. We currently believe that our existing facilities are suitable, but we may need additional space in the future to accommodate our anticipated growth. We believe that such space will be available to us when required and on commercially reasonable terms.

Customers

We have customers in a variety of industries, including enterprise businesses, small and medium businesses, government agencies, healthcare and higher education. During the years ended December 31, 2025 and 2024, purchases from our four largest end-customers accounted for approximately 64.5% and 63.8% of our total revenue, respectively.

Backlog

We define backlog as contractually committed orders to be invoiced under our existing agreements that are not included in deferred revenue on our consolidated balance sheets. We expect the amount of backlog to change from period to period due to the timing of billings for our solutions and professional services. As of December 31, 2025 and 2024, we had committed backlog of approximately $80.0 million and $16.0 million, respectively.

Government Regulation

Our business and operations are subject to extensive federal and state governmental regulation and supervision. The following is a brief summary of certain statutes and rules and regulations that affect or may affect us. This summary is not intended to be an exhaustive description of the statutes or regulations applicable to our business.

In the ordinary course of our business, we process personal information. Accordingly, we are, or may become, subject to numerous data privacy and security obligations, including federal, state, local, and foreign laws, regulations, guidance, and industry standards related to data privacy and security. Such obligations may include, without limitation, the Federal Trade Commission Act, the California Consumer Privacy Act of 2018 as amended by the California Privacy Rights Act of 2020, or, collectively, the CCPA, the Colorado Privacy Act, Virginia’s Consumer Data Protection Act, the Connecticut Privacy Act, the Utah Consumer Privacy Act and similar U.S. state comprehensive privacy laws, the European Union’s General Data Protection Regulation 2016/679, or EU GDPR, the EU GDPR as it forms part of the United Kingdom law by virtue of section 3 of the European Union (Withdrawal) Act of 2018, or UK GDPR, and the ePrivacy Directive.

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Human Capital

As of December 31, 2025, we have 74 employees, of which 66 were full-time employees. None of our U.S. employees are represented by a labor union or covered by a collective bargaining agreement. Our senior leadership team has extensive experience with business process management, and while we have grown through a number of acquisitions, we have retained an experienced and cohesive leadership team.

Our key human capital objectives are to attract, retain, engage, reward and develop our highly talented existing and future employees, while cultivating an inclusive workforce and culture to achieve exceptional business results. We are committed to fostering a community of talented individuals from all backgrounds and perspectives by implementing the following.

Research and Development

Rapidly changing technologies, evolving industry standards, changing customer requirements, supply constraints and continuing developments in communications service offerings characterize the markets for our products. Our on-going ability to adapt to these changes and to develop new and enhanced products that meet or anticipate market demand is the main factor influencing our competitive position and our ability to grow.

We continue to invest substantial resources in research and development to enhance our platform offerings by developing new features, functionality, and applications. Our engineering expertise combines extensive security product development experience with individuals who possess deep cloud and user interface design backgrounds.

Our team is staffed by cybersecurity, cloud and data science experts who deliver exposure management intelligence, data science insights, alerts and security advisories. Our team has developed research tools to help improve efficiency and effectiveness in processes such as reverse engineering, code debugging, web app security and visibility into cloud-based tools.

Legal Proceedings

From time to time, the Company may be a party to litigation or claims arising in the ordinary course of business, including those relating to employment matters, relationships with clients and contractors, intellectual property disputes, and other business matters. These legal proceedings seek various remedies, including claims for monetary damages in varying amounts, none of which are considered material, or are unspecified as to amount. Although the outcome of any such matter is inherently uncertain and may be materially adverse, based on current information, management believes that the outcome of such known matters will not have a material adverse effect on the Company’s financial condition and results of operations.

Management does not believe that there are any litigation or claims that would have a material adverse effect on the business, or the consolidated financial statements of the Company as of December 31, 2025.

Corporate Information

Our principal executive office is located at 1640 Boro Place, Suite 420C, McLean, Virginia 22102, and our telephone number is (703) 854-1652. Our website address is www.cycurion.com. Axxum’s website address is www.axxumtech.com. Cloudburst’s website address is www.cloudburstsecurity.com. Secuvant’s website is www.secuvant.com. The SEC maintains an internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at www.sec.gov. The information contained on the websites referenced in this prospectus is not incorporated by reference into this prospectus.

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MANAGEMENT

Executive Officers and Directors

Each of our directors holds office until the next annual meeting of our stockholders or until his successor has been elected and qualified, or until his death, resignation, or removal. Our executive officers are appointed by, and serve at the pleasure of, our board of directors and hold office until death, resignation, or removal from office. The executive officers have been appointed based on their qualifications, including their prior leadership history with other companies, strategic vision, and potential contributions to our growth and profitability.

The following table sets forth certain information concerning our executive officers and directors as of the date of this prospectus.

Name	Age	Position
L. Kevin Kelly	61	Chief Executive Officer and Chairman
Ana L. Garcia (4)	58	Chief Financial Officer
Emmit McHenry	83	Director
Peter R. Ginsberg (1)(2)(3)	71	Director
Reginald S. Bailey, Sr. (1)(2)(3)	51	Director
Kevin E. O’Brien (1)(2)(3)	58	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Governance Committee
(4)	Ms. Ana L. Garcia was appointed as Chief Financial Officer, effective June 1, 2026. Mr. Alvin McCoy III resigned as Chief Financial Officer, effective May 31, 2026.

Biographical information concerning the executive officers and directors listed above is set forth below.

L. Kevin Kelly, Chief Executive Officer and Chairman of the Board of Directors

L. Kevin Kelly has served as Cycurion’s Chief Executive Officer since January 25, 2023 and Chairman of the Board of Directors since February 14, 2025. From March 2015, he was the Chief Executive of Halo Privacy, a Chicago, Illinois-based cyber security organization that focuses on digital security solutions for high-profile individuals and Fortune 500 companies. In 2014 and 2015, he was the Chief Executive Officer and President for the North American operations of Asia Pulp & Paper, an Asian-based pulp and paper entity that ranks as one of the largest in the world. Mr. Kelly’s career also included 16 years with Heidrick & Struggles International Incorporated, a world-wide premier executive search firm; during the last six years of his tenure ending in 2013, he served as its Chief Executive Officer. From January 2016 to April 2017, Mr. Kelly was based in the Greater Chicago Area, as an executive advisor to the BTS Group AB, a Swedish-headquartered global professional services firm. Mr. Kelly earned his Bachelor of Science from George Mason University and his Master of Business Administration from Duke University - The Fuqua School of Business.

Ana L. Garcia, Chief Financial Officer

Ana L. Garcia has served as our Chief Financial Officer since June 1, 2026. Ms. Garcia has more than 20 years of senior finance leadership experience across public and private technology companies, including businesses in financial services, tech-enabled services and subscription software. From October 2018 to March 2026, Ms. Garcia held roles of increasing responsibility at KLDiscovery, a global provider of electronic discovery, information governance, and data recovery services, most recently serving as Vice President of Finance from 2021 to 2026 and as Interim Chief Financial Officer from May 2025 to August 2025. Prior to joining KLDiscovery, Ms. Garcia served in senior finance roles at Edelman Financial Services (now Edelman Financial Engines) from September 2014 to October 2018, MicroStrategy (now Strategy Inc.) from September 2007 to August 2014, and Spacenet, Inc. (now SageNet) from July 2005 to September 2007. Earlier in her career, she held finance roles at Savvis (now Lumen Technologies). Across these positions, she built high-performing FP&A teams, led board-level reporting, and supported M&A execution and post-merger integration. She holds a Master of Business Administration in Finance and a Bachelor of Science in Marketing, with Distinction, both from George Mason University, and is a Certified Financial Planner.

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Emmit McHenry, Director

Emmit McHenry has served as one of Cycurion’s directors since October 4, 2017, and also served as our Chief Executive Officer until January 25, 2023 and Chairman of the board of directors until February 14, 2025. Prior to joining the Company, Mr. McHenry was a founding Principal of Archura, LLC, in 2006, and held the positions of Chairman and Chief Executive Officer. Earlier in his career, Mr. McHenry founded and developed several other companies us, including NetCom Solutions International, Inc. and Network Solutions, Inc, the internet domain service provider. In addition, he has held management positions with International Business Machines (IBM), Connecticut General Life Insurance Company (now, CIGNA), Union Mutual, and Allstate Insurance Company, where he served in several positions, including Regional Vice President for the five northwestern states (Idaho, Oregon, Washington, Alaska, and Hawaii).

Mr. McHenry has held positions on the executive committee for the Council on Competitiveness and the board of directors for James Martin Government Intelligence and Global Technology. Mr. McHenry obtained a Bachelor of Arts in Communications from the University of Denver and a Master of Arts in Communications from Northwestern University. Mr. McHenry also received an Honorary Doctor of Philosophy from Shaw University. Mr. McHenry is a Service-Disabled Veteran, having served in the United States Marine Corps. We believe that Mr. McHenry is qualified to serve on our board of directors because of his significant experience in corporate leadership and extensive knowledge of information security.

Peter R. Ginsberg, Director

Peter R. Ginsberg has served as one of our independent directors since November 30, 2023. He is a practicing attorney with a wide range of experience and successfully represented Cycurion in one of its matters in 2020. In February of 2023, he co-founded Moskowitz Colson Ginsberg & Schulman, LLP, of which he is a partner in the firm. Previously, he was a partner with Moskowitz & Book, LLP from July of 2021 until the co-founding of his current firm. He was a partner of Michelman & Robinson, LLP from December 2020 through July 2021. Prior to that, from September 2018 through December 2020, he was a partner at Robinson Brog Leinwand Greene Genovese & Gluck, P.C. and then moved with a number of its attorneys to Sullivan & Worcester LLP (US). Earlier in his career, Mr. Ginsberg was an Assistant U.S. Attorney in the Eastern District of New York.

Mr. Ginsberg received his B.A. in history from the University of Pennsylvania in 1976, his MS in international relations from the London School of Economics in 1977; and his J.D. from Columbia Law School of Law in 1980. We believe that Mr. Ginsberg is qualified to serve on our board of directors because of his long history with Cycurion and the ability to provide broad-based legal advice to the board of directors.

Reginald S. Bailey, Sr., Director

Reginald S. Bailey has served as one of our independent directors since February 14, 2025. He is a co-founder of, and from 2019 to present, is the Chief Operating Officer of Cysurance LLC, a Washington, D.C. and New York-based provider of a fully integrated cyber incident program. In 2017, Mr. Bailey co-founded, and thereafter has been, and remains, the managing principal of BoxTop Growth Partners LLC, a Washington, D.C. and New York-based boutique advisory firm. From 2012 to 2013, he served as Chief Operating Officer of Hofmann Brands and then from 2014 to 2017, he served as the Chief Executive Officer and a Board Member of Hofmann Brands, a Syracuse New York-based portfolio investment company to Hofmann Sausage Company LLC, Hofmann Hots, LLC, and The Handwich®. From 2008 to 2012, Mr. Bailey served as the Managing Partner of Phoenix International Management Group, LLC, a Washington DC-based privately owned consulting practice that specialized in global network infrastructure and business operations solutions. From 2000 to 2008 he served as the Managing Partner, President, and Chief Operating Officer of Worldwide Network Services, LLC, a Washington, D.C.-based SBA-certified defense contractor that he co-founded and which specialized in the engineering, design, installation, and maintenance of private networks within hazardous, remote, or geographically challenged environments worldwide.

Mr. Bailey earned a Bachelor of Science in Business Management from North Carolina Agricultural & Technical State University in 1995. We believe that Mr. Bailey is qualified to serve on our board of directors because of his broad experience in the cyber industry and his investment company advisory services.

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Kevin E. O’Brien, Director

Kevin E. O’Brien has served as one of our independent directors since February 14, 2025. In 2000, he founded and, through its acquisition by Revere Data, LLC in 2002, served as the Chief Executive Officer of Gradience, Inc., a San Francisco, California-based provider of cloud-based services and software for on-demand marketing and financial services applications. From that acquisition in 2002 through 2013, Mr. O’Brien served as the President and Chief Executive Officer of and a Director of Revere Data, LLC, a San Francisco, California-based provider of specialty data, analytics, and index services to Fortune 500 and defense customers. Revere Data was acquired by FactSet Research Systems, Inc. (NYSE: FDS) in 2013, where, for the succeeding three years, he served as its Regional Director for the Americas. FactSet is a San Francisco, New York, and London-based provider of enterprise class software, analytics, and services to 126,000 in 24 countries. From 2016 to the 2024, he has been employed by Orbital Insight, Inc., a Palo Alto, California- based geospacial software and analytics Company that merges artificial intelligence and innovations to solve the world’s biggest business, national security, and societal problems as scale. During the first four years of his employment, he served as Orbital Insight’s Chief Operating Officer and, thereafter, from 2020 to 2024 as its Chief Executive Officer. From February 2024 to present, he serves as President at Chainalysis Government Solutions.

Mr. O’Brien received his B.B.A. in Management Information Systems from James Madison University in 1987 and his MBA from EDHEC Business School (Paris, France) in innovation, strategy, and information technology in 1994. We believe that Mr. O’Brien is qualified to serve on our board of directors because of his broad experience in the technology industry.

Corporate Governance Matters

Nasdaq requires that listed companies follow certain corporate governance rules relating to, among other things, the adoption and disclosure of corporate governance guidelines, director independence, and executive sessions of non-management and independent directors. We currently comply with the Nasdaq listing standards applicable to U.S. companies.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) covering, among other things, the authority, duties and responsibilities of and independence standards applicable to our directors. Our Corporate Governance Guidelines also address, among other things, the composition of the Board of Directors, Board of Directors’ committee structures and assignments, the procedures related to meetings of the Board of Directors, and the Board of Directors’ evaluation policies. A copy of our Corporate Governance Guidelines is available on our website at https://investors.cycurion.com/governance#committees. None of the information contained on our website is incorporated into or forms a part of this prospectus.

Board Composition

Our business and affairs are organized under the direction of our Board of Directors. The Board of Directors will meet on a regular basis and additionally as required. In accordance with the terms of the amended and restated certificate of incorporation, the Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors currently consists of five directors.

Director Independence

The applicable listing rules of Nasdaq, on which our shares of Common Stock are listed, generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.

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In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors or any other board committee (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors conducts an annual review of the independence of our directors. The Board of Directors has determined that, as of the date hereof, each of the following members of the Board of Directors is an “independent director” as defined under the applicable Nasdaq standards and SEC rules: Messrs. Peter R. Ginsberg, Reginald S. Bailey, Sr. and Kevin E. O’Brien.

Board Leadership Structure

Our Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors. Our Board of Directors believes that it is in our best interests to make that determination based on our direction and the current membership of the Board of Directors. The Board of Directors has determined that having a director who is the Chief Executive Officer and Chairman of the Board of Directors is in the best interest of our stockholders at this time. Currently, Mr. L. Kevin Kelly serves as our Chief Executive Officer and Chairman of the Board of Directors.

Our Board of Directors’ Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Although our Board of Directors does not have a standing risk management committee, it administers this oversight function directly through the Board of Directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Areas of focus include economic, operational, financial, regulatory, cybersecurity, privacy, compliance and reputational risks.

The audit committee of the Board of Directors (“Audit Committee”) is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The Audit Committee also monitors compliance with legal and regulatory requirements and assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management. The compensation committee of the Board of Directors (“Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements. The nominating and corporate governance committee of the Board of Directors (“Nominating and Corporate Governance Committee”) assesses risks related to our corporate governance practices, the independence of our Board of Directors and monitors the effectiveness of our governance guidelines.

We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board of Directors and committee leadership structure supports this approach.

Committees of the Board of Directors

The Board of Directors has formed the committees described below. Each of the committees operates pursuant to a written charter adopted by the committee or our Board of Directors. Each charter sets forth the committee’s specific functions and responsibilities. The Board of Directors may from time to time establish other committees. Each committee charter is available on our website at https://investors.cycurion.com/governance#committees. None of the information contained on our website is incorporated into or forms a part of this prospectus.

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Audit Committee

The Audit Committee assists the Board of Directors with its oversight of the integrity of the financial statements; the compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent registered public accounting firm; the design and implementation of the financial risk assessment and risk management. Among other things, the Audit Committee is responsible for reviewing and discussing with management the adequacy and effectiveness of disclosure controls and procedures. The Audit Committee also discusses with management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope, and timing of the annual audit of the financial statements, and the results of the audit, quarterly reviews of the financial statements and, as appropriate, initiates inquiries into certain aspects of the financial affairs.

The Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has direct responsibility for the appointment (subject to stockholder approval, if deemed advisable by the Board of Directors), compensation, retention, and oversight of the work of the independent registered public accounting firm. The Audit Committee has sole authority to approve the hiring and discharging of the independent registered public accounting firm (subject to stockholder approval, if deemed advisable by the Board of Directors), all audit engagement terms and fees and all permissible non-audit engagements with the independent auditor. The Audit Committee reviews and oversees all related party transactions in accordance with policies and procedures.

The Audit Committee is comprised of three members: Messrs. Ginsberg, Bailey, Sr., and O’Brien. Each member of the Audit Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations and each member is financially literate. In addition, the Board of Directors has determined that Mr. O’Brien, who is the chairman of the Audit Committee, is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Please see a description of Mr. O’Brien’s biography in this section under the heading “Executive Officers and Directors”.

Compensation Committee

The Compensation Committee assists the Board of Directors with its oversight of the forms and amount of compensation for executive officers (including officers reporting under Section 16 of the Exchange Act), the administration of equity and non-equity incentive plans for employees and other service providers and certain other matters related to compensation programs. The Compensation Committee, among other responsibilities, evaluates the performance of our Chief Executive Officer and, in consultation with the Chief Executive Officer, evaluates the performance of other executive officers (including officers reporting under Section 16 of the Exchange Act). The Chief Executive Officer may not be present during any portion of a Compensation Committee meeting in which deliberation or any vote regarding their compensation occurs. The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided, further, that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the Compensation Committee as a whole.

The Compensation Committee is comprised of three members: Messrs. Ginsberg, Bailey, Sr., and O’Brien. Mr. Ginsberg is the chairman of the Compensation Committee. The composition of the Compensation Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Each member of the Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee did not engage a compensation consultant for the 2025 fiscal year.

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Nominating and Governance Committee

The Nominating and Corporate Governance Committee assists the Board of Directors with its oversight of and identification of individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and selects, or recommends that the Board of Directors selects, director nominees; develops and recommends to the Board of Directors a set of corporate governance guidelines; oversees the evaluation of the Board of Directors; and reviews and recommends to the Board of Directors improvements to the Corporate Governance Guidelines and our overall corporate governance on a periodic basis.

Our Nominating and Corporate Governance Committee’s responsibilities include identifying and screening director candidates (including incumbent directors for potential re-nomination and candidates recommended by stockholders in accordance with the Company’s policies as set forth in its proxy statement) consistent with criteria approved by the Board of Directors, and recommending to the Board of Directors candidates for nomination for election or re-election by the stockholders and any Board of Directors vacancies that are to be filled by the Board of Directors subject to any rights regarding the selection of directors by holders of preferred stock and any other contractual or other commitments of the Company.

The Nominating and Corporate Governance Committee is comprised of three members: Messrs. Ginsberg, Bailey, Sr., and O’Brien. Mr. O’Brien is the chairman of the Nominating and Corporate Governance Committee. The composition of the Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations.

Board and Committee Meetings and Attendance

Our Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2025: (i) our Board of Directors met four times; (ii) our Audit Committee jointly with our Board of Directors met three times; (iii) our Compensation Committee met zero times separately and three times jointly with the Board of Directors and the Audit Committee; and (iv) our Nominating and Corporate Governance Committee met three times and jointly with our Audit Committee zero times.

During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which such director served during the period in which he or she served.

Significant Employees

We do not employ any non-officers who are expected to make a significant contribution to our business.

Family Relationships

There are no family relationships among our directors and executive officers.

Code of Ethics

We have adopted a Code of Ethics, and we rely on our board of directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board of directors reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the board of directors for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the board of directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The board of directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests.

A copy of our Code of Ethics is filed as Exhibit 14.1 to the Registration Statement of which this prospectus is a part and is available on our website at https://investors.cycurion.com/governance#committees. None of the information contained on our website is incorporated into or forms a part of this prospectus.

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Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations.

A copy of our Amended and Restated Insider Trading Policy is filed as Exhibit 19.1 to the Registration Statement of which this prospectus is a part.

Director and Officer Hedging

We have not adopted any practice or policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. As such, our employees, officer, directors or their designees are generally permitted to engage in these transactions.

Director and Officer Liability and Indemnification

We have purchased directors’ and officers’ liability insurance and have entered into indemnification agreements with each of directors and executive officers. The indemnification agreements and our articles and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

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EXECUTIVE AND DIRECTOR COMPENSATION

Named Executive Officers

Our named executive officers for 2025, which consist of our principal executive officer, principal financial officer and the next two most highly compensated executive officers, are:

●	L. Kevin Kelly, our Chief Executive Officer;
●	Alvin McCoy III, our Former Chief Financial Officer (1);
●	William Singleton, our Cyber Security Lead; and
●	Devin Ferreira, our Cyber Security Engineer.

(1)	Mr. Alvin McCoy III resigned as our Chief Financial Officer, effective May 31, 2026, and Ana L. Garcia was appointed as the Chief Financial Officer, effective June 1, 2026.

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by, or paid to the following “named executive officers,” which term is defined as follows:

(a)	all individuals serving as one of our principal executive officers during our fiscal years ended December 31, 2025 and 2024; and
(b)	each of our two other most highly compensated executive officers who were serving at the end of 2025.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
	2023	$113,120	-	-	-	$113,120
L. Kevin Kelly*	2024	$24,681	-	-	-	$24,681
Chief Executive Officer	2025	$518,750	-	-	$1,250,000	$1,768,750

	2023	$114,900	-	-	-	$114,900
Alvin McCoy, III**	2024	$114,900	-	-	-	$114,900
Chief Financial Officer	2025	$290,933			$1,000,000	1,290,933

	2023	$177,293	-	-	-	$177,293
William Singleton,	2024	$179,262	-	-	-	$179,262
Cyber Security Lead	2025	$185,400				$185,400

	2023	$151,618	-	-	-	$151,618
Devin Ferreira,	2024	$160,680	-	-	-	$160,680
Cyber Security Engineer	2025	$160,680	-	-	-	$160,680

*L. Kevin Kelly received $275,000 in backpay from 2023 and 2024.

**Mr. Alvin McCoy III resigned as our Chief Financial Officer, effective May 31, 2026, and Ana L. Garcia was appointed as the Chief Financial Officer, effective June 1, 2026.

Narrative Disclosure to Summary Compensation Table

Employment Agreement with L. Kevin Kelly

On December 1, 2024, Cycurion and L. Kevin Kelly, Chief Executive Officer, entered into an employment agreement on a two-year term, commencing on December 1, 2024 and ending on December 1, 2026. During the employment period, Cycurion shall pay Mr. Kelly an annual base salary of $325,000 per annum. During the employment period, Cycurion shall pay to the executive an equity compensation of $500,000 of Company stock in the first year of employment payable quarterly. Mr. Kelly is eligible for a performance bonus based on results generated by the executive and through the Company. Targeted performance is $325,000 for year-one, and the performance bonus will increase for subsequent years based on future financial and non-financial results.

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Employment Arrangement with Ana L. Garcia

On May 21, 2026, Cycurion entered into an offer letter with Ana L. Garcia to serve as Chief Financial Officer, commencing June 1, 2026. Ms. Garcia’s employment is on an at-will basis. During her employment, Cycurion will pay Ms. Garcia an annual base salary of $300,000, payable in accordance with the Company’s standard payroll practices. Ms. Garcia is eligible to receive an annual performance bonus of up to 50% of her base salary, based on the achievement of individual and Company performance objectives, as determined by the Chief Executive Officer. For 2026, any such bonus will be prorated based on her period of service during the year. In addition, Ms. Garcia will receive a one-time equity grant consisting of $300,000 in restricted stock units, subject to a three-year vesting schedule, and will be eligible to participate in the Company’s annual executive equity refresh program, subject to Board of Directors approval. If Ms. Garcia’s employment is terminated without cause, she will be entitled to severance benefits consisting of (i) six months of base salary, (ii) a pro rata portion of any earned bonus for the year of termination, and (iii) Company-paid COBRA premiums for up to six months, subject to her execution of a general release of claims.

Retention Packages

On June 16, 2025, our Board of Directors approved a retention package for L. Kevin Kelly, Chief Executive Officer, and Alvin McCoy III, former Chief Financial Officer, and issued each officer 100,000 shares of Common Stock under our 2025 Equity Incentive Plan on August 4, 2025.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than as disclosed above, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement, or other termination of our directors or executive officers, or a change in control of our Company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Compensation Discussion and Analysis

Our compensation philosophy is designed to attract, retain and motivate top-tier talent to drive our mission of delivering innovative cybersecurity and digital infrastructure solutions that safeguard critical assets for our clients in government, healthcare, and corporate sectors. Our compensation programs are structured to align the interests of our named executive officers with those of our stockholders, fostering a culture of performance, innovation, and long-term value creation. The Compensation Committee, composed entirely of independent directors, oversees the development and implementation of our compensation policies, guided by the following core objectives:

●	Pay-for-Performance Alignment: We prioritize linking executive compensation to the achievement of measurable financial, operational and strategic goals that enhance Cycurion’s market position and stockholder value. Our incentive programs are designed to reward executives for delivering strong financial performance, such as revenue growth (e.g., $15.1 million in revenue reported for 2025), successful execution of strategic initiatives such as the launch of our AI-enhanced ARx platform and expanding our client base through high-value contracts (e.g., $7.0 million in recent contract awards).
●	Competitive Compensation to Attract and Retain Talent: To compete in the fast-evolving cybersecurity industry, we offer compensation packages that are competitive with peer companies, including cybersecurity leaders such as Palo Alto Networks, CrowdStrike Holdings Inc., and Fortinet, Inc. Our programs balance fixed and variable compensation, including base salaries, annual cash incentives, and long-term equity awards, to attract and retain exceptional leaders capable of navigating complex cyber threats and driving innovation.

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●	Long-Term Value Creation: We emphasize equity-based compensation, such as stock options and restricted stock units, to align executive incentives with long-term stockholder interests. By tying a significant portion of compensation to stock performance, we ensure that our executives are motivated to enhance Cycurion’s market position, achieve sustainable growth and deliver innovative solutions such as our AI-powered ARx platform, strategic partnerships (e.g., with CentralSquare Technologies, LLC and IQSTEL Inc.), and strategic acquisitions.
●	Transparency and Accountability: We are committed to transparent disclosure of our compensation practices to provide stockholders with a clear understanding of how pay decisions are made. The Compensation Committee evaluates executive performance based on a combination of quantitative metrics (e.g., revenue, gross margin improvement, and contract wins) and qualitative factors (e.g., leadership in advancing cybersecurity innovation and client satisfaction). We also consider input from independent compensation consultants and market data to ensure our programs are fair, competitive, and aligned with industry standards.
●	Risk Mitigation and Governance: Our compensation programs are designed to encourage prudent risk-taking that supports Cycurion’s strategic objectives without incentivizing undue risk. We maintain robust governance practices, including clawback policies to recover erroneously awarded compensation in the event of financial restatements, as required by Nasdaq rules, and regular reviews of our compensation structure to ensure alignment with stockholder interests and regulatory requirements.
●	Responsiveness to Stockholder Feedback: We value the perspectives of our stockholders and actively consider feedback from say-on-pay votes and investor engagements to refine our compensation programs. This ensures that our approach remains responsive to stockholder priorities, particularly in demonstrating the alignment between executive pay and company performance.

Our compensation philosophy is rooted in the belief that exceptional leadership drives Cycurion’s ability to innovate, grow and deliver unparalleled value to our clients and stockholders. By aligning executive rewards with measurable outcomes, such as a 900 basis point gross margin improvement (first quarter 2026) and developing acquisition pipeline (Halo Privacy, Secuvant, LLC and Digital Ally, Inc.), we reinforce our commitment to building a sustainable, high-performing organization that leads the cybersecurity industry.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2025, the Compensation Committee was composed of Messrs. Ginsberg, Bailey, Sr., and O’Brien, and there were no insider participations or Compensation Committee interlocks among the members of the Compensation Committee of our Company. At all times during fiscal year 2025, the Compensation Committee was comprised solely of independent, non-employee directors.

Outstanding Equity Awards at Fiscal Year-End

We did not have any option awards or unvested stock awards outstanding as of December 31, 2025.

2025 Equity Incentive Plan

In February 2025, we adopted the 2025 Equity Incentive Plan that provide for the issuance of up to 10,000,000 shares of Common Stock to our officers, directors and other employees. On September 29, 2025, upon approval by a majority consenting stockholders, we increased the number of authorized shares issuable under the 2025 Equity Incentive Plan from 10,000,000 to 25,000,000 shares of Common Stock. In 2025, we issued 371,020 shares to ten stockholders under the 2025 Equity Incentive Plan.

Director Compensation

As of July 2, 2026, we have three non-employee, independent directors. During fiscal 2025, Kevin E. O’Brien received cash compensation of $65,000 for his services as a director. Other than Mr. O’Brien’s director fees, we did not pay or accrue any fees to our non-employee directors, nor did we grant them any stock awards, option awards, non-equity incentive plan compensation, nonqualified deferred compensation, or any other compensation. No director other than Mr. O’Brien received compensation for services as a director during fiscal 2025.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth beneficial ownership of our shares of Common Stock by:

●	each person known to be the beneficial owner of more than 5% of our outstanding Common Stock;
●	each of our executive officers and directors; and
●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days or subject to restricted stock units that vest within 60 days are considered outstanding and beneficially owned by the person holding such warrants, options, or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o Cycurion, Inc., 1640 Boro Place, Suite 420C, McLean, Virginia 22102.

The beneficial ownership of our Common Stock is based on 11,472,588 shares of Common Stock issued and outstanding as of July 2, 2026.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of the shares shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(2)
Directors and Executive Officers
L. Kevin Kelly	477,482	4.2%
Ana Garcia	0	0.00%
Emmit McHenry	54,904	0.5%
Peter R. Ginsberg	0	0.00%
Kevin E. O’Brien	0	0.00%
Reginald S. Bailey, Sr.	0	0.00%
All directors and executive officers as a group (6 individuals)	532,485	4.6%
Other 5% beneficial owners
N/A	-	-

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)	Applicable percentage of ownership is based upon 11,472,588 shares of Common Stock issued and outstanding as of July 2, 2026.

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SELLING STOCKHOLDERS

The securities offered under this prospectus may be offered from time to time by the Selling Stockholders named below or by any of its respective pledgees, donees, transferees or other successors-in-interest. As used in this prospectus, the term “Selling Stockholders” includes the selling stockholders identified below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the Selling Stockholders as a gift, pledge or other non-sale related transfer. The Selling Stockholders acquired, or will acquire, the shares of our Common Stock being offered under this prospectus directly from us. We issued, or will issue, the securities to the Selling Stockholders in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

The following table sets forth the names of the Selling Stockholders, the aggregate number of Common Stock and/or warrants beneficially owned prior to the sale of the securities offered hereby by the Selling Stockholders, the aggregate number of Common Stock and/or warrants that the Selling Stockholders may offer pursuant to this prospectus, and the number of Common Stock and/or warrants beneficially owned by the Selling Stockholders after the sale of the securities offered hereby.

The following table sets forth information regarding the Selling Stockholders, including Yield Point NY LLC, and the shares of Common Stock being offered for resale pursuant to this prospectus. The beneficial ownership set forth below is based upon 11,472,588 shares of Common Stock outstanding as of July 2, 2026. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting power and investment power with respect to securities. Shares of Common Stock underlying securities that are currently exercisable or convertible or exercisable or convertible within 60 days of July 2, 2026, including upon the occurrence of certain acceleration events outside of the control of the Selling Stockholders, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares Being Registered	Shares of Common Stock Beneficially Owned After Completion of the Offering (1)
Name of Selling Stockholder(2)	Number	Percentage(3)	for Resale	Number	Percentage
Brian Tenney (4)(5)	39,111	*	39,111	0	0%
Clear Path Investments, LLC (4)(6)(15)	440,590	3.84%	376,444	0	0%
Danny White (4)(7)	88,889	*	88,889	0	0%
Elgan Jones (4)(8)	8,889	*	8,889	0	0%
Kent Howard (4)(9)	8,889	*	8,889	0	0%
Lighthouse Business Catalysts, LLC (4)(10)	111,467	*	111,467	0	0%
Todd Neilson (4)(11)	188,824	1.41%	161,333	0	0%
Donald Ainslie (4)(12)(15)	2,229	*	93,866	0	0%
Yield Point NY LLC (13) (14)	0	*	25,000,000	0	0%

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*	less than 1.0%

(1)	Assumes all securities being offered under this prospectus are sold, although the Selling Stockholders are under no obligation to sell any shares at this time.
(2)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.
(3)	Applicable percentage of ownership is based upon 11,472,588 shares of Common Stock issued and outstanding as of July 2, 2026.
(4)	Shares identified as being beneficially owned by this person represent shares of Common Stock issuable upon series of Series I Preferred Stock that are issuable under the Secuvant Merger Agreement upon the satisfaction of certain conditions identified therein.
(5)	The address for such person is 3452 W Boulden Boulevard, Bluffdale, UT 84065.
(6)	The address for such entity is 925 Wind River Way, Kaysville, UT 84037. The managing member of Clear Path Investments, LLC is Ryan Layton, who exercises voting and dispositive power over the securities held by the entity.
(7)	The address for such person is 908 Thornapple Driver, McKinney, TX 75071.
(8)	The address for such person is 7834 Aberdeen Road, Bethesda, MD 20814.
(9)	The address for such person is 459 W 1300 N, Farmington, UT 84025..
(10)	The address for such entity is 995 Whisperwood Cove, Kaysville, UT 84037. The managing member of Lighthouse Business Catalysts, LLC is Jared Mabey, who exercises voting and dispositive power over the securities held by the entity.
(11)	The address for such person is 11347 S Pervenche Lane, South Jordan, UT 84095.
(12)	The address for such person is 8601 Juniper Street, Prairie Vig, KS 66207.
(13)	In accordance with Rule 13d-3(d) under the Exchange Act, the shares of Common Stock that may be issued to Yield Point pursuant to the Equity Purchase Agreement have been excluded from the number of shares beneficially owned prior to the offering because the issuance of such shares is subject to conditions contained in the Equity Purchase Agreement, including the effectiveness and continued effectiveness of the registration statement of which this prospectus forms a part. In addition, purchases of Common Stock by Yield Point are subject to certain agreed-upon limitations set forth in the Equity Purchase Agreement, including a beneficial ownership limitation that prohibits Yield Point from beneficially owning more than the specified percentage of the Company’s outstanding Common Stock. Because Yield Point may sell all, some or none of the shares being offered pursuant to this prospectus and because the number of shares beneficially owned following the offering depends upon the number of shares sold, we have assumed for purposes of this table that Yield Point will sell all of the shares covered by this prospectus.
(14)	The address for this entity is 23 Tamy Road, Spring Valley, NY 10977. The managing member of Yield Point NY LLC is Ari Kluger, who exercises voting and dispositive power over the securities held by the entity.
(15)	A portion of the shares reported as beneficially owned by Clear Path Investments, LLC is subject to pending litigation regarding ownership rights between Clear Path Investments, LLC and Donald Ainslie. The Company is registering such shares pursuant to its registration obligations and takes no position as to the ultimate ownership of the disputed shares.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under the sections titled “Executive Compensation” and “Management,” the following is a description of each transaction as of July 2, 2026, and each currently proposed transaction, in which:

●	we have been or are to be a participant;
●	the amount involved exceeds or will exceed $120,000; and
●	any of our directors, executive officers, or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Code of Ethics; Audit Committee Charter

We have adopted a Code of Ethics, and we rely on our Board of Directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the Board of Directors for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests.

Related Party Transactions

On September 20, 2024, the Company entered into a promissory note with Western Acquisition Ventures Sponsor, LLC (the “Sponsor”) for $230,000, pursuant to which the Company can borrow up to an aggregate cash amount of $230,000. The promissory note, with an interest rate of 10% per annum is payable upon the sooner of the consummation of the Business Combination with Cycurion. During the year ended December 31, 2024, the Company borrowed the full $255,556, with a discount of $25,556, resulting in net proceeds of $230,000. The Company amortized the discount of 25,556 fully in 2025. Additionally, the company has an accrued interest balance of $32,867 related to these notes as of December 31, 2025. These notes are presented with other promissory notes on the balance sheet.

Personal guarantees were entered by Emmit McHenry, Kurt McHenry, and Alvin McCoy, III, as officers and stockholders of Cycurion in support of a loan from Main Street Bank, of which approximately $3 million is owed as of January 2, 2026.

Axxum purchased an AT&T contract relationship from Archura, LLC, a company owned by Emmit McHenry and Kurt McHenry at the end of 2018. The contract relationship includes five purchase orders to deliver networking services to AT&T and its clients. The total sales of these five purchase orders were $99,653 and $119,279 for the years ended December 31, 2025 and 2024, respectively.

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Promissory Notes with Western

On July 27, 2023, Western entered into a promissory note with Cycurion Sub, Inc., a Delaware corporation formerly known as Cycurion, Inc. (“Cycurion Sub”) for $200,000, pursuant to which Western can borrow up to an aggregate principal amount of $200,000. The promissory note, with an interest rate of 5% per annum is payable upon the sooner of the consummation of the Business Combination with Cycurion Sub, or January 11, 2024. If Western defaulted on the loan, or the business combination did not occur, Western will owe all principal and accrued interest thereto to Cycurion Sub. Cycurion Sub may not seek recourse against any money held in the trust account established pursuant to the investment management trust agreement, dated as of January 11, 2022, as amended, by and between Western and Equiniti Trust Company, nor any of Western’s directors, officers, and any affiliate. As of September 30, 2024, Western has borrowed $554,269 and accrued approximately $21,906 in interest. As of December 31, 2023, Western has borrowed $200,000 and accrued approximately $4,222 in interest. On January 26, 2024, Western and Cycurion Sub amended the promissory note to increase its amount to $300,000 and extend the maturity date to the earlier of the consummation of the Business Combination or April 11, 2024. On April 4, 2024, Western and Cycurion Sub amended the promissory note to extend the maturity date to the earlier of the consummation of the Business Combination or July 11, 2024. On May 3, 2024, Western and Cycurion Sub amended the promissory note to increase its principal amount to $554,269. On July 2, 2024, Western and Cycurion Sub amended the promissory note to extend the maturity date of this note to the earlier of the consummation of the Business Combination or January 11, 2025. On October 9, 2024, Western and Cycurion Sub amended the promissory note to extend the maturity date of this note to the earlier of the consummation of the Business Combination or January 11, 2025. On January 8, 2025, Western and Cycurion Sub amended the Promissory Note to extend the maturity date of this note to the earlier of the consummation of the Business Combination or April 11, 2025. On October 9, 2024, Western and Cycurion Sub amended the Promissory Note to extend the maturity date of this note to the earlier of the consummation of the Business Combination or January 11, 2025. On January 8, 2025, Western and Cycurion Sub amended the promissory note to extend the maturity date of this note to the earlier of the consummation of the Business Combination or April 11, 2025.

On January 6, 2025, Cycurion Sub entered into a promissory note with Western for a principal amount of $55,555.56, pursuant to which Cycurion Sub can borrow up to an aggregate principal amount of $50,000.00. The promissory note, with an interest rate of 10% per annum is payable upon the sooner of the consummation of the Business Combination with Cycurion Sub, or six months following the date of the promissory note.

On January 24, 2025, Cycurion Sub entered into a promissory note with Western for a principal amount of $327,777.78, pursuant to which Cycurion Sub can borrow up to an aggregate principal amount of $295,000.00. The promissory note, with an interest rate of 10% per annum is payable upon the sooner of the consummation of the Business Combination with Cycurion Sub, or six months following the date of the promissory note.

Founder Shares

On June 9, 2021, the Sponsor acquired 4,312,500 shares of Common Stock of Western (the “Founder Shares”) for an aggregate purchase price of $25,000. On June 16, 2021, the Sponsor transferred 1,207,500 of the Founder Shares to A.G.P./Alliance Global Partners (“A.G.P.”) for $7,000. On November 22, 2021, Western effected a 2-for-3 reverse stock split of its Common Stock, and A.G.P. sold back to the Sponsor 55,000 Founder Shares for $478, such that the Sponsor owns an aggregate of 70,833 Founder Shares, and A.G.P. owns 25,000 Founder Shares. Up to 12,500 Founder Shares (including the Founder Shares transferred to A.G.P.) were subject to forfeiture by the subscribers in case the underwriters did not fully exercise their over-allotment option. Since the underwriters exercised the overallotment option in full on January 14, 2022, none of the Founder Shares are subject to forfeiture any longer.

The Sponsor, officers and directors have agreed, subject to limited exceptions, not to transfer, assign, or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which Western completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of Western’s stockholders having the right to exchange their shares of Common Stock for cash, securities, or other property.

Agreements with A.G.P.

Advisory Agreement with A.G.P.

A.G.P. was a financial advisor to both Western in connection with the Business Combination transaction. Upon the completion of the Business Combination, A.G.P.: (i) received a cash fee of $500,000 shares of Common Stock and warrants to purchase 500,000 shares of Common Stock at an exercise price of $150.00 per share. Pursuant to the advisory agreement (the “A.G.P. Advisory Agreement”), Western shall pay A.G.P. a total transaction fee equal to $2,500,000 (the “Transaction Fee”) upon the closing of the Business Combination. The Transaction Fee will be payable in the form of preferred shares of Cycurion that are convertible into 16,667 shares of Common Stock (such preferred shares or the Common Stock into which they convert, the “Transaction Fee Shares”), for a price per share of Common Stock equal to $150.00. A portion of the Transaction Fee Shares shall be subject to forfeiture and return to the Company for cancellation once A.G.P. converts and sells Transaction Fee Shares generating sales proceeds (excluding commissions) of $2,500,000.

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The Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of the combined company’s Common Stock and (ii) three months from February 14, 2025, which was the closing date of the de-SPAC (the “Lock-Up Termination Date”). After the Lock-Up Termination Date, A.G.P. may convert the Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the Common Stock for such date (including pre-market, market and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our Common Stock.

The parties amended the A.G.P. Advisory Agreement (the “Amended A.G.P. Advisory Agreement”), pursuant to which Western shall pay A.G.P. the Transaction Fee in the form of preferred shares of Cycurion that are convertible into 166,667 shares of Common Stock (such preferred shares or the Common Stock into which they convert, the “Amended Transaction Fee Shares”), for a price per share of Common Stock of $15.00. A portion of the Amended Transaction Fee Shares shall be subject to forfeiture and return to the Company for cancellation once A.G.P. converts and sells Transaction Fee Shares generating sales proceeds (excluding commissions) of $2,500,000.

The Amended Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of the combined company’s Common Stock and (ii) six months from the Lock-Up Termination Date. After the Lock-Up Termination Date, A.G.P. may convert the Amended Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Amended Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the Common Stock for such date (including pre-market, market and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our Common Stock.

Upon the execution of the A.G.P. Advisory Agreement, the Business Combination Marketing Agreement, dated January 11, 2022, between Western and A.G.P. in which Western and Cycurion Sub caused the combined company to issue to A.G.P. 16,667 shares of Common Stock of the combined company in full satisfaction of the fees, was terminated, and such shares of Common Stock extinguished in their entirety.

Placement Agent Agreement with A.G.P.

A.G.P. acted as the placement agent for the Private Placement. Pursuant to a the Placement Agent Agreement between A.G.P. and the Company, dated December 4, 2025, the Company agreed to pay A.G.P. a cash fee equal to 10.0% of the aggregate gross proceeds raised in the ate and a cash fee of $500,000, and to reimburse A.G.P. for certain reasonable, documented, and accountable expenses, including legal fees, of $60,000 in the aggregate.

Agreements with Seward & Kissel LLP

On November 27, 2024, we entered into a revised engagement letter (the “Revised Engagement Letter”) with Seward & Kissel LLP (“Seward & Kissel”), pursuant to which Western and Cycurion agreed to pay approximately $1.3 million of its outstanding of its outstanding legal fees and expenses (“Legal Fees”) in shares of Common Stock in connection with the Business Combination. Following the closing of the Business Combination on February 14, 2025 and in connection with the Revised Engagement Letter, we issued to Seward & Kissel 8,333 shares of Common Stock and the Seward & Kissel Pre-Funded warrant that is exercisable for approximately $1.3 million in shares of Common Stock, or up to 83,333 shares of Common Stock; provided that once the net proceeds from the sale of the shares equals the Legal Fees, the remaining shares of Common Stock, including such Common Stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to the Cycurion.

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We plan to enter into an exchange agreement with Seward & Kissel to exchange the Seward & Kissel Pre-Funded Warrant for a convertible promissory note that is convertible into such number of shares equal to the Legal Fees.

Agreement with Baker & Hostetler LLP

In 2023, Western agreed to pay approximately $788,030 of its obligations to its counsel, Baker & Hostetler LLP, in shares of Common Stock following the Business Combination, which will be issued at a price per share equal to $300.00, or 2,627 shares of Common Stock.

Lock-up Agreements and Leak-out Agreements

Series A Convertible Preferred Stock

The holders of our Series A Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to a one-year lock-up of their securities that commenced on the closing of the Business Combination, subject to release from the lock-up after six months from the closing if, thereafter, the daily trading value of shares of our Common Stock is greater than $150,000 for 30 consecutive trading days and the 30-day VWAP for shares of our Common Stock is greater than $5.00.

On September 25, 2025, our Board of Directors waived the Series A Convertible Preferred Stock lock-up restrictions. The holders of our Series A Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) were previously subject to a one-year lock-up of their securities that commenced on the closing of the Business Combination with Western on February 14, 2025, subject to release from the lock-up after six months from the closing if, thereafter, the daily trading value of shares of our Common Stock is greater than $150,000 for 30 consecutive trading days and the 30-day VWAP for shares of our Common Stock is greater than $5.00. As our Common Stock does not meet the conditions set forth above to release the holders of the Series A Convertible Preferred Stock from the lock-up restrictions after six months from the closing of the Business Combination, our Board of Directors deemed it in the best interests to waive such lock-up restrictions as the Series A Convertible Preferred Stock accrues approximately $120,000 per year in stock or cash payments. If the holders of the Series A Convertible Preferred Stock convert such preferred stock into Common Stock, we could save approximately $120,000 in costs on its income statement, which is part of our strategic recapitalization to strengthen its balance sheet and support growth initiatives.

Series B Convertible Preferred Stock

The holders of our Series B Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to different terms depending on the relevant agreements. Prior to the one-for-thirty reverse stock split of the Company’s shares of Common Stock, par value $0.0001, that took effect with the commencement of business on October 27, 2025, 355 shares of Series B Convertible Preferred Stock following the Business Combination were converted at the closing of the Business Combination for 23,666 shares of Common Stock following the Business Combination. Holders are subject to a nine-month leak-out that commenced on the closing of the Business Combination, such that aggregate sales cannot exceed 40% of the daily trading volume of shares of our Common Stock following the Business Combination.

Series C Convertible Preferred Stock

The holders of our Series C Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to a one-year lock-up of their securities that commenced on the closing of the Business Combination, subject to release from the lock-up after six months from the closing if, thereafter, the daily trading value of shares of our Common Stock is greater than $150,000 for 30 consecutive trading days and the 30-day VWAP for shares of our Common Stock is greater than $5.00.

Series D Convertible Preferred Stock

The holders of our Series D Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to a nine-month leak-out that commenced on the closing of the Business Combination, such that aggregate sales cannot exceed 10% of the daily trading volume of shares of our Common Stock following the Business Combination. However, the leak-out provisions shall terminate prior to the expiry of the nine-month period in the event that the holders of the Series D Convertible Preferred Stock have converted all of such preferred stock and have sold all of the converted shares into the public markets.

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Series E Convertible Preferred Stock

The holders of our Series E Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to a nine-month lock-up that commenced on March 31, 2025.

Series F Convertible Preferred Stock

The holders of our Series F Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are not subject to a lock-up.

Series G Convertible Preferred Stock

The holders of our Series G Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are not subject to a lock-up.

Series H Convertible Preferred Stock

The holders of our Series H Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are not subject to a lock-up.

Series I Convertible Preferred Stock

The holders of our Series I Convertible Preferred Stock (and the underlying securities for which the holders have conversion rights) are subject to a lock-up agreement, pursuant to which a significant portion of the shares may not be sold or otherwise transferred for a defined period following closing of the Secuvant Merger (six months for approximately $1.5 million of shares and 90 days for approximately $500,000 of shares). Upon expiration of the lock-up periods, holders remain subject to a leak-out agreement, which imposes ongoing limitations on the volume, timing and manner of resale. The resale of shares issuable upon conversion of the Series I Convertible Preferred Stock may be subject to contractual transfer restrictions, including lock-up and leak-out provisions, as further described under “Merger With Secuvant.”

A.G.P.

The Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of our Common Stock and (ii) three months from the Lock-Up Termination Date. After the Lock-Up Termination Date, A.G.P. may convert the Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the Common Stock for such date (including pre-market, market, and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our Common Stock.

The Amended Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of the combined company’s Common Stock and (ii) six months from the Lock-Up Termination Date. After the Lock-Up Termination Date, A.G.P. may convert the Amended Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Amended Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the Common Stock for such date (including pre-market, market and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our Common Stock.

Seward & Kissel LLP

The holder of the 8,333 shares of Common Stock issued in upon the closing of the Business Combination was subject to a 20-day lock-up that commenced on February 14, 2025, which was the closing of the Business Combination. Those shares are no longer subject to a lock-up. The shares of Common Stock underlying the Seward & Kissel Pre-Funded Warrant are not subject to a lock-up period.

Baker & Hostetler LLP

The holder of 2,627 shares of Common Stock is subject to a one-year lock-up of its securities that commenced on February 14, 2025, which was the closing of the Business Combination.

Founder Shares

The holder of these securities is subject to a one-year lock-up of its securities that commenced on February 14, 2025, which was the closing of the Business Combination.

PIPE Shares

The holder of these securities is subject to a 30-day lock-up of its securities that commenced on February 14, 2025, which was the closing of the Business Combination.

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DESCRIPTION OF OUR SECURITIES

The following is a description of our securities of as set forth in certain provisions of the Amendment to our Second Amended and Restated Certificate of Incorporation, our Charter and our Bylaws and applicable forms of warrant, each previously filed with the SEC and incorporated by reference as an exhibit to this registration statement to which this prospectus forms a part. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, applicable forms of warrant, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Charter, Bylaws, applicable forms of warrant, and the applicable portions of the DGCL carefully.

Authorized and Outstanding Stock

The Charter authorizes the issuance of an aggregate of 300,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share. The shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

We have 11,472,588 shares of Common Stock and 6,786,417 shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share held of record by such holder on all matters on which stockholders generally are entitled to vote, as provide by the Charter. The holders of Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast present in person or represented by proxy, unless otherwise specified by law, the Charter.

Dividend Right

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the stockholders are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Common Stock, then outstanding, if any.

Preemptive or Other Rights

The stockholders have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of stockholders will be subject to those of the holders of any shares of the preferred stock that we may issue in the future.

Preferred Stock

The Charter authorizes the board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange, and subject to the terms of the Charter, the authorized shares of preferred stock will be available for issuance without further action by holders of Common Stock. The board of directors is able to determine, with respect to any series of preferred stock, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations, or restrictions thereof, if any.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which the stockholders might receive a premium over the market price of the Common Stock. Additionally, the issuance of preferred stock may adversely affect the rights of stockholders by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the rights of stockholders to distributions upon a liquidation, dissolution or winding up, or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock.

Voting Rights

Holders of our Series A Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock have voting rights on an as-if-converted-to-Common-Stock basis. The Series B Convertible Preferred Stock and Series D Convertible Preferred Stock do not have voting rights. Please see below for more information.

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Series A Convertible Preferred Stock

We have authorized 110,000 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, there are 106,816 shares of Series A Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series A Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series A Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series A Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series A Convertible Preferred Stock shall be entitled to receive dividends at the rate of twelve percent (12%) per annum of the $12.12 per-share Stated Value of the Series A Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series A Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series A Convertible Preferred Stock-for-25.6938 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series A Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series A Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of our Series A Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series A Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series A Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series A Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series A Convertible Preferred Stock, (c) increase the number of authorized shares of Series A Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series B Convertible Preferred Stock

We have authorized 3,000 shares of our Series B Convertible Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, there are 3,000 shares of Series B Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series B Convertible Preferred Stock are:

Voting Rights: Holders of our Series B Convertible Preferred Stock shall not have any voting rights except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series B Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series B Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series B Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series B Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series B Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series B Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series B Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series B Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series B Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series B Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series B Convertible Preferred Stock, (c) increase the number of authorized shares of Series B Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

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Series C Convertible Preferred Stock

We have authorized 5,000 shares of our Series C Convertible Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, there are 4,851 shares of Series C Convertible Preferred Stock issued and outstanding.

Voting Rights: The holders of our Series C Convertible Preferred Stock have voting rights on an as-if-converted-to-Common-Stock basis, as required by law, and as expressly provided in its Certificate of Designation, as follows. As long as any shares of our Series C Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of our Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to our Series C Convertible Preferred Stock or alter or amend its Certificate of Designation, (b) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of our Series C Convertible Preferred Stock, (c) increase the number of authorized shares of our Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividend Rights: We shall pay dividends on our Series C Convertible Preferred Stock at the rate of 12% per annum of the per-share Stated Value ($82.46 per share). The dividends are payable quarterly in arrears not in cash, but in shares of our Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis. No other dividends are payable on shares of our Series C Convertible Preferred Stock.

Conversion Rights: The shares of our Series C Convertible Preferred Stock may be converted into shares of our Common Stock at a ratio of approximately 613 shares of Common Stock for every one share of our Series C Convertible Preferred Stock, or an aggregate of 2,972,320 shares of our Common Stock, assuming full conversion. In connection with conversions, each holder of our Series C Convertible Preferred Stock is subject to a “beneficial ownership limitation” of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to that conversion, which limitation may be increased by the holder to not more than 9.99% on 61 days’ advanced notice to us.

Liquidation Preference: Our Series C Convertible Preferred Stock has a liquidation preference in an amount equal to its per-share Stated Value ($82.46 per share), plus any accrued and unpaid dividends thereon, for each share of our Series C Convertible Preferred Stock before we can make any distribution or payment to the holders of our Common Stock. If our assets are insufficient to pay in full such liquidation preference, then our entire assets are to be distributed to the holders of our Series C Convertible Preferred Stock, ratably distributed among them in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Protective Provisions: As long as any shares of Series C Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series C Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series C Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series C Convertible Preferred Stock, (c) increase the number of authorized shares of Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series D Convertible Preferred Stock

We have authorized 6,666,700 shares of our Series D Convertible Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, there are 6,666,700 shares of Series D Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series D Convertible Preferred Stock are:

Voting Rights: Holders of Series D Convertible Preferred Stock shall not have any voting rights except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series D Convertible Preferred Stock.

Dividend Rights: Holders of our Series D Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series D Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series D Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

Liquidation Preference: Holders of our Series D Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of our assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series D Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if our assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series D Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

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Protective Provisions: As long as any shares of Series D Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series D Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series D Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for Series D Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series D Convertible Preferred Stock, (c) increase the number of authorized shares of Series D Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series E Convertible Preferred Stock

We have authorized 100 shares of our Series E Convertible Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, there are 51 shares of Series E Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series E Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series E Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including, without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series E Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series E Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of Series E Convertible Preferred Stock (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series E Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series E Convertible Preferred Stock-for-10,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series E Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series E Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series E Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series E Convertible Preferred Stock are outstanding, Cycurion shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series E Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series E Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series E Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series E Convertible Preferred Stock, (c) increase the number of authorized shares of Series E Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series F Convertible Preferred Stock

We have authorized 10,000 shares of our Series F Convertible Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, there are 0 shares of Series F Convertible Preferred Stock issued and outstanding.

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The material attributes of the shares of our Series F Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series F Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series F Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series F Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series F Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series F Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series F Convertible Preferred Stock-for-1,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series F Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series F Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series F Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series F Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series F Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series F Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series F Convertible Preferred Stock, (c) increase the number of authorized shares of Series F Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series G Convertible Preferred Stock

We have authorized 10,000 shares of our Series G Convertible Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, there are 3,133 shares of Series G Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series G Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series G Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series G Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series G Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series G Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series G Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series G Convertible Preferred Stock-for-1,000 shares of Common Stock, subject to adjustment.

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Liquidation Preference: Holders of shares of our Series G Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series G Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series G Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series G Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series G Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series G Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series G Convertible Preferred Stock, (c) increase the number of authorized shares of Series G Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series H Convertible Preferred Stock

We have authorized 10,000 shares of our Series H Convertible Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, there are 1,900 shares of Series H Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series H Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series H Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series H Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series H Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series H Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series H Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series H Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock, subject to customary beneficial ownership limitations, by dividing the stated value of such shares by the applicable conversion price. The conversion price is based on a fixed floor price of $1.45 per share, representing the minimum price at which such shares may be converted into Common Stock, and is subject to adjustment as provided in the Certificate of Designation.

Liquidation Preference: Holders of shares of our Series H Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the stated value, plus any accrued and unpaid dividends thereon, for each share of Series H Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock. If the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series H Convertible Preferred Stock shall be ratably distributed among them. In addition, holders shall be entitled to participate on an as-if-converted basis with holders of Common Stock, and such rights rank pari passu with other series of preferred stock having similar terms.

Protective Provisions: As long as any shares of Series H Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series H Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series H Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series H Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series H Convertible Preferred Stock, (c) increase the number of authorized shares of Series H Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series I Convertible Preferred Stock

We have authorized 888,888 shares of our Series I Convertible Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, there are no shares of Series I Convertible Preferred Stock issued and outstanding.

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The material attributes of the shares of our Series I Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series I Convertible Preferred Stock shall not have voting rights, except as required by law (including without limitation, the Delaware General Corporation Law) and with respect to certain protective provisions contained in the Certificate of Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series I Convertible Preferred Stock shall not be entitled to receive cash dividends. Any stock splits, stock dividends or similar distributions on the Company’s Common Stock will be reflected through proportional adjustments to the conversion terms.

Conversion Rights: Shares of our Series I Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock, subject to a conversion price of $2.25 per share (subject to adjustment) and subject to certain beneficial ownership limitations, initially set at 4.99% (but may be increased to 9.99% upon notice).

Liquidation Preference: Holders of shares of our Series I Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets of the Company, before any distribution to holders of Common Stock, an amount equal to the greater of (i) the stated value plus any accrued and unpaid amounts, or (ii) the amount such holder would receive if the Series I Convertible Preferred Stock had been converted into Common Stock immediately prior to such event.

Protective Provisions: As long as any shares of Series I Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the outstanding shares of Series I Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights of the Series I Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in a manner that adversely affects the holders, (c) increase the number of authorized shares of Series I Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Warrants

We have warrants outstanding to purchase an aggregate of 395,866  shares of Common Stock, which amount consists of the PIPE Warrants and Public Warrants.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of Common Stock.

The warrant holders, solely by virtue of holding warrants, do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their warrants and receive shares of Common Stock.

PIPE Warrants and Public Warrants

Each outstanding whole PIPE Warrant and Public Warrant represents the right to purchase one share of Common Stock at a price of $345.00 per share, subject to adjustment as discussed in this prospectus, at any time commencing 30 days after the Business Combination and ending five years after the Business Combination.

The PIPE Warrants, as well as any warrants underlying additional units issued to the Sponsor or our officers, directors or their affiliates in payment of working capital loans, are identical to the Public Warrants except that the PIPE Warrants (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and (ii) will not be redeemable by us, in each case so long as they are still held by the Sponsor or its permitted transferees.

We may call the Public Warrants for redemption (excluding any warrants underlying additional units issued to the Sponsor, our officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per Public Warrant,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the applicable warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

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If and when the Public Warrants become redeemable, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Common Stock under the blue-sky laws of in those states in which such Public Warrants were offered by us in the offering.

If we call the Public Warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants.

In addition, if we, at any time while the Public Warrants or PIPE Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants or PIPE Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our Common Stock if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of the offering at the election of the Company subject to satisfaction of certain conditions or as extended by our stockholders in accordance with our amended and restated certificate of incorporation) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Public Warrants and PIPE Warrants exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant and PIPE Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants and PIPE Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and PIPE Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants or PIPE Warrants (as applicable) would have received if such holder had exercised their Public Warrants or PIPE Warrant (as applicable) immediately prior to such event.

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The Public Warrants and PIPE Warrants are issued in registered form under a warrant agreement between Equiniti Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the Public Warrants and PIPE Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

Yield Point Pre-Funded Warrant

The pre-funded warrant with Yield Point (the “Yield Point Pre-Funded Warrant”) was offered for the Commitment Fee in connection with the Equity Purchase Agreement for shares of Common Stock, and provides that the holder may not exercise any portion of the Yield Point Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99%, which ownership cap may be increased by the holder up to 9.99% upon 61 days’ prior notice. The exercise price for each share of Common Stock underlying the Yield Point Pre-Funded Warrant is $0.0001. The Yield Point Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Pre-Funded Warrant is exercised in full.

A holder of the Yield Point Pre-Funded Warrant may not exercise any portion of the warrants or Yield Point Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Yield Point Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Yield Point Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Yield Point Pre-Funded Warrant.

Seward & Kissel Pre-Funded Warrant

On February 14, 2025, Cycurion entered into the Seward & Kissel Pre-Funded Warrant with Seward & Kissel that is exercisable for approximately $1.3 million in shares of Common Stock, or up to 83,333 shares of Common Stock; provided that once the net proceeds from the sale of the shares equals the $1.3 million in Legal Fees, the remaining shares of Common Stock, including such Common Stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to Cycurion.

The Seward & Kissel Pre-Funded Warrant provides that the holder may not exercise any portion of the Seward & Kissel Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% upon 61 days’ prior notice. The exercise price for each share of Common Stock underlying the Seward & Kissel Pre-Funded Warrant is $0.0001. The Seward & Kissel Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Seward & Kissel Pre-Funded Warrant is exercised in full.

Seward & Kissel LLP may not exercise any portion of the warrants or Seward & Kissel Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Seward & Kissel Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Seward & Kissel Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Seward & Kissel Pre-Funded Warrant.

For additional information on our agreements with Seward & Kissel LLP, please see “Agreements with Seward & Kissel LLP” in the section “Certain Relationships and Related Party Transactions.”

Our Transfer Agent and Warrant Agent

Our transfer agent and warrant agent is Equiniti Trust Company, LLC.

Anti-Takeover Effects of the Charter and Bylaws and Certain Provisions of Delaware Law

The Charter and the DGCL contain provisions summarized below that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for shares of Common Stock held by stockholders.

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Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which would apply so long as the shares of our Common Stock remain listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. Additionally, the number of authorized shares of any series of Common Stock or preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of shares in voting power, irrespective of the provisions of Delaware law.

Our board of directors may generally issue shares of one or more series of preferred stock on terms designed to discourage, delay or prevent a change of control or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved shares of Common Stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Vacancies and Newly Created Directorships

The Charter provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly-created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled solely only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by our stockholders.

Special Stockholder Meetings

The Charter provides that special meetings of our stockholders may be called at any time only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, subject to the rights of holders of any series of preferred stock then outstanding.

Stockholder Action by Written Consent

Pursuant to Delaware law, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other outstanding class or series of stock of Cycurion, the Charter permits any action required or permitted to be taken by the stockholders of the Company to be effected by a duly called annual or special meeting of such stockholders or by written consent.

Section 203 of the DGCL

Cycurion will be subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by Cycurion’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.

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The provisions of Delaware law and the provisions of our Charter and Bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under Delaware law, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Pursuant to Delaware law, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.

Stockholders’ Derivative Actions

Under Delaware law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.

Exclusive forum for certain lawsuits

Our Charter requires, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim for breach of a fiduciary duty owed by any of our current or former director, officer, employee, agent, or stockholder to the Company or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter (as it may have been subsequently amended or amended and restated), or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware).

Notwithstanding the foregoing, our Charter provides that the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in the Charter may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Listing

Our shares of Common Stock are listed on The Nasdaq Global Market and warrants are listed on The Nasdaq Capital Market under the symbols “CYCU” and “CYCUW”, respectively.

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SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned our restricted Common Stock or our warrants for at least six months generally would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock shares or our warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of our Common Stock then outstanding; or
●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell their Founder Shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the Business Combination.

Following the recent completion of the Business Combination, the Company is no longer a shell company, and, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-up Agreements

For a more detailed description of our lock-up agreements, please see “Certain Relationships and Related Party Transactions - Lock-up Agreements and Leak-out Agreements”.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CYCURION

Throughout this section, unless otherwise noted, “we,” “our,” “us,” “Cycurion” and the “Company” refer to Cycurion, Inc. You should read the following discussion of our financial condition and results of operations in conjunction with our financial statements and the notes included elsewhere in this prospectus.

Our Business

We deliver high-quality, cybersecurity solutions to federal government civilian, defense, and judiciary agencies in addition to commercial clients across a variety of industries. Through our operating subsidiaries and strategic partnerships, we have numerous prime and subcontracts with key government agencies. Our growth engine is driven by organic business solutions and strategic acquisitions of cyber/ infrastructure service providers.

Our Subsidiaries

Cycurion Sub, Inc.

We own our operating subsidiaries through Cycurion Sub., Inc., a Delaware corporation that, until the closing date of the de-SPAC, was known as “Cycurion, Inc.” We continue to conduct our business through the three below-described entities, which are now indirectly wholly-owned second-tier subsidiaries by virtue of the recent closing of the de-SPAC transaction described in the section “Our Background”.

Cycurion Crypto Inc.

Our direct wholly-owned subsidiary, Cycurion Crypto, a Delaware corporation, was formed in July 2025 as part of our strategic initiative to position the Company within the expanding digital asset ecosystem and will manage a crypto treasury.

Secuvant, LLC

Organized in Utah on November 16, 2014, Secuvant is an independent IT security firm providing enterprise-grade cybersecurity services, risk management, and managed solutions to mid-market organizations. We acquired Secuvant in June 2026. They are the creator of the groundbreaking Panoptic platform which will significantly expand our product portfolio and enhance our ability to deliver higher-margin depth of products that we deliver to our clients.

Axxum Technologies LLC

Organized in the Commonwealth of Virginia on December 29, 2006, Axxum is a cybersecurity provider with successful assignments within the multiple sub-agencies of the Department of Homeland Security. We acquired Axxum in November 2017. Following the acquisition, we continued Axxum’s core operations of providing contractor services to its existing federal government customer base while leveraging our existing processes and tools to expand its commercial footprint.

Cloudburst Security LLC

Cloudburst is a cybersecurity provider with successful assignments within highly sensitive government agencies and other commercial organizations. We acquired Cloudburst in April 2019. Following the acquisition, we continued Cloudburst’s core operations of providing mission-critical and highly sensitive government agencies and other commercial organizations with high-quality, innovative cybersecurity services. Cloudburst focuses on providing tailored solutions that leverage the industry’s best minds and technologies to predict, protect, detect, respond, and sustain our clients from the latest evolving cyber threats.

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Cycurion Innovation, Inc.

Cycurion Innovation, Inc. was formed in connection with our acquisition of assets from Sabres, a leading Israeli-based cyber security provider. It operates our Cycurion Security Platform’s line of products allows our customers to improve their cyber posture with its MDP SaaS platform. This platform efficiently bundles and easily implements the external protection of a WAF and the internal protection of Bot Mitigation. Bot Mitigation is the reduction of risk to applications, APIs, and backend services from malicious bot traffic that fuels common automated attacks, such as Distributed Denial of Service (DDoS) campaigns and vulnerability probing. The costs of single-layer security can be measured in terms of money, time, and risk, as well as the damage wrought by a data breach, which millions of businesses experience each year. Through this interaction of the WAF and Bot Mitigation, the MDP is able to reinforce these layers of security and generate new security layers in real time in response to emerging threats. This process is directed by our Cycurion Security Platform’s proprietary, cloud-based AI algorithm. Crucially, the AI underpinning the MDP platform is constantly evolving to counter new threats. Through a crowdsourcing process, the cloud-based MDP learns from every threat to any protected application and uses that newly acquired knowledge to protect all MDP clients better.

Cycurion Merger Sub-Halo, Inc.

Cycurion Merger Sub-Halo, Inc. is a Delaware corporation and a wholly owned subsidiary of the Company formed for the purpose of completing the acquisition of Halo Privacy, Inc.

Cycurion Merger SubhavenX, Inc.

Cycurion Merger Sub-havenX, Inc. is a Delaware corporation and a wholly owned subsidiary of the Company formed for the purpose of effecting the acquisition and integration of havenX, Inc.

Financial Overview for the Years Ended December 31, 2025 and 2024

A number of factors have contributed to our fiscal year 2025 results of operations, the most significant of which are described below. More details on these changes are presented below within our “Results of Operations” section.

●	The execution of the SLG Innovation Inc. transaction.
●	The completion of the business combination with Western Acquisition Ventures Corp.

Results of Operations

Table MD&A 1: Consolidated Results of Operations
	For the Year Ended December 31,
	2025	2024
Net revenues	$15,133,647	$17,771,485
Cost of revenues	13,521,329	14,136,742
Gross profit	1,612,318	3,634,743
Gross profit percentage	10.7%	20.5%
Operating expenses:
Selling, general and administrative expenses	9,258,199	1,208,630
Stock compensation expenses	3,898,867	10,000
Business combination expenses	11,870,114	-
Total operating expenses	25,027,180	1,218,630
Operating (loss)/income	(23,414,862)	2,416,113
Interest income	27,538	20,211
Interest expense	(1,763,831)	(1,209,502)
Gain on debt settlement, net	1,221,635	-
Other (expense)/income	(129,564)	2,779
Other expense, net	(644,222)	(1,186,512)
(Loss)/income before income taxes	(24,059,084)	1,229,601
Provision for income tax	-	-
Net (loss)/income	(24,059,084)	1,229,601
Less: Net loss attributable to non-controlling interest	393,376	-
Net (loss)/income attributable to Cycurion	$(23,665,708)	$1,229,601

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Revenue

Revenues for the year ended December 31, 2025 decreased $2.6 or 14.8% compared to the year ended December 31, 2024. We attribute this decrease in the revenues in 2025 compared to 2024 to delayed start dates of new federal, state and local contracts and the company’s focus on more profitable business.

Cost of revenues

The cost of revenue for the year ended December 31, 2025, was approximately $13.5 million, compared to $14.1 million for the year ended December 31, 2024. The cost of revenue is driven by the costs incurred while delivering services to our customers, therefore the decrease in costs is due to the decrease in revenues.

Selling, general and administrative expenses

Our selling, general and administrative (“SG&A”) expenses increased in 2025 compared to 2024 due to additional expenses being recognized in 2025 due to increased costs associated with being a publicly traded company and the addition key individuals for the company’s growth strategy.

Stock compensation expenses

Stock compensation expenses increased in 2025 compared to 2024 as a result of new compensation agreements with executives.

Business combination expenses

Business combination expenses in 2025 are a result of the Business Combination with Western.

Interest income

Interest income was $27,538 and $20,211 for the year ended December 31, 2025 and 2024, respectively. The change in interest income is a result of the balance of the underlying interesting earning assets.

Interest expense

Interest expense for the year ended December 31, 2025 and 2024, was $1.8 million and $1.2 million, respectively. The change in interest expense is a result of the underlying debt instruments. For further information refer to debt footnotes.

Gain on debt settlement, net

The $1.2 million gain on debt settlement, net for the year ended December 31, 2025 is the result of the conversion of debt to various equity instruments at a lower fair market value than the exchanged debt on the books.

Liquidity and Capital Resources

Our primary sources of liquidity are cash on hand, cash from operations, borrowings under our debt financing arrangements and equity raises through our equity line. As of December 31, 2025, we had $5.3 million in cash and cash equivalents. We believe that our current cash position, access to the capital markets and cash flow generated from operations should be sufficient for our operating requirements through the next several fiscal years.

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Cash Flow

Table MD&A 2: Net Changes in Cash and Cash Equivalents
	For the Year Ended December 31,
	2025	2024
Net cash used in operating activities	$(12,086,357)	$(1,371,281)
Net cash provided by/(used in) investing activities	1,414,523	(885,066)
Net cash provided by financing activities	15,886,279	1,689,268
Net increase/(decrease) in cash and cash equivalents	$5,214,445	$(567,079)

Net Cash Used In Operating Activities

For the year ended December 31, 2025, net cash used by operating activities was $12.1 million, compared to $1.4 million for the year ended December 31, 2024. The main drivers of this increase are the additional merger expenses incurred in 2025 and the additional corporate level costs to build out a management team and brand for organic growth and acquisitions.

Net Cash Provided By/(Used In) Investing Activities

For the year ended December 31, 2025, net cash provided in investing activities was approximately $1.4 million, compared to a $0.9 million use of cash for the year ended December 31, 2024. The cash inflow in 2025 was a result of the Trust Account (as defined below) for redemption and cash released from the Trust Account to the Company.

Net Cash Provided by Financing Activities

For the year ended December 31, 2025, net cash provided by financing activities was $15.9 million. The net cash provided includes $7.0 million in proceeds from the equity line of credit, $4.8 million of proceeds from the private placement capital raise in December 2025, $3.7 million proceeds provided from the exercise of warrants, $2.4 million in proceeds from convertible notes payable, $0.5 million in proceeds provided from notes payable, partially offset by a cash outflow of $1.0 million cash used in redemption of Common Stock.

For the year ended December 31, 2024, net cash provided by financing activities was $1.7 million. The Company received $1.0 million from a private placement.

Going Concern

We have incurred operating losses since inception through the period ended December 31, 2025, having had negative cash flow from operations. As of December 31, 2025, we had an accumulated deficit of approximately $26.9 million, as compared to our accumulated deficit of approximately $3.2 million as of December 31, 2024. The increase of our accumulated deficit was a result of our net losses for 2025.

Furthermore, we expect continued, significant operating losses for the next few years. We also utilized cash in operations of approximately $12.1 million for the year ended December 31, 2025. As of December 31, 2025, we had unrestricted cash of approximately $5.3 million, an increase of $5.2 million from approximately $38,742 as of December 31, 2024. As of December 31, 2025, our total assets increased to approximately $33.5 million from approximately $25.6 million as of December 31, 2024, primarily due to increases in goodwill. Based on our current capital resources as of December 31, 2025, including our unrestricted cash and accounts receivable, net of $7.9 million, we expect to be able to continue our operations for a minimum of 12 months as of the date of this prospectus. Nevertheless, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient, consistent cash flow from operations to meet the expected growth in our obligations. We intend to continue to seek additional debt or equity financing to continue our operations.

Our consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next fiscal year. The continuation of our Company as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until we begin generating positive cash flow.

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There is no assurance that we will ever be consistently profitable or, notwithstanding our recent financing activities, that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Off-balance sheet arrangements

We did not have any off-balance sheet arrangements during the periods presented, and we do not currently have any off-balance sheet arrangements, as defined in the SEC rules and regulations.

Critical Accounting Policies and Estimates

Goodwill and Other Long-Lived Assets

We evaluate the impairment of goodwill and other long-lived assets in accordance with Accounting Standards Codification (“ASC”) 350, “Intangibles Goodwill and Other.” Management annually reviews goodwill and other long-lived assets for impairment or whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If we determine that the carrying value of the goodwill and other long-lived assets may not be recoverable, we will record an impairment charge for the amount by which the carrying value of the goodwill and other long-lived assets exceeds its fair value.

Goodwill is not amortized, but rather tested for potential impairment as of December 31 each year. The goodwill impairment test is performed at the reporting unit level, which is only one for our company. Accounting requirements provide that a reporting entity may perform an optional qualitative assessment on an annual basis to determine whether events occurred or circumstances changed that would more likely than not reduce the fair value of a reporting unit below its carrying amount. If an initial qualitative assessment identifies that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, or the optional qualitative assessment is not performed, a quantitative analysis is performed.

In testing goodwill for impairment, we first assess the qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying value. If, after the assessment, we determine that an impairment indicator exists, we perform the quantitative goodwill impairment test. The Company performs the quantitative goodwill impairment test by calculating the fair value of the reporting unit and comparing it to its respective carrying value including goodwill. If the fair value is less than the carrying value, the amount of impairment expense is equal to the difference between the reporting unit’s fair value and the reporting unit’s carrying value.

Determining the fair value of a reporting unit requires management’s judgment and involves the use of significant estimates and assumptions, including forecasted revenue, operating margins, capital expenditures, and selection and use of an appropriate discount rate commensurate with the risk inherent in each of our reporting units’ current business models. We utilize the weighted average cost of capital as derived by certain assumptions specific to our facts and circumstances as the discount rate. Our estimate of cash flows and discount rate are subject to change due to the economic environment. A relatively small change in the underlying assumptions, including if the financial performance of the reporting unit does not meet expectations in future years, may cause a change in the results of the impairment assessment in future periods and, as such, could result in goodwill impairment.

We use a discounted cash flow approach to determine the fair value of a reporting unit. The determination of discounted cash flows of the reporting units and assets and liabilities within the reporting units requires significant estimates and assumptions. These estimates and assumptions primarily include, but are not limited to, the discount rate being the weighted average cost of capital (“WACC”) for the firm, terminal growth rates, earnings before depreciation and amortization, and capital expenditures forecasts.

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Given the fact we are operating in a net loss position, for the year ended December 31, 2025, management performed a quantitative assessment of our one reporting unit and determined that the fair value of goodwill exceeds the carrying value.

Due to the nature of our business and other factors described under the heading, “Risk Factors,” of this prospectus, the profitability of our individual reporting units may periodically be affected by downturns in customer demand, operational challenges, and other factors. If material adverse conditions occur that impact one or all of our reporting units, our determination of future fair value might not support the carrying amount of our reporting units, and the related goodwill may be impaired. We will continue to monitor any changes to our assumptions and will evaluate goodwill as deemed warranted during future periods.

Financial Overview for the Three Months Ended March 31, 2026

A number of factors have contributed to first quarter 2026 results of operations, the most significant of which are described below. More details on these changes are presented below within our “Results of Operations” section.

●	The execution of cost saving efforts have improved our gross margin.
●	The completion of the business combination with Western Acquisition Ventures Corp. resulted in first quarter 2025 losses.

Results of Operations

Table MD&A 1: Consolidated Results of Operations
	For the Three Months Ended March 31,
	2026	2025
Revenue	$3,268,620	$3,870,050
Cost of revenue	2,580,262	3,192,287
Gross profit	688,358	677,763
Gross margin	21.1%	17.5%
Operating expenses:
Selling, general and administrative expenses	2,743,695	337,374
Stock compensation expenses	315,833	-
Business combination expenses	-	10,437,894
Total operating expenses	3,059,528	10,775,268
Operating loss	(2,371,170)	(10,097,505)
Interest income	14,236	-
Interest expense	(204,852)	(178,890)
Gain on debt settlement, net	-	141,653
Other expense	-	(113,744)
Other expense, net	(190,616)	(150,981)
Loss before income taxes	(2,561,786)	(10,248,486)
Provision for income tax	-	-
Net loss	(2,561,786)	(10,248,486)
Less: Net loss attributable to non-controlling interest	433,324	-
Net loss attributable to Cycurion	$(2,128,462)	$(10,248,486)

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Revenue

Revenues for the three months March 31, 2026 decreased $0.6 million or 15.5% compared to the three months ended March 31, 2025. We attribute this decrease in the revenues for the three months ended March 31, 2026 compared to the same period in 2025 to planned wind-down of certain legacy contracts ahead of the ramp of higher-margin replacement work and the delayed start dates of new federal, state and local contracts.

Cost of revenues

The cost of revenue for the three months ended March 31, 2026, was approximately $2.6 million, compared to $3.2 million for comparable period in 2025. The gross margin improved from 17.5 % to 21.1 % as management focuses on cost cutting efforts and works to improve the overall portfolio of contracts.

Selling, general and administrative expenses

Our selling, general and administrative expenses increased significantly for the three months ended March 31, 2026 compared to the same period in 2025 due to the additional expenses associated with being a publicly traded company, full consolidation of SLG selling, general and administrative expenses and the addition of key individuals for the company’s growth strategy.

Stock compensation expenses

Stock compensation expenses were $315,833 for the three months ended March 31, 2026, compared to zero amounts being recognized in the same period 2025.

Business combination expenses

Business combination expenses in the three months ended March 31, 2025 are a result of the business combination with Western.

Interest income

Interest income was $14,236 for the three months ended March 31, 2026 as the company was able to invest cash in money market accounts. No interest earning assets existed in the three months ended March 31, 2025.

Interest expense

Interest expense for both the three months ended March 31, 2026 and 2025, was $0.2 million. Although approximately the same interest expense was incurred, the underlying interest-bearing liabilities varied were different during the two periods. For further information refer to debt footnotes.

Gain on debt settlement, net

The $0.1 million gain on debt settlement, net for the three months ended March 31, 2025 is the result of the conversion of debt to various equity instruments at a lower fair market value than the exchanged debt on the books. No conversions occurred in the three months ended March 31, 2026.

Liquidity and Capital Resources

Our primary sources of liquidity are cash on hand, cash from operations, borrowings under our debt financing arrangements and equity raises through our equity line. As of March 31, 2026, we had $2.0 million in cash and cash equivalents. As of March 31, 2026, there was substantial doubt regarding the Company’s ability to continue as a going concern, as the Company had a net working capital deficit and an accumulated deficit resulting from substantial losses incurred during the three months ended March 31, 2026 and from prior periods. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. As of March 31, 2026, the Company had an accumulated deficit of $29.0 million and a working capital deficit of $12.0 million. In addition, the Company had a net cash outflow of $2.9 million from operating activities during the three months ended March 31, 2026. These circumstances continued to give rise to substantial doubt as to whether the Company will be able to continue as a going concern and did not alleviate the doubt outstanding from 2025.

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Management’s plan is to continue improving operations to generate positive cash flows and register shares of its Common Stock in order to undertake a public offering to raise additional capital. Management believes that the valuation and liquidity brought by a public offering of its securities will allow holders of convertibles notes, and convertible preferred stockholders the mechanism to convert their securities into Common Stock that will reduce the Company’s overall leverage and debt service requirement. If the Company is not able to continue generating positive operating cash flows, and raise additional capital, there is the risk that the Company may become insolvent.

Cash Flow

Table MD&A 2: Net Changes in Cash and Cash Equivalents
	For the Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(2,889,834)	$(2,745,109)
Net cash (used in)/provided by investing activities	(129,000)	1,799,523
Net cash (used in)/provided by financing activities	(207,683)	3,173,991
Net (decrease)/increase in cash and cash equivalents	$(3,226,517)	$2,228,405

Net Cash Used In Operating Activities

For the three months ended March 31, 2026, net cash used by operating activities was $2.9 million, compared to $2.7 million for the three months ended March 31, 2025. The slight increase in cash used in operating activities is the result numerous factors since the first quarter of 2025 had many business combinations expenses. The company has expanded the corporate level team compared to first quarter 2025, but has been able to partially offset some of those cash outflows by focusing on cost saving initiatives through the organization.

Net Cash (Used in)/Provided By Investing Activities

For the three months ended March 31, 2026, net cash used in by investing activities was approximately $0.1 million, compared to $1.8 million net cash provided by investing activities for the three months ended March 31, 2025. The cash inflow in 2025 was a result of the Trust Account in connection with redemption and cash released from the Trust Account to the Company.

Net Cash (Used in)/Provided by Financing Activities

For the three months ended March 31, 2026, net cash used by financing activities was $0.2 million, which was repayments on the revolving line of credit. For the three months ended March 31, 2025, net cash provided by financing activities was $3.2 million, driven by $3.3 million in proceeds from exercise of warrants, partially offset by cash outflow of $1.0 million related to the redemption of Common Stock subject to redemption. Other inflows and outflows are the result of various proceeds and repayments on notes and bank borrowings.

Going Concern

We have incurred operating losses since inception through the period ended March 31, 2026, having had negative cash flow from operations. As of March 31, 2026, we had an accumulated deficit of approximately $29.0 million, as compared to our accumulated deficit of approximately $26.9 million as of December 31, 2025. The increase of our accumulated deficit was a result of our net losses for the three months ended March 31, 2026.

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Furthermore, we expect continued, significant operating losses for the next few years. We also utilized cash in operations of approximately $2.9 million for the three months ended March 31, 2026. As of March 31, 2026, we had unrestricted cash of approximately $2.0 million, a decrease of $3.2 million from approximately $5.3 million as of December 31, 2025. As of March 31, 2026, our total assets decreased to approximately $31.4 million from approximately $33.5 million as of December 31, 2025, primarily due to decreases in cash. Based on our current capital resources as of March 31, 2026, including our unrestricted cash and accounts receivable, net of $5.4 million, we expect to be able to continue our operations for a minimum of 12 months as of the date of our report for the three months ended March 31, 2026. Nevertheless, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient, consistent cash flow from operations to meet the expected growth in our obligations. We intend to continue to seek additional debt or equity financing to continue our operations.

Our unaudited consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next fiscal year. The continuation of our Company as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until we begin generating positive cash flow.

There is no assurance that we will ever be consistently profitable or, notwithstanding our recent financing activities, that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Off-balance sheet arrangements

We did not have any off-balance sheet arrangements during the periods presented, and we do not currently have any off-balance sheet arrangements, as defined in the SEC rules and regulations.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates, judgments, and assumptions that affect the amounts reported. Actual results could differ from those estimates. The 2025 Form 10-K, as filed with the SEC on March 31, 2026, includes a summary of critical accounting policies we believe are the most important to aid in understanding our financial results. There have been no changes to those critical accounting policies that have had a material impact on our reported amounts of assets, liabilities, revenues, or expenses during the three months ended March 31, 2026.

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PLAN OF DISTRIBUTION

The selling stockholders, including Yield Point, the holders of the Series I Convertible Preferred Stock identified in the section entitled “Selling Stockholders,” and any permitted transferees, pledgees, donees, assignees or other successors-in-interest thereto, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, price and size of each sale.

The Selling Stockholders may, from time to time, sell, transfer, distribute, or otherwise dispose of certain shares of common stock or interest in the same on any stock exchange, market, or trading facility on which the securities are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may sell all, some or none of the securities covered by this prospectus. We may receive proceeds from sales of Common Stock made by us to Yield Point pursuant to the Equity Purchase Agreement. However, we will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may use any one or more of the following methods when disposing of the securities or its interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	one or more underwritten offerings on a firm commitment or best efforts basis;
●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	distributions or transfers to its members, partners, or stockholders;
●	short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of its securities on the basis of parameters described in such trading plans;
●	directly to one or more purchasers, including through a specific bidding, auction, or other process or in privately negotiated transactions;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	through agents;
●	through broker-dealers who may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per share or warrant;
●	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our Common Stock; and
●	a combination of any such methods of sale or any other method permitted pursuant to applicable law.

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We have agreed to use commercially reasonable efforts to maintain the effectiveness of this registration statement until all securities can be sold under Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Stockholders will pay, with respect to themselves, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering, as applicable. We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Selling Stockholders may use this prospectus in connection with resales of the securities. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of the securities, and any material relationships between us and the Selling Stockholders. Certain of the Selling Stockholders, including Yield Point, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act with respect to the resale of the shares of Common Stock covered by this prospectus, and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of their securities, and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may foreclose on such securities and then offer and sell such securities under this prospectus. The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus (as supplemented or amended to reflect such transaction).

In connection with the sale of the securities or interests in the securities, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell the securities short and deliver the securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the securities, which securities such broker-dealer or other financial institution then may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders also may in the future resell securities in transactions, including without limitation open market transactions, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers, or agents that participate in the sale of the securities or interests in the securities will be subject to the prospectus delivery requirements of the Securities Act with respect to offers and sales under this prospectus. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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The Selling Stockholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

The Selling Stockholders may authorize underwriters, broker-dealers, or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Stockholders pay for solicitation of these contracts. The underwriters, broker-dealers, and agents may engage in transactions with us or the Selling Stockholders, or perform services for us or the Selling Stockholders, in the ordinary course of business.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of that rule.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any broker-dealer or agent regarding the sale of the securities by the Selling Stockholders. Upon notification by a Selling Stockholder that it has entered into any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such offering.

Yield Point has represented to us that at no time prior to the Equity Purchase Agreement has Yield Point or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock nor any hedging transaction, which establishes a net short position with respect to our Common Stock.

Yield Point acquired, or will acquire, the shares covered by this prospectus pursuant to the Equity Purchase Agreement. Yield Point may resell all, some or none of such shares from time to time after we issue such shares to Yield Point in accordance with the terms of the Equity Purchase Agreement. We have advised Yield Point that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes a selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We have agreed to bear all expenses incident to the registration of the securities offered hereby, other than underwriting discounts and commissions, stock transfer taxes and certain legal expenses of the Selling Stockholders, which will be borne by the applicable Selling Stockholder.

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TAXATION

United States Federal Income Tax Considerations

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock, including the Common Stock underlying the pre-funded warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold our securities as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, investors holding Common Stock through an “applicable partnership interest,” investors required to recognize income for U.S. federal income tax purposes no later than when such income is reported on an “applicable financial statement” or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare tax or any alternative minimum tax consideration. In addition, this summary is limited to investors that will hold our securities as a “capital asset,” as defined under the Internal Revenue Code of 1986, as amended (“U.S. Tax Code”) (generally, property held for investment). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

A “U.S. Holder” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual citizen or resident of the United States;
●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner of such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

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U.S. Holders

Taxation of Distributions

We do not intend to pay cash dividends for the foreseeable future. If we pay distributions to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Common Stock exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in such Common Stock. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost (i.e., the amount paid for the Common Stock) less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Taxation of Distributions

As discussed above, we do not intend to pay cash dividends for the foreseeable future. In general, any distributions we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (generally on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders-Gain on Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock” below), we will withhold 15% of the fair market value of any property distributed that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if an applicable tax treaty so requires, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual rates or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

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Gain on Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock or Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (or, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	(i) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or warrants, and (ii) shares of our Common Stock (A) are not regularly traded on an established securities market or (B) are regularly traded on an established securities market, but the non-U.S. Holder has owned, directly or constructively (including through ownership of warrants), more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate).

Gain described in the second bullet point above will generally be subject to a 30% U.S. federal income tax (or lower applicable treaty rate). Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such non-U.S. holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if our stock is not regularly traded on an established securities market for this purpose, a buyer of our Common Stock from such non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we currently are, and expect to remain for the foreseeable future, a United States real property holding corporation. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Additional U.S. Federal Tax Considerations

Additional Tax on Net Investment Income

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their net gain from the sale, exchange or other disposition of Common Stock or warrants, or dividends with respect to Common Stock. Each U.S. Holder is urged to consult its own tax advisor regarding the application of this tax.

Excise Tax on Certain Stock Buybacks

The Inflation Reduction Act of 2022 (the “IR Act”) provides for, among other things, a U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by a “covered corporation” (which includes publicly traded corporations) occurring on or after January 1, 2023 (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax.

Any redemptions of our Common Stock may be subject to the Excise Tax.

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Backup Withholding and Additional Information Reporting

In general, information returns may be filed with the IRS in connection with actual or constructive dividends paid to a U.S. Holder in respect of our securities, and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of our securities within the United States or through certain U.S.-related financial intermediaries will be subject to U.S. information reporting rules, unless a U.S. Holder is a corporation or other exempt recipient and properly establishes its rights to an exemption. Backup withholding at a rate of 24% may apply to such payments if a U.S. Holder does not establish an exemption from backup withholding or fails to provide a correct taxpayer identification number and make any other required certifications.

In general, information returns may be filed with the IRS in connection with dividends paid to non-U.S. Holders, and the proceeds received by a non-U.S. Holder from the sale, exchange or other disposition of our securities within the United States or through certain U.S.-related financial intermediaries. Copies of the information returns reporting dividends and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of a treaty or agreement. A non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) in connection with actual or constructive dividends with respect to our securities and the proceeds from the sales, exchange or other disposition of our securities unless the non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Holders are urged to consult their own tax advisor regarding the information reporting and backup withholding rules.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the U.S. Tax Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on actual or constructive dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. Department of Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Seward & Kissel LLP, New York, New York.

EXPERTS

The financial statements of Cycurion as of December 31, 2025 and 2024 included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. Our filings with the SEC are available to the public over at the SEC’s website at www.sec.gov. You may also find documents we filed on our website at www.cycurion.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

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CYCURION, INC. AND ITS SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of

Cycurion Inc. and its Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cycurion Inc. and its Subsidiaries (collectively, the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive (loss)/income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2018.

San Mateo, California

March 31, 2026

F-2

CYCURION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	For the Year Ended December 31,
	2025	2024
Assets:
Cash and cash equivalents	$5,255,235	$38,742
Restricted cash	-	2,048
Accounts receivable, net	2,687,479	10,353,708
Other receivables	-	434,391
Prepaid expenses and other current assets	60,133	99,463
Total current assets	8,002,847	10,928,352
Deposit for acquisition target	-	2,000,000
Property and equipment, net	-	20,321
Software development costs, net	4,606,981	4,151,981
Intangible assets, net	-	25,000
Security deposits	-	10,351
Goodwill	20,842,508	6,592,304
Investments held in trust account	-	1,834,540
Total non-current assets	25,449,489	14,634,497
Total Assets	$33,452,336	$25,562,849
Liabilities, Mezzanine and Stockholders’ Equity:
Bank loan-revolving credit line	$2,933,396	$3,249,067
Bank loan - current portion	-	774,095
Loans payable - current portion	669,693	408,516
Factoring liability	1,511,678	-
Subordinated convertible promissory notes	-	3,333,335
Convertible notes	192,897	-
Promissory notes	2,499,662	2,486,989
Loans payable - related parties	123,650	148,088
Accounts payable	1,314,772	1,681,774
Accrued liabilities	4,228,337	2,927,135
Accrued compensation and benefits	919,825	979,684
Accrued interest payable	1,347,787	1,591,023
Excise tax payable	1,167,173	1,157,161
Total current liabilities	16,908,870	18,736,867
Loans payable - non-current portion	300,000	146,798
Series A Convertible preferred stock ($0.001 par value, 500,000 shares designated, 0 and 345,528 issued and outstanding, respectively)	-	1,294,117
Total non-current liabilities	300,000	1,440,915
Total Liabilities	17,208,870	20,177,782
Commitments and contingencies (Note 22)
Mezzanine Equity:
Common Stock subject to possible redemption, $0.0001 par value, 0 and 5,796 shares at redemption value of approximately $11.03 per share, respectively	-	1,917,309
Stockholders’ Equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized)
Series A convertible preferred stock ($0.0001 par value, 110,000 shares designated, 0 and 0 issued and outstanding, respectively)	-	-
Series B convertible preferred stock ($0.0001 par value, 3,000 shares designated, 1 and 3,000 issued and outstanding, respectively)	-	-
Series C convertible preferred stock ($0.0001 par value, 5,000 shares designated, 4,851 issued and outstanding)	-	-
Series D convertible preferred stock ($0.0001 par value, 6,666,700 shares designated, 150,000 and 0 issued and outstanding, respectively)	15	-
Series E convertible preferred stock ($0.0001 par value, 100 shares designated, 51 and 0 issued and outstanding, respectively)	-	-
Series F convertible preferred stock ($0.0001 par value, 10,000 shares designated, 0 and 0 issued and outstanding, respectively)	-	-
Series G convertible preferred stock ($0.0001 par value, 10,000 shares designated, 143 and 0 issued and outstanding, respectively)
Common Stock ($0.0001 par value, 300,000,000 shares authorized, 3,642,501 and 391,373 shares issued and outstanding, respectively)	364	38
Additional paid in capital	46,979,762	6,671,081
Accumulated deficit	(26,879,081)	(3,203,361)
Total stockholders’ equity attributable to Cycurion	20,101,060	3,467,758
Deficit attributable to noncontrolling interests	(3,857,594)	-
Total stockholders’ equity	16,243,466	3,467,758
Total liabilities and stockholders’ equity	$33,452,336	$25,562,849

See accompanying notes to consolidated financial statements.

F-3

CYCURION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME

	For the Year Ended December 31,
	2025	2024
Net revenues	$15,133,647	$17,771,485
Cost of revenues	13,521,329	14,136,742
Gross profit	1,612,318	3,634,743
Operating expenses:
Selling, general and administrative expenses	9,258,199	1,208,630
Stock compensation expenses	3,898,867	10,000
Business combination expenses	11,870,114	-
Total operating expenses	25,027,180	1,218,630
Operating (loss)/income	(23,414,862)	2,416,113
Other income/(expenses):
Interest income	27,538	20,211
Interest expense	(1,763,831)	(1,209,502)
Gain on debt settlement, net	1,221,635	-
Other (expense)/income, net	(129,564)	2,779
Other expenses, net	(644,222)	(1,186,512)
(Loss)/income before income taxes	(24,059,084)	1,229,601
Provision for income tax	-	-
Net (loss)/income	(24,059,084)	1,229,601
Less: Net loss attributable to non-controlling interest	393,376	-
Net (loss)/income attributable to Cycurion	$(23,665,708)	$1,229,601

Comprehensive (loss)/income	$(23,665,708)	$1,229,601

(Loss)/Earnings per share:
Basic	$(13.44)	$4.35
Diluted	$(13.39)	$1.66
Weighted average shares outstanding:
Basic	1,760,310	282,437
Diluted	1,763,643	904,929

See accompanying notes to consolidated financial statements.

F-4

CYCURION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock subject to possible redemption		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock		Series G Convertible Preferred Stock		Common Stock
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Additional Paid-In Capital	Accumulated Deficit	Total	Non-Controlling Interest	Total Stockholders’ Equity
Balance of December 31, 2024	5,796	$1,917,309	-	$-	3,000	$-	4,851	$-	-	$-	-	$-	-	$-	391,373	$38	6,671,081	$(3,203,361)	3,467,758	-	3,467,758
Common Stock redeemed (Mezzanine Equity)	(3,163)	(1,001,216)	-	-	-	-	-	-	-	-
Release of Common Stock subject to redemption	(2,633)	(916,093)	-	-	-	-	-	-	-	-					2,654		916,093		916,093		916,093
Series A convertible preferred stock in exchange of Series A Convertible Preferred Stock categorized as liability	-	-	106,816	11	-	-	-	-	-	-							1,391,176		1,391,176		1,391,176
Series D convertible preferred stock in exchange of convertible notes	-	-	-	-	-	-	-	-	6,666,666	667	-	-	-	-	-	-	3,332,668		3,333,335		3,333,335
Common Stock issued for conversion of Series B and D Convertible Preferred Stock	-	-	-	-	(2,999)	-	-	-	(6,516,666)	(652)	-	-	-	-	420,515	42	610	-	-	-	-
Common Stock issued for exercise of warrants	-	-	-	-	-	-	-	-	-	-					411,730	42	3,664,829		3,664,871		3,664,871
Common Stock issued for business combination costs	-	-	-	-	-	-	-	-	-	-					25,200	3	8,999,907		9,000,000	-	9,000,000
Common Stock issued for settlement of liability	-	-	-	-	-	-	-	-	-	-					19,314	10	2,123,137		2,123,147		2,123,147
Common Stock issued for employment agreement	-	-	-	-	-	-	-	-	-	-					390,789	30	2,783,566		2,783,596		2,783,596
SLG transaction	-	-	-	-	-	-	-	-	-	-	51				33,878	4	759,138		759,142		759,142
Excise tax liability arising from redemption of Series A shares	-	-	-	-	-	-	-	-	-	-								(10,012)	(10,012)	(3,464,218)	(3,474,230)
Series G convertible preferred stock in exchange of convertible notes and promissory notes	-	-	-	-	-	-	-	-	-	-			3,133	-			4,183,891		4,183,891		4,183,891
Private Placement - Warrants issued for prefunded warrants and standard warrants	-	-	-	-	-	-	-	-	-	-							4,779,962		4,779,962		4,779,962
Conversion of Series G Convertible Preferred stock to Common Stock	-	-	-	-	-	-	-	-	-	-			(2,900)	-	664,068	66			66		66
Conversion of Series A Convertible Preferred stock for Common Stock	-	-	(106,816)	(11)	-	-	-	-	-	-	-	-	-	-	162,980	16	390,050		390,055		390,055
Common Stock Issued - Equity Line	-	-	-	-	-	-	-	-	-	-					1,120,000	113	6,983,688		6,983,688	-	6,983,688
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(23,665,708)	(23,665,708)	(393,376)	(24,059,084)
Balance as of December 31, 2025	-	$-	-	$-	1	$-	4,851	$-	150,000	$15	51	-	143		3,642,501	$364	$46,979762	$(26,879,081)	$20,101,060	$(3,857,594)	$16,243,466

	Common Stock subject to possible redemption		Series B Convertible Preferred Stock		Common Stock		Additional		Total
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Paid-In Capital	Accumulated Deficit	Stockholders’ Equity
Balance as of December 31, 2023	—	$—	2,000	$—	282,139	$27	$9,679,046	$(4,432,962)	$5,246,111
Board compensation	—	—	—	—	—	—	10,000	—	10,000
Series B convertible preferred stock and warrants issued	—	—	1,000	—	—	—	1,000,000	—	1,000,000
Net income	—	—	—	—	—	—	—	1,229,601	1,229,601
Acquisition	5,796	1,917,309	—	—	109,234	11	(4,017,965)	—	(4,017,954)
Balance as of December 31, 2024	5,796	$1,917,309	3,000	$—	391,373	$38	6,671,081	$(3,203,361)	$3,467,758

See accompanying notes to consolidated financial statements.

F-5

CYCURION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net (loss)/income	$(24,059,084)	$1,229,601
Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Stock-based compensation	3,898,867	10,000
Stock-based compensation - business combination related	9,521,734	-
Amortization of debt discount	242,095	6,566
Depreciation of property and equipment	20,321	13,341
Amortization of software development costs	25,000	16,667
Gain on debt settlement, net	(1,221,635)	-
Finance expense	100,000	-
Changes in assets and liabilities:
Accounts receivable, net and other receivables	363,405	(3,492,651)
Prepaid expenses and other current assets	39,330	(43,448)
Accounts payable and accrued liabilities	(836,585)	562,946
Accrued compensation and benefits	(59,859)	345,908
Accrued interest payable	(119,946)	(20,211)
Net cash used in operating activities	(12,086,357)	(1,371,281)
Cash flows from investing activities:
Cash acquired on business combination	34,983	2,048
Issuance of promissory notes	-	(439,114)
Capitalized software development costs	(455,000)	(448,000)
Cash withdrawn from Trust Account in connection with redemption	1,001,216	-
Release of Trust Account to Company’s bank account	833,324	-
Net cash provided by/(used in) investing activities	1,414,523	(885,066)
Cash flows from financing activities:
Proceeds from exercise of warrants	3,664,871	-
Redemption of Common Stock subject to redemption	(1,001,216)	-
Proceeds from private placement	4,780,021	1,000,000
Proceeds from capital raise	6,983,688	-
Proceeds from revolving line of credit	-	252,314
Repayments of revolving line of credit	(315,671)	-
Proceeds from bank borrowings	-	31,954
Repayment of bank borrowings	(775,192)	-
Repayment of loans payable	(210,843)	-
Proceeds from convertible notes payable	2,376,500	-
Proceeds from notes payable	513,200	390,000
Proceeds from notes payable - related parties	-	15,000
Repayments of notes payable - related parties	(27,500)	-
Repayments of notes payable	(101,579)	-
Net cash provided by financing activities	15,886,279	1,689,268
Net increase/(decrease) in cash and cash equivalents	5,214,445	(567,079)
Cash and cash equivalents, beginning of year	40,790	607,869
Cash and cash equivalents, end of year	$5,255,235	$40,790

See accompanying notes to consolidated financial statements

F-6

CYCURION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Cycurion, Inc. (f/k/a KAE Holdings, Inc.; f/k/a Cyber Secure Solutions, Inc.)(the “Company”, “Cycurion”, “we”, “us” or “our”) was incorporated on October 12, 2017, in the state of Delaware. Through its subsidiaries, the Company provides premier information technology security solutions. The Company continually strives to deliver top-notch services in the areas of risk management, cybersecurity, information assurance, systems engineering and help desk solutions. The Company is headquartered in McLean, Virginia. On July 14, 2020, the Company changed its corporate name from KAE Holdings, Inc. to Cyber Secure Solutions, Inc., and, on February 24, 2021, to Cycurion, Inc.

The Company has two first-tier wholly-owned subsidiaries, Cycurion Sub, Inc. (formerly Cycurion, Inc., until February 14, 2025) and Cycurion Crypto Inc., a Delaware corporation formed in July 2025, and three indirectly wholly-owned second-tier subsidiaries: (i) Axxum Technologies LLC (“Axxum”), a Virginia limited liability company formed in December 2006, (ii) Cloudburst Security LLC (“Cloudburst”), a Virginia limited liability company formed in January 2007, and (iii) Cycurion Innovation, Inc., a Delaware corporation formed in September 2021 (“Cycurion Innovation”), in connection with our acquisition of assets from Sabres Security Ltd. (“Sabres”), a leading Israeli-based cybersecurity provider.

Business Combination

On February 14, 2025, the Company completed the business combination and transactions (the “Business Combination”) as set forth in an Agreement and Plan of Merger, dated November 21, 2022, as amended on April 26, 2024, December 31, 2024 and February 13, 2025 (the “Merger Agreement”), by and among Western Acquisition Ventures Corp. (“Western”), Western Acquisition Merger Inc., a Delaware corporation and a wholly-owned subsidiary of Western (“Merger Sub”), and Cycurion Sub, Inc., a Delaware corporation formerly known as Cycurion, Inc. (“Cycurion Sub”). As contemplated by the Merger Agreement, Merger Sub merged with and into Cycurion Sub with Cycurion Sub as surviving the merger as a wholly-owned subsidiary of Western. In addition, in connection with the consummation of the Business Combination, Western was renamed “Cycurion, Inc.”

As a result of the Business Combination, each common share of Cycurion Sub was cancelled and converted into shares of Company Common Stock, on the terms set forth in the Merger Agreement. Pursuant to the terms of the Merger Agreement, the aggregate number of shares of Company Common Stock that was delivered as consideration in the Business Combination was capped at 500,000 shares. Concurrently with the completion of the Business Combination, the Company issued an aggregate of 218,102 shares of Common Stock, 106,816 shares of Series A convertible preferred stock (“Series A Convertible Preferred Stock”), 3,000 shares of Series B convertible preferred stock (“Series B Convertible Preferred Stock”), 4,851 shares of Series C convertible preferred stock (“Series C Convertible Preferred Stock”), 6,666,666 shares of Series D convertible preferred stock (“Series D Convertible Preferred Stock”), 22,696 Series A warrants, 200,000 Series B warrants, 242,424 Series D warrants , 9,006 Common Stock warrants, 15,760 shares of Common Stock issued in connection with the Series D private placement, 16,667 shares of Common Stock issued to A.G.P./Alliance Global Partners (“A.G.P.”), 8,333 shares of Common Stock issued to Seward & Kissel LLP and 2,627 shares of Common Stock issued to Baker & Hostetler LLP.

The Business Combination has been accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) because Cycurion is the operating company and has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), while Western is a blank check company.

Under the reverse recapitalization model, the Business Combination was treated as Cycurion issuing equity for the net assets of Western, with no goodwill or intangible assets recorded.

F-7

While Western was the legal acquirer in the Business Combination, because Cycurion Sub, prior to the Business Combination, was deemed the accounting acquirer, the historical financial statements of Cycurion Sub became the historical financial statements of the combined company upon the consummation of the Business Combination. As a result, the financial statements reflect (i) the historical operating results of Cycurion Sub prior to the Business Combination; (ii) the combined results of Western and Cycurion Sub following the closing of the Business Combination; (iii) the assets and liabilities of Cycurion Sub at their historical cost; and (iv) Cycurion’s equity structure for all periods presented.

In accordance with the applicable guidance, the equity structure has been retroactively restated in all comparative periods up to the closing date, of the Business Combination to reflect the number of shares of the Company’s Common Stock issued to Cycurion Sub Common Stockholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to Cycurion Sub prior to the Business Combination have been retroactively restated as shares reflecting the exchange ratio established in the Business Combination.

Going Concern

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company on a going concern basis. The going concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. As of December 31, 2025, there was substantial doubt regarding the Company’s ability to continue as a going concern, as the Company had a net working capital deficit and an accumulated deficit resulting from substantial losses incurred during the year ended December 31, 2025 and from prior periods. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. As of December 31, 2025, the Company had an accumulated deficit of $26.9 million and a working capital deficit of $8.9 million. In addition, the Company had a net cash outflow of $12.1 million from operating activities during the year ended December 31, 2025. These circumstances continued to give rise to substantial doubt as to whether the Company will be able to continue as a going concern and did not alleviate the doubt outstanding from 2024.

Management’s plan is to continue improving operations to generate positive cash flows and register shares of its Common Stock in order to undertake a public offering to raise additional capital. Management believes that the valuation and liquidity brought by a public offering of its securities will allow holders of convertibles notes, and convertible preferred stockholders the mechanism to convert their securities into Common Stock that will reduce the Company’s overall leverage and debt service requirement. If the Company is not able to continue generating positive operating cash flows, and raise additional capital, there is the risk that the Company may become insolvent.

Emerging Growth Company

The Company is an emerging growth company as defined in Section 102(b)(1) of the Jumpstart Our Business Start-ups Act of 2012 (the “JOBS Act”) which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies. The Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-8

Nasdaq Communications

On August 21, 2025, the Company announced that we received formal notification on August 19, 2025 and August 20, 2025 from the Nasdaq Stock Market (“Nasdaq”) regarding its previous deficiencies. On August 19, 2025, Nasdaq determined that we comply with Nasdaq Listing Rule 5450(b)(1)(A), which requires a minimum of $10,000,000 in stockholders’ equity (“Equity Rule”), based on our Form 10-Q for the period ended June 30, 2025, evidencing stockholders’ equity of $10,448,853. Reference is made to the April 11, 2025 notification for failure to maintain a minimum market value of listed securities of $50,000,000 over the previous 30 consecutive business days as set forth in Listing Rule 5450(b)(2)(A) (“MVLS Rule”). As we are in compliance with the Equity Rule, Nasdaq notified us that the matter regarding the MVLS Rule is now closed. Additionally, on August 20, 2025, we received formal notification from Nasdaq, determining that for the last 10 consecutive business days, from August 5, 2025 to August 18, 2025, our market value of publicly held shares (“MVPHS”) has been $5,000,000 or greater set forth in Nasdaq Listing Rule 5450(b)(1)(C) (“MVPHS Rule”), and that we have regained compliance with the MVPHS Rule.

On October 14, 2025, we received written notice from the staff of Nasdaq Listing Qualifications (the “Staff”) that it has determined to commence proceedings to delist our Common Stock from the Nasdaq Global Market. As previously announced in a Current Report filed with the U.S. Securities and Exchange Commission (the “SEC”), on April 15, 2025, the Staff notified the Company on April 9, 2025 that, for the prior 30 consecutive business days, the closing bid price of our Common Stock had been below the minimum of $1.00 per share required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The notification letter stated that we would be afforded 180 calendar days, or until October 6, 2025, to regain compliance. The Company did not regain compliance with the Bid Price Rule by October 6, 2025, and the listed security was subject to delisting from The Nasdaq Global Market.

On October 20, 2025, the Company submitted its request to the Nasdaq Global Market to appeal the Staff’s determination to a Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, which stayed the suspension of the Company’s securities and the filing of a Form 25-NSE with the SEC that would remove the Company’s shares of Common Stock from listing and registration on The Nasdaq Stock Market. The Company’s hearing was scheduled for November 20, 2025.

On November 11, 2025, the Company announced that it received a letter Nasdaq stating that Nasdaq has determined that the Company has regained compliance with Nasdaq’s Bid Price Rule requirement under Listing Rule 5450(a)(1). The Company is now in compliance with Nasdaq Global Market’s listing requirements. Additionally, Nasdaq confirmed that the previously scheduled hearing before the Panel on November 20, 2025 has been canceled. The Company’s securities will continue to be listed and traded on The Nasdaq Stock Market without interruption and no further communication from Nasdaq has been received as of the date of this filing.

Reverse Stock Split

On October 27, 2025, the Company announced a one-for-thirty reverse stock split of the Company’s shares of Common Stock, par value $0.0001 per share (the “Reverse Stock Split”) that took effect with the commencement of business on October 27, 2025.

The Company effected the Reverse Stock Split by filing the Second Amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company’s shares of Common Stock began trading on a split-adjusted basis on The Nasdaq Global Market, when the market opened on October 27, 2025, under the existing trading symbol “CYCU” and new CUSIP number 95758L305.

As a result of the Reverse Stock Split, every thirty of the Company’s issued shares of Common Stock was combined into one issued share of Common Stock, without any change to the par value per share and without any change in the total number of authorized shares of Common Stock. The number of outstanding shares of Common Stock was reduced from approximately 86,533,435 shares to approximately 2,884,447 shares. All disclosures affected in this prospectus, including share counts and warrant counts have been retroactively adjusted to give effect to the Reverse Stock Split.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise held a fraction of a share of Common Stock of the Company will receive a cash payment (without interest and subject to withholding taxes, as applicable) in lieu thereof at a price equal to that fraction of a share to which the stockholder would otherwise be entitled, multiplied by the closing price of the Company’s shares on The Nasdaq Global Market on the trading day immediately preceding the effective date of the Reverse Stock Split.

F-9

Restricted Cash

In accordance with the trust agreement between Western and Equiniti Trust Company, LLC, dated January 11, 2022, the Company is permitted to withdraw interest from the trust account (the “Trust Account”) to pay its tax obligations, including federal income taxes and state franchise taxes. The balance of this withdrawal would be presented in restricted cash, but as of December 31, 2025 there are no amounts in restricted cash.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP, and the rules and regulations of the SEC.

These financial statements include the accounts of Cycurion, Inc. (f/k/a KAE Holdings, Inc.; f/k/a Cyber Secure Solutions, Inc.) and its wholly owned subsidiaries: Cycurion Sub, Inc., Axxum Technologies LLC (“Axxum”), Cloudburst Security LLC (“Cloudburst”), and Cycurion Innovation, Inc. The consolidated financial statements also include the accounts of SLG Innovation Inc. (“SLG”) as a result of the master service agreement entered into between the Cycurion and SLG. The Company has determined that the SLG master service agreement constitutes a business combination as defined by ASC 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements as to how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree. The assets acquired and liabilities assumed were recognized provisionally in the accompanying consolidated balance sheets at their estimated fair values as of March 31, 2025, and adjusted within a one year period, as required.

On February 14, 2025, the Company completed its Business Combination with Western a special purpose acquisition company, whereby Western merged with and into the Company, with the Company surviving the merger. The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP, with Cycurion Sub, Inc. treated as the accounting acquirer. Accordingly, the consolidated financial statements for periods prior to the Business Combination reflect the historical results of Cycurion Sub, Inc., and the equity structure has been retroactively recast to reflect the number of shares of the Company’s Common Stock issued in connection with the Business Combination.

Our fiscal year ends on December 31 and unless otherwise noted, references to fiscal year or fiscal years are for fiscal years ended December 31. The accompanying consolidated financial statements present our financial position as of December 31, 2025, and 2024 and our results of operations for fiscal years 2025 and 2024.

All significant intercompany balances and transactions have been eliminated in consolidation.

Reclassifications

Certain amounts have been reclassified to improve the clarity and comparability of the financial statements. These reclassifications had no impact on previously reported total assets, liabilities, equity, net (loss)/income, or cash flows for any periods presented.

Variable Interest Entities

The Company evaluates its relationships with other entities to identify whether they are Variable Interest Entities (“VIEs” or “VIE”) and, if so, whether the Company is the primary beneficiary. A VIE is generally an entity that either (a) has an insufficient amount of equity at risk to finance its activities without additional subordinated financial support, (b) has equity investors who lack the characteristics of a controlling financial interest, or (c) is structured with non-substantive voting rights. The Company consolidates VIEs for which it is the primary beneficiary, meaning it has both the power to direct the activities that most significantly impact the VIEs economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE.

As of December 31, 2025, SLG Innovation, Inc. is consolidated as a VIE. The Company reassesses VIE determinations on an ongoing basis.

F-10

Use of Estimates

Preparing consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities, and disclosure of contingent assets and liabilities. The Company regularly assesses these estimates; however, actual results could differ from those estimates. We base our estimates on historical experience, currently available information, and various other assumptions that we believe are reasonable under the circumstances.

Management evaluates these estimates and assumptions on an ongoing basis, including those relating to revenue recognition on cost estimation on certain contracts, allowance for credit losses, certain assumptions related to share-based compensation, valuation and impairment of intangible assets and goodwill, and contingencies. Actual results could differ from those estimates. The impact of changes in estimates is recorded in the period in which they become known.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company accounts for a contract with a customer that is within the scope of this topic only when the five steps of revenue recognition under ASC 606 are met.

The five core principles will be evaluated for each service provided by the Company and is further supported by applicable guidance in ASC 606 to support the Company’s recognition of revenue. Revenue is derived primarily from services provided to the federal government or state and local governments. The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services and solutions are transferred to the customer. The Company also evaluates whether two or more agreements should be accounted for as one single contract.

When determining the total transaction price, the Company identifies both fixed and variable consideration elements within the contract. The Company estimates variable consideration as the most likely amount to which the Company expects to be entitled limited to the extent that it is probable that a significant reversal will not occur in a subsequent period.

At contract inception, the Company determines whether the goods or services to be provided are to be accounted for as a single performance obligation or as multiple performance obligations. For most contracts, the customers require the Company to perform several tasks in providing an integrated output and, hence, each of these contracts are deemed as having only one performance obligation. When contracts are separated into multiple performance obligations, the Company allocates the total transaction price to each performance obligation based on the estimated relative standalone selling prices of the promised services underlying each performance obligation.

This evaluation requires professional judgment, and it may impact the timing and pattern of revenue recognition. If multiple performance obligations are identified, the Company generally uses the cost plus a margin approach to determine the relative standalone selling price of each performance obligation. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between when payment by the client and the transfer of promised services to the client occur will be less than one year. The Company currently generates its revenue from two different types of contractual arrangements: firm-fixed-price contracts (“FFP”) and time-and-materials (“T&M”) contracts. The Company generally recognizes revenue over time as control is transferred to the customer, based on the extent of progress towards satisfaction of the performance obligation. The selection of the method used to measure progress requires judgment and is dependent on the contract type and the nature of the goods or services to be provided. Revenue from FFP contracts is generally recognized ratably over the contract term, using a time-based measure of progress, even if billing is based on other metrics or milestones, including specific deliverables. For T&M contracts, the Company uses input progress measures to estimate revenue earned based on hours worked on contract performance at negotiated billing rates, plus direct costs and indirect cost burdens associated with materials and the direct expenses incurred in performance of the contract.

F-11

These arrangements generally qualify for the “right-to-invoice” practical expedient where revenue is recognized in proportion to billable consideration.

Revenue generated from the Company’s FFP contracts is recognized over time as performance obligations are satisfied, based on the transfer of control to the customer. Revenue is generally recognized using an input method based on labor hours or costs incurred relative to total estimated costs. Most contracts do not include significant variable consideration, and contract modifications are generally minimal. Accordingly, the Company’s election of available transition practical expedients did not have a material impact on revenue recognition.

Revenue generated from contracts with federal, state, and local governments is primarily recognized over time. Under T&M contracts, the Company performs services as directed by the customer and generally bills semi-monthly based on labor hours expended. Certain government software development contracts include defined deliverables and are structured as FFP arrangements, which are generally billed as performance obligations are satisfied.

Revenue recognition under FFP contracts requires judgment in allocating the transaction price to performance obligations and estimating total expected costs. Contract terms may extend up to five years.

Contract accounting requires judgment relative to assessing risks and estimating contract revenue and costs and assumptions for schedule and technical issues. Due to the size and nature of contracts, estimates of revenue and costs are subject to a number of variables. For contract change orders, claims or similar items, judgment is required for estimating the amounts, assessing the potential for realization and determining whether realization is probable. Estimates of total contract revenue and costs are continuously monitored during the term of the contract and are subject to revision as the contract progresses. From time to time, facts develop that require revisions of revenue recognized or cost estimates. To the extent that a revised estimate affects the current or an earlier period, the cumulative effect of the revision is recognized in the period in which the facts requiring the revision become known. When estimates of total costs to be incurred on a contract exceed total revenue, a provision for the entire loss on the contract is recorded in the period in which the loss is determined.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value. The Company’s cash balances may, from time to time, exceed insured limits of $250,000 established by the Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses in such accounts and management believes the Company is not exposed to significant credit risk on its cash balances.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable includes the following:

Billed Receivables: Billed receivables are balances where an invoice has been prepared and issued and is collectible under standard contract terms. Where we anticipate that an invoice will be issued within a short period of time and where the funds are considered collectible within standard contract terms, we include this balance as billed accounts receivable.

F-12

Unbilled Receivables: Unbilled receivables are balances that have not yet been billed due to timing, most commonly just a month delayed from the timing of revenue recognition and the actual bill being presented to the customer. The Company has fulfilled all requirements in order to bill the customer and collect the funds.

The Company maintains an allowance for credit losses on its accounts receivable, which includes both billed and unbilled receivables measured at amortized cost. The allowance is a contra-asset account representing management’s estimate of amounts not expected to be collected over the life of the receivable.

The Company estimates expected credit losses in accordance with ASC Topic 326, Financial Instruments — Credit Losses, based on historical loss experience, current conditions, and reasonable and supportable forecasts. Receivables are evaluated collectively, grouped by similar risk characteristics, which for the Company primarily reflects the composition of its customer base. Substantially all of the Company’s revenue is derived from contracts with federal, state, and local government entities. Because government obligors generally possess the legal authority and financial resources to satisfy contractual payment obligations, the Company has experienced minimal credit losses on its accounts receivable. Qualitative adjustments are applied as necessary to reflect conditions that may differ from historical experience.

The allowance is reviewed and updated at each reporting date. When a specific receivable is determined to be uncollectible, it is written off against the allowance. Recoveries of amounts previously written off are recognized when received.

Concentrations

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company’s customer base is concentrated among U.S. Federal Government agencies, state and local government agencies and their prime contractors. The Company monitors the financial condition of its customers and the credit quality of its receivable portfolio and does not require collateral from its customers. Customers representing 10% or more of revenue or accounts receivable are disclosed.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation is recorded over the assets’ estimated useful lives using the straight-line method, which is three to five years for furniture and equipment. Leasehold improvements are amortized over the shorter of their useful life or the remaining terms of the lease.

Upon sale or retirement of property and equipment, the costs and related accumulated depreciation and amortization are eliminated from the accounts and any gain or loss on such disposition is reflected in the consolidated statements of operations and comprehensive (loss)/income.. Repairs and maintenance costs are expensed as incurred. Major renewals and improvements are capitalized and depreciated over their estimated useful lives.

Software Development Costs

We account for development costs of software in accordance with ASC Topic 985-20 (“ASC 985-20”), “Software – Costs of Software to be Sold, Leased, or Marketed” and ASC Topic 350-40 (“ASC 350-40”) “Internal Use Software,” depending on the intended use of the software being developed. Under ASC 985-20, all costs of developing software prior to establishing its technological feasibility are research and development costs and are expensed as incurred. Once technological feasibility has been established, subsequent costs should be capitalized until the software begins to be marketed or is released to customers, after which the capitalized costs should be amortized and reviewed for impairment. Under ASC 350-40, we capitalize certain software development costs when the preliminary project stage is completed and the software has entered the application development stage. Once substantial testing is complete and the software is ready to be used, capitalization of costs ceases.

Capitalized software development costs are amortized on a straight-line basis over the estimated economic life of the application, ranging from two to five years, beginning when the asset is ready for its intended use.

F-13

Goodwill

Goodwill represents the excess of acquisition consideration over the fair value of net tangible and intangible assets acquired and liabilities assumed. Goodwill is not amortized.

The Company tests goodwill for impairment at the reporting unit level on an annual basis as of December 31, or more frequently if events or changes in circumstances indicate that the carrying value of a reporting unit may exceed its fair value. Such circumstances may include, but are not limited to, a significant adverse change in business climate, loss of key contracts or customers, or negative operating performance trends.

The Company may elect to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If that threshold is met, or if the Company elects to bypass the qualitative assessment, a quantitative impairment test is performed by comparing the estimated fair value of the reporting unit to its carrying value, including goodwill. If the estimated fair value is less than the carrying value, an impairment loss is recognized for the difference, not to exceed the carrying amount of goodwill assigned to the reporting unit. The Company uses a combination of income and market approaches to estimate fair value, which involves the use of significant assumptions and judgments, including forecasted operating results and an appropriate discount rate.

The Company’s goodwill is amortized and deducted over a 15-year period for tax purposes. See Note 9 - Goodwill for additional information.

Intangible Assets

Intangible assets with finite useful lives, including contractual relationships, proprietary software and technology, and customer-related intangibles acquired through business combinations, are recorded at fair value at the date of acquisition and amortized on a straight-line basis over their estimated useful lives. The Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company recognizes an impairment charge measured as the excess of the carrying amount over the asset’s fair value.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, finite-lived intangible assets, and right-of-use lease assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of an asset or asset group is assessed based on a comparison of the carrying amount to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company recognizes an impairment charge measured as the excess of the carrying value over the fair value.

Fair Value Measurements

U.S. GAAP provides a framework for measuring fair value and expands disclosures about fair value measurements. The framework requires the valuation of investments using a three-tiered approach. The statement requires fair value measurement to be classified and disclosed in one of the following categories:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets and liabilities;
Level 2:	Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or
Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported by little or no market activity).

As of December 31, 2025 and 2024, we did not have any financial instruments with significant Level 3 inputs and we did not have any financial instruments that are measured at fair value on a recurring basis. For certain of our non-derivative financial instruments, including receivables, accounts payable and other accrued liabilities, the carrying amount approximates fair value due to the short-term maturities of these instruments.

F-14

Financial Instruments — Warrants and Convertible Instruments

The Company accounts for warrants in accordance with ASC 815, “Derivatives and Hedging,” and ASC 480, “Distinguishing Liabilities from Equity,” based on an assessment of the specific terms and applicable authoritative guidance. Warrants that meet the criteria for equity classification are recorded as a component of additional paid-in capital at the time of issuance and are not subsequently remeasured. Warrants that do not meet the criteria for equity classification are recorded as liabilities at fair value and are remeasured at each reporting date, with changes in fair value recognized in the consolidated statements of operations.

Convertible instruments are evaluated to determine whether any embedded features require bifurcation and separate accounting as derivative instruments. The Company evaluates the conversion and other features of its convertible instruments under ASC 815 and ASC 470-20, “Debt—Debt with Conversion and Other Options,” to determine whether embedded derivatives must be separately accounted for. When the Company determines that embedded derivatives must be bifurcated, the derivative is initially recorded at fair value, with subsequent changes in fair value recorded in the consolidated statements of operations.

Debt Issuance Costs and Debt Discounts

Costs incurred in connection with the issuance of debt instruments are recorded as a direct deduction from the carrying amount of the related debt liability and amortized to interest expense over the contractual term of the debt using the effective interest method. Debt discounts, including beneficial conversion features, are also amortized to interest expense over the term of the related debt.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation—Stock Compensation.” Stock-based compensation expense for equity-classified awards is measured at the grant date based on the estimated fair value of the award, and is recognized on a straight-line basis over the requisite service period (generally the vesting period), with forfeitures recognized as they occur. The fair value of restricted stock units is generally based on the closing market price of the Company’s Common Stock on the date of grant.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes,” using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized. In evaluating the need for a valuation allowance, the Company considers all available evidence, both positive and negative, including historical operating results, projected future taxable income, the expected timing of the reversal of existing temporary differences, and available tax planning strategies. The Company’s assessment of the realization of deferred tax assets is reviewed on a quarterly basis.

The Company recognizes the financial statement effects of uncertain tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination by the taxing authority. The Company classifies interest and penalties related to uncertain tax positions as a component of income tax expense.

F-15

Effective for the year ended December 31, 2025, the Company adopted ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” on a prospective basis. The Company has expanded its income tax disclosures to include a tabular rate reconciliation with specific categories, disclosure of income taxes paid disaggregated by federal, state, and foreign jurisdictions, and other disaggregated disclosures as required by the ASU.

(Loss)/Earnings Per Share

Basic (loss)/earnings per share is computed by dividing net (loss)/income attributable to Common Stockholders by the weighted-average number of shares of Common Stock outstanding during the period. Diluted (loss)/earnings per share is computed by dividing net (loss)/income attributable to Common Stockholders by the weighted-average number of shares of Common Stock outstanding during the period, adjusted for the dilutive effect of potentially dilutive securities, including stock options, warrants, convertible preferred stock and convertible debt, using the treasury stock method or the if-converted method, as applicable. In periods in which the Company reports a net loss, diluted loss per share is the same as basic loss per share, as the inclusion of potentially dilutive securities would be anti-dilutive.

Business Combinations

We evaluate acquisitions to determine whether it is a business combination or an asset acquisition and accounted for under U.S. GAAP using the acquisition method in accordance with ASC 805, Business Combinations. The Company allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the values of these identifiable assets and liabilities, if any, is recorded as goodwill.

The accounting for business combinations requires management to make judgments and estimates of the fair value of assets acquired, including the identification and valuation of intangible assets, as well as liabilities and contingencies assumed. Such judgments and estimates directly impact the amount of goodwill recognized in connection with an acquisition. Estimating the fair value of acquired assets and assumed liabilities, including intangibles, requires judgment about expected future cash flows, weighted-average cost of capital, discount rates and expected long-term growth rates.

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM, the Chief Executive Officer, reviews consolidated results of operations to make decisions. The Company maintains one operating and reportable segment, which is the delivery of products and services in the areas of information technology, electronic warfare, information warfare and cybersecurity in the governmental and commercial markets.

The Company adopted ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which requires expanded disclosures about significant segment expenses and other items for single-segment entities, based on the information regularly presented and reviewed by the CODM. Accordingly, the Company concluded that no additional expense disclosures are required other than the breakout currently disclosed in the financial statements and footnotes.

Common Stock Subject to Possible Redemption

The Company accounts for its Common Stock subject to possible redemption in accordance with the guidance in ASC 480. Shares of Common Stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable Common Stock (including Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. The Company’s shares of Common Stock sold in the initial public offering of Western feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

F-16

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in selling, general and administrative expenses in the consolidated statements of operations.

Recent Accounting Pronouncements - Adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which requires public entities, including entities with a single reportable segment, to disclose on an annual and interim basis significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss. The Company adopted this standard for its fiscal year ended December 31, 2025, and has applied the required disclosures on a retrospective basis for all periods presented.

Recent Accounting Pronouncements - Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40),” which requires public entities to disclose, on both an annual and interim basis, additional information about certain expense categories in tabular form. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its disclosures.

In early 2025, the FASB issued ASU 2025-03, “Business Combinations (Topic 805): Determining the Accounting Acquirer When a VIE Is Acquired,” which provides clarifying guidance to help entities identify the accounting acquirer in a business combination when the entity being acquired is a VIE. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in this update provide a practical expedient permitting an entity to assume that conditions at the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current classified accounts receivable and contract assets. This update is effective for annual periods beginning after December 15, 2025, including interim periods within those fiscal years. Adoption of this ASU can be applied prospectively for reporting periods after its effective date. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

In September 2025, the FASB issued ASU No. 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The ASU simplifies the capitalization guidance by removing all references to prescriptive and sequential software development stages (referred to as “project stages”) throughout ASC 350-40. The ASU is effective for annual periods beginning after December 15, 2027, and interim periods within those fiscal years. Adoption of this ASU can be applied prospectively for reporting periods after its effective date; or follow a modified transition approach that is based on the status of the respective projects and whether software costs were capitalized before the date of adoption; or retrospectively to any or all prior periods presented in the consolidated financial statements. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. The ASU establishes authoritative guidance in GAAP about accounting for government grants received by business entities, clarifies the appropriate accounting, in an effort to reduce diversity in practice, and increase consistency of application across business entities. The ASU is effective for annual reporting periods beginning after December 15, 2028, and interim reporting periods within those annual reporting periods. Adoption of this ASU can be applied a modified prospective approach, a modified retrospective approach, or a retrospective approach. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

F-17

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The ASU clarifies interim disclosure requirements and the applicability of Topic 270. The objective of the amendments is to provide further clarity about the current interim disclosure requirements. The ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. Adoption of this ASU can be applied either a prospective or a retrospective approach. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. The ASU addresses thirty-three items, representing the changes to the Codification that (1) clarify, (2) correct errors, or (3) make minor improvements. Generally, the amendments in this Update are not intended to result in significant changes for most entities. The ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2026. The adoption method of this ASU may vary, on an issue-by-issue basis. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

The Company has reviewed all other recently issued accounting pronouncements and does not believe that any such pronouncements will have a material impact on the Company’s consolidated financial statements.

3.	REVENUE RECOGNITION

Advisory Consulting

The Company enters into service agreements with customers that will set forth the responsibilities of both parties, including the type of service to be delivered, the timing of the delivery of those services, and the associated price per unit for such services. The unit of measure in the agreement is typically hours. The advisory consulting services represent a single performance obligation, as they constitute a series of distinct hourly services that are substantially the same and transferred to the customer over time. The revenue from advisory service agreement will also set forth the timing of payments by the customers which is typically between 60 and 90 days from the date that an invoice is issued to the customer. As a practical matter, the Company continuously delivers service to customers, and the customer receives benefits from those services over time. The revenue advisory consulting is recognized over time as services are rendered, based on contractual hourly rates, and when the Company has received the aforementioned acknowledgement from its customers that service has been rendered related to hours accumulated over period of time, such as a week, or two weeks, or a month, which is determined on a customer-by-customer basis. The Company’s contracts do not include terms for returns, or warranties, or guarantees, or rebates, or discounts on the services rendered. The Company also enters into annual contracts with customers to provide ongoing advisory and consulting services. Services are delivered continuously over the contract term and customers are billed periodically. The annual service contract represents a single performance obligation because the services are a series of distinct, substantially similar acts that are inseparable and transferred over time. Revenue is recognized over time straight-line over the contract term.

Managed Security Service Practice (MSSP)

Management has determined that its managed security service practice is a bundle of cybersecurity software tools, and expert 24x7x365 monitoring and breach resolution service that is accounted for as a single performance obligation that is delivered over time which is typically a month. The components of the bundle have individual commercial value. However, management believes assigning stand-alone value to each component is impractical because each component would not be able to be fully implemented or utilized if not packaged with the other components. Therefore, management believes the MSSP can only be sold as a bundle package over time. At the time that the Company recognizes revenue, it is has either already received funds in advance from its customer or it is reasonably assured that it will collect funds from its customer. In the event that funds that are received in advance, they are accounted for as contract liabilities in the deferred revenue account until the Company fulfills the performance obligation. A majority of the Company’s contracts call for the Company to first deliver service and collect fees thereafter. The Company typically receives payment for these contracts within thirty to ninety days of delivery of service. The Company does not sell monitoring time, security software-tools, and breach resolution as stand-alone services, as the customer would not receive the benefits of these items if they were not sold as an integrated package. The cybersecurity needs to monitor the customer cybersecurity environment regularly, stay up to date on cyberthreats and solutions, maintain its software tools, and then address threats identified, or rectify situations when customer environments have been breached. It is not practical or viable to sell these components separately, as customers expect comprehensive solutions. While the components are separately identifiable, management does not believe they could market the components individually. The Company’s management does not believe their customers can benefit from the individual components alone, and there are not readily available resources in the market that can be obtained to make those components viable. The continuous monitoring allows the Company to identify and either neutralize and or rectify breaches by having up to the minute first-hand information, and the tools allow the Company to implement solutions rapidly. The absence of the components would render the solutions and service offering significantly devalued and non-competitive in the marketplace.

F-18

The Company believes MSSP meets the criteria to combine the goods and services under a single performance obligation. The Company believes combined integrated solution is delivered continuously over a period of time. In accordance with the terms of the contract between the Company and its customers, the Company receives prepayments in advance from its customers, and recognizes those payments to revenues over a period of time, which is typically each month.

Managed Service Provider (MSP)

The Company’s managed service provider (MSP) service offering is the provision of IT infrastructure support to customers, specifically in the areas of desktop support, on-site troubleshooting, and cloud-based network infrastructure troubleshooting. This service is accounted for as a single performance obligation that is delivered over time, which is typically a month; At the time that the Company recognizes revenue, it either already received funds in advance from its customer, or it is reasonably assured that it will collect funds from its customer. In the event that funds that are received in advance, they are accounted for as contract liabilities in the deferred revenue account until the Company fulfills the performance obligation. A majority of the Company’s contracts call for the Company to first deliver service and collect fees thereafter. The Company typically receives payment for these contracts within thirty to ninety days of delivery of service.

MSP requires the integration of tools and labor in order for a customer to receive any benefit from the services provided. The Company refers to the guidance in ASC 606-10-25-19 to provide an analysis regarding this accounting recognition of this integrated service. Under MSP, the customer cannot receive any benefit purely from labor or individual software tools as a stand-alone service. The tools that the Company deploys require engineers to decipher results and develop solutions to problems during the service period covered in a contract.

While components can be separately identified, they must be used in conjunction with each other to serve the Company’s customers. The Company must continuously make available support engineers to customers whenever they need support and troubleshooting. The service includes remote resolution of issues or going onsite to customer locations to solve problems. The Company’s contracts with customers require the Company to have these resources available during the length of the contract. Therefore, these services are continuously delivered as a service over time. Accordingly, the Company recognizes revenue for such MSP contracts on a monthly basis.

Software as a service (SaaS)

Management has determined that its software as a service is a suite of cybersecurity tools that are delivered either remotely or on customer premises. The service is delivered on a monthly basis. The cybersecurity tools are typically sold as a package. However, the individual components of the suite of tools can either be sold individually or bundled together. Nevertheless, if they are sold individually, or as a bundle, they are all delivered over time. Accordingly, the Company recognizes revenue over time, which is typically monthly; At the time that the Company recognizes revenue it has either already received funds in advance from its customer, or it is reasonably assured that it will collect funds from its customer. In the event that funds that are received in advance, they are accounted for as contract liabilities in the deferred revenue account until the Company fulfills the performance obligation. A majority of the Company’s contracts call for the Company to first deliver service and collect fees thereafter. The Company typically receives payment for these contracts within thirty to ninety days of delivery of service.

F-19

The Company’s SaaS is delivered continuously over time. It is a subscription service where the Company provisions a suite of security software tools to its customers accessed via the internet that allows the customers to protect themselves from cyber-attacks using multiple tools within the suite. This subscription service is recognized to revenue monthly.

Table 3: Disaggregated Revenue
	For the Year Ended December 31,
	2025	2024
Advisory consulting	$15,007,827	$17,441,216
Managed security service practice (MSSP)	112,725	318,079
Software as a service (Saas)	13,095	12,190
Revenue	$15,133,647	$17,771,485

4.	ACCOUNTS RECEIVABLE, NET

	2025	2024
Table 4: Details of Accounts Receivable, Net
	As of December 31,
	2025	2024
Billed accounts receivable	$1,518,937	$8,513,420
Billed accounts receivable - factored	1,591,240	1,840,288
Unbilled accounts receivable	45,325	-
Allowance for credit losses	(468,023)	-
Accounts receivable, net	$2,687,479	$10,353,708

During the year ended December 31, 2025, the Company recorded $0.5 million for provisions for credit losses, compared to zero U.S. dollars for the year ended December 31, 2024. During both the year ended December 31, 2025 and 2024, the Company has no write-offs of any outstanding receivables.

5.	PROPERTY AND EQUIPMENT, NET

Table 5: Details of Property and Equipment, Net
	As of December 31,
	2025			2024
	Gross Carrying Amount	Accumulated Depreciation and Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Depreciation and Amortization	Net Carrying Amount
Equipment	$-	$-	$-	$125,546	$(121,869)	$3,677
Furniture and fixtures	-	-	-	26,339	(19,396)	6,943
Leasehold improvements	-	-	-	62,721	(62,721)	-
Capital lease	-	-	-	23,004	(19,897)	3,107
Software	-	-	-	13,500	(6,906)	6,594
Property and equipment, net	$-	$-	$-	$251,110	$(230,789)	$20,321

F-20

During the year ended December 31, 2025 and 2024, the Company recorded immaterial amounts of depreciation expense in cost of revenue and selling, general and administrative expenses. Additionally, during the third quarter of 2025, as part of the annual review of property and equipment, the Company disposed of all assets categorized as property and equipment, which were fully depreciated already or had an immaterial acceleration of depreciation and amortization.

6.	SOFTWARE DEVELOPMENT COSTS

In 2024, the Company reclassified software development costs from property and equipment to software development costs. The Company continues to incur costs to develop new modules, functionalities, and integrations on the previously purchased SaaS platform in order to develop a new product with differentiated offering. As of December 31, 2025, the SaaS platform is still in the development stage and is not ready for external sales. No amortization has been recorded during the years ended December 31, 2025 and 2024.

Table 6: Capitalized Software Development Costs
	For the Year Ended December 31,
	2025	2024
Capitalized software development costs	$455,000	$448,000

7.	INTANGIBLE ASSETS

Table 7.1: Details of Intangible Assets, Net
	As of December 31,
	2025			2024
	Gross Carrying Amount	Accumulated Depreciation and Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Depreciation and Amortization	Net Carrying Amount
Contractual relationship	$-	$-	$-	$66,361	$(66,361)	$-
Implementation	-	-	-	28,099	(28,099)	-
Software	-	-	-	100,000	(75,000)	25,000
Intangible assets, net	$-	$-	$-	$194,460	$(169,460)	$25,000

Table 7.2: Details of Intangible Asset Amortization
	For the Year Ended December 31,
	2025	2024
Amortization expense, presented in SG&A	$25,000	$16,667

F-21

8.	BUSINESS COMBINATION

SLG Innovation, Inc.

SLG is a technology services firm with operations and client contracts deemed to be strategically complementary to the Company’s existing business and long-term growth objectives. As of December 31, 2020, the Company had initiated discussions regarding the potential acquisition of SLG and had advanced a non-refundable deposit of $1,401,923 for cash advances, loans, capitalized transaction costs and accounts receivable arising from prior business dealings with SLG. On May 13, 2021, the Company entered into an agreement to acquire substantially all of SLG’s assets and certain liabilities, which included a termination right exercisable at the Company’s sole discretion prior to December 31, 2021. This agreement was subsequently amended to limit the acquisition to certain specified assets, primarily identifiable sales contracts.

As of December 31, 2024, the refundable deposit had increased to $2,000,000, comprising $561,808 in cash advances and loans, $20,000 in due diligence costs, and $1,418,192 in accounts receivable.

On April 29, 2023, the Company and SLG executed a unidirectional letter of intent (“SLG LOI”), which bound SLG to the transaction but did not obligate the Company. The SLG LOI provided that, unless terminated by the Company on or before April 30, 2024, the Company would proceed to acquire SLG or substantially all of its assets and liabilities through a structure to be finalized. The agreed-upon valuation included the $2,000,000 receivable, $2,136,445 in SLG payables to RCR Technology Corporation (excluding payables incurred within 90 days prior to closing), and 33,212 shares of the Company’s capital stock.

In connection with the potential SLG transaction, the Company entered into a separate unidirectional letter of intent with RCR (“RCR LOI”) on April 29, 2023, under which the Company would acquire SLG’s payables owed to RCR, subject to the closing of the potential SLG transaction. Consideration for the RCR transaction was to be settled in the form of shares of Common Stock of the Company, as specified in the RCR LOI.

The transaction contemplated by the SLG LOI did not close and the Company does not expect that it will close. In lieu of such transaction, and consistent with the economic and business relationship between SLG and the Company for more than the past two years, on March 31, 2025, the Company and SLG entered into a Management Services Agreement (the “MSA”), pursuant to which SLG memorialized its formal engagement of the Company to provide the Management Services (as defined in the MSA) on the terms and subject to the conditions set forth therein. The parties agreed that the Company would continue to retain sole and absolute discretion to select its employees and/or independent contractors who would perform and support the Management Services; provided that the compensation paid to any such persons shall not exceed the compensation that would have been paid to a comparable, unaffiliated third party on a commercial, arms-length basis. SLG agreed to cooperate in good faith with the Company in furtherance of its continued performance of the Management Services.

In connection with the Management Services to be provided by the Company, SLG agreed to pay a fee equal to SLG’s “operational cash flow” (whether or not the inbound funds included were recognized as revenue under U.S. GAAP and whether or not the outbound funds were recognized as expenses under U.S. GAAP during the relevant reporting period). For purposes of the MSA, “operational cash flow” means (i) all cash and cash-equivalencies received by, or on behalf of, SLG from any source for any reason during any reporting period minus (ii) all payments made by, or on behalf of, SLG, all in connection with SLG’s business as historically operated and as managed by the Company in accordance with the provisions of the MSA. If SLG’s operational cash flow during any reporting period is negative, then the Company reserves the right (in its sole and absolute discretion) to advance funds to SLG in an amount not to exceed such negative cash flow during such period with an interest rate to be determined on a case-by-case basis.

F-22

In connection with the execution and delivery of the MSA, the Company and Ed Burns entered into a Release Agreement (the “Burns Release Agreement”), pursuant to which the Company acknowledged that it has provided and will continue to provide certain services to SLG as a subcontractor and Mr. Burns agreed to release certain claims that he had, has, or may have against the Company or SLG in relation to the terms and conditions of the MSA, the transactions contemplated thereby, or the manner in which the Company and SLG became parties to the MSA, as well as the relationship between the Company and SLG prior to the date of the MSA and the Company issued to Mr. Burns 33,609 shares of Common Stock and 51 shares of Series E Convertible Preferred Stock with a face value of $10,000 and conversion price of $1.00. The Company offered a substantially equivalent release agreement to the owner of 49% of the equity of SLG with a percentage-equivalent contingent issuance of Common Stock and Series E Convertible Preferred Stock. As of the date of this quarterly report, such other release has not been accepted or executed and delivered.

On March 31, 2025, the company entered into a Management Services Agreement and a Release agreement (the “Agreement”) to gain control of SLG as a VIE. The total purchase consideration for the VIE contractual relationship of SLG consisted primarily of:

a.	prepaid deposit of $2,000,000;

b.	33,609 shares of Common Stock having par value of $0.0001 per share;

c.	51 shares of Series E Convertible Preferred Stock with a face value of $10,000 and conversion price of $1.00; and

d.	$10,814,147 of accounts receivable in Cycurion owing from SLG

The Company has determined that the SLG transaction constitutes a business combination as defined by ASC 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements as to how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree. The assets acquired and liabilities assumed were recognized provisionally in the accompanying consolidated balance sheets at their estimated fair values as of March 31, 2025, and adjusted in the second and third quarter of 2025. The initial accounting for the business combination is not complete as the Company is in the process of obtaining additional information for the valuation of acquired assets and liabilities, if any. The provisional amounts are subject to change to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. Under U.S. GAAP, the measurement period shall not exceed one year from the acquisition date and the Company will finalize these amounts no later than March 31, 2026. The estimated fair values as of the business combination date are based on information that existed as of the acquisition date. During the measurement period the Company may adjust provisional amounts recorded for assets acquired and liabilities assumed to reflect new information that the Company has subsequently obtained regarding facts and circumstances that existed as of the transaction date. The results of operations for SLG are included in the consolidated results of Cycurion, Inc. starting April 1, 2025.

F-23

Table 8: SLG Valuation
	Initial Allocation of Assets and Liabilities	Adjustments	Estimated Allocation of Assets and Liabilities as of December 31, 2025
Cash consideration:
Cash consideration	$2,000,000	$-	$2,000,000
Less: cash acquired	(34,983)	-	(34,983)
Cash consideration, net of cash acquired	1,965,017	-	1,965,017
Noncash consideration:
Common Stock (1)	254,071	250,071	504,142
Series E Convertible Preferred Stock (2)	255,000	-	255,000
Accounts receivable in Cycurion owing from SLG (3)	10,814,147	-	10,814,147
Noncash consideration	11,323,218	250,071	11,573,289
Total consideration	$13,288,235	$250,071	$13,538,306
Assets acquired:
Accounts receivable	$3,066,581	$-	$3,066,581
Total identified assets acquired	3,066,581	-	3,066,581
Liabilities assumed:
Accounts payable	4,317,052	-	4,317,052
Accrued liabilities	10,650	54,209	64,859
Payroll liability	40,642	-	40,642
Factoring liability	2,176,922	-	2,176,922
Due to related parties	18,000	-	18,000
Loans payable	625,222	-	625,222
Liabilities to Cycurion	2,982,908	-	2,982,908
Total identified liabilities assumed	10,171,396	54,209	10,225,605
Net identifiable liabilities assumed	(7,104,815)	(54,209)	(7,159,024)
Elimination of inter-company balances	2,982,908	-	2,982,908
Non-controlling interest	(3,464,218)	-	(3,464,218)
Goodwill	13,945,924	304,280	14,250,204
Net assets acquired	$13,288,235	$250,071	$13,538,306

(1)	Represents the fair value of 33,609 Common Stock issued in the SLG transaction based on the quoted stock price on the date of issuance.
(2)	Represents the fair value of the Series E Convertible Preferred Stock as is converted to Common Stock based on the quoted price Common Stock on the date of issuance.
(3)	Represents the fair value of the accounts receivable in Cycurion owing from SLG.
(4)	Fair value of the noncontrolling interest based on NCI’s 49% interest in the net assets acquired.
(5)	Goodwill is calculated as Total Consideration paid less the net assets acquired.

9.	GOODWILL

Acquisition of Axxum Technologies, LLC.

On November 22, 2017, the Company entered into a share transfer agreement with Axxum and the two prior members of Axxum to purchase 100% of the members’ equity interest in the Company in exchange for $6,500,000 in cash and $500,000 in two subordinated convertible promissory notes for $250,000 each, payable to the two members of Axxum. Accordingly, Axxum became a wholly-owned subsidiary of the Company. The Company assessed the carrying value of Axxum’s assets and liabilities at the date of acquisition and determined that the carrying value of those accounts approximated fair value. The difference between the purchase price paid for the acquisition of Axxum and the net asset value derived from the assets and liabilities of Axxum at the date of acquisition has been recognized as goodwill. Accordingly, the purchase costs of $6,500,000 in cash, $500,000 in promissory notes, and $140,005 in capitalized transaction costs, less $573,150 in adjustment in working capital that is recoverable from sellers resulted in a total purchase cost of $6,566,855. The net asset value of Axxum at the date of acquisition was $1,413,589. Accordingly, the Company recognized $5,153,266 in goodwill related to the acquisition of Axxum.

F-24

Acquisition of Cloudburst Security, LLC.

On April 3, 2019, the Company entered into a membership interest purchase agreement with Cloudburst and its two equity holders to purchase 100% of the issued and outstanding units in exchange for $500,000 in cash; $540,000 for a promissory note to one equity holder and $360,000 to the other; and 111,628 and 74,420 shares of the Company’s Common Stock to the two equity holders, respectively, on a post-split basis. Accordingly, Cloudburst became a wholly-owned subsidiary of the Company. The Company assessed the carrying value of Cloudburst’s assets and liabilities at the date of acquisition and determined that the carrying value of those accounts approximated fair value; the difference between the purchase price paid for the acquisition of Cloudburst and the net asset value derived from the assets and liabilities of Cloudburst at the date of acquisition has been recognized as goodwill. The purchase costs of $500,000 in cash, $900,000 in promissory notes, $300,000 in 186,048 shares of the Company’s Common Stock, $1,400,000 in contingent earnout, $62,305 in capitalized transaction costs, resulted in a total purchase cost of $3,162,305. The net asset value of Cloudburst at the date of acquisition was $323,267. Accordingly, the Company recognized $2,839,038 in goodwill related to the acquisition of Cloudburst. On April 20, 2022, the holders of the (i) $900,000 promissory notes and (ii) 186,048 shares of the Company’s Common Stock tendered them to the Company for cancellation.

Relevant factors to the Company’s assessment of the carrying value of goodwill for both business combinations in accordance to the fair value hierarchy under the category of level 3 are as follows: estimation of the growth rate of future incoming and outgoing cash flows, certain elements that comprise the appropriate weighted average cost of capital, such as the equity of potential market participants for comparability analysis, and the Company’s sensitivity to outside factors that would lead to variation in the aforementioned cash flows and weighted average cost of capital.

The Company’s management reviewed the performance of Cloudburst and its manager during the year ended December 31, 2020 and determined that Cloudburst had not met the performance targets set forth at the time of acquisition. As a result, the manager of Cloudburst was dismissed. Management of the Company performed a quantitative analysis of the carrying value of the subsidiary and its related goodwill by preparing a future discounted cash flow analysis, which included variables such as expectations on future cash flows, calculation of the cost of capital, and the probability of capturing certain contracts under the framework of Cloudburst being a federal government approved service provider, and determined that the fair value as of December 31, 2020 was lower than the carrying value that was previously established at the point of acquisition; accordingly, during the year ended December 31, 2020, the Company determined that the contingent earnout should be de-recognized, and written off in its entirety in the amount of $1,400,000 to the Company’s result of operations, and, as a result of the above assessment, the Company recognized an impairment of goodwill in the amount of $1,400,000 that was also recognized to the Company’s results of operations. The Company’s ending goodwill related to the acquisition of Cloudburst after recognizing impairment was $1,439,038.

SLG Innovation Inc. Master Service Agreement

The Company initiated discussions to acquire SLG in late 2020, advancing an initial non-refundable deposit of $1.4 million for loans, capitalized transaction costs, and accounts receivable. By December 31, 2024, this deposit had increased to $2.0 million. On May 13, 2021, the Company entered into an agreement to acquire substantially all of SLG’s assets and certain liabilities, later amended to focus on specific sales contracts. A unidirectional letter of intent (LOI) was executed on April 29, 2023, binding SLG to the transaction while allowing the Company the option to proceed. The LOI contemplated a structure involving the $2.0 million receivable, $2.1 million in SLG payables to RCR Technology Corporation, and 33,212 shares of the Company’s capital stock.

On March 31, 2025, the Company finalized the MSA and Burns Release Agreement for SLG. The total purchase consideration included the $2.0 million prepaid deposit, 33,609 shares of Common Stock (par value $0.0001), 51 shares of Series E Convertible Preferred Stock (face value $10,000 each, conversion price $1.00) and $10,814,147 of accounts receivable in Cycurion owing from SLG. Additionally, the Company issued 16,667 shares of Common Stock to assume SLG’s share-based payment obligations.

The transaction was accounted for as a business combination under ASC 805. As of the transaction date, the fair value of assets acquired totaled $3.1 million, excluding cash of $34,983 that was netted against cash consideration paid. Liabilities assumed amounted to $10.2 million, including accounts payable, accrued liabilities, payroll liabilities, and loans. After recognizing a non-controlling interest of $3.5 million, the net assets acquired were negative $7.1 million. The total consideration transferred exceeded the net assets acquired, resulting in the recognition of goodwill amounting to $14.3 million. This goodwill reflects the strategic value of SLG’s operations, expected synergies, and future growth potential.

F-25

Table 9: Details of Goodwill
	As of December 31,
	2025	2024
Axxum	$5,153,266	$5,153,266
Cloudburst	1,439,038	1,439,038
SLG	14,250,204	-
Goodwill	$20,842,508	$6,592,304

10.	BANK LOANS

Revolving Line of Credit

On November 22, 2017, Axxum procured from Main Street Bank a revolving line of credit with a maximum of up to $1,000,000 (“Revolving Line of Credit”), subject to certain restrictions based on available collateral pledged to the bank in the form of accounts and trade receivables owed by the Company’s customers. This Revolving Line of Credit is available for one year, at which point it may be renewed by Axxum. Axxum incurred origination and closing costs for this line of credit in the amount of $10,000, which Axxum has recognized a prepaid expense that will amortize over one year as interest expense. The stated rate of interest of the Revolving Line of Credit is the prime rate plus 100 basis points, which at the time of the loan, was 4.50%.

On April 18, 2019, Axxum, Cloudburst, and the Company collectively renewed the Revolving Line of Credit with a maximum aggregate principal sum of $2,000,000 with Main Street Bank. The stated rate of interest of the Revolving Line of Credit increased to 5.75% at the time of the renewal.

On June 29, 2020 and again on June 30, 2021, the Company amended the Revolving Line of Credit with an extension of the maturity date to March 31, 2024. The stated rate of interest of the Revolving Line of Credit decreased to 5.25% at the time of the first amendment and an additional 5% default interest on the second amendment.

As of December 31, 2025, the stated rate of interest of the Revolving Line of Credit was 8.50%. The outstanding balance of the Revolving Line of Credit was $2,933,396 and $3,249,067, respectively, as of December 31, 2025 and 2024.

Loan and Security Agreement

On November 22, 2017, concurrent with the above-mentioned Revolving Line of Credit, Axxum procured a bank term loan from Main Street Bank in the amount of $5,250,000 with an expiration of December 31, 2024 (the “Loan and Security Agreement”). The Loan and Security Agreement is subject to a monthly repayment of principal in the amount of $109,375. The loan carries a stated adjustable interest rate of the prime rate plus 200 basis points, which, at the time of the loan, was 5.50%. Axxum incurred closing and origination costs totaling $211,729. The imputed interest rate after giving effect for the closing and origination costs was 7.82%.

Under the Loan and Security Agreement, Axxum is subject to the following affirmative loan covenants: (i) on or after December 31, 2017 but prior to June 30, 2018, minimum tangible net worth (net liability) of $2,250,000; on or after June 30, 2018 but prior to June 30, 2019, minimum tangible net worth (net liability) of $1,250,000; on or after June 30, 2019 but prior to December 31, 2019, minimum tangible net worth (net liability) of $950,000; on or after December 31, 2019 but prior to June 30, 2020, minimum tangible net worth (net asset) of $1,750,000; on or after June 30, 2020 but prior to December 31, 2020, minimum tangible net worth (net asset) of $2,500,000; on or after December 31, 2020 but prior to June 30, 2021, minimum tangible net worth (net asset) of $3,000,000; on or after June 30, 2021 but prior to December 31, 2021, minimum tangible net worth (net asset) of $3,500,000; on or after December 31, 2021, minimum tangible net worth (net asset) of $5,000,000, (ii) interest coverage ratios must be greater than 1.25-to-1, measured on quarterly basis, using a rolling four-quarter basis, beginning with the fiscal quarter ending December 31, 2017, (iii) the Company and Axxum must achieve minimum consolidated earnings before tax interest, tax, depreciation and amortization of (“EBITDA”) greater than $300,000 per quarter, and (iv) annual capital expenditures must be less than $50,000. Management conferred with the bank regarding the covenants and determined that the Company was in compliance after giving effect to clarification in the definitions and formulas set forth by the bank in regard to the calculation of the above covenants.

F-26

On April 18, 2019, Axxum, Cloudburst, and the Company collectively amended the Loan and Security Agreement, including the addition of Cloudburst as a borrower. The stated interest rate increased to 6.75% and the loan covenants remained the same.

On June 29, 2020, the Company amended and restated the Loan and Security Agreement (“Amended and Restated Loan and Security Agreement”) by extending the maturity date to March 22, 2024 with a monthly repayment of principal in the amount of $62,500 on or after June 22, 2020. The stated interest rate decreased to 6.25%.

Under the Amended and Restated Loan and Security Agreement, the loan covenants were replaced as follows: (i) on or after June 30, 2020 but prior to December 31, 2020, minimum tangible net worth (net liability) of $2,750,000; on or after December 31, 2020 but prior to June 30, 2021, minimum tangible net worth (net liability) of $2,250,000; on or after June 30, 2021 but prior to December 31, 2021, minimum tangible net worth (net liability) of $1,750,000; on or after December 31, 2021, but prior to June 30, 2022, minimum tangible net worth (net liability) of $1,250,000; on or after June 30, 2022 but prior to December 31, 2022, minimum tangible net worth (net asset) of $500,000; on or after December 31, 2022, but prior to June 30, 2023, minimum tangible net worth (net asset) of $1,250,000; on or after June 30, 2023 but prior to December 31, 2023, minimum tangible net worth (net asset) of $2,000,000; on or after December 31, 2023, minimum tangible net worth (net asset) of $2,500,000, (ii) interest coverage ratios must be greater than 1.20-to-1, measured on quarterly basis, using a rolling four-quarter basis, beginning with the fiscal quarter ending June 30, 2020 (iii) the Company must achieve minimum consolidated EBITDA greater than $300,000 per quarter, and (iv) annual capital expenditures must be less than $50,000.

On October 1, 2025, the Company fully paid off the Loan and Security Agreement. The Company has categorized balances due within one operating period as current and those payments due after one operating period as long-term. As of December 31, 2024, the Company recorded bank loan-current portion of $774,095, net of debt discount of $1,097.

Pledge Agreement

On November 22, 2017, concurrent with Axxum’s procurement of the above-mentioned Revolving Line of Credit and Loan and Security Agreement, Axxum entered into a pledge agreement (the “Pledge Agreement”). The following pledges of collateral and credit enhancement were made by Axxum and the Company as the sole member of Axxum: (i) the Company equity ownership in Axxum and (ii) all of Axxum’s assets, such as accounts, instruments, equipment, fixtures, deposit accounts, letter of credit rights, and any other assets. All future debt is subordinated to the bank term loan until the term loan is repaid in full. Personal guarantees have also been made by Emmit McHenry, Kurt McHenry, and Alvin McCoy III, as officers and stockholders of the Company in support of the term loan.

On April 18, 2019, Axxum, Cloudburst, and the Company collectively amended the Pledge Agreement, including the addition of Cloudburst as a pledgor. The following pledges of collateral and credit enhancement were made by Axxum, Cloudburst, and the Company: (i) all of the equity of Axxum, Cloudburst and each other subsidiary of the Company then owned or hereafter acquired by the Company and (ii) all rights to which the owner of the pledged equity then or may thereafter become entitled by virtue of owning such pledged equity and being a member of Axxum, Cloudburst, and each other subsidiary of the Company.

F-27

11.	LOANS PAYABLE

Table 11: Details of Loans Payable
	As of December 31,
	2025	2024
Loan payable - Cycurion	$405,314	$405,314
Loan payable - SLG	264,379	-
Economic injury disaster loan - Cycurion	150,000	150,000
Economic injury disaster loan - SLG	150,000	-
Total loans payable	969,693	555,314
Less: Current portion of long-term debt	669,693	408,516
Long-term debt	$300,000	$146,798

Loan payable - Cycurion

On March 20, 2023, the Company entered into a receivable purchase agreement (the “RPA Loan”) for cash received of $0.3 million, with a specified interest rate of 8.00%, due January 20, 2024. The RPA Loan requires weekly payments of $15,302, until $0.5 million is repaid. As of both December 31, 2025 and 2024, the loan balance is $0.4 million. The loan is in default and management is working to settle the debt.

EIDL Loan - Cycurion

On July 16, 2020, the Company executed the standard loan documents required for securing loans (the “EIDL Loan - Cycurion”) offered by the U.S. Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. The principal amount of the EIDL Loan - Cycurion is $150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue from the date of the EIDL Loan - Cycurion. Installment payments, including principal and interest, are due monthly beginning July 16, 2021 in the amount of $731. The balance of principal and interest is payable 30 years from the date of the EIDL Loan - Cycurion.

EIDL Loan - SLG

On September 30, 2020, the Company executed the standard loan documents required for securing loans (the “EIDL Loan - SLG”) offered by the SBA under its EIDL assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. The principal amount of the EIDL Loan - SLG is $150,000, with the proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue from the date of the EIDL Loan - SLG. Installment payments, including principal and interest, are due monthly beginning January 1, 2023 in the amount of $731. The balance of principal and interest is payable 30 years from the date of the EIDL Loan - SLG.

Loan Payable - SLG

In 2022 and 2023, the Company entered into non-recourse agreements with a lender to sell future cash receipts. Under the agreement, the Company was required to make daily payments. The terms were renegotiated to monthly payments in 2023. As of December 31, 2025, the balance on the loan is $264,379. The loan is in default and management is working to settle the debt.

F-28

12.	CONVERTIBLE NOTES

Table 12: Details of Convertible Notes
	Principal Value	Unamortized Discount and Issuance Costs	Convertible Notes Carrying Balance	Weighted Average Interest Rate	Maturity (Calendar Year)
Balance as of December 31, 2024	$—	$—	$—
Issuance	440,217	(53,717)	386,500	18.0%	2026
Amortization	—	4,476	4,476
Balance as of March 31, 2025	440,217	(49,241)	390,976	18.0%	2026
Issuance	2,050,000	(60,000)	1,990,000	15.1%	2026
Conversion to equity	(2,490,217)	82,465	(2,407,752)	18.0%	2026
Amortization	—	26,776	26,776
Balance as of June 30, 2025	—	—	—
Issuance	—	—	—
Balance as of September 30, 2025	—	—	—
Issuance	192,897	—	192,897	12.0%	2027
Balance as of December 31, 2025	$192,897	$—	$192,897

During the first quarter of 2025, the Company issued convertible notes in the amount of 440,217 for proceeds of 386,500 to three unaffiliated investors. The notes had a one year term and carried an annual interest rate of 18.0%.

During the second quarter of 2025, the Company issued convertible notes in the amount of 2.1 million for proceeds of 2.0 million. All convertible notes were fully converted to Series G Convertible Preferred Stock. See Note 17 – Equity.

During the fourth quarter, the Company issued convertible notes in the amount of $192,897 to one investor, Yield Point LLC. These notes were issued in connection with the repayments of two promissory notes. No cash was received or paid by the Company. This convertible note carries an annual interest rate of 12.0% and has a one year term.

13.	PROMISSORY NOTES

Table 13.1: Details of Promissory Notes
	Principal Value	Unamortized Discount and Issuance Costs	Convertible Notes Carrying Balance	Weighted Average Interest Rate
Balance as of December 31, 2024	$2,498,369	$(11,380)	$2,486,989	16.6%
Issuance	690,558	(77,358)	613,200	13.5%
Repayment	(20,000)	—	(20,000)	35.0%
Amortization	36,667	21,297	57,964
Balance as of March 31, 2025	3,205,594	(67,441)	3,138,153	15.8%
Conversion to equity	(456,500)	—	(456,500)	24.0%
Repayment	(50,000)	—	(50,000)	24.0%
Amortization	—	37,973	37,973
Balance as of June 30, 2025	2,699,094	(29,468)	2,669,626	14.3%
Repayment	(31,579)	—	(31,579)	12.0%
Amortization	—	20,616	20,616
Balance as of September 30, 2025	2,667,515	(8,852)	2,658,663	14.3%
Conversion to a convertible note	(166,666)	-	(166,666)	10.0%
Amortization	—	7,665	7,665
Balance as of December 31, 2025	$2,500,849	$(1,187)	$2,499,662	14.3%

F-29

Table 13.2: Details of Loans Payable
	As of December 31,		Weighted Average	Maturity
	2025	2024	Interest Rate	(Calendar Year)
Note issued in 2017	$250,000	$250,000	4.0%	2020
Note issued in 2020	300,000	300,000	24.0%	2021
Note issued in 2021	400,000	400,000	24.0%	2021 - 2022
Notes issued in 2023	611,111	1,067,611	24.0%	2023
Notes issued in 2024	319,180	480,758	10.7%	2025
Notes issued in 2025	620,558	-	12.0%	2025 -2026
Funded loans payable	2,500,849	2,498,369	17.3%
Less: Unamortized debt-issuance costs and discounts	(1,187)	(11,380)
Total loans payable	$2,499,662	$2,486,989

14.	SUBORDINATED CONVERTIBLE PROMISSORY NOTES

On March 22, 2022, the Company issued subordinated convertible promissory notes with principal value of $526,315 to six investors. While subordinate to bank lender the notes are secured by The Company’s assets. The Company issued to an independent director a $236,842 subordinated convertible note. The Company issued to an otherwise unaffiliated investors of subordinated convertible notes in principal amounts of $52,631 to three investors, $105,263 to a fifth investor and $26,315 to a sixth investor. The notes carry annual interest rate of 8% that commenced upon funding date through the date of repayment.

On November 22, 2022, the Company issued to three otherwise unaffiliated investors $2,777,778 in promissory notes, 13,134 shares of Common Stock and 32,819 warrants for $2,500,000 in gross proceeds.

The Company entered into the Merger Agreement with Western and Merger Sub, on November 21, 2022, as amended. As a result of the Business Combination, Cycurion raised $3,333,335 of debt capital on November 21, 2022, from nine unaffiliated investors who were issued for convertibles notes, warrants and shares of Common Stock. The convertible notes had a maturity date of November 21, 2023, and an interest rate of 8%. They were also issued to convert to equity upon completion of the Business Combination between Cycurion and Western.

During the first quarter of 2025, the Company issued shares of preferred stock and warrants in exchange of the outstanding convertible promissory notes which had an aggregate principal amount of $3,333,335 and accrued interest of $299,259. As a part of this conversion, the Company issued 222,222 shares of Series D Convertible Preferred Stock and 242,424 Series D warrants to seven unaffiliated note holders. As a result, the Company recorded gain on settlement of debt of $299,259, which is presented on the consolidated statements of operations and the consolidated statements of cash flows within ‘Gain on debt settlement, net’.

15.	FACTORING LIABILITY

On July 12, 2022, the Company entered into agreement with a lender, whereby the lender would loan proceeds against certain accounts receivable up to 90% of the total value of the invoice, which is paid to the Company in the form of a cash advance. A factoring cost of 1.5% is applied for days 1-30 after the loan is funded, and an additional 0.5% fee charge is applied for each additional 10 days period thereafter. The maximum facility is $3.0 million.

F-30

Accordingly, pursuant to ASC 860-20-55-24, the Company recognized a factoring liability to the lenders until the accounts receivables are collected. As of December 31, 2025 the factoring liability was $1.5 million. As of December 31, 2024, there was no factoring liability recorded.

16.	SERIES A CONVERTIBLE PREFERRED STOCK

As of December 31, 2024, the Company has authorized 16,667 shares of Series A Convertible Preferred Stock with a par value of $0.001 per share. The Series A Convertible Preferred Stock had voting rights on an as-if-converted to Common Stock basis. The holders were entitled to a 12% dividend and convert at any time into shares of Common Stock at a ratio of 1 to 25.6938 shares of Common Stock, subject to adjustment.

As a part of the Business Combination with Western, the Company issued 106,816 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, in connection with the conversion and settlement of previously outstanding securities mentioned above. Refer to Note 17 for the characteristic of newly issued Series A Convertible Preferred Stock.

17.	EQUITY

Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock, par value of $0.0001 per share, issuable from time to time in one or more series.

The Second Amended and Restated Certificate of Incorporation authorizes the board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange, and subject to the terms of the Second Amended and Restated Certificate of Incorporation, the authorized shares of preferred stock will be available for issuance without further action by holders of Common Stock. The board of directors is able to determine, with respect to any series of preferred stock, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations, or restrictions thereof, if any.

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which the stockholders might receive a premium over the market price of the Common Stock. Additionally, the issuance of preferred stock may adversely affect the rights of stockholders by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the rights of stockholders to distributions upon a liquidation, dissolution or winding up, or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock.

Mezzanine Equity

As of December 31, 2025 and 2024, there are zero and 5,796 shares of Common Stock subject to possible redemption, respectively.

Stockholders’ Equity

Series A Convertible Preferred Stock

The Company has authorized 110,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: The holders of Cycurion’s Series A Convertible Preferred Stock have voting rights on an as-if-converted-to-common-stock basis and as required by law (including without limitation, the Delaware General Corporation Law (the “DGCL”) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series A Convertible Preferred Stock.

F-31

Dividend Rights: Holders of shares of our Series A Convertible Preferred Stock shall be entitled to receive dividends at the rate of twelve percent (12%) per annum of the per-share stated value ($1.45 per share). The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis. No other dividends shall be paid on shares of Series A Convertible Preferred Stock.

Conversion Rights: Shares of Cycurion’s Series A Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series A Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of Cycurion’s Series A Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up of Cycurion, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, of Cycurion an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series A Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets of Cycurion shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series A Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series A Convertible Preferred Stock are outstanding, Cycurion shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series A Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for Cycurion’s Series A Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series A Convertible Preferred Stock, (c) increase the number of authorized shares of Series A Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As part of the Business Combination with Western during the year ended December 31, 2025, the Company issued to unaffiliated investors a total of 106,816 preferred shares, which were converted into Common Stock.

As of both December 31, 2025 and 2024, there were zero shares of Series A Convertible Preferred Stock issued and outstanding.

Series B Convertible Preferred Stock

The Company has authorized 3,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: Holders of shares of Cycurion’s Series B Convertible Preferred Stock shall not have any voting rights except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series B Convertible Preferred Stock.

Dividend Rights: Holders of our Series B Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series B Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series B Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

F-32

Liquidation Preference: Holders of shares of our Series B Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series B Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series B Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series B Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series B Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series B Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series B Convertible Preferred Stock, (c) increase the number of authorized shares of Series B Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As part of the Business Combination with Western during the first quarter of 2025, the Company issued to unaffiliated investors a total of 3,000 preferred shares of Series B Convertible Preferred Stock in exchange of existing 3,000 Series B Convertible Preferred Stock.

During the year ended December 31, 2025, a total of 2,999 Series B Convertible Preferred Stock were converted into 199,955 shares of Common Stock.

As of December 31, 2025 and 2024, there were 1 and 3,000 shares of Series B Convertible Preferred Stock issued and outstanding, respectively.

Series C Convertible Preferred Stock

The Company has authorized 5,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: The holders of our Series C Convertible Preferred Stock have voting rights on an as-if-converted-to-Common-Stock basis, as required by law, and as expressly provided in its Certificate of Designation, as follows. As long as any shares of our Series C Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of our Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to our Series C Convertible Preferred Stock or alter or amend its Certificate of Designation, (b) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of our Series C Convertible Preferred Stock, (c) increase the number of authorized shares of our Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividend Rights: We shall pay dividends on our Series C Convertible Preferred Stock at the rate of 12% per annum of the per-share Stated Value ($82.46 per share). The dividends are payable quarterly in arrears not in cash, but in shares of our Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis. No other dividends are payable on shares of our Series C Convertible Preferred Stock.

Conversion Rights: The shares of our Series C Convertible Preferred Stock may be converted into shares of our Common Stock at a ratio of approximately 20 shares of Common Stock for every one share of our Series C Convertible Preferred Stock, or an aggregate of 99,077 shares of our Common Stock, assuming full conversion. In connection with conversions, each holder of our Series C Convertible Preferred Stock is subject to a “beneficial ownership limitation” of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to that conversion, which limitation may be increased by the holder to not more than 9.99% on 61 days’ advanced notice to us.

F-33

Liquidation Preference: Our Series C Convertible Preferred Stock has a liquidation preference in an amount equal to its per-share Stated Value ($82.46 per share), plus any accrued and unpaid dividends thereon, for each share of our Series C Convertible Preferred Stock before we can make any distribution or payment to the holders of our Common Stock. If our assets are insufficient to pay in full such liquidation preference, then our entire assets are to be distributed to the holders of our Series C Convertible Preferred Stock, ratably distributed among them in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Protective Provisions: As long as any shares of Series C Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series C Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series C Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series C Convertible Preferred Stock, (c) increase the number of authorized shares of Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As part of the Business Combination with Western during year ended December 31, 2025, the Company issued a total of 4,851 shares of Series C Convertible Preferred Stock in exchange of existing 1,356,586 shares of Cycurion Common Stock and 406,969 Warrants.

As of December 31, 2025 and 2024, there were 4,851 shares of Series C Convertible Preferred Stock issued and outstanding.

Series D Convertible Preferred Stock

The Company has authorized 6,666,700 shares of Series D Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: Holders of shares of Cycurion’s Series D Convertible Preferred Stock shall not have any voting rights except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for Cycurion’s Series D Convertible Preferred Stock.

Dividend Rights: Holders of shares of Cycurion’s Series D Convertible Preferred Stock shall be entitled to receive, and Cycurion shall pay, dividends on shares of Series D Convertible Preferred Stock (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of Cycurion’s Series D Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series D Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of Cycurion’s Series D Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up of Cycurion, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, of Cycurion an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series D Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets of Cycurion shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series D Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series D Convertible Preferred Stock are outstanding, Cycurion shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series D Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series D Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for Cycurion’s Series D Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series D Convertible Preferred Stock, (c) increase the number of authorized shares of Series D Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

F-34

As part of the Business Combination with Western, during the first quarter of calendar year 2025, the Company issued to unaffiliated investors a total of 6,666,666 preferred shares of Series D Convertible Preferred Stock.

During the year ended December 31, 2025, a total of 6,516,666 shares of Series D Convertible Preferred Stock were converted into 217,220 shares of Common Stock.

As of December 31, 2025 and 2024, there were 150,000 and zero shares of Series D Convertible Preferred Stock issued and outstanding, respectively.

Series E Convertible Preferred Stock

The Company has authorized 100 shares of Series E Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: Holders of shares of Cycurion’s Series E Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for Cycurion’s Series E Convertible Preferred Stock.

Dividend Rights: Holders of shares of Cycurion’s Series E Convertible Preferred Stock shall be entitled to receive, and Cycurion shall pay, dividends on shares of Series E Convertible Preferred Stock (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of Cycurion’s Series E Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series E Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of Cycurion’s Series E Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up of Cycurion, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, of Cycurion an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series E Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets of Cycurion shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series E Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series E Convertible Preferred Stock are outstanding, Cycurion shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series E Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series E Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for Cycurion’s Series E Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series E Convertible Preferred Stock, (c) increase the number of authorized shares of Series E Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As part of the Management Services Agreement and a Release agreement with Ed Burns, the Company issued to the majority shareholder a total of 51 preferred shares of Series E Convertible Preferred Stock as consideration for the transaction during the year ended December 31, 2025.

F-35

Series F Convertible Preferred Stock

The Company has authorized 10,000 shares of Series F Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: Holders of shares of our Series F Convertible Preferred Stock shall have voting rights on an as-if-converted-to-common-stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series F Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series F Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series F Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-common-stock basis.

Conversion Rights: Shares of our Series F Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series F Convertible Preferred Stock-for-1,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series F Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series F Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series F Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series F Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series F Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series F Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series F Convertible Preferred Stock, (c) increase the number of authorized shares of Series F Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series G Convertible Preferred Stock

The Company has designated 10,000 shares of Series G Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: Holders of shares of Series G Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series G Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series G Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series G Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series G Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series G Convertible Preferred Stock-for-1,000 shares of Common Stock, subject to adjustment.

F-36

Liquidation Preference: Holders of shares of our Series G Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series G Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series G Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series G Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series G Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series G Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series G Convertible Preferred Stock, (c) increase the number of authorized shares of Series G Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series G Convertible Preferred Stock Activity

Cycurion has engaged in a strategic recapitalization to strengthen its balance sheet and support growth initiatives. The Company entered into agreements with certain investors to exchange $3.2 million aggregate principal amount of convertible indebtedness for an aggregate of 3,133 shares of Series G Convertible Preferred Stock. These transactions convert a substantial portion of Cycurion’s debt into preferred equity, which provides additional capital to support business growth. For more information, please see “Exchange Agreements and Registration Rights Agreements” below.

Exchange Agreements and Registration Rights Agreements

On August 12, 2025, the Company entered into an exchange agreement with Alpha Capital Anstalt (the “Alpha Capital Anstalt Exchange Agreement”) and a registration rights agreement. Pursuant to the Alpha Capital Anstalt Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Alpha Capital Anstalt will exchange $366,050 in debt for an aggregate of 366 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with M2B Funding Corp. (the “M2B Funding Corp. Exchange Agreement”) and a registration rights agreement. Pursuant to the M2B Funding Corp. Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby M2B Funding Corp. will exchange $672,077 in debt for an aggregate of 672 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with ADI Funding (the “ADI Funding Exchange Agreement”) and a registration rights agreement. Pursuant to the ADI Funding Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby ADI Funding will exchange $347,730 in debt for an aggregate of 348 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with Deltennium (the “Deltennium Exchange Agreement”) and a registration rights agreement. Pursuant to the Deltennium Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Deltennium will exchange $617,667 in debt for an aggregate of 618 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with Osher Capital (the “Osher Capital Exchange Agreement”) and a registration rights agreement. Pursuant to the Osher Capital Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Osher Capital will exchange $103,800 in debt for an aggregate of 104 shares of Series G Convertible Preferred Stock.

F-37

On August 12, 2025, the Company entered into an exchange agreement with Lexi London (the “Lexi London Exchange Agreement”) and a registration rights agreement. Pursuant to the Lexi London Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Lexi London will exchange $769,000 in debt for an aggregate of 769 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with ILE Associates (the “ILE Associates Exchange Agreement”) and a registration rights agreement. Pursuant to the ILE Associates Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby ILE Associates will exchange $256,333 in debt for an aggregate of 256 shares of Series G Convertible Preferred Stock.

As of December 31, 2025 and 2024, there were 143 and zero shares of Series G Convertible Preferred Stock issued and outstanding, respectively.

Common Stock

The Company has authorized 300,000,000 shares of Common Stock, par value of $0.0001 per share. Each share of Common Stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the stockholders of the Company is sought.

578,863 shares for conversion of Series A, B and D Convertible Preferred Stock

258,464 shares for exercise of other warrants, Warrant A, B and D for $3,309,921

25,000 shares valued at $9,000,000 for business acquisition costs

10,894 shares valued at $1,193,634 for a settlement of debt of $2,925,803, as a result, the Company recorded loss on settlement of debt of $2,174,075, which is presented on the consolidated statements of operations and the consolidated statements of cash flows within ‘gain on debt settlement, net’

330,869 shares valued at $5,916,777 for an employment agreement

33,609 shares valued at $764,020 for consideration in the Management Services Agreement and a Release agreement with Ed Burns

2,633 shares for a release of Common Stock subject to redemption

As of December 31, 2025 and 2024, there were 3,642,501 and 391,373 shares of Common Stock issued and outstanding, respectively. The 3,642,501 shares of Common Stock include 33,609 shares of Common Stock to be issued to SLG and under certain equity plans.

Warrants

Table 17.1: Details of Warrants
	Number of Warrants	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding warrants, December 31, 2024	315,028	$20.64	3.0
Granted	869,992	164.96	4.7
Replacement of old warrants	(315,028)	20.64	2.9
Exercised	(234,831)	14.27	4.3
Outstanding warrants, March 31, 2025	635,161	220.67	4.7
Issued - Prefunded (equity line)	150,000	-	1.0
Exercised - Prefunded (equity line)	(83,333)	-	1.0
Exercised	(23,633)	15.00	5.0
Outstanding warrants, June 30, 2025	678,195	206.15	4.8
Exercised - Prefunded (equity line)	(66,667)	-	1.0
Outstanding warrants, September 30, 2025	611,528	228.62	4.8
Issued - Prefunded (Armistice-Prefunded)	1,670,720	-	1.0
Issued (Armistice)	3,341,439	3.62	5.0
Outstanding warrants, December 31, 2025	5,623,687	27.01	5.0
Exercisable warrants, December 31, 2025	5,623,687	$27.01	5.0

F-38

The Company has accounted for the issuance of Common Stock and warrants issued for cash proceeds in the private placements as equity instruments. Management believes that the warrants are indexed to and are settled in the Company’s own Common Stock; therefore, they should be accounted for as permanent equity.

Public Warrants

As of December 31, 2025 and 2024, there were 383,333 public warrants (“Public Warrants”) outstanding. The Company accounts for the Public Warrants as equity instruments. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the initial public offering. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If neither that exemption nor another exemption is available, holders will not be able to exercise their warrants on a cashless basis.

The Public Warrants will expire on February 14, 2030, five years after the completion of the Business Combination with Cycurion or earlier upon redemption or liquidation.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

in whole and not in part

at a price of $0.30 per Public Warrant;

upon not less than 30 days’ prior written notice of redemption;

if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying the Public Warrants.

If and when the Public Warrants become redeemable, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Common Stock under the blue-sky laws of those states in which such Public Warrants were offered by us in the offering.

If we call the Public Warrants for redemption, as described above, we will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for the number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants.

F-39

PIPE Warrants

On January 11, 2022, concurrently with the completion of the Business Combination, pursuant to the PIPE Subscription Agreement, dated January 11, 2022 (as the same may be amended from time to time, the “PIPE Subscription Agreement”) for an aggregate purchase price of $3,760,000, Western issued an aggregate of 12,533 shares of Common Stock issued in a private placement (the “PIPE Financing”) pursuant to that certain PIPE Subscription Agreement and 12,533 shares of Common Stock issuable upon the exercise of certain warrants (the “PIPE Warrants”) issued in the PIPE Financing.

Each outstanding whole PIPE Warrant and public warrant (“Public Warrant”) issued in connection with the initial public offering of Western represents the right to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, at any time commencing 30 days after the Business Combination with Western and ending five years after the Business Combination.

The PIPE Warrants, as well as any warrants underlying additional units issued to the Western Acquisition Ventures Sponsor, LLC (the “Sponsor”) or our officers, directors or their affiliates in payment of working capital loans, are identical to the Public Warrants except that the PIPE Warrants (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and (ii) will not be redeemable by us, in each case so long as they are still held by the Sponsor or its permitted transferees.

As of December 31, 2025 and 2024, there were 12,533 PIPE Warrants outstanding. The Company accounts for the Private Placement Warrants as equity instruments. The PIPE Warrants sold in the private placement are identical to the Public Warrants underlying the Units sold in the initial public offering, except that such warrants, and the shares of Common Stock issuable upon the exercise of such warrants, will not be transferable, assignable, or salable until after February 14, 2025, the date of completion of a Business Combination, subject to certain limited exceptions.

In addition, if we, at any time while the Public Warrants or PIPE Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants or PIPE Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our Common Stock if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of the offering at the election of the Company subject to satisfaction of certain conditions or as extended by our stockholders in accordance with our amended and restated certificate of incorporation) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Public Warrants and PIPE Warrants exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant and PIPE Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

F-40

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants and PIPE Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and PIPE Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants or PIPE Warrants (as applicable) would have received if such holder had exercised their Public Warrants or PIPE Warrant (as applicable) immediately prior to such event.

The Public Warrants and PIPE Warrants are issued in registered form under a warrant agreement between Equiniti Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the Public Warrants and PIPE Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

Series A Warrants

On November 17, 2017, the Company had issued 44,445 Series A Warrants at exercise price of $13.50 with an expiration date of November 22, 2025. As part of the Business Combination with Western, during the first quarter of 2025, the Company issued to unaffiliated investors a total of 22,696 Series A Warrants in exchange of existing 44,445 Series A Warrants having expiry on February 19, 2029 and exercise price of $9.59121

Series B Warrants

On August 1, 2023, the Company issued 133,333 Series B Warrants with an exercise price of $15.00 with an expiration date of August 1, 2028.

On April 12, 2024, the Company issued 66,667 Series B Warrants with an exercise price of $15.00 with an expiration date of April 12, 2029.

As part of the Business Combination with Western, during the year ended December 31, 2025, the Company issued to unaffiliated investors a total of 200,000 Series B Warrants in exchange of existing 200,000 Series B Warrants having and expiration date of February 19, 2030 and an exercise price of $15.00.

Series D Warrants

On March 22, 2022, the Company issued 6,564 Series D Warrants with a subordinated convertible promissory note at an exercise price of $42.30 and an expiration date of September 22, 2027.

On November 22, 2022, the Company had issued 32,819 warrants with subordinated convertible promissory note at an exercise price of $42.30 and an expiration date of April 21, 2028.

As part of the Business Combination with Western, during the year ended December 31, 2025, the Company issued to unaffiliated investors a total of 242,424 Series D Warrants in exchange of existing 39,382 Series D Warrants having an exercise price of $15.00 and an expiration date of February 19, 2029.

Armistice Pre-Funded Warrant and Armistice Warrant

On December 4, 2025, Cycurion entered into a securities purchase agreement (the “Armistice Purchase Agreement”) with a single institutional accredited investor, Armistice Capital Master Fund Ltd. (“Armistice”), pursuant to which we issued and sold to Armistice in a private placement (i) pre-funded warrants (the “Armistice Pre-Funded Warrants”) to purchase up to an aggregate of 1,657,460 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (ii) warrants (the “Armistice Warrants”) to purchase up to an aggregate of 3,314,920 shares of Common Stock (the “Warrant Shares”). The exercise of the Warrants and the issuance of the Warrant Shares upon exercise thereof is subject to stockholder approval (“Stockholder Approval”). Stockholder Approval was received at the special general meeting of stockholders on March 19, 2026.

F-41

Each Armistice Pre-Funded Warrant was sold at an offering price of $3.62. Each Armistice Warrant has an exercise price of $3.62. The Private Placement closed (the “Closing”) on December 5, 2025 (the “Closing Date”).

On December 5, 2025, Cycurion entered into the Armistice Pre-Funded Warrant with Armistice that is exercisable for up to 1,657,460 shares of Common Stock. Each Armistice Pre-Funded Warrant has an exercise price equal to $0.0001 per share. The Armistice Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.

On December 5, 2025, Cycurion entered into the Armistice Warrant with Armistice that has an exercise price equal to $3.62 per share. The Armistice Warrants will be exercisable immediately following receipt of Stockholder Approval for the issuance of the Armistice Warrants and the Warrant Shares and have an exercise price of $3.62 per share, subject to adjustment for customary events such as stock splits and fundamental transactions. The Armistice Warrants will expire five years from their initial exercise date. At any time following the initial exercise date of the Armistice Warrants, the Armistice Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The exercise price and number of shares of Common Stock issuable upon exercise of the Armistice Warrant and Armistice Pre-Funded Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

The Armistice Pre-Funded Warrants and the Armistice Warrants issued in the Armistice private placement provide that a holder of Armistice Pre-Funded Warrants or Armistice Warrants, as applicable, will not have the right to exercise any portion of its Armistice Pre-Funded Warrants or Armistice Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 9.99% for the Armistice Pre-Funded Warrants and 4.99% for the Armistice Warrants of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%. The Warrants may be exercised on a cashless basis if a registration statement registering Warrant Shares is not effective. The Armistice Pre-Funded Warrants may be exercised on a cashless basis.

Subject to applicable laws, an Armistice Warrant and Armistice Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the applicable warrant to us together with the appropriate instruments of transfer.

There is no trading market available for the Armistice Warrants or the Armistice Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Armistice Warrants or the Armistice Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

In the event of a fundamental transaction, as described in the Armistice Warrants and Armistice Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Armistice Warrants and Armistice Pre-Funded Warrants will be entitled to receive upon exercise of the Armistice Warrants and Armistice Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Armistice Warrants and Armistice Pre-Funded Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Armistice Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.

F-42

Pursuant to the terms of the Armistice Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on December 4, 2025 and expiring 90 days from the Effective Date (as defined in the Armistice Purchase Agreement). Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Armistice Purchase Agreement) involving a Variable Rate Transaction (as defined in the Armistice Purchase Agreement), subject to certain exceptions, for a period commencing on December 4, 2025 and expiring 90 days from such Effective Date. The Effective Date is defined in the Armistice Purchase Agreement as the earliest of the date that (a) the initial registration statement has been declared effective by the SEC, (b) all of the Pre-Funded Warrant Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing provided that a holder of Pre-Funded Warrant Shares or Warrant Shares is not an affiliate of the Company, or (d) all of the Pre-Funded Warrant Shares and Warrant Shares may be sold pursuant to an exemption from registration under the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written opinion that resales may then be made by such holders of the Pre-Funded Warrant Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

The Armistice Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Armistice Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Yield Point NY LLC Pre-Funded Warrant

On April 7, 2025, Cycurion entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Yield Point NY LLC (the “Yield Point”) relating to up to 4,500,000 shares of Common Stock issuable to Yield Point upon exercise of a pre-funded warrant (“Yield Point Pre-Funded Warrant”) issued as its commitment fee (“Commitment Fee”) under the Equity Purchase Agreement.

The Yield Point Pre-Funded Warrant was offered for the Commitment Fee in connection with the Equity Purchase Agreement for shares of Common Stock, and provides that the holder may not exercise any portion of the Yield Point Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99%, which ownership cap may be increased by the holder up to 9.99% upon 61 days’ prior notice. The exercise price for each share of Common Stock underlying the Yield Point Pre-Funded Warrant is $0.0001. The Yield Point Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Yield Point Pre-Funded Warrant is exercised in full.

A holder of the Yield Point Pre-Funded Warrant may not exercise any portion of the warrants or Yield Point Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Yield Point Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Yield Point Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Yield Point Pre-Funded Warrant.

Seward & Kissel LLP Pre-Funded Warrant

On February 14, 2025, Cycurion entered into pre-funded warrant with Seward & Kissel LLP that is exercisable for approximately $1.3 million in shares of Common Stock, or up to 83,333 shares of Common Stock (the “Seward & Kissel Pre-Funded Warrant”); provided that once the net proceeds from the sale of the shares equals the $1.3 million in legal fees and expenses (the “Legal Fees”), the remaining shares of Common Stock, including such Common Stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to Cycurion.

F-43

The Seward & Kissel Pre-Funded Warrant provides that the holder may not exercise any portion of the Seward & Kissel Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% upon 61 days’ prior notice. The exercise price for each share of Common Stock underlying the Seward & Kissel Pre-Funded Warrant is $0.0001. The Seward & Kissel Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Seward & Kissel Pre-Funded Warrant is exercised in full.

Seward & Kissel LLP may not exercise any portion of the warrants or Seward & Kissel Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Seward & Kissel Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Seward & Kissel Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Seward & Kissel Pre-Funded Warrant.

Other Warrants

On March 8, 2022, the Company issued 17,636 warrants to the originators of $700,000 of investor notes at exercise price of $0.92, which all were exercised in 2026.

As part of the Business Combination with Western, during the year ended December 31, 2025, the Company issued to unaffiliated investors a total of 9,006 warrants in exchange of existing 17,636 warrants having an expiration date of February 19, 2029 and an exercise price of $9.59121.

Common Stock Subject to Possible Redemption

The Company accounts for its Common Stock subject to possible redemption in accordance with the guidance in ASC 480. Shares of Common Stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable Common Stock (including Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. The Company’s shares of Common Stock sold in the initial public offering of Western feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

Table 17.2: Details of Common Stock Subject to Possible Redemption
	Number of Shares	Amount
Common Stock subject to possible redemption as of December 31, 2024	5,796	$1,917,309
Less:
Redemption	(3,163)	(1,001,216)
Release of Common Stock subject to redemption	(2,633)	(916,093)
Common Stock subject to possible redemption as of December 31, 2025	-	$-

F-44

18.	CONCENTRATIONS, RISKS AND UNCERTAINTIES

Credit risk

The Company’s primary bank deposits are located in the United States. Those deposits are provided protection under FDIC insurance up to maximum of $250,000. Any deposits in excess of the aforementioned maximum are at risk of loss if those banks become insolvent. The Company is subject to risk borne from credit extended to customers.

Interest risk

The Company is subject to interest rate risk when its loans become due and require refinancing or if the prime rate adjusts, as the Company’s loans are based on adjustable interest rates.

Inflation risk

Management monitors changes in prices levels. Historically, inflation has not materially impacted the Company’s financial statements; however, significant increases in the cost of labor that cannot be passed on to the Company’s customers could adversely impact the Company’s results of operations.

Concentration risks

Table 18.1: Revenue Concentration by Customer - Based on % of Revenue
	For the Year Ended December 31,
	2025		2024
Customer	Amount	%	Amount	%
A	$4,576,315	30.2%	$3,584,564	20.2%
B	$2,504,836	16.6%	$2,167,024	12.2%
C	$1,300,680	8.6%	$2,652,925	14.9%
D	$1,378,738	9.1%	$2,934,031	16.5%

Table 18.2: Accounts Receivable Concentration by Customer - Based on % of Accounts Receivable, Net
	December 31, 2025
Customer	Amount	%
1	$768,954	29%
2	$479,151	18%
3	$373,236	14%

Prior to the Management Services Agreement and a Release agreement with Ed Burns of SLG on March 31, 2025, the Company had combined all SLG customers as one customer for purposes of customer concentration disclosures due to the nature of the relationship. Once the acquisition was complete, the Company has re-evaluated this disclosure to break out all SLG customers individually, therefore the amounts reported above are not comparable to the first quarter of 2025 amounts previously reported. As of December 31, 2024, no individual customer accounts receivable balances were 10% or greater than the total accounts receivable balance.

19.	FAIR VALUE DISCLOSURES

The Company estimates the fair value of its debt by discounting the future cash flows of each instrument using estimated market rates of debt instruments with similar maturities and credit profiles. These inputs are classified as Level 3 within the fair value hierarchy. As of December 31, 2025 and 2024, the carrying value reported in the consolidated balance sheet for the Company’s notes payable approximated its fair value.

F-45

There were no assets or liabilities recorded at fair value on a recurring basis as of December 31, 2025. As of December 31, 2024, the Company had recorded liabilities at fair value on a recurring basis for subordinated convertible promissory notes and Series A Convertible Preferred Stock and equity warrants at fair value on a recurring basis. The subordinated convertible promissory notes carry an interest rate that is indicative of the Company’s overall borrowing cost and the length of time until maturity is not expected to significantly impact their value. The convertible preferred stock, which is akin to debt, has been discounted to its presented carrying value in accordance with the debt discounts and redemption premiums recognized.

Assets and liabilities that are measured at fair value on a non-recurring basis include intangible assets and goodwill. These items are recognized at fair value when they are considered to be impaired.

There were no fair value adjustments for assets and liabilities measured on a non-recurring basis. The Company discloses fair value information about financial instruments for which it is practicable to estimate that value.

Table 19: Fair Value Hierarchy - 2024
	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Subordinated convertible promissory notes	$-	$-	$5,490,324	$5,490,324
Series A Convertible Preferred Stock	-	-	1,294,117	1,294,117
Total liabilities	$-	$-	$6,784,441	$6,784,441
Equity:
Warrants	$-	$-	$2,687,074	$2,687,074
Total equity	$-	$-	$2,687,074	$2,687,074

20.	RELATED PARTY TRANSACTIONS

Promissory Note – Related Party

On September 20, 2024, the Company entered into a promissory note with Western Acquisition Ventures Sponsor, LLC (the “Sponsor”) for $230,000, pursuant to which the Company can borrow up to an aggregate cash amount of $230,000. The Promissory Note, with an interest rate of 10% per annum is payable upon the sooner of the consummation of the Business Combination with Cycurion. During the year ended December 31, 2024, the Company borrowed the full $255,556, with a discount of $25,556, resulting in net proceeds of $230,000. The Company amortized the discount of 25,556 fully in 2025. Additionally, the company has an accrued interest balance of $32,867 related to these notes as of December 31, 2025. These notes are presented with other promissory notes on the balance sheet.

Personal guarantees were entered by Emmit McHenry, Kurt McHenry, and Alvin McCoy III, as officers and stockholders of the Company in support of the Main Street Bank Loan and Security Agreement.

Axxum purchased an AT&T contract relationship from Archura, LLC, a company owned by Emmit McHenry and Kurt McHenry at the end of 2018. The contract relationship includes five purchase orders to deliver networking services to AT&T and its clients. The total sales of these five purchase orders were $99,653 and $119,279 for the years ended December 31, 2025 and 2024, respectively.

F-46

Loans Payable - Related Parties

Table 20: Details of Loans Payable - Related Party
	As of December 31,
	2025	2024	Weighted Average Interest Rate	Maturity (Calendar Year)
Loans issued to directors in 2023	$103,400	$130,900	24.0%	2023
Loan to a director issued in 2024	20,250	20,250	24.0%	2025
Funded loans payable - related party principal	123,650	151,150
Less: Unamortized debt-issuance costs and discounts	-	(3,062)
Loans payable - related party - current	$123,650	$148,088

During the year ended December 31, 2025, the Company recorded amortization of debt discount of $3,062, compared to zero U.S. dollars for the year ended December 31, 2024. It is also noted that the paydown in 2025 resulted in the total loans being only to one director as of December 31, 2025.

21.	EARNINGS PER SHARE

Table 21.1: Details of Basic and Dilutive (Loss)/Earnings Per Share
	For the Year Ended December 31,
	2025	2024
Basic net (loss)/income per share:
Numerator
Net (loss)/income including non-controlling interests	$(24,059,084)	$1,229,601
Less: Net loss attributable to non-controlling interest	(393,376)	-
Net (loss)/income attributable to Common Stockholders - basic	(23,665,708)	1,229,601
Denominator
Weighted average shares outstanding - basic	1,760,310	282,437
Basic net (loss)/income per share attributable to Common Stockholders	$(13.44)	$4.35
Diluted net (loss)/income per share:
Numerator
Net (loss)/income attributable to Common Stockholders - basic	$(23,665,708)	$1,229,601
Add back interest for subordinated convertible promissory note	43,333	276,667
Net (loss)/income attributable to Common Stockholders - diluted	$(23,622,375)	$1,506,268
Denominator
Weighted average shares outstanding - basic	1,760,310	282,437
Weighted-average effect of potentially dilutive securities:
Conversion of subordinated convertible promissory note	3,333	58,347
Conversion of Series A Convertible Preferred Stock	-	70,203
Conversion of Series B Convertible Preferred Stock	-	175,182
Conversion of Series C Convertible Preferred Stock	-	1,212
Exercise of investor and placement agent warrants	-	317,548
Weighted average shares outstanding - diluted	1,763,643	904,929
Dilutive net (loss)/income per share attributable to Common Stockholders	$(13.39)	$1.66

F-47

Table 21.2: Details of Potentially Dilutive Effect of Securities Excluded from Dilutive EPS due to Anti-Dilutive Effect
	For the Year Ended December 31,
	2025	2024
Conversion of Series A Convertible Preferred Stock	92,332	-
Conversion of Series B Convertible Preferred Stock	28,090	-
Conversion of Series C Convertible Preferred Stock	1,202	-
Conversion of Series D Convertible Preferred Stock	10,092	-
Conversion of Series E Convertible Preferred Stock	2	-
Exercise of investor and placement agent warrants	922,845	317,548

22.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may be a party to litigation or claims arising in the ordinary course of business, including those relating to employment matters, relationships with clients and contractors, intellectual property disputes, and other business matters. These legal proceedings seek various remedies, including claims for monetary damages in varying amounts, none of which are considered material, or are unspecified as to amount. Although the outcome of any such matter is inherently uncertain and may be materially adverse, based on current information, management believes that the outcome of such known matters will not have a material adverse effect on the Company’s financial condition and results of operations.

Management does not believe that there are any litigation or claims that would have a material adverse effect on the business, or the consolidated financial statements of the Company as of December 31, 2025.

Registration Rights

The holders of Founder Shares, Private Placement Units, and units that may be issued upon conversion of working capital loans, if any, are entitled to registration rights pursuant to a registration rights agreement that was signed on the date of the IPO. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company entered into a business combination marketing agreement on January 11, 2022 (the “Business Combination Marketing Agreement”) with A.G.P. whereby A.G.P. is to act as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholders’ approval for a Business Combination, and assist the Company with its press releases and public filings in connection with a Business Combination. The Company was to pay A.G.P. a fee for such marketing services upon the consummation of a Business Combination in an amount equal to 4.5% of the gross proceeds of the IPO, or $5,175,000 in the aggregate (exclusive of any applicable finders’ fees that might become payable). The Business Combination Marketing Agreement will be terminated upon entry into the A.G.P. Advisory Agreement (defined below).

F-48

Advisory Agreement with A.G.P.

A.G.P. was a financial advisor to both Western in connection with the Business Combination transaction. Upon the completion of the Business Combination, A.G.P.: (i) received a cash fee of $500,000 shares of Common Stock and warrants to purchase 16,667 shares of Common Stock at an exercise price of $150.00 per share. Pursuant to the advisory agreement (the “A.G.P. Advisory Agreement”), Western shall pay A.G.P. a total transaction fee equal to $2,500,000 (the “Transaction Fee”) upon the closing of the Business Combination. The Transaction Fee will be payable in the form of preferred shares of Cycurion that are convertible into 16,667 shares of Common Stock (such preferred shares or the Common Stock into which they convert, the “Transaction Fee Shares”), for a price per share of Common Stock equal to $5.00. A portion of the Transaction Fee Shares shall be subject to forfeiture and return to the Company for cancellation once A.G.P. converts and sells Transaction Fee Shares generating sales proceeds (excluding commissions) of $2,500,000.

The Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of the combined Company’s Common Stock and (ii) three months from February 14, 2025, which was the closing date of the de-SPAC (the “Lock-Up Termination Date”). After the Lock-Up Termination Date, A.G.P. may convert the Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the Common Stock for such date (including pre-market, market and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our Common Stock.

The parties amended the Advisory Agreement (the “Amended A.G.P. Advisory Agreement”), pursuant to which Western shall pay A.G.P. the Transaction Fee in the form of preferred shares of Cycurion that are convertible into 166,667 shares of Common Stock (such preferred shares or the Common Stock into which they convert, the “Amended Transaction Fee Shares”), for a price per share of Common Stock of $0.50. A portion of the Amended Transaction Fee Shares shall be subject to forfeiture and return to the Company for cancellation once A.G.P. converts and sells Transaction Fee Shares generating sales proceeds (excluding commissions) of $2,500,000.

The Amended Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of the Combined Company’s Common Stock and (ii) six months from the Lock-Up Termination Date. After the Lock-Up Termination Date, A.G.P. may convert the Amended Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Amended Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the Common Stock for such date (including pre-market, market and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our Common Stock.

Upon the execution of the A.G.P. Advisory Agreement, the Business Combination Marketing Agreement, dated January 11, 2022, between Western and A.G.P. in which Western and Cycurion Sub caused the combined company to issue to A.G.P. 8,333 shares of Common Stock of the combined company in full satisfaction of the fees, was terminated, and such shares of Common Stock extinguished in their entirety.

Agreements with Seward & Kissel LLP

On November 27, 2024, we entered into a revised engagement letter (the “Revised Engagement Letter”) with Seward & Kissel LLP (“Seward & Kissel”), pursuant to which Western and Cycurion agreed to pay approximately $1.3 million of its outstanding legal fees and expenses (“Legal Fees”) in shares of Common Stock in connection with the Business Combination. Following the closing of the Business Combination on February 14, 2025 and in connection with the Revised Engagement Letter, we issued to Seward & Kissel 8,333 shares of Common Stock and a pre-funded warrant that is exercisable for approximately $1.3 million in shares of Common Stock (the “Seward & Kissel Pre-Funded Warrant”); provided that once the net proceeds from the sale of the shares equals the Legal Fees, the remaining shares of Common Stock, including such Common Stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to the Cycurion. We plan to enter into an exchange agreement with Seward & Kissel to exchange the Seward & Kissel Pre-Funded Warrant for a convertible promissory note that is convertible into such number of shares equal to the Legal Fees.

F-49

On February 14, 2025, Cycurion entered into pre-funded warrant with Seward & Kissel Pre-Funded Warrant that is exercisable for approximately $1.3 million in shares of Common Stock, or up to 83,333 shares of Common Stock; provided that once the net proceeds from the sale of the shares equals the $1.3 million in Legal, the remaining shares of Common Stock, including such Common Stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to Cycurion.

The Seward & Kissel Pre-Funded Warrant provides that the holder may not exercise any portion of the Seward & Kissel Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% upon 61 days’ prior notice. The exercise price for each share of Common Stock underlying the Seward & Kissel Pre-Funded Warrant is $0.0030. The Seward & Kissel Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Seward & Kissel Pre-Funded Warrant is exercised in full.

Seward & Kissel LLP may not exercise any portion of the warrants or Seward & Kissel Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Seward & Kissel Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Seward & Kissel Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Seward & Kissel Pre-Funded Warrant.

Agreement with Baker & Hostetler LLP

In 2023, Western agreed to pay approximately $788,030 of its obligations to its counsel, Baker Hostetler LLP, in shares of Common Stock following the Business Combination, which will be issued at a price per share equal to $10.00, or 2,627 shares.

Equity Line of Credit

Equity Purchase Agreement

On April 7, 2025 (the “Execution Date”), we entered into the Equity Purchase Agreement with Yield Point NYC LLC (“Yield Point”). Under the Equity Purchase Agreement, we have the right, but not the obligation, to direct Yield Point to purchase up to $60.0 million (the “Maximum Commitment Amount”) in shares of our Common Stock upon satisfaction of certain terms and conditions contained in the Equity Purchase Agreement, including, without limitation, an effective registration statement filed with the SEC registering the resale of the shares of Put Stock (defined below) and the shares of Commitment Stock (defined below) and additional shares to be sold to Yield Point from time to time under the Equity Purchase Agreement. The term of the Equity Purchase Agreement began on the Execution Date and ends on the earlier of (i) the date on which Yield Point shall have purchased shares of Common Stock issued, or that we shall be entitled to issue, per any applicable Put Notice (defined below) in accordance with the terms and conditions of the Equity Purchase Agreement (the “Put Stock”) equal to the Maximum Commitment Amount, (ii) the date that is twelve (12) months from the date the registration statement is declared effective, (iii) written notice of termination by us to Yield Point (which shall not occur at any time that Yield Point holds any of the shares of Put Stock), or (iv) written notice of termination by Yield Point to us pursuant to (the “Commitment Period”).

During the Commitment Period, we may direct Yield Point to purchase shares of Put Stock by delivering a notice (a “Put Notice”) to Yield Point. We shall, in our sole discretion, select the number of shares of Put Stock requested in each Put Notice. However, such amount may not exceed the Maximum Put Amount (as defined in the Equity Purchase Agreement). The purchase price to be paid by Yield Point for the shares of Put Stock will be ninety percent (90%) of the lowest trade of the Common Stock on the Principal Market during the Valuation Period (as defined in the Equity Purchase Agreement).

F-50

In consideration for Yield Point’s execution and delivery of, and performance under the Equity Purchase Agreement, on the Execution Date, we, in our discretion, either were to (i) pay to Yield Point in cash $1.8 million (“Commitment Cash”) or (ii) issue the Yield Point Pre-Funded Warrant (as defined below) to Yield Point in a form acceptable to Yield Point in its sole discretion and having an exercise price per share of $0.0030, for Yield Point’s purchase of shares of Common Stock (the “Commitment Stock”) having a value of $1.8 million based on closing price of the Common Stock on April 6, 2025. We chose to issue the Pre-Funded Warrant. All of the shares of Commitment Stock were fully earned as of the Execution Date, and the issuance of the shares of Commitment Stock is not contingent upon any other event or condition, including, without limitation, the effectiveness of the Initial Registration Statement (defined below) or our submission of a Put Notice to Yield Point and irrespective of any termination of the Equity Purchase Agreement.

In accordance with the Equity Purchase Agreement, a registration statement on Form S-1 (the “Initial Registration Statement”) covering only the resale of the shares of Put Stock and Commitment Stock was filed with the SEC on May 7, 2025.

Pre-Funded Warrant

The pre-funded warrant with Yield Point (the “Yield Point Pre-Funded Warrant”) certifies that, for value received, Yield Point is entitled to be issued up to 150,000 shares of Common Stock as its commitment fee (“Commitment Fee”) and has an initial exercise price of $0.003 per share. The Yield Point Pre-Funded Warrant was offered for the Commitment Fee in connection with the Equity Purchase Agreement for shares of Common Stock, and provides that the holder may not exercise any portion of the Yield Point Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99%, which ownership cap may be increased by the holder up to 9.99% upon 61 days’ prior notice. The exercise price for each share of Common Stock underlying the Yield Point Pre-Funded Warrant is $0.003. The Yield Point Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Yield Point Pre-Funded Warrant is exercised in full.

A holder of the Yield Point Pre-Funded Warrant may not exercise any portion of the warrants or Yield Point Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Yield Point Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Yield Point Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Yield Point Pre-Funded Warrant.

During the year ended December 31, 2025, 150,000 of these shares have been exercised, therefore as of December 31, 2025, all Yield Point Pre-Funded Warrants have been exercised.

Registration Rights Agreement

On April 7, 2025 (the “RRA Execution Date”), in connection with the Equity Purchase Agreement, we entered into a registration rights agreement with Yield Point (the “Registration Rights Agreement”), pursuant to which we shall, by May 7, 2025, file with the SEC the Initial Registration Statement covering the maximum number of (i) shares of Commitment Stock, (ii) shares of Put Stock, which have been, or which may, from time to time be issued, including without limitation all of the shares of Common Stock which have been issued or will be issued to Yield Point under the Equity Purchase Agreement (without regard to any limitation or restriction on purchases), and (iii) any and all shares of capital stock issued or issuable with respect to the Put Stock, Commitment Stock, and the Equity Purchase Agreement as a result of any stock split, combination, stock dividend, recapitalization, exchange, or similar event, or otherwise, without regard to any limitation on purchases under the Equity Purchase Agreement (the “Registrable Securities”), as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations, and interpretations so as to permit the resale of the Registrable Securities by Yield Point, including, but not limited to, under Rule 415 at then-prevailing market prices (and not fixed prices). The Initial Registration Statement shall register only Registrable Securities. The Initial Registration Statement and any amendment thereto was declared effective by the SEC in May 2025.

F-51

Non-Redemption Agreement

On August 6, 2024, the Company, Western Acquisition Ventures Sponsor, LLC (the “Sponsor”) and RiverNorth SPAC Arbitrage Fund, LP (the “RiverNorth”) entered into a non-redemption agreement (the “Non-Redemption Agreement”) whereby the Sponsor plans to transfer to RiverNorth 167 shares each month over the next three months for agreeing not to redeem the 3,327 that it currently holds prior to the business combination.

On October 9, 2024, the Company, the Sponsor and RiverNorth entered into an extended Non-Redemption Agreement whereby the Sponsor plans to transfer to RiverNorth 167 shares each month over the next three months for agreeing not to redeem the 3,327 that it currently holds prior to the business combination.

Employment Agreements

On December 27, 2023, we entered into an employment agreement with James P. McCormick whereby the Company agreed to pay a total of $125,000 of total compensation annually, including $40,000 in cash and $85,000 in stock payment. On October 30, 2024, we entered into an amendment to the employment agreement with James P. McCormick whereby the Company agreed to pay total compensation of $200,000, including $40,000 in cash at the closing of the Business Combination and the remaining $160,000 in cash from the proceeds that the Company receives from any capital raising transaction following the closing of the Business Combination, including the proceeds from an equity line of credit to be entered into by and among the Company, Cycurion and the investors named therein; provided that the Company shall only be obligated to apply up to 15% of the proceeds from each capital raise until Mr. McCormick’s compensation of $200,000 has been paid in full.

On December 1, 2024, Cycurion and L. Kevin Kelly, Chief Executive Officer, entered into an employment agreement on a two-year term, commencing on December 1, 2024 and ending on December 1, 2026. During the employment period, Mr. Kelly will receive an annual base salary of $325,000, and equity compensation of $500,000 of Company Common Stock in the first year of the employment agreement, payable quarterly. Mr. Kelly is eligible for a performance bonus based on the Company’s results. The targeted performance bonus is $325,000 for year-one, and the performance bonus will increase for subsequent years based on future financial and non-financial results

On January 1, 2025, Cycurion and Alvin McCoy, III, Chief Financial Officer, entered into an employment agreement on a two-year term, commencing on January 1, 2025 and ending on December 31, 2026. During the employment period, Mr. McCoy, III will receive an annual base salary of $325,000 and equity compensation of $500,000 of Company stock in the first year of the employment agreement, payable quarterly. Mr. McCoy, III is eligible for a performance bonus based on the Company’s performance. The targeted performance bonus is $325,000 for year-one, and the performance bonus will increase for subsequent years based on future financial and non-financial results.

Retention Packages

On June 16, 2025, the Board of Directors approved a retention package for L. Kevin Kelly, Chief Executive Officer, and Alvin McCoy III, Chief Financial Officer, and issued each officer 100,000 shares of Common Stock under the Company’s 2025 Equity Incentive Plan.

F-52

Inflation Reduction Act of 2022)

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

As of December 31, 2025 and 2024, the Company’s stockholders have redeemed a total of 380,701 and 377,537 shares of Common Stock resulting in $1.2 million and $1.2 million of excise tax liability, calculated as 1% of the value of the shares redeemed, respectively

23.	SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued which is up to and through March 31, 2026. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing consolidated financial statements, and (ii) nonrecognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

On January 22, 2026, the Company announced that it has entered into a Memorandum of Understanding to acquire the video-solutions division of Kustom Entertainment, Inc., a pioneer in mobile video surveillance technologies, including body-worn cameras, in-car video systems, and digital evidence management solutions for law enforcement, public safety, and commercial sectors.

On February 3, 2026, the Company announce that Litchfield Hills Research has initiated coverage on Cycurion.

On February 11, 2026, the Company announced a strategic business reorganization that will streamline operations, enhance organizational agility, and position the Company for long-term growth.

On March 19, 2026, the Company held a special meeting of stockholders (the “Special Meeting”) to vote on the proposals identified in the proxy statement filed with the SEC and mailed to stockholders on February 2, 2026. As of the record date on January 21, 2026, there were a total of 5,148,411 shares of Voting Stock (as defined below) issued and outstanding, consisting of 4,188,187 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 960,224 shares of preferred stock, par value $0.0001 per share, having voting rights on as as-if-converted-to- Common Stock basis (the “Preferred Voting Stock”, and together with the Common Stock, the “Voting Stock”), each of which is entitled to one vote. A total of 2,611,518 shares of the Company’s Voting Stock were represented at the Special Meeting either in person or by proxy. At the Special Meeting, the Company’s stockholders voted on the following matters and approved the proposal to approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of up to an aggregate of 3,314,920 shares of Common Stock upon the exercise of certain Common Stock purchase warrants issued in connection with our private placement that closed on December 5, 2025, that may be equal to or exceed 20% of our outstanding shares of Common Stock immediately prior to such offering.

On March 17, 2026, the Company issued a press release in response to an unauthorized press release.

On March 25, 2026, the Company announced two new contract awards which are expected to generate approximately $1.35 million in combined revenue in 2026, including $1.165 million in new annual recurring revenue. The awards include a multi-year engagement with a large healthcare government agency and an expanded relationship with the National Association of County and City Health Officials.

F-53

CYCURION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$2,028,718	$5,255,235
Accounts receivable, net	3,336,047	2,687,479
Prepaid expenses and other current assets	106,934	60,133
Total current assets	5,471,699	8,002,847
Software development costs, net	4,735,981	4,606,981
Goodwill	21,238,450	20,842,508
Total non-current assets	25,974,431	25,449,489
Total assets	$31,446,130	$33,452,336
Liabilities and Stockholders’ Equity:
Liabilities:
Bank loan-revolving credit line	$2,725,546	$2,933,396
Loans payable - current portion	669,693	669,693
Factoring liability	1,566,887	1,511,678
Convertible notes	192,897	192,897
Promissory notes	2,500,849	2,499,662
Loans payable - related parties	123,650	123,650
Accounts payable	1,441,596	1,314,772
Accrued liabilities	4,283,045	4,228,337
Accrued compensation and benefits	1,306,906	919,825
Accrued interest payable	1,486,041	1,347,787
Excise tax payable	1,167,173	1,167,173
Total current liabilities	17,464,283	16,908,870
Loans payable - non-current portion	300,000	300,000
Total non-current liabilities	300,000	300,000
Total liabilities	17,764,283	17,208,870
Commitments and contingencies (Note 19)
Stockholders’ Equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized)
Series A convertible preferred stock ($0.0001 par value, 110,000 shares designated, 0 and 0 issued and outstanding, respectively)	-	-
Series B convertible preferred stock ($0.0001 par value, 3,000 shares designated, 1 and 1 issued and outstanding, respectively)	-	-
Series C convertible preferred stock ($0.0001 par value, 5,000 shares designated, 2,547 and 4,851 issued and outstanding, respectively)	-	-
Series D convertible preferred stock ($0.0001 par value, 6,666,700 shares designated, 150,000 and 150,000 issued and outstanding, respectively)	15	15
Series E convertible preferred stock ($0.0001 par value, 100 shares designated, 51 and 51 issued and outstanding, respectively)	-	-
Series F convertible preferred stock ($0.0001 par value, 10,000 shares designated, 0 and 0 issued and outstanding, respectively)	-	-
Series G convertible preferred stock ($0.0001 par value, 10,000 shares designated, 143 and 143 issued and outstanding, respectively)	-	-
Common stock ($0.0001 par value, 300,000,000 shares authorized, 5,510,021 and 3,642,501 shares issued and outstanding, respectively)	551	364
Additional paid in capital	46,979,742	46,979,762
Accumulated deficit	(29,007,543)	(26,879,081)
Total stockholders’ equity attributable to Cycurion	17,972,765	20,101,060
Deficit attributable to noncontrolling interests	(4,290,918)	(3,857,594)
Total stockholders’ equity	13,681,847	16,243,466
Total liabilities and stockholders’ equity	$31,446,130	$33,452,336

See accompanying notes to unaudited consolidated financial statements.

F-54

CYCURION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenue	$3,268,620	$3,870,050
Cost of revenue	2,580,262	3,192,287
Gross profit	688,358	677,763
Operating expenses:
Selling, general and administrative expenses	2,743,695	337,374
Stock compensation expenses	315,833	-
Business combination expenses	-	10,437,894
Total operating expenses	3,059,528	10,775,268
Operating loss	(2,371,170)	(10,097,505)
Other income/(expenses):
Interest income	14,236	-
Interest expense	(204,852)	(178,890)
Gain on debt settlement, net	-	141,653
Other expense, net	-	(113,744)
Other expenses, net	(190,616)	(150,981)
Loss before income taxes	(2,561,786)	(10,248,486)
Provision for income tax	-	-
Net loss	(2,561,786)	(10,248,486)
Less: Net loss attributable to non-controlling interest	433,324	-
Net loss attributable to Cycurion	$(2,128,462)	$(10,248,486)

Comprehensive loss	$(2,128,462)	$(10,248,486)

Loss per share:
Basic	$(0.47)	$(15.57)
Diluted	$(0.47)	$(7.40)
Weighted average shares outstanding:
Basic	4,561,976	658,218
Diluted	4,561,976	1,383,507

See accompanying notes to unaudited consolidated financial statements.

F-55

CYCURION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

	Common stock subject to possible redemption		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock		Series G Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated		Non-Controlling	Total Stockholders’
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital	Deficit	Total	Interest	Equity
Balance of December 31, 2025	5,796	$1,917,309	-	$-	1	$-	4,851	$-	150,000	$15	51	$-	143	$-	3,642,501	$364	$46,979,762	$(26,879,081)	$20,101,060	$(3,857,594)	$16,243,466
Common stock issued for exercise of warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,670,719	167	-	-	167	-	167
Conversion of Series C Convertible Preferred stock for common stock	-	-	-	-	-	-	(2,304)	-	-	-	-	-	-	-	196,801	20	(20)	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,128,462)	(2,128,462)	(433,324)	(2,561,786)
Balance as of March 31, 2026	5,796	$1,917,309	-	$-	1	$-	2,547	$-	150,000	$15	51	$-	143	$-	5,510,021	$551	$46,979,742	$(29,007,543)	$17,972,765	$(4,290,918)	$13,681,847

	Common stock subject to possible redemption		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock		Series G Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated		Non-Controlling	Total Stockholders’
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital	Deficit	Total	Interest	Equity
Balance of December 31, 2024	5,796	$1,917,309	-	$-	3,000	$-	4,851	$-	-	$-	-	$-	-	$-	391,373	$38	$6,671,081	$(3,203,361)	$3,467,758	$-	$3,467,758
Common stock redeemed (Mezzanine Equity)	(3,163)	(1,001,216)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Release of common stock subject to redemption	(2,633)	(916,093)	-	-	-	-	-	-	-	-	-	-	-	-	2,654	-	916,093	-	916,093	-	916,093
Series A convertible preferred stock in exchange of Series A Convertible Preferred Stock categorized as liability	-	-	106,816	11	-	-	-	-	-	-	-	-	-	-	-	-	1,391,165	-	1,391,176	-	1,391,176
Series D convertible preferred stock in exchange of convertible notes	-	-	-	-	-	-	-	-	6,666,666	667	-	-	-	-	-	-	3,332,668	-	3,333,335	-	3,333,335
Common stock issued for conversion of Series B and D Convertible Preferred Stock	-	-	-	-	(2,999)	-	-	-	(6,516,666)	(652)	-	-	-	-	420,515	42	610	-	-	-	-
Common stock issued for exercise of warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	236,709	24	3,309,897	-	3,309,921	-	3,309,921
Common stock issued for business combination costs	-	-	-	-	-	-	-	-	-	-	-	-	-	-	25,200	3	8,999,997	-	9,000,000	-	9,000,000
Common stock issued for settlement of liability	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,648	-	945,636	-	945,636	-	945,636
Common stock issued for employment agreement	-	-	-	-	-	-	-	-	-	-	-	-	-	-	16,800	2	249,998	-	250,000	-	250,000
SLG transaction	-	-	-	-	-	-	-	-	-	-	51	-	-	-	17,074	2	509,069	-	509,071	-	509,071
Excise tax liability arising from redemption of Series A shares	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(10,012)	(10,012)	(3,464,218)	(3,474,230)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(10,248,486)	(10,248,486)	-	(10,248,486)
Balance as of March 31, 2025	-	$-	106,816	$11	1	$-	4,851	$-	150,000	$15	51	$-	-	$-	1,112,973	$111	$26,326,214	$(13,461,859)	$12,864,492	$(3,464,218)	$9,400,274

F-56

CYCURION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(2,561,786)	$(10,248,486)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	315,833	-
Stock-based compensation - business combination related	-	9,250,000
Amortization of debt discount	1,187	64,850
Depreciation of property and equipment	-	1,709
Amortization of software development costs	-	8,333
Gain on debt settlement, net	-	(141,653)
Finance expense	-	100,000
Changes in assets and liabilities:
Accounts receivable, net and other receivables	(648,568)	(1,300,686)
Prepaid expenses and other current assets	(46,801)	(11,415)
Accounts payable and accrued liabilities	(184,201)	(286,114)
Accrued compensation and benefits	96,248	37,673
Accrued interest payable	138,254	(219,320)
Net cash used in operating activities	(2,889,834)	(2,745,109)
Cash flows from investing activities:
Cash acquired on business combination	-	34,983
Capitalized software development costs	(129,000)	(70,000)
Cash withdrawn from Trust Account in connection with redemption	-	1,001,216
Release of Trust Account to Company’s bank account	-	833,324
Net cash (used in)/provided by investing activities	(129,000)	1,799,523
Cash flows from financing activities:
Proceeds from exercise of warrants	167	3,309,921
Redemption of common stock subject to redemption	-	(1,001,216)
Repayments of revolving line of credit	(207,850)	(9,300)
Repayment of bank borrowings	-	(5,114)
Proceeds from convertible notes payable	-	386,500
Proceeds from notes payable	-	513,200
Repayments of notes payable	-	(20,000)
Net cash (used in)/provided by financing activities	(207,683)	3,173,991
Net (decrease)/increase in cash and cash equivalents	(3,226,517)	2,228,405
Cash and cash equivalents, beginning of period	5,255,235	40,790
Cash and cash equivalents, end of period	$2,028,718	$2,269,195

See accompanying notes to unaudited consolidated financial statements.

F-57

CYCURION, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Cycurion, Inc. (f/k/a KAE Holdings, Inc.; f/k/a Cyber Secure Solutions, Inc.)(the “Company”, “Cycurion”, “we”, “us” or “our”) was incorporated on October 12, 2017, in the state of Delaware. Through its subsidiaries, the Company provides premier information technology security solutions. The Company continually strives to deliver top-notch services in the areas of risk management, cybersecurity, information assurance, systems engineering and help desk solutions. The Company is headquartered in McLean, Virginia. On July 14, 2020, the Company changed its corporate name from KAE Holdings, Inc. to Cyber Secure Solutions, Inc., and, on February 24, 2021, to Cycurion, Inc.

The Company has two first-tier wholly-owned subsidiaries, Cycurion Sub, Inc. (formerly Cycurion, Inc., until February 14, 2025) and Cycurion Crypto Inc., a Delaware corporation formed in July 2025, and three indirectly wholly-owned second-tier subsidiaries: (i) Axxum Technologies LLC (“Axxum”), a Virginia limited liability company formed in December 2006, (ii) Cloudburst Security LLC (“Cloudburst”), a Virginia limited liability company formed in January 2007, and (iii) Cycurion Innovation, Inc., a Delaware corporation formed in September 2021 (“Cycurion Innovation”), in connection with our acquisition of assets from Sabres Security Ltd. (“Sabres”), a leading Israeli-based cybersecurity provider.

Business Combination

On February 14, 2025, the Company completed the business combination and transactions (the “Business Combination”) as set forth in an Agreement and Plan of Merger, dated November 21, 2022, as amended on April 26, 2024, December 31, 2024 and February 13, 2025 (the “Merger Agreement”), by and among Western Acquisition Ventures Corp. (“Western”), Western Acquisition Merger Inc., a Delaware corporation and a wholly-owned subsidiary of Western (“Merger Sub”), and Cycurion Sub, Inc., a Delaware corporation formerly known as Cycurion, Inc. (“Cycurion Sub”). As contemplated by the Merger Agreement, Merger Sub merged with and into Cycurion Sub with Cycurion Sub as surviving the merger as a wholly-owned subsidiary of Western. In addition, in connection with the consummation of the Business Combination, Western was renamed “Cycurion, Inc.”

As a result of the Business Combination, each common share of Cycurion Sub was cancelled and converted into shares of Company common stock, on the terms set forth in the Merger Agreement. Pursuant to the terms of the Merger Agreement, the aggregate number of shares of Company common stock that was delivered as consideration in the Business Combination was capped at 500,000 shares. Concurrently with the completion of the Business Combination, the Company issued an aggregate of 218,102 shares of common stock, 106,816 shares of Series A convertible preferred stock (“Series A Convertible Preferred Stock”), 3,000 shares of Series B convertible preferred stock (“Series B Convertible Preferred Stock”), 4,851 shares of Series C convertible preferred stock (“Series C Convertible Preferred Stock”), 6,666,666 shares of Series D convertible preferred stock (“Series D Convertible Preferred Stock”), 22,696 Series A warrants, 200,000 Series B warrants, 242,424 Series D warrants , 9,006 common stock warrants, 15,760 shares of common stock issued in connection with the Series D private placement, 16,667 shares of common stock issued to A.G.P./Alliance Global Partners (“A.G.P.”), 8,333 shares of common stock issued to Seward & Kissel LLP and 2,627 shares of common stock issued to Baker & Hostetler LLP.

The Business Combination has been accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) because Cycurion is the operating company and has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), while Western is a blank check company.

Under the reverse recapitalization model, the Business Combination was treated as Cycurion issuing equity for the net assets of Western, with no goodwill or intangible assets recorded.

While Western was the legal acquirer in the Business Combination, because Cycurion Sub, prior to the Business Combination, was deemed the accounting acquirer, the historical financial statements of Cycurion Sub became the historical financial statements of the combined company upon the consummation of the Business Combination. As a result, the financial statements reflect (i) the historical operating results of Cycurion Sub prior to the Business Combination; (ii) the combined results of Western and Cycurion Sub following the closing of the Business Combination; (iii) the assets and liabilities of Cycurion Sub at their historical cost; and (iv) Cycurion’s equity structure for all periods presented.

F-58

In accordance with the applicable guidance, the equity structure has been retroactively restated in all comparative periods up to the closing date, of the Business Combination to reflect the number of shares of the Company’s common stock issued to Cycurion Sub common stockholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to Cycurion Sub prior to the Business Combination have been retroactively restated as shares reflecting the exchange ratio established in the Business Combination.

Going Concern

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company on a going concern basis. The going concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. As of March 31, 2026, there was substantial doubt regarding the Company’s ability to continue as a going concern, as the Company had a net working capital deficit and an accumulated deficit resulting from substantial losses incurred during the three months ended March 31, 2026 and from prior periods. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. As of March 31, 2026, the Company had an accumulated deficit of $29.0 million and a working capital deficit of $12.0 million. In addition, the Company had a net cash outflow of $2.9 million from operating activities during the three months ended March 31, 2026. These circumstances continued to give rise to substantial doubt as to whether the Company will be able to continue as a going concern and did not alleviate the doubt outstanding from 2025.

Management’s plan is to continue improving operations to generate positive cash flows and register shares of its common stock in order to undertake a public offering to raise additional capital. Management believes that the valuation and liquidity brought by a public offering of its securities will allow holders of convertibles notes, and convertible preferred stockholders the mechanism to convert their securities into common stock that will reduce the Company’s overall leverage and debt service requirement. If the Company is not able to continue generating positive operating cash flows, and raise additional capital, there is the risk that the Company may become insolvent.

Emerging Growth Company

The Company is an emerging growth company as defined in Section 102(b)(1) of the Jumpstart Our Business Start-ups Act of 2012 (the “JOBS Act”) which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies. The Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Nasdaq Communications

On August 21, 2025, the Company announced that we received formal notification on August 19, 2025 and August 20, 2025 from the Nasdaq Stock Market (“Nasdaq”) regarding its previous deficiencies. On August 19, 2025, Nasdaq determined that we comply with Nasdaq Listing Rule 5450(b)(1)(A), which requires a minimum of $10,000,000 in stockholders’ equity (“Equity Rule”), based on our Form 10-Q for the period ended June 30, 2025, evidencing stockholders’ equity of $10,448,853. Reference is made to the April 11, 2025 notification for failure to maintain a minimum market value of listed securities of $50,000,000 over the previous 30 consecutive business days as set forth in Listing Rule 5450(b)(2)(A) (“MVLS Rule”). As we are in compliance with the Equity Rule, Nasdaq notified us that the matter regarding the MVLS Rule is now closed. Additionally, on August 20, 2025, we received formal notification from Nasdaq, determining that for the last 10 consecutive business days, from August 5, 2025 to August 18, 2025, our market value of publicly held shares (“MVPHS”) has been $5,000,000 or greater set forth in Nasdaq Listing Rule 5450(b)(1)(C) (“MVPHS Rule”), and that we have regained compliance with the MVPHS Rule.

F-59

On October 14, 2025, we received written notice from the staff of Nasdaq Listing Qualifications (the “Staff”) that it has determined to commence proceedings to delist our common stock from the Nasdaq Global Market. As previously announced in a Current Report filed with the U.S. Securities and Exchange Commission (the “SEC”), on April 15, 2025, the Staff notified the Company on April 9, 2025 that, for the prior 30 consecutive business days, the closing bid price of our common stock had been below the minimum of $1.00 per share required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The notification letter stated that we would be afforded 180 calendar days, or until October 6, 2025, to regain compliance. The Company did not regain compliance with the Bid Price Rule by October 6, 2025, and the listed security was subject to delisting from The Nasdaq Global Market.

On October 20, 2025, the Company submitted its request to the Nasdaq Global Market to appeal the Staff’s determination to a Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, which stayed the suspension of the Company’s securities and the filing of a Form 25-NSE with the SEC that would remove the Company’s shares of common stock from listing and registration on The Nasdaq Stock Market. The Company’s hearing was scheduled for November 20, 2025.

On November 11, 2025, the Company announced that it received a letter Nasdaq stating that Nasdaq has determined that the Company has regained compliance with Nasdaq’s Bid Price Rule requirement under Listing Rule 5450(a)(1). The Company is now in compliance with Nasdaq Global Market’s listing requirements. Additionally, Nasdaq confirmed that the previously scheduled hearing before the Panel on November 20, 2025 has been canceled. The Company’s securities will continue to be listed and traded on The Nasdaq Stock Market without interruption and no further communication from Nasdaq has been received as of the date of this filing.

Reverse Stock Split

On October 27, 2025, the Company announced a one-for-thirty reverse stock split of the Company’s shares of common stock, par value $0.0001 per share (the “Reverse Stock Split”) that took effect with the commencement of business on October 27, 2025.

The Company effected the Reverse Stock Split by filing the Second Amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company’s shares of common stock began trading on a split-adjusted basis on The Nasdaq Global Market, when the market opened on October 27, 2025, under the existing trading symbol “CYCU” and new CUSIP number 95758L305.

As a result of the Reverse Stock Split, every thirty of the Company’s issued shares of common stock was combined into one issued share of common stock, without any change to the par value per share and without any change in the total number of authorized shares of common stock. The number of outstanding shares of common stock was reduced from approximately 86,533,435 shares to approximately 2,884,447 shares. All disclosures affected in this Annual Report on Form 10-K, including share counts and warrant counts have been retroactively adjusted to give effect to the Reverse Stock Split.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise held a fraction of a share of common stock of the Company will receive a cash payment (without interest and subject to withholding taxes, as applicable) in lieu thereof at a price equal to that fraction of a share to which the stockholder would otherwise be entitled, multiplied by the closing price of the Company’s shares on The Nasdaq Global Market on the trading day immediately preceding the effective date of the Reverse Stock Split.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP, and the rules and regulations of the SEC.

These unaudited consolidated financial statements include the accounts of Cycurion, Inc. (f/k/a KAE Holdings, Inc.; f/k/a Cyber Secure Solutions, Inc.) and its wholly owned subsidiaries: Cycurion Sub, Inc., Axxum Technologies LLC (“Axxum”), Cloudburst Security LLC (“Cloudburst”), and Cycurion Innovation, Inc. The unaudited consolidated financial statements also include the accounts of SLG Innovation Inc. (“SLG”) as a result of the master service agreement entered into between the Cycurion and SLG. The Company has determined that the SLG master service agreement constitutes a business combination as defined by ASC 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements as to how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree. The assets acquired and liabilities assumed were recognized provisionally in the accompanying consolidated balance sheets at their estimated fair values as of March 31, 2025, and adjusted to final fair value amounts as of March 31, 2026.

F-60

On February 14, 2025, the Company completed its Business Combination with Western a special purpose acquisition company, whereby Western merged with and into the Company, with the Company surviving the merger. The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP, with Cycurion Sub, Inc. treated as the accounting acquirer. Accordingly, the consolidated financial statements for periods prior to the Business Combination reflect the historical results of Cycurion Sub, Inc., and the equity structure has been retroactively recast to reflect the number of shares of the Company’s common stock issued in connection with the Business Combination.

All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation for Interim Periods

Certain information and disclosures normally included for the annual financial statements to be prepared in accordance with U.S. GAAP have been condensed or omitted for the interim periods presented. We believe that the unaudited interim consolidated financial statements include all adjustments (which are normal and recurring in nature) necessary to present fairly our financial position and the results of operations and cash flows for the periods presented.

The results of operations for the interim periods presented are not necessarily indicative of results that may be expected for the year or future periods. The financial statements should be read in conjunction with our audited consolidated financial statements and the accompanying notes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. We have continued to follow the accounting policies set forth in those financial statements.

Use of Estimates

Preparing consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities, and disclosure of contingent assets and liabilities. The Company regularly assesses these estimates; however, actual results could differ from those estimates. We base our estimates on historical experience, currently available information, and various other assumptions that we believe are reasonable under the circumstances.

Management evaluates these estimates and assumptions on an ongoing basis, including those relating to revenue recognition on cost estimation on certain contracts, allowance for credit losses, certain assumptions related to share-based compensation, valuation and impairment of intangible assets and goodwill, and contingencies. Actual results could differ from those estimates. The impact of changes in estimates is recorded in the period in which they become known.

Reclassifications

Certain amounts have been reclassified to improve the clarity and comparability of the financial statements. These reclassifications had no impact on previously reported total assets, liabilities, equity, net (loss)/income, or cash flows for any periods presented.

Recent Accounting Pronouncements - Adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which requires public entities, including entities with a single reportable segment, to disclose on an annual and interim basis significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss. The Company adopted this standard for its fiscal year ended December 31, 2025, and has applied the required disclosures on a retrospective basis for all periods presented.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in this update provide a practical expedient permitting an entity to assume that conditions at the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current classified accounts receivable and contract assets. The Company adopted this standard for its fiscal year ended December 31, 2026, and has applied the required disclosures on a retrospective basis for all periods presented.

Recent Accounting Pronouncements - Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40),” which requires public entities to disclose, on both an annual and interim basis, additional information about certain expense categories in tabular form. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its disclosures.

F-61

In early 2025, the FASB issued ASU 2025-03, “Business Combinations (Topic 805): Determining the Accounting Acquirer When a VIE Is Acquired,” which provides clarifying guidance to help entities identify the accounting acquirer in a business combination when the entity being acquired is a VIE. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

In September 2025, the FASB issued ASU No. 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The ASU simplifies the capitalization guidance by removing all references to prescriptive and sequential software development stages (referred to as “project stages”) throughout ASC 350-40. The ASU is effective for annual periods beginning after December 15, 2027, and interim periods within those fiscal years. Adoption of this ASU can be applied prospectively for reporting periods after its effective date; or follow a modified transition approach that is based on the status of the respective projects and whether software costs were capitalized before the date of adoption; or retrospectively to any or all prior periods presented in the consolidated financial statements. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. The ASU establishes authoritative guidance in GAAP about accounting for government grants received by business entities, clarifies the appropriate accounting, in an effort to reduce diversity in practice, and increase consistency of application across business entities. The ASU is effective for annual reporting periods beginning after December 15, 2028, and interim reporting periods within those annual reporting periods. Adoption of this ASU can be applied a modified prospective approach, a modified retrospective approach, or a retrospective approach. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The ASU clarifies interim disclosure requirements and the applicability of Topic 270. The objective of the amendments is to provide further clarity about the current interim disclosure requirements. The ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. Adoption of this ASU can be applied either a prospective or a retrospective approach. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. The ASU addresses thirty-three items, representing the changes to the Codification that (1) clarify, (2) correct errors, or (3) make minor improvements. Generally, the amendments in this Update are not intended to result in significant changes for most entities. The ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2026. The adoption method of this ASU may vary, on an issue-by-issue basis. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

The Company has reviewed all other recently issued accounting pronouncements and does not believe that any such pronouncements will have a material impact on the Company’s consolidated financial statements.

3. REVENUE RECOGNITION

Advisory Consulting

The Company enters into service agreements with customers that will set forth the responsibilities of both parties, including the type of service to be delivered, the timing of the delivery of those services, and the associated price per unit for such services. The unit of measure in the agreement is typically hours. The advisory consulting services represent a single performance obligation, as they constitute a series of distinct hourly services that are substantially the same and transferred to the customer over time. The revenue from advisory service agreement will also set forth the timing of payments by the customers which is typically between 60 and 90 days from the date that an invoice is issued to the customer. As a practical matter, the Company continuously delivers service to customers, and the customer receives benefits from those services over time. The revenue advisory consulting is recognized over time as services are rendered, based on contractual hourly rates, and when the Company has received the aforementioned acknowledgement from its customers that service has been rendered related to hours accumulated over period of time, such as a week, or two weeks, or a month, which is determined on a customer-by-customer basis. The Company’s contracts do not include terms for returns, or warranties, or guarantees, or rebates, or discounts on the services rendered. The Company also enters into annual contracts with customers to provide ongoing advisory and consulting services. Services are delivered continuously over the contract term and customers are billed periodically. The annual service contract represents a single performance obligation because the services are a series of distinct, substantially similar acts that are inseparable and transferred over time. Revenue is recognized over time straight-line over the contract term.

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Managed Security Service Practice (MSSP)

Management has determined that its managed security service practice is a bundle of cybersecurity software tools, and expert 24x7x365 monitoring and breach resolution service that is accounted for as a single performance obligation that is delivered over time which is typically a month. The components of the bundle have individual commercial value. However, management believes assigning stand-alone value to each component is impractical because each component would not be able to be fully implemented or utilized if not packaged with the other components. Therefore, management believes the MSSP can only be sold as a bundle package over time. At the time that the Company recognizes revenue, it is has either already received funds in advance from its customer or it is reasonably assured that it will collect funds from its customer. In the event that funds that are received in advance, they are accounted for as contract liabilities in the deferred revenue account until the Company fulfills the performance obligation. A majority of the Company’s contracts call for the Company to first deliver service and collect fees thereafter. The Company typically receives payment for these contracts within thirty to ninety days of delivery of service. The Company does not sell monitoring time, security software-tools, and breach resolution as stand-alone services, as the customer would not receive the benefits of these items if they were not sold as an integrated package. The cybersecurity needs to monitor the customer cybersecurity environment regularly, stay up to date on cyberthreats and solutions, maintain its software tools, and then address threats identified, or rectify situations when customer environments have been breached. It is not practical or viable to sell these components separately, as customers expect comprehensive solutions. While the components are separately identifiable, management does not believe they could market the components individually. The Company’s management does not believe their customers can benefit from the individual components alone, and there are not readily available resources in the market that can be obtained to make those components viable. The continuous monitoring allows the Company to identify and either neutralize and or rectify breaches by having up to the minute first-hand information, and the tools allow the Company to implement solutions rapidly. The absence of the components would render the solutions and service offering significantly devalued and non-competitive in the marketplace.

The Company believes MSSP meets the criteria to combine the goods and services under a single performance obligation. The Company believes combined integrated solution is delivered continuously over a period of time. In accordance with the terms of the contract between the Company and its customers, the Company receives prepayments in advance from its customers, and recognizes those payments to revenues over a period of time, which is typically each month.

Managed Service Provider (MSP)

The Company’s managed service provider (MSP) service offering is the provision of IT infrastructure support to customers, specifically in the areas of desktop support, on-site troubleshooting, and cloud-based network infrastructure troubleshooting. This service is accounted for as a single performance obligation that is delivered over time, which is typically a month; At the time that the Company recognizes revenue, it either already received funds in advance from its customer, or it is reasonably assured that it will collect funds from its customer. In the event that funds that are received in advance, they are accounted for as contract liabilities in the deferred revenue account until the Company fulfills the performance obligation. A majority of the Company’s contracts call for the Company to first deliver service and collect fees thereafter. The Company typically receives payment for these contracts within thirty to ninety days of delivery of service.

MSP requires the integration of tools and labor in order for a customer to receive any benefit from the services provided. The Company refers to the guidance in ASC 606-10-25-19 to provide an analysis regarding this accounting recognition of this integrated service. Under MSP, the customer cannot receive any benefit purely from labor or individual software tools as a stand-alone service. The tools that the Company deploys require engineers to decipher results and develop solutions to problems during the service period covered in a contract.

While components can be separately identified, they must be used in conjunction with each other to serve the Company’s customers. The Company must continuously make available support engineers to customers whenever they need support and troubleshooting. The service includes remote resolution of issues or going onsite to customer locations to solve problems. The Company’s contracts with customers require the Company to have these resources available during the length of the contract. Therefore, these services are continuously delivered as a service over time. Accordingly, the Company recognizes revenue for such MSP contracts on a monthly basis.

F-63

Software as a service (SaaS)

Management has determined that its software as a service is a suite of cybersecurity tools that are delivered either remotely or on customer premises. The service is delivered on a monthly basis. The cybersecurity tools are typically sold as a package. However, the individual components of the suite of tools can either be sold individually or bundled together. Nevertheless, if they are sold individually, or as a bundle, they are all delivered over time. Accordingly, the Company recognizes revenue over time, which is typically monthly; At the time that the Company recognizes revenue it has either already received funds in advance from its customer, or it is reasonably assured that it will collect funds from its customer. In the event that funds that are received in advance, they are accounted for as contract liabilities in the deferred revenue account until the Company fulfills the performance obligation. A majority of the Company’s contracts call for the Company to first deliver service and collect fees thereafter. The Company typically receives payment for these contracts within thirty to ninety days of delivery of service.

The Company’s SaaS is delivered continuously over time. It is a subscription service where the Company provisions a suite of security software tools to its customers accessed via the internet that allows the customers to protect themselves from cyber-attacks using multiple tools within the suite. This subscription service is recognized to revenue monthly.

Table 3: Disaggregated Revenue

	For the Three Months Ended March 31,
	2026	2025
Advisory consulting	$3,244,770	$3,835,414
Managed security service practice (MSSP)	22,500	31,513
Software as a service (Saas)	1,350	3,123
Revenue	$3,268,620	$3,870,050

4. ACCOUNTS RECEIVABLE, NET

Table 4: Details of Accounts Receivable, Net

	March 31, 2026	December 31, 2025
Billed accounts receivable	$2,156,076	$1,518,937
Billed accounts receivable - factored	1,649,354	1,591,240
Unbilled accounts receivable	-	45,325
Allowance for credit losses	(469,383)	(468,023)
Accounts receivable, net	$3,336,047	$2,687,479

During the three months ended March 31, 2026, the Company recorded $1,360 for provisions for credit losses, compared to zero U.S. dollars for the three months ended March 31, 2025. During both the three months ended March 31, 2026 and 2025, the Company has no write-offs of any outstanding receivables.

5. SOFTWARE DEVELOPMENT COSTS

In 2024, the Company reclassified software development costs from property and equipment to software development costs. The Company continues to incur costs to develop new modules, functionalities, and integrations on the previously purchased SaaS platform in order to develop a new product with differentiated offering. As of March 31, 2026, the SaaS platform is still in the development stage and is not ready for external sales. No amortization has been recorded during the three months ended March 31, 2026 and 2025.

Table 5: Capitalized Software Development Costs

	For the Three Months Ended March 31,
	2026	2025
Capitalized software development costs	$129,000	$70,000

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6. BUSINESS COMBINATION

SLG Innovation, Inc.

SLG is a technology services firm with operations and client contracts deemed to be strategically complementary to the Company’s existing business and long-term growth objectives. As of December 31, 2020, the Company had initiated discussions regarding the potential acquisition of SLG and had advanced a non-refundable deposit of $1,401,923 for cash advances, loans, capitalized transaction costs and accounts receivable arising from prior business dealings with SLG. On May 13, 2021, the Company entered into an agreement to acquire substantially all of SLG’s assets and certain liabilities, which included a termination right exercisable at the Company’s sole discretion prior to December 31, 2021. This agreement was subsequently amended to limit the acquisition to certain specified assets, primarily identifiable sales contracts.

As of December 31, 2024, the refundable deposit had increased to $2,000,000, comprising $561,808 in cash advances and loans, $20,000 in due diligence costs, and $1,418,192 in accounts receivable.

On April 29, 2023, the Company and SLG executed a unidirectional letter of intent (“SLG LOI”), which bound SLG to the transaction but did not obligate the Company. The SLG LOI provided that, unless terminated by the Company on or before April 30, 2024, the Company would proceed to acquire SLG or substantially all of its assets and liabilities through a structure to be finalized. The agreed-upon valuation included the $2,000,000 receivable, $2,136,445 in SLG payables to RCR Technology Corporation (excluding payables incurred within 90 days prior to closing), and 33,212 shares of the Company’s capital stock.

In connection with the potential SLG transaction, the Company entered into a separate unidirectional letter of intent with RCR (“RCR LOI”) on April 29, 2023, under which the Company would acquire SLG’s payables owed to RCR, subject to the closing of the potential SLG transaction. Consideration for the RCR transaction was to be settled in the form of shares of common stock of the Company, as specified in the RCR LOI.

The transaction contemplated by the SLG LOI did not close and the Company does not expect that it will close. In lieu of such transaction, and consistent with the economic and business relationship between SLG and the Company for more than the past two years, on March 31, 2025, the Company and SLG entered into a Management Services Agreement (the “MSA”), pursuant to which SLG memorialized its formal engagement of the Company to provide the Management Services (as defined in the MSA) on the terms and subject to the conditions set forth therein. The parties agreed that the Company would continue to retain sole and absolute discretion to select its employees and/or independent contractors who would perform and support the Management Services; provided that the compensation paid to any such persons shall not exceed the compensation that would have been paid to a comparable, unaffiliated third party on a commercial, arms-length basis. SLG agreed to cooperate in good faith with the Company in furtherance of its continued performance of the Management Services.

In connection with the Management Services to be provided by the Company, SLG agreed to pay a fee equal to SLG’s “operational cash flow” (whether or not the inbound funds included were recognized as revenue under U.S. GAAP and whether or not the outbound funds were recognized as expenses under U.S. GAAP during the relevant reporting period). For purposes of the MSA, “operational cash flow” means (i) all cash and cash-equivalencies received by, or on behalf of, SLG from any source for any reason during any reporting period minus (ii) all payments made by, or on behalf of, SLG, all in connection with SLG’s business as historically operated and as managed by the Company in accordance with the provisions of the MSA. If SLG’s operational cash flow during any reporting period is negative, then the Company reserves the right (in its sole and absolute discretion) to advance funds to SLG in an amount not to exceed such negative cash flow during such period with an interest rate to be determined on a case-by-case basis.

In connection with the execution and delivery of the MSA, the Company and Ed Burns entered into a Release Agreement (the “Burns Release Agreement”), pursuant to which the Company acknowledged that it has provided and will continue to provide certain services to SLG as a subcontractor and Mr. Burns agreed to release certain claims that he had, has, or may have against the Company or SLG in relation to the terms and conditions of the MSA, the transactions contemplated thereby, or the manner in which the Company and SLG became parties to the MSA, as well as the relationship between the Company and SLG prior to the date of the MSA and the Company issued to Mr. Burns 33,609 shares of common stock and 51 shares of Series E Convertible Preferred Stock with a face value of $10,000 and conversion price of $1.00. The Company offered a substantially equivalent release agreement to the owner of 49% of the equity of SLG with a percentage-equivalent contingent issuance of common stock and Series E Convertible Preferred Stock. As of the date of this quarterly report, such other release has not been accepted or executed and delivered.

On March 31, 2025, the company entered into a Management Services Agreement and a Release agreement (the “Agreement”) to gain control of SLG as a VIE. The total purchase consideration for the VIE contractual relationship of SLG consisted primarily of:

(a) prepaid deposit of $2,000,000;

(b) 33,609 shares of common stock having par value of $0.0001 per share;

(c) 51 shares of Series E Convertible Preferred Stock with a face value of $10,000 and conversion price of $1.00; and

(d) $10,814,147 of accounts receivable in Cycurion owing from SLG

F-65

The Company has determined that the SLG transaction constitutes a business combination as defined by ASC 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements as to how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree. The assets acquired and liabilities assumed were recognized provisionally in the accompanying consolidated balance sheets at their estimated fair values as of March 31, 2025, and subsequently adjusted through March 31, 2026. Under U.S. GAAP, the measurement period shall not exceed one year from the acquisition date and the Company has finalized these amounts as of March 31, 2026. The results of operations for SLG are included in the consolidated results of Cycurion, Inc. starting April 1, 2025.

Table 6: SLG Valuation

	Initial Allocation of Assets and Liabilities	Adjustments	Final Allocation of Assets and Liabilities as of March 31, 2026
Cash consideration:
Cash consideration	$2,000,000	$-	$2,000,000
Less: cash acquired	(34,983)	-	(34,983)
Cash consideration, net of cash acquired	1,965,017	-	1,965,017
Noncash consideration:
Common stock (1)	254,071	250,071	504,142
Series E Convertible Preferred Stock (2)	255,000	-	255,000
Accounts receivable in Cycurion owing from SLG (3)	10,814,147	-	10,814,147
Noncash consideration	11,323,218	250,071	11,573,289
Total consideration	$13,288,235	$250,071	$13,538,306
Assets acquired:
Accounts receivable	$3,066,581	$-	$3,066,581
Total identified assets acquired	3,066,581	-	3,066,581
Liabilities assumed:
Accounts payable	4,317,052	222,313	4,539,365
Accrued liabilities	10,650	54,209	64,859
Payroll liability	40,642	173,629	214,271
Factoring liability	2,176,922	-	2,176,922
Due to related parties	18,000	-	18,000
Loans payable	625,222	-	625,222
Liabilities to Cycurion	2,982,908	-	2,982,908
Total identified liabilities assumed	10,171,396	450,151	10,621,547
Net identifiable liabilities assumed	(7,104,815)	(450,151)	(7,554,966)
Elimination of inter-company balances	2,982,908	-	2,982,908
Non-controlling interest	(3,464,218)	-	(3,464,218)
Goodwill	13,945,924	700,222	14,646,146
Net assets acquired	$13,288,235	$250,071	$13,538,306

(1)	Represents the fair value of 33,609 common stock issued in the SLG transaction based on the quoted stock price on the date of issuance.

(2)	Represents the fair value of the Series E Convertible Preferred Stock as is converted to common stock based on the quoted price common stock on the date of issuance.

(3)	Represents the fair value of the accounts receivable in Cycurion owing from SLG.

(4)	Fair value of the noncontrolling interest based on NCI’s 49% interest in the net assets acquired.

(5)	Goodwill is calculated as Total Consideration paid less the net assets acquired.

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7. GOODWILL

Acquisition of Axxum Technologies, LLC.

On November 22, 2017, the Company entered into a share transfer agreement with Axxum and the two prior members of Axxum to purchase 100% of the members’ equity interest in the Company in exchange for $6,500,000 in cash and $500,000 in two subordinated convertible promissory notes for $250,000 each, payable to the two members of Axxum. Accordingly, Axxum became a wholly-owned subsidiary of the Company. The Company assessed the carrying value of Axxum’s assets and liabilities at the date of acquisition and determined that the carrying value of those accounts approximated fair value. The difference between the purchase price paid for the acquisition of Axxum and the net asset value derived from the assets and liabilities of Axxum at the date of acquisition has been recognized as goodwill. Accordingly, the purchase costs of $6,500,000 in cash, $500,000 in promissory notes, and $140,005 in capitalized transaction costs, less $573,150 in adjustment in working capital that is recoverable from sellers resulted in a total purchase cost of $6,566,855. The net asset value of Axxum at the date of acquisition was $1,413,589. Accordingly, the Company recognized $5,153,266 in goodwill related to the acquisition of Axxum.

Acquisition of Cloudburst Security, LLC.

On April 3, 2019, the Company entered into a membership interest purchase agreement with Cloudburst and its two equity holders to purchase 100% of the issued and outstanding units in exchange for $500,000 in cash; $540,000 for a promissory note to one equity holder and $360,000 to the other; and 111,628 and 74,420 shares of the Company’s common stock to the two equity holders, respectively, on a post-split basis. Accordingly, Cloudburst became a wholly-owned subsidiary of the Company. The Company assessed the carrying value of Cloudburst’s assets and liabilities at the date of acquisition and determined that the carrying value of those accounts approximated fair value; the difference between the purchase price paid for the acquisition of Cloudburst and the net asset value derived from the assets and liabilities of Cloudburst at the date of acquisition has been recognized as goodwill. The purchase costs of $500,000 in cash, $900,000 in promissory notes, $300,000 in 186,048 shares of the Company’s common stock, $1,400,000 in contingent earnout, $62,305 in capitalized transaction costs, resulted in a total purchase cost of $3,162,305. The net asset value of Cloudburst at the date of acquisition was $323,267. Accordingly, the Company recognized $2,839,038 in goodwill related to the acquisition of Cloudburst. On April 20, 2022, the holders of the (i) $900,000 promissory notes and (ii) 186,048 shares of the Company’s common stock tendered them to the Company for cancellation.

Relevant factors to the Company’s assessment of the carrying value of goodwill for both business combinations in accordance to the fair value hierarchy under the category of level 3 are as follows: estimation of the growth rate of future incoming and outgoing cash flows, certain elements that comprise the appropriate weighted average cost of capital, such as the equity of potential market participants for comparability analysis, and the Company’s sensitivity to outside factors that would lead to variation in the aforementioned cash flows and weighted average cost of capital.

The Company’s management reviewed the performance of Cloudburst and its manager during the year ended December 31, 2020 and determined that Cloudburst had not met the performance targets set forth at the time of acquisition. As a result, the manager of Cloudburst was dismissed. Management of the Company performed a quantitative analysis of the carrying value of the subsidiary and its related goodwill by preparing a future discounted cash flow analysis, which included variables such as expectations on future cash flows, calculation of the cost of capital, and the probability of capturing certain contracts under the framework of Cloudburst being a federal government approved service provider, and determined that the fair value as of December 31, 2020 was lower than the carrying value that was previously established at the point of acquisition; accordingly, during the year ended December 31, 2020, the Company determined that the contingent earnout should be de-recognized, and written off in its entirety in the amount of $1,400,000 to the Company’s result of operations, and, as a result of the above assessment, the Company recognized an impairment of goodwill in the amount of $1,400,000 that was also recognized to the Company’s results of operations. The Company’s ending goodwill related to the acquisition of Cloudburst after recognizing impairment was $1,439,038.

SLG Innovation Inc. Master Service Agreement

The Company initiated discussions to acquire SLG in late 2020, advancing an initial non-refundable deposit of $1.4 million for loans, capitalized transaction costs, and accounts receivable. By December 31, 2024, this deposit had increased to $2.0 million. On May 13, 2021, the Company entered into an agreement to acquire substantially all of SLG’s assets and certain liabilities, later amended to focus on specific sales contracts. A unidirectional letter of intent (LOI) was executed on April 29, 2023, binding SLG to the transaction while allowing the Company the option to proceed. The LOI contemplated a structure involving the $2.0 million receivable, $2.1 million in SLG payables to RCR Technology Corporation, and 33,212 shares of the Company’s capital stock.

F-67

On March 31, 2025, the Company finalized the MSA and Burns Release Agreement for SLG. The total purchase consideration included the $2.0 million prepaid deposit, 33,609 shares of common stock (par value $0.0001), 51 shares of Series E Convertible Preferred Stock (face value $10,000 each, conversion price $1.00) and $10,814,147 of accounts receivable in Cycurion owing from SLG. Additionally, the Company issued 16,667 shares of common stock to assume SLG’s share-based payment obligations.

The transaction was accounted for as a business combination under ASC 805. As of the transaction date, the fair value of assets acquired totaled $3.1 million, excluding cash of $34,983 that was netted against cash consideration paid. Liabilities assumed amounted to $10.6 million, including accounts payable, accrued liabilities, payroll liabilities and loans. After recognizing a non-controlling interest of $3.5 million, the net assets acquired were negative $7.6 million. The total consideration transferred exceeded the net assets acquired, resulting in the recognition of goodwill amounting to $14.6 million. This goodwill reflects the strategic value of SLG’s operations, expected synergies, and future growth potential.

Table 7: Details of Goodwill

	March 31, 2026	December 31, 2025
Axxum	$5,153,266	$5,153,266
Cloudburst	1,439,038	1,439,038
SLG	14,646,146	14,250,204
Goodwill	$21,238,450	$20,842,508

8. BANK LOANS

Revolving Line of Credit

On November 22, 2017, Axxum procured from Main Street Bank a revolving line of credit with a maximum of up to $1.0 million (“Revolving Line of Credit”), subject to certain restrictions based on available collateral pledged to the bank in the form of accounts and trade receivables owed by the Company’s customers. This Revolving Line of Credit is available for one year, at which point it may be renewed by Axxum. Axxum incurred origination and closing costs for this line of credit in the amount of $10,000, which Axxum has recognized a prepaid expense that will amortize over one year as interest expense. The stated rate of interest of the Revolving Line of Credit is the prime rate plus 100 basis points, which at the time of the loan, was 4.50%.

On April 18, 2019, Axxum, Cloudburst, and the Company collectively renewed the Revolving Line of Credit with a maximum aggregate principal sum of $2.0 million with Main Street Bank. The stated rate of interest of the Revolving Line of Credit increased to 5.75% at the time of the renewal.

On June 29, 2020 and again on June 30, 2021, the Company amended the Revolving Line of Credit with an extension of the maturity date to March 31, 2024. The stated rate of interest of the Revolving Line of Credit decreased to 5.25% at the time of the first amendment and an additional 5% default interest on the second amendment.

As of March 31, 2026, the stated rate of interest of the Revolving Line of Credit was 7.75%. The outstanding balance of the Revolving Line of Credit was $2.7 million and $2.9 million, as of March 31, 2026 and December 31, 2025, respectively.

Loan and Security Agreement

On November 22, 2017, concurrent with the above-mentioned Revolving Line of Credit, Axxum procured a bank term loan from Main Street Bank in the amount of $5,250,000 with an expiration of December 31, 2024 (the “Loan and Security Agreement”). The Loan and Security Agreement is subject to a monthly repayment of principal in the amount of $109,375. The loan carries a stated adjustable interest rate of the prime rate plus 200 basis points, which, at the time of the loan, was 5.50%. Axxum incurred closing and origination costs totaling $211,729. The imputed interest rate after giving effect for the closing and origination costs was 7.82%.

F-68

Under the Loan and Security Agreement, Axxum is subject to the following affirmative loan covenants: (i) on or after December 31, 2017 but prior to June 30, 2018, minimum tangible net worth (net liability) of $2,250,000; on or after June 30, 2018 but prior to June 30, 2019, minimum tangible net worth (net liability) of $1,250,000; on or after June 30, 2019 but prior to December 31, 2019, minimum tangible net worth (net liability) of $950,000; on or after December 31, 2019 but prior to June 30, 2020, minimum tangible net worth (net asset) of $1,750,000; on or after June 30, 2020 but prior to December 31, 2020, minimum tangible net worth (net asset) of $2,500,000; on or after December 31, 2020 but prior to June 30, 2021, minimum tangible net worth (net asset) of $3,000,000; on or after June 30, 2021 but prior to December 31, 2021, minimum tangible net worth (net asset) of $3,500,000; on or after December 31, 2021, minimum tangible net worth (net asset) of $5,000,000, (ii) interest coverage ratios must be greater than 1.25-to-1, measured on quarterly basis, using a rolling four-quarter basis, beginning with the fiscal quarter ending December 31, 2017, (iii) the Company and Axxum must achieve minimum consolidated earnings before tax interest, tax, depreciation and amortization of (“EBITDA”) greater than $300,000 per quarter, and (iv) annual capital expenditures must be less than $50,000. Management conferred with the bank regarding the covenants and determined that the Company was in compliance after giving effect to clarification in the definitions and formulas set forth by the bank in regard to the calculation of the above covenants.

On April 18, 2019, Axxum, Cloudburst, and the Company collectively amended the Loan and Security Agreement, including the addition of Cloudburst as a borrower. The stated interest rate increased to 6.75% and the loan covenants remained the same.

On June 29, 2020, the Company amended and restated the Loan and Security Agreement (“Amended and Restated Loan and Security Agreement”) by extending the maturity date to March 22, 2024 with a monthly repayment of principal in the amount of $62,500 on or after June 22, 2020. The stated interest rate decreased to 6.25%.

Under the Amended and Restated Loan and Security Agreement, the loan covenants were replaced as follows: (i) on or after June 30, 2020 but prior to December 31, 2020, minimum tangible net worth (net liability) of $2,750,000; on or after December 31, 2020 but prior to June 30, 2021, minimum tangible net worth (net liability) of $2,250,000; on or after June 30, 2021 but prior to December 31, 2021, minimum tangible net worth (net liability) of $1,750,000; on or after December 31, 2021, but prior to June 30, 2022, minimum tangible net worth (net liability) of $1,250,000; on or after June 30, 2022 but prior to December 31, 2022, minimum tangible net worth (net asset) of $500,000; on or after December 31, 2022, but prior to June 30, 2023, minimum tangible net worth (net asset) of $1,250,000; on or after June 30, 2023 but prior to December 31, 2023, minimum tangible net worth (net asset) of $2,000,000; on or after December 31, 2023, minimum tangible net worth (net asset) of $2,500,000, (ii) interest coverage ratios must be greater than 1.20-to-1, measured on quarterly basis, using a rolling four-quarter basis, beginning with the fiscal quarter ending June 30, 2020 (iii) the Company must achieve minimum consolidated EBITDA greater than $300,000 per quarter, and (iv) annual capital expenditures must be less than $50,000.

On October 1, 2025, the Company fully paid off the Loan and Security Agreement. The Company has categorized balances due within one operating period as current and those payments due after one operating period as long-term.

Pledge Agreement

On November 22, 2017, concurrent with Axxum’s procurement of the above-mentioned Revolving Line of Credit and Loan and Security Agreement, Axxum entered into a pledge agreement (the “Pledge Agreement”). The following pledges of collateral and credit enhancement were made by Axxum and the Company as the sole member of Axxum: (i) the Company equity ownership in Axxum and (ii) all of Axxum’s assets, such as accounts, instruments, equipment, fixtures, deposit accounts, letter of credit rights, and any other assets. All future debt is subordinated to the bank term loan until the term loan is repaid in full. Personal guarantees have also been made by Emmit McHenry, Kurt McHenry, and Alvin McCoy III, as officers and stockholders of the Company in support of the term loan.

On April 18, 2019, Axxum, Cloudburst, and the Company collectively amended the Pledge Agreement, including the addition of Cloudburst as a pledgor. The following pledges of collateral and credit enhancement were made by Axxum, Cloudburst, and the Company: (i) all of the equity of Axxum, Cloudburst and each other subsidiary of the Company then owned or hereafter acquired by the Company and (ii) all rights to which the owner of the pledged equity then or may thereafter become entitled by virtue of owning such pledged equity and being a member of Axxum, Cloudburst and each other subsidiary of the Company.

F-69

9. LOANS PAYABLE

Table 9: Details of Loans Payable

	March 31, 2026	December 31, 2025
Loan payable - Cycurion	$405,314	$405,314
Loan payable - SLG	264,379	264,379
Economic injury disaster loan - Cycurion	150,000	150,000
Economic injury disaster loan - SLG	150,000	150,000
Total loans payable	969,693	969,693
Less: Current portion of long-term debt	669,693	669,693
Long-term debt	$300,000	$300,000

Loan payable - Cycurion

On March 20, 2023, the Company entered into a receivable purchase agreement (the “RPA Loan”) for cash received of $0.3 million, with a specified interest rate of 8.00%, due January 20, 2024. The RPA Loan requires weekly payments of $15,302, until $0.5 million is repaid. As of both March 31, 2026 and December 31, 2025, the loan balance is $0.4 million. The loan is in default and management is working to settle the debt.

EIDL Loan - Cycurion

On July 16, 2020, the Company executed the standard loan documents required for securing loans (the “EIDL Loan - Cycurion”) offered by the U.S. Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. The principal amount of the EIDL Loan - Cycurion is $150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue from the date of the EIDL Loan - Cycurion. Installment payments, including principal and interest, are due monthly beginning July 16, 2021 in the amount of $731. The balance of principal and interest is payable 30 years from the date of the EIDL Loan - Cycurion.

EIDL Loan - SLG

On September 30, 2020, the Company executed the standard loan documents required for securing loans (the “EIDL Loan - SLG”) offered by the SBA under its EIDL assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. The principal amount of the EIDL Loan - SLG is $150,000, with the proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue from the date of the EIDL Loan - SLG. Installment payments, including principal and interest, are due monthly beginning January 1, 2023 in the amount of $731. The balance of principal and interest is payable 30 years from the date of the EIDL Loan - SLG.

Loan Payable - SLG

In 2022 and 2023, the Company entered into non-recourse agreements with a lender to sell future cash receipts. Under the agreement, the Company was required to make daily payments. The terms were renegotiated to monthly payments in 2023. As of March 31, 2026, the balance on the loan is $264,379. The loan is in default and management is working to settle the debt.

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10. CONVERTIBLE NOTES

Table 10: Details of Convertible Notes

	Principal Value	Unamortized Discount and Issuance Costs	Convertible Notes Carrying Balance	Weighted Average Interest Rate	Maturity (Calendar Year)
Balance as of December 31, 2024	$—	$—	$—
Issuance	440,217	(53,717)	386,500	18.0%	2026
Amortization	—	4,476	4,476
Balance as of March 31, 2025	440,217	(49,241)	390,976	18.0%	2026
Issuance	2,050,000	(60,000)	1,990,000	15.1%	2026
Conversion to equity	(2,490,217)	82,465	(2,407,752)	18.0%	2026
Amortization	—	26,776	26,776
Balance as of June 30, 2025	—	—	—
Issuance	—	—	—
Balance as of September 30, 2025	—	—	—
Issuance	192,897	—	192,897	12.0%	2027
Balance as of December 31, 2025	192,897	—	192,897	12.0%	2027
Issuance	—	—	—
Balance as of March 31, 2026	$192,897	$—	$192,897	12.0%	2027

During the first quarter of 2025, the Company issued convertible notes in the amount of $440,217 for proceeds of $386,500 to three unaffiliated investors. The notes had a one year term and carried an annual interest rate of 18.0%.

During the second quarter of 2025, the Company issued convertible notes in the amount of $2.1 million for proceeds of $2.0 million. All convertible notes were fully converted to Series G Convertible Preferred Stock. See Note 15 – Equity.

During the fourth quarter of 2025, the Company issued convertible notes in the amount of $192,897 to one investor, Yield Point LLC. These notes were issued in connection with the repayments of two promissory notes. No cash was received or paid by the Company. This convertible note carries an annual interest rate of 12.0% and has a one year term.

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11. PROMISSORY NOTES

Table 11.1: Details of Promissory Notes

	Principal Value	Unamortized Discount and Issuance Costs	Convertible Notes Carrying Balance	Weighted Average Interest Rate
Balance as of December 31, 2024	$2,498,369	$(11,380)	$2,486,989	16.6%
Issuance	690,558	(77,358)	613,200	13.5%
Repayment	(20,000)	—	(20,000)	35.0%
Amortization	36,667	21,297	57,964
Balance as of March 31, 2025	3,205,594	(67,441)	3,138,153	15.8%
Conversion to equity	(456,500)	—	(456,500)	24.0%
Repayment	(50,000)	—	(50,000)	24.0%
Amortization	—	37,973	37,973
Balance as of June 30, 2025	2,699,094	(29,468)	2,669,626	14.3%
Repayment	(31,579)	—	(31,579)	12.0%
Amortization	—	20,616	20,616
Balance as of September 30, 2025	2,667,515	(8,852)	2,658,663	14.3%
Conversion to a convertible note	(166,666)	-	(166,666)	10.0%
Amortization	—	7,665	7,665
Balance as of December 31, 2025	2,500,849	(1,187)	2,499,662	14.3%
Amortization	—	1,187	1,187
Balance as of March 31, 2026	$2,500,849	$—	$2,500,849	14.3%

Table 11.2: Details of Loans Payable

	March 31, 2026	December 31, 2025	Weighted Average Interest Rate	Maturity (Calendar Year)
Note issued in 2017	$250,000	$250,000	4.0%	2020
Note issued in 2020	300,000	300,000	24.0%	2021
Note issued in 2021	400,000	400,000	24.0%	2021 - 2022
Notes issued in 2023	611,111	611,111	24.0%	2023
Notes issued in 2024	319,180	319,180	10.7%	2025
Notes issued in 2025	620,558	620,558	12.0%	2025 -2026
Funded loans payable	2,500,849	2,500,849	17.3%
Less: Unamortized debt-issuance costs and discounts	-	(1,187)
Total loans payable	$2,500,849	$2,499,662

12. SUBORDINATED CONVERTIBLE PROMISSORY NOTES

On March 22, 2022, the Company issued subordinated convertible promissory notes with principal value of $526,315 to six investors. While subordinate to bank lender the notes are secured by The Company’s assets. The Company issued to an independent director a $236,842 subordinated convertible note. The Company issued to an otherwise unaffiliated investors of subordinated convertible notes in principal amounts of $52,631 to three investors, $105,263 to a fifth investor and $26,315 to a sixth investor. The notes carry annual interest rate of 8% that commenced upon funding date through the date of repayment.

On November 22, 2022, the Company issued to three otherwise unaffiliated investors $2,777,778 in promissory notes, 13,134 shares of common stock and 32,819 warrants for $2,500,000 in gross proceeds.

The Company entered into the Merger Agreement with Western and Merger Sub, on November 21, 2022, as amended. As a result of the Business Combination, Cycurion raised $3,333,335 of debt capital on November 21, 2022, from nine unaffiliated investors who were issued for convertibles notes, warrants and shares of common stock. The convertible notes had a maturity date of November 21, 2023, and an interest rate of 8%. They were also issued to convert to equity upon completion of the Business Combination between Cycurion and Western.

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During the first quarter of 2025, the Company issued shares of preferred stock and warrants in exchange of the outstanding convertible promissory notes which had an aggregate principal amount of $3,333,335 and accrued interest of $299,259. As a part of this conversion, the Company issued 222,222 shares of Series D Convertible Preferred Stock and 242,424 Series D warrants to seven unaffiliated note holders. As a result, the Company recorded gain on settlement of debt of $299,259, which is presented on the consolidated statements of operations and the consolidated statements of cash flows within ‘Gain on debt settlement, net’.

13. FACTORING LIABILITY

On July 12, 2022, the Company entered into agreement with a lender, whereby the lender would loan proceeds against certain accounts receivable up to 90% of the total value of the invoice, which is paid to the Company in the form of a cash advance. A factoring cost of 1.5% is applied for days 1-30 after the loan is funded, and an additional 0.5% fee charge is applied for each additional 10 days period thereafter. The maximum facility is $3.0 million.

Accordingly, pursuant to ASC 860-20-55-24, the Company recognized a factoring liability to the lenders until the accounts receivables are collected. As of March 31, 2026 and December 31, 2025 the factoring liability was $1.6 million and $1.5 million, respectively.

14. SERIES A CONVERTIBLE PREFERRED STOCK

As of December 31, 2024, the Company has authorized 16,667 shares of Series A Convertible Preferred Stock with a par value of $0.001 per share. The Series A Convertible Preferred Stock had voting rights on an as-if-converted to common stock basis. The holders were entitled to a 12% dividend and convert at any time into shares of common stock at a ratio of 1 to 25.6938 shares of common stock, subject to adjustment.

As a part of the Business Combination with Western, the Company issued 106,816 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, in connection with the conversion and settlement of previously outstanding securities mentioned above. Refer to Note 15 for the characteristic of newly issued Series A Convertible Preferred Stock.

15. EQUITY

Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock, par value of $0.0001 per share, issuable from time to time in one or more series.

The Second Amended and Restated Certificate of Incorporation authorizes the board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange, and subject to the terms of the Second Amended and Restated Certificate of Incorporation, the authorized shares of preferred stock will be available for issuance without further action by holders of common stock. The board of directors is able to determine, with respect to any series of preferred stock, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations, or restrictions thereof, if any.

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which the stockholders might receive a premium over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the rights of stockholders by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the rights of stockholders to distributions upon a liquidation, dissolution or winding up, or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Stockholders’ Equity

Series A Convertible Preferred Stock

The Company has authorized 110,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: The holders of Cycurion’s Series A Convertible Preferred Stock have voting rights on an as-if-converted-to-common-stock basis and as required by law (including without limitation, the Delaware General Corporation Law (the “DGCL”) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series A Convertible Preferred Stock.

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Dividend Rights: Holders of shares of our Series A Convertible Preferred Stock shall be entitled to receive dividends at the rate of twelve percent (12%) per annum of the per-share stated value ($1.45 per share). The dividends shall be paid payable quarterly in arrears in shares of common stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis. No other dividends shall be paid on shares of Series A Convertible Preferred Stock.

Conversion Rights: Shares of Cycurion’s Series A Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of common stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series A Convertible Preferred Stock-for-one share of common stock, subject to adjustment.

Liquidation Preference: Holders of shares of Cycurion’s Series A Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up of Cycurion, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, of Cycurion an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series A Convertible Preferred Stock before any distribution or payment shall be made to the holders of common stock, and, if the assets of Cycurion shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series A Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series A Convertible Preferred Stock are outstanding, Cycurion shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series A Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for Cycurion’s Series A Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series A Convertible Preferred Stock, (c) increase the number of authorized shares of Series A Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As part of the Business Combination with Western during the year ended December 31, 2025, the Company issued to unaffiliated investors a total of 106,816 preferred shares, which were converted into common stock.

As of both March 31, 2026 and December 31, 2025, there were zero shares of Series A Convertible Preferred Stock issued and outstanding.

Series B Convertible Preferred Stock

The Company has authorized 3,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: Holders of shares of Cycurion’s Series B Convertible Preferred Stock shall not have any voting rights except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series B Convertible Preferred Stock.

Dividend Rights: Holders of our Series B Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of common stock when, as, and if such dividends are paid on shares of common stock.

Conversion Rights: Shares of our Series B Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into common stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series B Convertible Preferred Stock-for-one share of common stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series B Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series B Convertible Preferred Stock before any distribution or payment shall be made to the holders of common stock, and, if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series B Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

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Protective Provisions: As long as any shares of Series B Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series B Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series B Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series B Convertible Preferred Stock, (c) increase the number of authorized shares of Series B Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As part of the Business Combination with Western during the first quarter of 2025, the Company issued to unaffiliated investors a total of 3,000 preferred shares of Series B Convertible Preferred Stock in exchange of existing 3,000 Series B Convertible Preferred Stock.

During the year ended December 31, 2025, a total of 2,999 Series B Convertible Preferred Stock were converted into 199,955 shares of common stock.

As of both March 31, 2026 and December 31, 2025, there was 1 share of Series B Convertible Preferred Stock issued and outstanding.

Series C Convertible Preferred Stock

The Company has authorized 5,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: The holders of our Series C Convertible Preferred Stock have voting rights on an as-if-converted-to-Common-Stock basis, as required by law, and as expressly provided in its Certificate of Designation, as follows. As long as any shares of our Series C Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of our Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to our Series C Convertible Preferred Stock or alter or amend its Certificate of Designation, (b) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of our Series C Convertible Preferred Stock, (c) increase the number of authorized shares of our Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividend Rights: We shall pay dividends on our Series C Convertible Preferred Stock at the rate of 12% per annum of the per-share Stated Value ($82.46 per share). The dividends are payable quarterly in arrears not in cash, but in shares of our common stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis. No other dividends are payable on shares of our Series C Convertible Preferred Stock.

Conversion Rights: The shares of our Series C Convertible Preferred Stock may be converted into shares of our common stock at a ratio of approximately 20 shares of common stock for every one share of our Series C Convertible Preferred Stock, or an aggregate of 99,077 shares of our common stock, assuming full conversion. In connection with conversions, each holder of our Series C Convertible Preferred Stock is subject to a “beneficial ownership limitation” of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to that conversion, which limitation may be increased by the holder to not more than 9.99% on 61 days’ advanced notice to us.

Liquidation Preference: Our Series C Convertible Preferred Stock has a liquidation preference in an amount equal to its per-share Stated Value ($82.46 per share), plus any accrued and unpaid dividends thereon, for each share of our Series C Convertible Preferred Stock before we can make any distribution or payment to the holders of our common stock. If our assets are insufficient to pay in full such liquidation preference, then our entire assets are to be distributed to the holders of our Series C Convertible Preferred Stock, ratably distributed among them in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Protective Provisions: As long as any shares of Series C Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series C Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series C Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series C Convertible Preferred Stock, (c) increase the number of authorized shares of Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As part of the Business Combination with Western during year ended December 31, 2025, the Company issued a total of 4,851 shares of Series C Convertible Preferred Stock in exchange of existing 1,356,586 shares of Cycurion common stock and 406,969 Warrants.

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As of March 31, 2026 and December 31, 2025, there were 2,547 and 4,851 shares of Series C Convertible Preferred Stock issued and outstanding, respectively.

Series D Convertible Preferred Stock

The Company has authorized 6,666,700 shares of Series D Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: Holders of shares of Cycurion’s Series D Convertible Preferred Stock shall not have any voting rights except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for Cycurion’s Series D Convertible Preferred Stock.

Dividend Rights: Holders of shares of Cycurion’s Series D Convertible Preferred Stock shall be entitled to receive, and Cycurion shall pay, dividends on shares of Series D Convertible Preferred Stock (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of common stock when, as, and if such dividends are paid on shares of common stock.

Conversion Rights: Shares of Cycurion’s Series D Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of common stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series D Convertible Preferred Stock-for-one share of common stock, subject to adjustment.

Liquidation Preference: Holders of shares of Cycurion’s Series D Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up of Cycurion, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, of Cycurion an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series D Convertible Preferred Stock before any distribution or payment shall be made to the holders of common stock, and, if the assets of Cycurion shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series D Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series D Convertible Preferred Stock are outstanding, Cycurion shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series D Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series D Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for Cycurion’s Series D Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series D Convertible Preferred Stock, (c) increase the number of authorized shares of Series D Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As part of the Business Combination with Western, during the first quarter of calendar year 2025, the Company issued to unaffiliated investors a total of 6,666,666 preferred shares of Series D Convertible Preferred Stock.

During the year ended December 31, 2025, a total of 6,516,666 shares of Series D Convertible Preferred Stock were converted into 217,220 shares of common stock.

As of both March 31, 2026 and December 31, 2025, there were 150,000 shares of Series D Convertible Preferred Stock issued and outstanding.

Series E Convertible Preferred Stock

The Company has authorized 100 shares of Series E Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: Holders of shares of Cycurion’s Series E Convertible Preferred Stock shall have voting rights on an as-if-converted-to-common stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for Cycurion’s Series E Convertible Preferred Stock.

Dividend Rights: Holders of shares of Cycurion’s Series E Convertible Preferred Stock shall be entitled to receive, and Cycurion shall pay, dividends on shares of Series E Convertible Preferred Stock (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of common stock when, as, and if such dividends are paid on shares of common stock.

Conversion Rights: Shares of Cycurion’s Series E Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of common stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series E Convertible Preferred Stock-for-one share of common stock, subject to adjustment.

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Liquidation Preference: Holders of shares of Cycurion’s Series E Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up of Cycurion, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, of Cycurion an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series E Convertible Preferred Stock before any distribution or payment shall be made to the holders of common stock, and, if the assets of Cycurion shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series E Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series E Convertible Preferred Stock are outstanding, Cycurion shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series E Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series E Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for Cycurion’s Series E Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series E Convertible Preferred Stock, (c) increase the number of authorized shares of Series E Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As part of the Management Services Agreement and a Release agreement with Ed Burns, the Company issued to the majority shareholder a total of 51 preferred shares of Series E Convertible Preferred Stock as consideration for the transaction during the year ended December 31, 2025.

As of both March 31, 2026 and December 31, 2025, there were 51 shares of Series E Convertible Preferred Stock issued and outstanding.

Series F Convertible Preferred Stock

The Company has authorized 10,000 shares of Series F Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: Holders of shares of our Series F Convertible Preferred Stock shall have voting rights on an as-if-converted-to-common-stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series F Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series F Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series F Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of common stock, calculated for each dividend payment on an as-if-converted-to-common-stock basis.

Conversion Rights: Shares of our Series F Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of common stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series F Convertible Preferred Stock-for-1,000 shares of common stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series F Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series F Convertible Preferred Stock before any distribution or payment shall be made to the holders of common stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series F Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series F Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series F Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series F Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series F Convertible Preferred Stock, (c) increase the number of authorized shares of Series F Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As of both March 31, 2026 and December 31, 2025, there were zero shares of Series F Convertible Preferred Stock issued and outstanding.

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Series G Convertible Preferred Stock

The Company has designated 10,000 shares of Series G Convertible Preferred Stock, par value $0.0001 per share.

Voting Rights: Holders of shares of Series G Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series G Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series G Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series G Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of common stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series G Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of common stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series G Convertible Preferred Stock-for-1,000 shares of common stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series G Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series G Convertible Preferred Stock before any distribution or payment shall be made to the holders of common stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series G Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series G Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series G Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series G Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series G Convertible Preferred Stock, (c) increase the number of authorized shares of Series G Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As of both March 31, 2026 and December 31, 2025, there were 143 shares of Series G Convertible Preferred Stock issued and outstanding.

Series G Convertible Preferred Stock Activity

Cycurion has engaged in a strategic recapitalization to strengthen its balance sheet and support growth initiatives. The Company entered into agreements with certain investors to exchange $3.2 million aggregate principal amount of convertible indebtedness for an aggregate of 3,133 shares of Series G Convertible Preferred Stock. These transactions convert a substantial portion of Cycurion’s debt into preferred equity, which provides additional capital to support business growth. For more information, please see “Exchange Agreements and Registration Rights Agreements” below.

Exchange Agreements and Registration Rights Agreements

On August 12, 2025, the Company entered into an exchange agreement with Alpha Capital Anstalt (the “Alpha Capital Anstalt Exchange Agreement”) and a registration rights agreement. Pursuant to the Alpha Capital Anstalt Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Alpha Capital Anstalt will exchange $366,050 in debt for an aggregate of 366 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with M2B Funding Corp. (the “M2B Funding Corp. Exchange Agreement”) and a registration rights agreement. Pursuant to the M2B Funding Corp. Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby M2B Funding Corp. will exchange $672,077 in debt for an aggregate of 672 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with ADI Funding (the “ADI Funding Exchange Agreement”) and a registration rights agreement. Pursuant to the ADI Funding Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby ADI Funding will exchange $347,730 in debt for an aggregate of 348 shares of Series G Convertible Preferred Stock.

F-78

On August 12, 2025, the Company entered into an exchange agreement with Deltennium (the “Deltennium Exchange Agreement”) and a registration rights agreement. Pursuant to the Deltennium Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Deltennium will exchange $617,667 in debt for an aggregate of 618 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with Osher Capital (the “Osher Capital Exchange Agreement”) and a registration rights agreement. Pursuant to the Osher Capital Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Osher Capital will exchange $103,800 in debt for an aggregate of 104 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with Lexi London (the “Lexi London Exchange Agreement”) and a registration rights agreement. Pursuant to the Lexi London Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Lexi London will exchange $769,000 in debt for an aggregate of 769 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with ILE Associates (the “ILE Associates Exchange Agreement”) and a registration rights agreement. Pursuant to the ILE Associates Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby ILE Associates will exchange $256,333 in debt for an aggregate of 256 shares of Series G Convertible Preferred Stock.

Common Stock

The Company has authorized 300,000,000 shares of common stock, par value of $0.0001 per share. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the stockholders of the Company is sought.

●	578,863 shares for conversion of Series A, B and D Convertible Preferred Stock
●	258,464 shares for exercise of other warrants, Warrant A, B and D for $3,309,921
●	25,000 shares valued at $9,000,000 for business acquisition costs
●	10,894 shares valued at $1,193,634 for a settlement of debt of $2,925,803, as a result, the Company recorded loss on settlement of debt of $2,174,075, which is presented on the consolidated statements of operations and the consolidated statements of cash flows within ‘gain on debt settlement, net’
●	330,869 shares valued at $5,916,777 for an employment agreement
●	33,609 shares valued at $764,020 for consideration in the Management Services Agreement and a Release agreement with Ed Burns
●	2,633 shares for a release of common stock subject to redemption

As of March 31, 2026 and December 31, 2025, there were 5,510,021 and 3,642,501 shares of common stock issued and outstanding, respectively. The 5,510,021 shares of common stock include 33,609 shares of common stock to be issued to SLG and under certain equity plans.

F-79

Warrants

Table 15.1: Details of Warrants

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding warrants, December 31, 2024	315,028	$20.64	3.0
Granted	869,992	164.96	4.7
Replacement of old warrants	(315,028)	20.64	2.9
Exercised	(234,831)	14.27	4.3
Outstanding warrants, March 31, 2025	635,161	220.67	4.7
Issued - Prefunded (equity line)	150,000	-	1.0
Exercised - Prefunded (equity line)	(83,333)	-	1.0
Exercised	(23,633)	15.00	5.0
Outstanding warrants, June 30, 2025	678,195	206.15	4.8
Exercised - Prefunded (equity line)	(66,667)	-	1.0
Outstanding warrants, September 30, 2025	611,528	228.62	4.8
Issued - Prefunded (Armistice-Prefunded)	1,670,720	-	1.0
Issued (Armistice)	3,341,439	3.62	5.0
Outstanding warrants, December 31, 2025	5,623,687	27.01	5.0
Exercised - Prefunded (Armistice-Prefunded)	(1,670,720)	-	1.0
Outstanding warrants, March 31, 2026	3,952,967	$27.01	5.0
Exercisable warrants, March 31, 2026	3,952,967	$27.01	5.0

The Company has accounted for the issuance of common stock and warrants issued for cash proceeds in the private placements as equity instruments. Management believes that the warrants are indexed to and are settled in the Company’s own common stock; therefore, they should be accounted for as permanent equity.

Public Warrants

As of both March 31, 2026 and December 31, 2025, there were 383,333 public warrants (“Public Warrants”) outstanding. The Company accounts for the Public Warrants as equity instruments. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the initial public offering. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If neither that exemption nor another exemption is available, holders will not be able to exercise their warrants on a cashless basis.

The Public Warrants will expire on February 14, 2030, five years after the completion of the Business Combination with Cycurion or earlier upon redemption or liquidation.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part
●	at a price of $0.30 per Public Warrant;
●	upon not less than 30 days’ prior written notice of redemption;
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the Public Warrants.

F-80

If and when the Public Warrants become redeemable, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue-sky laws of those states in which such Public Warrants were offered by us in the offering.

If we call the Public Warrants for redemption, as described above, we will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for the number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants.

PIPE Warrants

On January 11, 2022, concurrently with the completion of the Business Combination, pursuant to the PIPE Subscription Agreement, dated January 11, 2022 (as the same may be amended from time to time, the “PIPE Subscription Agreement”) for an aggregate purchase price of $3,760,000, Western issued an aggregate of 12,533 shares of common stock issued in a private placement (the “PIPE Financing”) pursuant to that certain PIPE Subscription Agreement and 12,533 shares of common stock issuable upon the exercise of certain warrants (the “PIPE Warrants”) issued in the PIPE Financing.

Each outstanding whole PIPE Warrant and public warrant (“Public Warrant”) issued in connection with the initial public offering of Western represents the right to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, at any time commencing 30 days after the Business Combination with Western and ending five years after the Business Combination.

The PIPE Warrants, as well as any warrants underlying additional units issued to the Western Acquisition Ventures Sponsor, LLC (the “Sponsor”) or our officers, directors or their affiliates in payment of working capital loans, are identical to the Public Warrants except that the PIPE Warrants (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and (ii) will not be redeemable by us, in each case so long as they are still held by the Sponsor or its permitted transferees.

As of March 31, 2026 and December 31, 2025, there were 12,533 PIPE Warrants outstanding. The Company accounts for the Private Placement Warrants as equity instruments. The PIPE Warrants sold in the private placement are identical to the Public Warrants underlying the Units sold in the initial public offering, except that such warrants, and the shares of common stock issuable upon the exercise of such warrants, will not be transferable, assignable, or salable until after February 14, 2025, the date of completion of a Business Combination, subject to certain limited exceptions.

In addition, if we, at any time while the Public Warrants or PIPE Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the Public Warrants or PIPE Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our common stock if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of the offering at the election of the Company subject to satisfaction of certain conditions or as extended by our stockholders in accordance with our amended and restated certificate of incorporation) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Public Warrants and PIPE Warrants exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant and PIPE Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

F-81

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants and PIPE Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and PIPE Warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants or PIPE Warrants (as applicable) would have received if such holder had exercised their Public Warrants or PIPE Warrant (as applicable) immediately prior to such event.

The Public Warrants and PIPE Warrants are issued in registered form under a warrant agreement between Equiniti Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the Public Warrants and PIPE Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

Series A Warrants

On November 17, 2017, the Company had issued 44,445 Series A Warrants at exercise price of $13.50 with an expiration date of November 22, 2025. As part of the Business Combination with Western, during the first quarter of 2025, the Company issued to unaffiliated investors a total of 22,696 Series A Warrants in exchange of existing 44,445 Series A Warrants having expiry on February 19, 2029 and exercise price of $9.59121

Series B Warrants

On August 1, 2023, the Company issued 133,333 Series B Warrants with an exercise price of $15.00 with an expiration date of August 1, 2028.

On April 12, 2024, the Company issued 66,667 Series B Warrants with an exercise price of $15.00 with an expiration date of April 12, 2029.

As part of the Business Combination with Western, during the year ended December 31, 2025, the Company issued to unaffiliated investors a total of 200,000 Series B Warrants in exchange of existing 200,000 Series B Warrants having and expiration date of February 19, 2030 and an exercise price of $15.00.

Series D Warrants

On March 22, 2022, the Company issued 6,564 Series D Warrants with a subordinated convertible promissory note at an exercise price of $42.30 and an expiration date of September 22, 2027.

On November 22, 2022, the Company had issued 32,819 warrants with subordinated convertible promissory note at an exercise price of $42.30 and an expiration date of April 21, 2028.

As part of the Business Combination with Western, during the year ended December 31, 2025, the Company issued to unaffiliated investors a total of 242,424 Series D Warrants in exchange of existing 39,382 Series D Warrants having an exercise price of $15.00 and an expiration date of February 19, 2029.

Armistice Pre-Funded Warrant and Armistice Warrant

On December 4, 2025, Cycurion entered into a securities purchase agreement (the “Armistice Purchase Agreement”) with a single institutional accredited investor, Armistice Capital Master Fund Ltd. (“Armistice”), pursuant to which we issued and sold to Armistice in a private placement (i) pre-funded warrants (the “Armistice Pre-Funded Warrants”) to purchase up to an aggregate of 1,670,720 shares of common stock (the “Pre-Funded Warrant Shares”), and (ii) warrants (the “Armistice Warrants”) to purchase up to an aggregate of 3,341,439 shares of common stock (the “Warrant Shares”). The exercise of the Warrants and the issuance of the Warrant Shares upon exercise thereof is subject to stockholder approval (“Stockholder Approval”). Stockholder Approval was received at the special general meeting of stockholders on March 19, 2026.

F-82

Each Armistice Pre-Funded Warrant was sold at an offering price of $3.62. Each Armistice Warrant has an exercise price of $3.62. The Private Placement closed (the “Closing”) on December 5, 2025 (the “Closing Date”).

On December 5, 2025, Cycurion entered into the Armistice Pre-Funded Warrant with Armistice that is exercisable for up to 1,657,460 shares of common stock. Each Armistice Pre-Funded Warrant has an exercise price equal to $0.0001 per share. The Armistice Pre-Funded Warrants were all exercised during the three months ended March 31, 2026.

On December 5, 2025, Cycurion entered into the Armistice Warrant with Armistice that has an exercise price equal to $3.62 per share. The Armistice Warrants will be exercisable immediately following receipt of Stockholder Approval for the issuance of the Armistice Warrants and the Warrant Shares and have an exercise price of $3.62 per share, subject to adjustment for customary events such as stock splits and fundamental transactions. The Armistice Warrants will expire five years from their initial exercise date. At any time following the initial exercise date of the Armistice Warrants, the Armistice Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The exercise price and number of shares of common stock issuable upon exercise of the Armistice Warrant and Armistice Pre-Funded Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

The Armistice Pre-Funded Warrants and the Armistice Warrants issued in the Armistice private placement provide that a holder of Armistice Pre-Funded Warrants or Armistice Warrants, as applicable, will not have the right to exercise any portion of its Armistice Pre-Funded Warrants or Armistice Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 9.99% for the Armistice Pre-Funded Warrants and 4.99% for the Armistice Warrants of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%. The Warrants may be exercised on a cashless basis if a registration statement registering Warrant Shares is not effective. The Armistice Pre-Funded Warrants may be exercised on a cashless basis.

Subject to applicable laws, an Armistice Warrant and Armistice Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the applicable warrant to us together with the appropriate instruments of transfer.

There is no trading market available for the Armistice Warrants or the Armistice Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Armistice Warrants or the Armistice Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

In the event of a fundamental transaction, as described in the Armistice Warrants and Armistice Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Armistice Warrants and Armistice Pre-Funded Warrants will be entitled to receive upon exercise of the Armistice Warrants and Armistice Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Armistice Warrants and Armistice Pre-Funded Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Armistice Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of common stock in connection with the fundamental transaction.

F-83

Pursuant to the terms of the Armistice Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock for a period commencing on December 4, 2025 and expiring 90 days from the Effective Date (as defined in the Armistice Purchase Agreement). Furthermore, the Company is also prohibited from entering into any agreement to issue common stock or Common Stock Equivalents (as defined in the Armistice Purchase Agreement) involving a Variable Rate Transaction (as defined in the Armistice Purchase Agreement), subject to certain exceptions, for a period commencing on December 4, 2025 and expiring 90 days from such Effective Date. The Effective Date is defined in the Armistice Purchase Agreement as the earliest of the date that (a) the initial registration statement has been declared effective by the SEC, (b) all of the Pre-Funded Warrant Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing provided that a holder of Pre-Funded Warrant Shares or Warrant Shares is not an affiliate of the Company, or (d) all of the Pre-Funded Warrant Shares and Warrant Shares may be sold pursuant to an exemption from registration under the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written opinion that resales may then be made by such holders of the Pre-Funded Warrant Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

The Armistice Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Armistice Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Yield Point NY LLC Pre-Funded Warrant

On April 7, 2025, Cycurion entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Yield Point NY LLC (the “Yield Point”) relating to up to 4,500,000 shares of common stock issuable to Yield Point upon exercise of a pre-funded warrant (“Yield Point Pre-Funded Warrant”) issued as its commitment fee (“Commitment Fee”) under the Equity Purchase Agreement.

The Yield Point Pre-Funded Warrant was offered for the Commitment Fee in connection with the Equity Purchase Agreement for shares of common stock, and provides that the holder may not exercise any portion of the Yield Point Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99%, which ownership cap may be increased by the holder up to 9.99% upon 61 days’ prior notice. The exercise price for each share of common stock underlying the Yield Point Pre-Funded Warrant is $0.0001. The Yield Point Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Yield Point Pre-Funded Warrant is exercised in full.

A holder of the Yield Point Pre-Funded Warrant may not exercise any portion of the warrants or Yield Point Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding common stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Yield Point Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Yield Point Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Yield Point Pre-Funded Warrant.

Seward & Kissel LLP Pre-Funded Warrant

On February 14, 2025, Cycurion entered into pre-funded warrant with Seward & Kissel LLP that is exercisable for approximately $1.3 million in shares of common stock, or up to 83,333 shares of common stock (the “Seward & Kissel Pre-Funded Warrant”); provided that once the net proceeds from the sale of the shares equals the $1.3 million in legal fees and expenses (the “Legal Fees”), the remaining shares of common stock, including such common stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to Cycurion.

The Seward & Kissel Pre-Funded Warrant provides that the holder may not exercise any portion of the Seward & Kissel Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% upon 61 days’ prior notice. The exercise price for each share of common stock underlying the Seward & Kissel Pre-Funded Warrant is $0.0001. The Seward & Kissel Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Seward & Kissel Pre-Funded Warrant is exercised in full.

F-84

Seward & Kissel LLP may not exercise any portion of the warrants or Seward & Kissel Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% of our outstanding common stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Seward & Kissel Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Seward & Kissel Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Seward & Kissel Pre-Funded Warrant.

Other Warrants

On March 8, 2022, the Company issued 17,636 warrants to the originators of $700,000 of investor notes at exercise price of $0.92, which all were exercised in 2026.

As part of the Business Combination with Western, during the year ended December 31, 2025, the Company issued to unaffiliated investors a total of 9,006 warrants in exchange of existing 17,636 warrants having an expiration date of February 19, 2029 and an exercise price of $9.59121.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC 480. Shares of common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s shares of common stock sold in the initial public offering of Western feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

Table 15.2: Details of Common Stock Subject to Possible Redemption

	Number of Shares	Amount
Common stock subject to possible redemption as of December 31, 2024	5,796	$1,917,309
Less:
Redemption	(3,163)	(1,001,216)
Release of common stock subject to redemption	(2,633)	(916,093)
Common stock subject to possible redemption as of December 31, 2025	-	$-

16. CONCENTRATIONS, RISKS AND UNCERTAINTIES

Credit risk

The Company’s primary bank deposits are located in the United States. Those deposits are provided protection under FDIC insurance up to maximum of $250,000. Any deposits in excess of the aforementioned maximum are at risk of loss if those banks become insolvent. The Company is subject to risk borne from credit extended to customers.

Interest risk

The Company is subject to interest rate risk when its loans become due and require refinancing or if the prime rate adjusts, as the Company’s loans are based on adjustable interest rates.

Inflation risk

Management monitors changes in prices levels. Historically, inflation has not materially impacted the Company’s financial statements; however, significant increases in the cost of labor that cannot be passed on to the Company’s customers could adversely impact the Company’s results of operations.

F-85

Concentration risks

Table 16.1: Revenue Concentration by Customer - Based on % of Revenue

	For the Three Months Ended March 31,
	2026		2025
Customer	Amount	%	Amount	%
A	$1,105,481	33.8%	$1,112,572	28.7%
B	$724,822	22.2%	$563,621	14.6%
C	$315,240	9.6%	$487,173	12.6%
D	$229,893	7.0%	$389,280	10.1%

Table 16.2: Accounts Receivable Concentration by Customer - Based on % of Accounts Receivable, Net

	March 31, 2026		December 31, 2025
Customer	Amount	%	Amount	%
1	$1,060,754	31.8%	$768,954	29%
2	$724,821	21.7%	$479,151	18%
3	$275,057	8.2%	$373,236	14%

Prior to the Management Services Agreement and a Release agreement with Ed Burns of SLG on March 31, 2025, the Company had combined all SLG customers as one customer for purposes of customer concentration disclosures due to the nature of the relationship. Once the acquisition was complete, the Company has re-evaluated this disclosure to break out all SLG customers individually, therefore the amounts reported above are not comparable to the first quarter of 2025 amounts previously reported.

17. RELATED PARTY TRANSACTIONS

Promissory Note – Related Party

On September 20, 2024, the Company entered into a promissory note with Western Acquisition Ventures Sponsor, LLC (the “Sponsor”) for $230,000, pursuant to which the Company can borrow up to an aggregate cash amount of $230,000. The Promissory Note, with an interest rate of 10% per annum is payable upon the sooner of the consummation of the Business Combination with Cycurion. During the year ended December 31, 2024, the Company borrowed the full $255,556, with a discount of $25,556, resulting in net proceeds of $230,000. The Company amortized the discount of 25,556 fully in 2025. As of both March 31, 2026 and December 31, 2025 the balance of these loans was $133,334, with accrued interest balances of $20,482 and $17,148, respectively. These notes are presented with other promissory notes on the balance sheet.

Personal guarantees were entered by Emmit McHenry, Kurt McHenry and Alvin McCoy III, as officers and stockholders of the Company in support of the Main Street Bank Loan and Security Agreement.

Axxum purchased an AT&T contract relationship from Archura, LLC, a company owned by Emmit McHenry and Kurt McHenry at the end of 2018. The contract relationship includes five purchase orders to deliver networking services to AT&T and its clients. The total sales of these five purchase orders were $2,149 and $20,615 for the three months ended March 31, 2026 and 2025, respectively.

Loans Payable - Related Parties

Table 17: Details of Loans Payable - Related Party

	March 31, 2026	December 31, 2025	Weighted Average Interest Rate	Maturity (Calendar Year)
Loans issued to a director in 2023	$103,400	$103,400	24.0%	2023
Loan issued to a director in 2024	20,250	20,250	24.0%	2025
Funded loans payable - related party principal	123,650	123,650
Less: Unamortized debt-issuance costs and discounts	-	-
Loans payable - related party - current	$123,650	$123,650

F-86

During the three months ended March 31, 2025, the Company recorded amortization of debt discount of $1,313. As of December 31, 2025 the debt discount was fully amortized, therefore there is no amortization for the three months ended March 31, 2026.

18. EARNINGS PER SHARE

Table 18.1: Details of Basic and Dilutive Loss Per Share

	For the Three Months Ended March 31,
	2026	2025
Basic net loss per share:
Numerator
Net loss including non-controlling interests	$(2,561,786)	$(10,248,486)
Less: Net loss attributable to non-controlling interest	(433,324)	-
Net loss attributable to common stockholders - basic	$(2,128,462)	$(10,248,486)
Denominator
Weighted average shares outstanding - basic	4,561,976	658,218
Basic net loss per share attributable to common stockholders	$(0.47)	$(15.57)
Diluted net loss per share:
Numerator
Net loss attributable to common stockholders - basic	$(2,128,462)	$(10,248,486)
Add back interest for subordinated convertible promissory note	-	5,000
Net loss attributable to common stockholders - diluted	$(2,128,462)	$(10,243,486)
Denominator
Weighted average shares outstanding - basic	4,561,976	658,218
Weighted-average effect of potentially dilutive securities:
Conversion of subordinated convertible promissory note	-	3,360
Conversion of Series A Convertible Preferred Stock	-	77,860
Conversion of Series B Convertible Preferred Stock	-	38
Conversion of Series C Convertible Preferred Stock	-	1,212
Exercise of investor and placement agent warrants	-	640,243
Weighted average shares outstanding - diluted	4,561,976	1,383,507
Dilutive net loss per share attributable to common stockholders	$(0.47)	$(7.40)

Table 18.2: Details of Potentially Dilutive Effect of Securities Excluded from Dilutive EPS due to Anti-Dilutive Effect

	For the Three Months Ended March 31,
	2026	2025
Conversion of Series B Convertible Preferred Stock	1,347	-
Conversion of Series C Convertible Preferred Stock	1,202	-
Conversion of Series D Convertible Preferred Stock	10,092	-
Conversion of Series E Convertible Preferred Stock	51	-

19. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may be a party to litigation or claims arising in the ordinary course of business, including those relating to employment matters, relationships with clients and contractors, intellectual property disputes, and other business matters. These legal proceedings seek various remedies, including claims for monetary damages in varying amounts, none of which are considered material, or are unspecified as to amount. Although the outcome of any such matter is inherently uncertain and may be materially adverse, based on current information, management believes that the outcome of such known matters will not have a material adverse effect on the Company’s financial condition and results of operations.

F-87

Management does not believe that there are any litigation or claims that would have a material adverse effect on the business, or the consolidated financial statements of the Company as of March 31, 2026.

Registration Rights

The holders of Founder Shares, Private Placement Units, and units that may be issued upon conversion of working capital loans, if any, are entitled to registration rights pursuant to a registration rights agreement that was signed on the date of the IPO. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company entered into a business combination marketing agreement on January 11, 2022 (the “Business Combination Marketing Agreement”) with A.G.P. whereby A.G.P. is to act as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholders’ approval for a Business Combination, and assist the Company with its press releases and public filings in connection with a Business Combination. The Company was to pay A.G.P. a fee for such marketing services upon the consummation of a Business Combination in an amount equal to 4.5% of the gross proceeds of the IPO, or $5,175,000 in the aggregate (exclusive of any applicable finders’ fees that might become payable). The Business Combination Marketing Agreement will be terminated upon entry into the Advisory Agreement (defined below).

Advisory Agreement with A.G.P.

A.G.P. was a financial advisor to both Western in connection with the Business Combination transaction. Upon the completion of the Business Combination, A.G.P.: (i) received a cash fee of $500,000 shares of common stock and warrants to purchase 16,667 shares of common stock at an exercise price of $150.00 per share. Pursuant to the advisory agreement (the “Advisory Agreement”), Western shall pay A.G.P. a total transaction fee equal to $2,500,000 (the “Transaction Fee”) upon the closing of the Business Combination. The Transaction Fee will be payable in the form of preferred shares of Cycurion that are convertible into 16,667 shares of common stock (such preferred shares or the common stock into which they convert, the “Transaction Fee Shares”), for a price per share of common stock equal to $5.00. A portion of the Transaction Fee Shares shall be subject to forfeiture and return to the Company for cancellation once A.G.P. converts and sells Transaction Fee Shares generating sales proceeds (excluding commissions) of $2,500,000.

The Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of the combined Company’s common stock and (ii) three months from February 14, 2025, which was the closing date of the de-SPAC (the “Lock-Up Termination Date”). After the Lock-Up Termination Date, A.G.P. may convert the Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the common stock for such date (including pre-market, market and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our common stock.

The parties amended the Advisory Agreement (the “Amended Advisory Agreement”), pursuant to which Western shall pay A.G.P. the Transaction Fee in the form of preferred shares of Cycurion that are convertible into 166,667 shares of common stock (such preferred shares or the common stock into which they convert, the “Amended Transaction Fee Shares”), for a price per share of common stock of $0.50. A portion of the Amended Transaction Fee Shares shall be subject to forfeiture and return to the Company for cancellation once A.G.P. converts and sells Transaction Fee Shares generating sales proceeds (excluding commissions) of $2,500,000.

The Amended Transaction Fee Shares shall be subject to a lock-up ending on the earlier of (i) the date on which 75% of the outstanding Series B Convertible Preferred Stock is converted into shares of the Combined Company’s common stock and (ii) six months from the Lock-Up Termination Date. After the Lock-Up Termination Date, A.G.P. may convert the Amended Transaction Fee Shares and sell them subject to a leak-out provision that limits A.G.P.’s sales of Amended Transaction Fee Shares on any given date to 10% of the cumulative trading volume of the common stock for such date (including pre-market, market and post-market trading) as reported by Bloomberg, LP. This restriction shall remain in effect beginning on the Lock-Up Termination Date and ending on the date on which 100% of the Series B Convertible Preferred Stock outstanding as of the closing is converted into shares of our common stock.

F-88

Upon the execution of the Advisory Agreement, the Business Combination Marketing Agreement, dated January 11, 2022, between Western and A.G.P. in which Western and Cycurion Sub caused the combined company to issue to A.G.P. 8,333 shares of common stock of the combined company in full satisfaction of the fees, was terminated, and such shares of common stock extinguished in their entirety.

Agreements with Seward & Kissel LLP

On November 27, 2024, we entered into a revised engagement letter (the “Revised Engagement Letter”) with Seward & Kissel LLP (“Seward & Kissel”), pursuant to which Western and Cycurion agreed to pay approximately $1.3 million of its outstanding legal fees and expenses (“Legal Fees”) in shares of common stock in connection with the Business Combination. Following the closing of the Business Combination on February 14, 2025 and in connection with the Revised Engagement Letter, we issued to Seward & Kissel 8,333 shares of common stock and a pre-funded warrant that is exercisable for approximately $1.3 million in shares of common stock (the “Seward & Kissel Pre-Funded Warrant”); provided that once the net proceeds from the sale of the shares equals the Legal Fees, the remaining shares of common stock, including such common stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to the Cycurion. We plan to enter into an exchange agreement with Seward & Kissel to exchange the Seward & Kissel Pre-Funded Warrant for a convertible promissory note that is convertible into such number of shares equal to the Legal Fees.

On February 14, 2025, Cycurion entered into pre-funded warrant with Seward & Kissel Pre-Funded Warrant that is exercisable for approximately $1.3 million in shares of common stock, or up to 83,333 shares of common stock; provided that once the net proceeds from the sale of the shares equals the $1.3 million in Legal, the remaining shares of common stock, including such common stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to Cycurion.

The Seward & Kissel Pre-Funded Warrant provides that the holder may not exercise any portion of the Seward & Kissel Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% upon 61 days’ prior notice. The exercise price for each share of common stock underlying the Seward & Kissel Pre-Funded Warrant is $0.0030. The Seward & Kissel Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Seward & Kissel Pre-Funded Warrant is exercised in full.

Seward & Kissel LLP may not exercise any portion of the warrants or Seward & Kissel Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% of our outstanding common stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Seward & Kissel Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Seward & Kissel Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Seward & Kissel Pre-Funded Warrant.

Agreement with Baker & Hostetler LLP

In 2023, Western agreed to pay approximately $788,030 of its obligations to its counsel, Baker Hostetler LLP, in shares of common stock following the Business Combination, which will be issued at a price per share equal to $10.00, or 2,627 shares.

Equity Line of Credit

Equity Purchase Agreement

On April 7, 2025 (the “Execution Date”), we entered into the Equity Purchase Agreement with Yield Point NYC LLC (“Yield Point”). Under the Equity Purchase Agreement, we have the right, but not the obligation, to direct Yield Point to purchase up to $60.0 million (the “Maximum Commitment Amount”) in shares of our common stock upon satisfaction of certain terms and conditions contained in the Equity Purchase Agreement, including, without limitation, an effective registration statement filed with the SEC registering the resale of the shares of Put Stock (defined below) and the shares of Commitment Stock (defined below) and additional shares to be sold to Yield Point from time to time under the Equity Purchase Agreement. The term of the Equity Purchase Agreement began on the Execution Date and ends on the earlier of (i) the date on which Yield Point shall have purchased shares of common stock issued, or that we shall be entitled to issue, per any applicable Put Notice (defined below) in accordance with the terms and conditions of the Equity Purchase Agreement (the “Put Stock”) equal to the Maximum Commitment Amount, (ii) the date that is twelve (12) months from the date the registration statement is declared effective, (iii) written notice of termination by us to Yield Point (which shall not occur at any time that Yield Point holds any of the shares of Put Stock), or (iv) written notice of termination by Yield Point to us pursuant to (the “Commitment Period”).

F-89

During the Commitment Period, we may direct Yield Point to purchase shares of Put Stock by delivering a notice (a “Put Notice”) to Yield Point. We shall, in our sole discretion, select the number of shares of Put Stock requested in each Put Notice. However, such amount may not exceed the Maximum Put Amount (as defined in the Equity Purchase Agreement). The purchase price to be paid by Yield Point for the shares of Put Stock will be ninety percent (90%) of the lowest trade of the common stock on the Principal Market during the Valuation Period (as defined in the Equity Purchase Agreement).

In consideration for Yield Point’s execution and delivery of, and performance under the Equity Purchase Agreement, on the Execution Date, we, in our discretion, either were to (i) pay to Yield Point in cash $1.8 million (“Commitment Cash”) or (ii) issue the Yield Point Pre-Funded Warrant (as defined below) to Yield Point in a form acceptable to Yield Point in its sole discretion and having an exercise price per share of $0.0030, for Yield Point’s purchase of shares of common stock (the “Commitment Stock”) having a value of $1.8 million based on closing price of the common stock on April 6, 2025. We chose to issue the Pre-Funded Warrant. All of the shares of Commitment Stock were fully earned as of the Execution Date, and the issuance of the shares of Commitment Stock is not contingent upon any other event or condition, including, without limitation, the effectiveness of the Initial Registration Statement (defined below) or our submission of a Put Notice to Yield Point and irrespective of any termination of the Equity Purchase Agreement.

In accordance with the Equity Purchase Agreement, a registration statement on Form S-1 (the “Initial Registration Statement”) covering only the resale of the shares of Put Stock and Commitment Stock was filed with the SEC on May 7, 2025.

Pre-Funded Warrant

The pre-funded warrant with Yield Point (the “Yield Point Pre-Funded Warrant”) certifies that, for value received, Yield Point is entitled to be issued up to 150,000 shares of common stock as its commitment fee (“Commitment Fee”) and has an initial exercise price of $0.003 per share. The Yield Point Pre-Funded Warrant was offered for the Commitment Fee in connection with the Equity Purchase Agreement for shares of common stock, and provides that the holder may not exercise any portion of the Yield Point Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99%, which ownership cap may be increased by the holder up to 9.99% upon 61 days’ prior notice. The exercise price for each share of common stock underlying the Yield Point Pre-Funded Warrant is $0.003. The Yield Point Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Yield Point Pre-Funded Warrant is exercised in full.

A holder of the Yield Point Pre-Funded Warrant may not exercise any portion of the warrants or Yield Point Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding common stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Yield Point Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Yield Point Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Yield Point Pre-Funded Warrant.

During the year ended December 31, 2025, 150,000 of these shares have been exercised, therefore as of December 31, 2025, all Yield Point Pre-Funded Warrants have been exercised.

Registration Rights Agreement

On April 7, 2025 (the “RRA Execution Date”), in connection with the Equity Purchase Agreement, we entered into a registration rights agreement with Yield Point (the “Registration Rights Agreement”), pursuant to which we shall, by May 7, 2025, file with the SEC the Initial Registration Statement covering the maximum number of (i) shares of Commitment Stock, (ii) shares of Put Stock, which have been, or which may, from time to time be issued, including without limitation all of the shares of common stock which have been issued or will be issued to Yield Point under the Equity Purchase Agreement (without regard to any limitation or restriction on purchases), and (iii) any and all shares of capital stock issued or issuable with respect to the Put Stock, Commitment Stock, and the Equity Purchase Agreement as a result of any stock split, combination, stock dividend, recapitalization, exchange, or similar event, or otherwise, without regard to any limitation on purchases under the Equity Purchase Agreement (the “Registrable Securities”), as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations, and interpretations so as to permit the resale of the Registrable Securities by Yield Point, including, but not limited to, under Rule 415 at then-prevailing market prices (and not fixed prices). The Initial Registration Statement shall register only Registrable Securities. The Initial Registration Statement and any amendment thereto was declared effective by the SEC in May 2025.

F-90

Non-Redemption Agreement

On August 6, 2024, the Company, Western Acquisition Ventures Sponsor, LLC (the “Sponsor”) and RiverNorth SPAC Arbitrage Fund, LP (the “RiverNorth”) entered into a non-redemption agreement (the “Non-Redemption Agreement”) whereby the Sponsor plans to transfer to RiverNorth 167 shares each month over the next three months for agreeing not to redeem the 3,327 that it currently holds prior to the business combination.

On October 9, 2024, the Company, the Sponsor and RiverNorth entered into extended non-redemption agreement whereby the Sponsor plans to transfer to RiverNorth 167 shares each month over the next three months for agreeing not to redeem the 3,327 that it currently holds prior to the business combination.

Employment Agreements

On December 27, 2023, we entered into an employment agreement with James P. McCormick whereby the Company agreed to pay a total of $125,000 of total compensation annually, including $40,000 in cash and $85,000 in stock payment. On October 30, 2024, we entered into an amendment to the employment agreement with James P. McCormick whereby the Company agreed to pay total compensation of $200,000, including $40,000 in cash at the closing of the Business Combination and the remaining $160,000 in cash from the proceeds that the Company receives from any capital raising transaction following the closing of the Business Combination, including the proceeds from an equity line of credit to be entered into by and among the Company, Cycurion and the investors named therein; provided that the Company shall only be obligated to apply up to 15% of the proceeds from each capital raise until Mr. McCormick’s compensation of $200,000 has been paid in full.

On December 1, 2024, Cycurion and L. Kevin Kelly, Chief Executive Officer, entered into an employment agreement on a two-year term, commencing on December 1, 2024 and ending on December 1, 2026. During the employment period, Mr. Kelly will receive an annual base salary of $325,000, and equity compensation of $500,000 of Company common stock in the first year of the employment agreement, payable quarterly. Mr. Kelly is eligible for a performance bonus based on the Company’s results. The targeted performance bonus is $325,000 for year-one, and the performance bonus will increase for subsequent years based on future financial and non-financial results

On January 1, 2025, Cycurion and Alvin McCoy, III, Chief Financial Officer, entered into an employment agreement on a two-year term, commencing on January 1, 2025 and ending on December 31, 2026. During the employment period, Mr. McCoy, III will receive an annual base salary of $325,000 and equity compensation of $500,000 of Company stock in the first year of the employment agreement, payable quarterly. Mr. McCoy, III is eligible for a performance bonus based on the Company’s performance. The targeted performance bonus is $325,000 for year-one, and the performance bonus will increase for subsequent years based on future financial and non-financial results.

Retention Packages

On June 16, 2025, the Board of Directors approved a retention package for L. Kevin Kelly, Chief Executive Officer, and Alvin McCoy III, Chief Financial Officer, and issued each officer 100,000 shares of common stock under the Company’s 2025 Equity Incentive Plan.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

F-91

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

As of both March 31, 2026 and December 31, 2025 the Company’s stockholders have redeemed a total of 380,701 shares of common stock resulting in $1.2 million of excise tax liability, calculated as 1% of the value of the shares redeemed.

20. SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued which is up to and through May 14, 2026. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing consolidated financial statements, and (ii) nonrecognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

During the period April 1, 2026 through May 12, 2026, the Company raised approximately $2.3 million through sales of its common stock under the Equity Purchase Agreement with Yield Point, pursuant to which the Company issued and aggregate 3,080,000 shares of common stock.

On April 21, 2026, the Company provided an update on the revised non-binding memorandum of understanding with Kustom Entertainment, Inc. (“Kustom”) for the acquisition of Kustom’s legacy video solutions segment. The transaction is expected to contribute approximately $5.1 million in annual revenue and an estimated $8.0 million backlog comprised of established contracts and recurring subscription revenue.

On May 7, 2026, the Company announced it has executed a binding agreement to acquire Halo Privacy, an industry-leading secure communications company, and fully integrate its elite digital investigations and attribution arm, HavenX. The Company expects to close the transaction within 45 days. This acquisition builds on Cycurion’s disciplined growth strategy by delivering innovative new products and capabilities that directly address its clients’ evolving needs for security, privacy, proactive threat defense and operational efficiency.

F-92

CYCURION, INC.

Resale Offering of

Up to 25,000,000 Shares of Common Stock Issued or Issuable under the Equity Purchase Agreement

and

888,888 Shares of Common Stock Issuable Upon Conversion of Series I Convertible Preferred Stock

PROSPECTUS

July 2, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee:

Legal fees and expenses	$75,000
Accounting fees and expenses	20,000
SEC registration fee	2,009
Miscellaneous fees and expenses	2,991
Total	$100,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

II-2

(c)	(1)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of these paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

	(2)	The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) By the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

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(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall:

(1) Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section;

(2) Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by an independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and

(3) Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise.

For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 8.2 of the Company’s second amended and restated certificate of incorporation provides:

“(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the By-Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On February 14, 2025, we entered into a pre-funded warrant (“Seward & Kissel Pre-Funded Warrant”) with Seward & Kissel LLP (“Seward & Kissel”) for up to 83,333 shares of Common Stock issuable to Seward & Kissel upon excise of the Seward & Kissel Pre-Funded Warrant. We chose to issue the Seward & Kissel Pre-Funded Warrant in consideration for Seward & Kissel’s outstanding legal fees and expenses of approximately $1.3 million.

On April 7, 2025, we entered into a pre-funded warrant (“Yield Point Pre-Funded Warrant”) with Yield Point NY LLC (“Yield Point”) for up to 150,000 shares of Common Stock issuable to Yield Point upon exercise of the Yield Point Pre-Funded Warrant. We chose to issue the Yield Point Pre-Funded Warrant in consideration for Yield Point’s execution and delivery of the Equity Purchase Agreement, dated April 7, 2025, between us and Yield Point in lieu of paying Yield Point $1,800,000 in cash.

On December 4, 2025, we entered into a securities purchase agreement Armistice Capital Master Fund Ltd. (“Armistice”), pursuant to which we agreed to sell to Armistice an aggregate of 1,657,460 shares of Common Stock, or pre-funded warrants exercisable for $0.0001 per share in lieu thereof, and accompanying common warrants to purchase up to 3,314,920 shares of Common Stock in a private placement, for gross proceeds of approximately $6 million, before deducting the placement agent’s fees and other estimated offering expenses.

On June 1, 2026, we issued convertible promissory notes and Series H Convertible Preferred Stock to Obsidian Associates, LLC and M2B Funding Corp., and the shares of Common Stock issuable upon conversion of such securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and, with respect to the exchange transactions, Section 3(a)(9) of the Securities Act.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

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(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

			Incorporated by Reference Herein
Exhibit No.		Description of Exhibit	Form/ Schedule	Date Filed	Exhibit No.
2.1	Ψ	Agreement and Plan of Merger, dated May 21, 2026.	8-K	June 9, 2026	2.1

3.1	Ψ	Second Amended and Restated Certificate of Incorporation of Registrant.	8-K	February 14, 2025	3.4

3.1a	Ψ	Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant.	8-K	September 29, 2025	3.1

3.1b	Ψ	Second Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant.	8-K	October 24, 2025	3.1

3.2	Ψ	Second Amended and Restated Bylaws of Cycurion, Inc.	8-K	August 28, 2025	3.1

3.3	Ψ	Certificate of Designation of Series A Convertible Preferred Stock of the Company.	8-K	February 14, 2025	3.7

3.4	Ψ	Certificate of Designation of Series B Convertible Preferred Stock of the Company.	8-K	February 14, 2025	3.8

3.5	Ψ	Certificate of Designation of Series C Convertible Preferred Stock of the Company.	8-K	February 14, 2025	3.9

3.6	Ψ	Certificate of Designation of Series D Convertible Preferred Stock of the Company.	8-K	February 14, 2025	3.10

3.7	Ψ	Certificate of Designation of Series E Convertible Preferred Stock of the Company.	8-K	August 12, 2025	3.1

3.8	Ψ	Certificate of Designation of Series F Convertible Preferred Stock of the Company.	8-K	August 12, 2025	3.2

3.9	Ψ	Certificate of Designation of Series G Convertible Preferred Stock of the Company.	8-K	August 15, 2025	3.1

3.10	Ψ	Certificate of Designation of Series H Convertible Preferred Stock of the Company.	8-K	June 4, 2026	3.1

3.11	Ψ	Certificate of Designation of Series I Convertible Preferred Stock of the Company.	8-K	June 9, 2026	3.1

4.1	Ψ	Specimen Unit Certificate of the Registrant.	S-1	October 20, 2021	4.1

4.2	Ψ	Specimen Common Stock Certificate of the Registrant.	S-1	October 20, 2021	4.2

4.3	Ψ	Specimen Warrant Certificate of the Registrant.	S-1	October 20, 2021	4.3

4.4	Ψ	Form of Warrant Agreement between Equiniti Trust Company, LLC and the Registrant.	S-1	October 20, 2021	4.4

4.5	Ψ	Warrant Agreement, dated January 11, 2022, by and between the Registrant and Equiniti Trust Company, LLC, as warrant agent.	8-K	January 14, 2022	4.1

4.6	Ψ	Description of Securities.	10-K	April 17, 2025	4.6

4.7	Ψ	Yield Point NY LLC Pre-Funded Warrant.	8-K	April 11, 2025	10.24

4.8	Ψ	Seward & Kissel LLP Pre-Funded Warrant.	S-1	November 26, 2025	10.41

4.9	Ψ	Pre-Funded Warrant with Armistice Capital Master Fund Ltd.	8-K	December 5, 2025	4.1

4.10	Ψ	Warrant with Armistice Capital Master Fund Ltd.	8-K	December 5, 2025	4.2

4.11	Ψ	Form of Series A Warrant.	S-1	December 22, 2025	4.11

4.12	Ψ	Form of Series B Warrant.	S-1	December 22, 2025	4.12

4.13	Ψ	Form of Series D Warrant.	S-1	December 22, 2025	4.13

5.1	Ω	Opinion of Seward & Kissel LLP as to legality

10.1	Ψ	Form of Letter Agreement from each of the Registrant’s officers, directors, sponsor, and A.G.P./ Alliance Global Partners.	S-1	October 20, 2021	10.1

10.2	Ψ	Investment Management Trust Agreement, dated January 11, 2022, by and between the Registrant and Equiniti Trust Company, LLC, as trustee.	8-K	January 14, 2022	10.2

10.2a	Ψ	Amendment to the Investment Management Trust Agreement, dated February 13, 2025, by and between the Registrant and Equiniti Trust Company, LLC, as trustee.	8-K	February 14, 2025	10.2a

10.3	Ψ	Registration Rights Agreement, dated January 11, 2022, by and among the Registrant, the Sponsor, A.G.P./Alliance Global Partners and certain other security holders of the Registrant.	8-K	January 14, 2022	10.3

10.4	Ψ	Form of Indemnity Agreement, by and among the Registrant and each of the directors and officers of the Registrant.	8-K	February 14, 2025	10.4

10.5	Ψ	Form of Lock Up Agreement among the Registrant, WAV Merger Sub, Inc., Cycurion, Inc., and the parties signatory thereto.	8-K	December 7, 2022	10.4

10.6	Ψ	Term Loan Note issued by the Registrant and Axxum Technologies LLC in favor of Mainstreet Bank, dated November 22, 2017.	S-4	February 13, 2023	10.12

10.7	Ψ	Pledge Agreement by the Registrant and Mainstreet Bank, dated November 22, 2017.	S-4	February 13, 2023	10.13

10.8	Ψ	Amended and Restated Loan and Security Agreement by and among the Registrant, Axxum Technologies LLC, Cloudburst Security LLC, and Mainstreet Bank, dated April 18, 2019.	S-4	February 13, 2023	10.14a

10.8a	Ψ	First Amendment to Amended and Restated Loan and Security Agreement by and among the Registrant, Axxum Technologies LLC, Cloudburst Security LLC, and Mainstreet Bank, dated March 30, 2020.	S-4	February 13, 2023	10.14b

10.8b	Ψ	Second Amendment to Amended and Restated Loan and Security Agreement by and among the Registrant, Axxum Technologies LLC, Cloudburst Security LLC, and Mainstreet Bank, dated June 29, 2020.	S-4	February 13, 2023	10.14c

10.9	Ψ	Amended and Restated Revolving Credit Note of the Registrant, Axxum Technologies LLC, and Cloudburst Security LLC in favor of Mainstreet Bank, dated April 18, 2019.	S-4	February 13, 2023	10.15

10.10	Ψ	Collateral Assignment of Acquisition Documents by the Registrant and Mainstreet Bank, dated November 22, 2017.	S-4	February 13, 2023	10.16

10.11	Ψ	Joint Venture Agreement Between Cycurion, Inc. and Lunar Privacy, Inc., made and entered December 29, 2022.	S-4	February 13, 2023	10.20

10.12	Ψ	Term Sheet between SLG Innovation, Inc. and Cycurion, Inc., dated April 25, 2023.	S-4	November 2, 2023	10.21

10.12a	Ψ	First Amendment to Term Sheet between SLG Innovation, Inc. and Cycurion, Inc., effective as of November 29, 2023.	S-4	January 30, 2024	10.21a

10.12b	Ψ	Second Amendment to Term Sheet between SLG Innovation, Inc. and Cycurion, Inc., effective as of April 29, 2024.	S-4	May 13, 2024	10.21b

10.12c	Ψ	Third Amendment to Term Sheet between SLG Innovation, Inc. and Cycurion, Inc., effective as of August 16, 2024.	S-4	November 1, 2024	10.21c

10.12d	Ψ	Fourth Amendment to Term Sheet between SLG Innovation, Inc. and Cycurion, Inc., effective as of December 31, 2024.	S-4	December 31, 2024	10.21c

10.12e	Ψ	Management Service Agreement between Cycurion, Inc. and SLG Innovation, Inc., entered as of March 31, 2025.	10-K	April 17, 2025	10.12e

10.13	Ψ	Term Sheet between RCR Technology Corporation and Cycurion, Inc., dated April 25, 2023.	S-4	November 2, 2023	10.22

10.13a	Ψ	First Amendment to Term Sheet between RCR Technology Corporation and Cycurion, Inc., effective as of November 29, 2023.	S-4	January 30, 2024	10.22a

10.13b	Ψ	Second Amendment to Term Sheet between RCR Technology Corporation and Cycurion, Inc., effective as of August 16, 2024.	S-4	November 1, 2024	10.22b

10.13c	Ψ	Third Amendment to Term Sheet between RCR Technology Corporation and Cycurion, Inc., effective as of December 31, 2024.	S-4	December 31, 2024	10.22c

10.13d	Ψ	Fourth Amendment to Term Sheet between RCR Technology Corporation and Cycurion, Inc., effective as of May 6, 2025.	S-1	May 7, 2025	10.13d

10.14	Ψ	Loan Agreement between Cycurion, Inc. and Western Acquisition Ventures Corp., made and entered July 2023 in a transaction that closed on August 1, 2023.	S-4	January 30, 2024	10.23

10.14a	Ψ	Amendment No. 1 Loan Agreement between Cycurion, Inc. and Western Acquisition Ventures Corp., dated January 26, 2024.	S-4	January 30, 2024	10.24

10.14b	Ψ	Amendment No. 2 to Loan Agreement between Cycurion, Inc. and Western Acquisition Ventures Corp., dated April 4, 2024.	10-K	April 26, 2024	10.25

10.14c	Ψ	Amendment No. 3 to Loan Agreement between Cycurion, Inc. and Western Acquisition Ventures Corp., dated May 3, 2024.	S-4	May 13, 2024	10.28

10.14d	Ψ	Amendment No. 4 to Loan Agreement between Cycurion, Inc. and Western Acquisition Ventures Corp., dated July 2, 2024.	S-4	August 12, 2024	10.29

10.14e	Ψ	Amendment No. 5 to Loan Agreement between Cycurion, Inc. and Western Acquisition Ventures Corp., dated October 9, 2024.	S-4	November 1, 2024	10.30

10.14f	Ψ	Amendment No. 6 to Loan Agreement between Cycurion, Inc. and Western Acquisition Ventures Corp., dated January 8, 2025.	S-4	January 8, 2025	10.35

10.15	ΨΦ	Employment Agreement by and between the Registrant and L. Kevin Kelly, dated December 1, 2024.	8-K	February 14, 2025	10.15

10.16	ΨΦ	Employment Agreement by and between the Registrant and Alvin McCoy, III, dated January 1, 2025.	8-K	February 14, 2025	10.16

10.17	Ψ	Form of Contribution and Exchange Agreement among the Registrant and the parties signatory thereto.	8-K	February 14, 2025	10.17

10.18	Ψ	Cycurion Promissory Note, dated September 24, 2024.	8-K	September 25, 2024	10.2

10.19	Ψ	Cycurion Promissory Note, dated January 6, 2025.	8-K/A	January 8, 2025	10.2

10.20	Ψ	Cycurion Promissory Note, dated January 24, 2025.	8-K	January 30, 2025	10.2

10.21	ΨΦ	2025 Equity Incentive Plan.	Proxy	January 10, 2025	Annex C

10.22	Ψ	Corporate Governance Policy.	8-K	February 14, 2025	10.23

10.23	Ψ	Equity Purchase Agreement with Yield Point NY LLC.	8-K	April 11, 2025	10.23

10.24	Ψ	Yield Point NY LLC Registration Rights Agreement.	8-K	April 11, 2025	10.25

10.25	Ψ	Alpha Capital Anstalt Exchange Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.1

10.26	Ψ	Alpha Capital Anstalt Registration Rights Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.2

10.27	Ψ	M2B Funding Corp. Exchange Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.3

10.28	Ψ	M2B Funding Corp. Registration Rights Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.4

10.29	Ψ	ADI Funding Exchange Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.5

10.30	Ψ	ADI Funding Registration Rights Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.6

10.31	Ψ	Deltennium Exchange Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.7

10.32	Ψ	Deltennium Registration Rights Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.8

10.33	Ψ	Osher Capital Exchange Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.9

10.34	Ψ	Osher Capital Registration Rights Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.10

10.35	Ψ	Lexi London Exchange Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.11

10.36	Ψ	Lexi London Registration Rights Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.12

10.37	Ψ	ILE Associates Exchange Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.13

10.38	Ψ	ILE Associates Registration Rights Agreement, dated August 12, 2025.	8-K	August 25, 2025	10.14

10.39	Ψ	Stock-for-Stock Exchange Agreement with iQSTEL Inc., dated September 2, 2025.	8-K	September 3, 2025	10.1

10.39a	Ψ	Amendment to the Stock-for-Stock Exchange Agreement, dated September 26, 2025.	8-K	September 29, 2025	10.1

10.40	Ψ	Securities Purchase Agreement with RCR Technology Corporation, dated September 25, 2025.	S-1	November 26, 2025	10.42

10.41	Ψ	Securities Purchase Agreement with Armistice Capital Master Fund Ltd., dated December 4, 2025.	8-K	December 5, 2025	10.1

10.42	Ψ	Placement Agent Agreement with A.G.P./Alliance Global Partners, dated December 4, 2025.	8-K	December 5, 2025	10.2

10.43	Ψ	Agreement and Plan of Merger with Cycurion Merger Sub-Halo, Inc., Cycurion Merger Sub-havenX, Inc., Halo Privacy, Inc., havenX, Inc., and Shareholder Representative Services LLC, dated May 7, 2026.	8-K	May 26, 2026	2.1

10.44	Ψ	Agreement and Plan of Merger with Cycurion Merger Sub, LLC and Secuvant, LLC dated May 21, 2026.	8-K	June 9, 2026	2.1

10.45	Ψ	Registration Rights Agreement with Secuvant, LLC, dated May 21, 2026.	8-K	June 9, 2026	10.1

10.46	Ψ	Lock-Up Agreement with Secuvant, LLC, dated June 3, 2026.	8-K	June 9, 2026	10.2

10.47	Ψ	Leak-Out Agreement with Secuvant, LLC, dated June 3, 2026.	8-K	June 9, 2026	10.3

10.48	Ψ	Escrow Agreement with Ryan Layton, dated June 3, 2026.	8-K	June 9, 2026	10.4

10.49	Ψ	Employment Agreement with Danny White, dated June 3, 2026.	8-K	June 9, 2026	10.5

10.50	Ψ	Advisory Agreement with Ryan Layton, dated June 3, 2026.	8-K	June 9, 2026	10.6

10.51	Ψ	Asset Purchase Agreement, dated June 24, 2026	8-K	June 30, 2026	10.1

14.1	Ψ	Code of Ethics.	8-K	February 14, 2025	10.22

19.1	Ψ	Insider Trading Policy.	8-K	February 14, 2025	19.1

21.1	Ψ	List of Subsidiaries of Cycurion, Inc.	10-K	March 31, 2026	21.1

23.1	Ω	Consent of WWC, P.C., Independent Registered Public Accounting Firm.

23.2	Ω	Consent of Seward & Kissel LLP (included in Exhibit 5.1).

99.1	Ψ	Audit Committee Charter.	8-K	February 14, 2025	99.1

99.2	Ψ	Compensation Committee Charter.	8-K	February 14, 2025	99.2

99.3	Ψ	Nominating Committee Charter.	8-K	February 14, 2025	99.3

101	Ω	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Ω	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document contained in Exhibit 101.

107	Ω	Fee Table

Ψ	Incorporated by reference to the indicated prior filing
Φ	Management contract or compensatory plan
Ω	Filed herewith
†	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, in the city of Wilmington, State of Delaware, on July 2, 2026.

CYCURION, INC.

By:	/s/ L. Kevin Kelly
Name:	L. Kevin Kelly
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints L. Kevin Kelly and Ana L. Garcia, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Signature	Title	Date

/s/ L. Kevin Kelly	Chief Executive Officer and Chairman
L. Kevin Kelly	(Principal Executive Officer)	July 2, 2026

/s/ Ana L. Garcia	Chief Financial Officer
Ana L. Garcia	(Principal Financial and Accounting Officer)	July 2, 2026

*
Emmit McHenry	Director	July 2, 2026

*
Peter R. Ginsberg	Director	July 2, 2026

*
Reginald S. Bailey, Sr.	Director	July 2, 2026

*
Kevin E. O’Brien	Director	July 2, 2026

*L. Kevin Kelly, pursuant to the Power of Attorney, by signing his name hereto does hereby sign and execute this Registration Statement on behalf of the person referenced above.

By:	/s/ L. Kevin Kelly
L. Kevin Kelly
Attorney-in-Fact